As filed with the Securities and Exchange Commission on July 18, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grove Collaborative Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	88-2840659
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1301 Sansome Street
San Francisco, California 94111
(800)
231-8527
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Delida Costin
Chief Legal & People Officer
1301 Sansome Street
San Francisco, California 94111
(800)
231-8527
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Martin A. Wellington
Joshua G. DuClos
Sara Garcia Duran
Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Tel: (650)
565-7100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION—DATED JULY 18, 2022

101,635,900 Shares of Class A Common Stock
Up to 14,750,000 Shares of Class A Common Stock Issuable Upon Exercise of the Warrants
Up to 6,700,000 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”) of (i) up to: (i) 8,607,500 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) issued in connection with the PIPE Investment (as defined below) (the “PIPE Shares”); (ii) 4,421,524 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement, dated March 31, 2022, between the Company, Grove Collaborative, Inc. and Corvina Holdings Limited (the “Backstop Subscription Agreement”) (the “Backstop Shares”); (iii) 3,875,028 shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class A Common Stock originally issued in connection with the Backstop Subscription Agreement (the “Backstop Warrants”); (iv) 10,062,500 shares of Class A Common Stock held by VG Acquisition Sponsor II LLC (the “Founder Shares”); (v) 756,370 shares of Class A Common Stock held by certain Selling Holders; (vi) 67,212,978 shares of Class A Common Stock issuable upon conversion (on a one-for-one
basis) of shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares); (vii) 6,700,000 warrants to purchase shares of Class A Common Stock originally issued in a private placement (the “Private Placement Warrants”) in connection with our initial public offering; and (viii) 6,700,000 shares of Class A Common Stock that may be obtained by Selling Holders upon the exercise of Private Placement Warrants.
We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares of Class A Common Stock or Private Placement Warrants. The Selling Holders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Holders pursuant to this prospectus. We provide more information about how the Selling Holders may sell the shares or Private Placement Warrants in the section entitled “
Plan of Distribution
.”
In addition, this prospectus relates to the issuance by us of up to an aggregate of 14,750,000 shares of Class A Common Stock, which consists of (i) 8,050,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in our initial public offering and (ii) 6,700,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders. We will receive the proceeds from any exercise of any Warrants for cash.
Our shares of Class A Common Stock and the Public Warrants are listed on The New York Stock Exchange (the “NYSE”) under the symbols “GROV” and “GROV.WS,” respectively. On July 15, 2022, the closing sale price of our Class A Common Stock was $4.92 per share and the closing price for our Public Warrants was $0.33.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

i

You should rely only on the information provided in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to Grove Collaborative Holdings, Inc., a Delaware public benefit corporation formerly known as Virgin Group Acquisition Corp. II, and its consolidated subsidiaries. References to “Virgin Group Acquisition Corp. II” or “VGAC II” refer to the Company prior to the consummation of the Domestication and the Merger (as defined herein). “Grove Collaborative, Inc.” refers to Grove Collaborative, Inc. prior to the Business Combination.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution”. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “
Where You Can Find More Information
.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•
the ability to recognize the anticipated benefits of the Merger (as defined herein), which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	expansion plans and opportunities, including future acquisitions or additional business combinations;

•	costs related to the Merger;

•	litigation, complaints, and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends, and employee availability;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	our financial and business performance following the Merger, including financial projections and business metrics;

•	changes in the market for the Company’s products, and expansion plans and opportunities;

•	anticipated customer retention by the Company;

•	the extent to which the Company is able to protect its intellectual property rights and not infringe on the intellectual property rights of others;

•	new or adverse regulatory developments relating to automatic renewal laws; and

•	the effect of COVID-19 on the foregoing, including its effect on the business and financial conditions of the Company.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “
Risk Factors
” section. The risks described in the “
Risk Factors
” section are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire document carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
Overview of the Company
The Company is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer
platform at www.grove.co and its mobile applications, where it sells products from Grove-owned brands and third parties, and the retail channel into which it sells products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in its “anti-ingredient” list and it designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which it operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and it plans to become 100% plastic-free by 2025.
For more information about the Company, see “
Business
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
.”
Background
VGAC II was a blank check company incorporated on January 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 25, 2021, VGAC II consummated an initial public offering of 35,000,000 units at an offering price of $10.00 per unit, and a private placement with VG Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”) of 6,000,000 Private Placement Warrants at an offering price of $1.50 per Private Placement Warrant. Each unit sold in the initial public offering and private placement consists of one Class A ordinary share and one-fifth
of one redeemable warrant. On April 9, 2021, the underwriters of the initial public offering notified VGAC II of their intent to fully exercise their over-allotment option. As such, on April 13, 2021, VGAC II sold an additional 5,250,000 units, at a price of $10.00 per unit, and sold an additional 700,000 Private Placement Warrants to the Sponsor, at $1.50 per Private Placement Warrant. Following the closing of the initial public offering and overallotment sale, an amount equal to $402,500,000 of the net proceeds from the initial public offering and the sale of the Private Placement Warrants was placed in the trust account.
On June 16, 2022 (the “Closing Date”), VGAC II consummated its initial business combination (the “Merger” and the closing of the Merger, the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated December 7, 2021, as amended and restated on March 31, 2022, by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II (“Merger Sub I”), Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“Merger Sub II”), and Grove Collaborative, Inc., a Delaware public benefit corporation (the “Merger Agreement”). Grove Collaborative, Inc. is considered the Company’s accounting predecessor.
Pursuant to the Closing, VGAC II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC II was domesticated and continued as a Delaware corporation, changing its name to “Grove Collaborative Holdings, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of VGAC II (the “VGAC II Class A ordinary shares”), and Class B ordinary shares, par value $0.0001 per share, of VGAC II (the “VGAC II Class B ordinary shares”), automatically converted, on a one-for-one
basis, into shares of Class A Common Stock; (2) each then issued and outstanding whole warrant of VGAC II (the “VGAC II warrants”) automatically converted into a Warrant to acquire one share of Class A Common Stock at an exercise price of $11.50 per share; and (3) each of the then issued and outstanding units of VGAC II that had not been previously separated into the underlying VGAC II Class A ordinary shares and underlying VGAC II warrants upon the request of the holder thereof, were canceled and entitled the holder thereof to one share of Class A Common Stock and one-fifth
of one Warrant.
On the Closing Date, as contemplated by the Merger Agreement, the Company consummated the merger transaction, whereby (i) Merger Sub I merged with and into Grove Collaborative, Inc. (the “Initial Merger,” and the time at which the Initial Merger became effective, the “Initial Effective Time”), the separate corporate existence of Merger Sub I ceased, and Grove Collaborative, Inc. continued as the surviving corporation and a wholly owned subsidiary of the Company (the “Initial Surviving Corporation”), and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub II, the separate corporate existence of the Initial Surviving Corporation ceased, and Merger Sub II continued as the surviving company and a wholly-owned subsidiary of the Company (the “Final Merger” and, together with the Initial Merger and the Domestication, the “Business Combination”).
As a result of the Closing, at the Initial Effective Time, among other things, except as described in the next sentence (i) each share of common stock, par value $0.0001 per share, of Grove Collaborative, Inc. (“Grove Common Stock”) (other than the Backstop Tranche 1 Shares (as defined below)) and preferred stock, par value $0.0001 per share, of Grove Collaborative, Inc. (“Grove Preferred Stock”) (on an
as-converted
to common stock basis) (other than dissenting shares) was canceled and converted into the right to receive (a) a number of shares of Class B Common Stock, as determined pursuant to an exchange ratio set forth in the Merger Agreement and described below (the “Exchange Ratio”) and (b) a number of restricted shares of Class B Common Stock that will vest upon the achievement of certain earnout thresholds prior to the tenth anniversary of Closing (the “Earnout Shares”), (ii) each outstanding option to purchase Grove Common Stock (whether vested or unvested) was assumed by the Company and converted into (a) comparable options that are exercisable for shares of Class B Common Stock, with a value determined in accordance with the Exchange Ratio (and, with regard to options that are intended to qualify as “incentive stock options” under Section 422 of the Code, in a manner compliant with Section 424(a) of the Code) and (b) the right to receive a number of Earnout Shares, (iii) each award of restricted stock units to acquire Grove Common Stock (whether vested or unvested) (collectively, “Grove RSUs”) were assumed by the Company and converted into (a) a comparable award of restricted stock units to acquire shares of Class B Common Stock and (b) the right to receive a number of Earnout Shares, (iv) each warrant to acquire shares of Grove Common Stock or Grove Preferred Stock was assumed by the Company and converted into (a) a comparable warrant to acquire shares of Class B Common Stock (the “Legacy Grove Warrants”) and (b) the right to receive a number of Earnout Shares, and (v) each of the Backstop Tranche 1 Shares (as defined below) issued to the Backstop Investor (as defined below) prior to the Initial Effective Time pursuant to the Backstop Subscription Agreement (as defined below) were canceled and converted into the right to receive a number of shares of Class B Common Stock equal to the Exchange Ratio (which were immediately exchanged on a one-for-one
basis for shares of Class A Common Stock). Notwithstanding the foregoing, pursuant to elections made shortly before the Closing, certain holders of Grove Common Stock and Grove Preferred Stock elected to receive, and at the Closing were issued, an aggregate of 5,711,098 shares of Class A Common Stock on a share-for-share
basis in lieu of the Class B Common Stock they would have otherwise been entitled to receive (the
“Pre-Closing
Conversion Elections”). The “Exchange Ratio” was equal to approximately 1.17604.

Holders of 39,672,045 VGAC II Class A ordinary shares elected to have their shares redeemed in connection with the Business Combination. The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full texts of the Merger Agreement, as amended and restated, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.
At the Closing, certain investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of, those certain subscription agreements (the “Subscription Agreements”) dated December 7, 2021, collectively subscribed for 8,607,500 shares of Class A Common Stock at $10.00 per share for aggregate gross proceeds of $86,075,000 (the “PIPE Financing”). One of the PIPE Investors is an affiliate of the Sponsor that subscribed for 5,000,000 shares of Class A Common Stock. In addition, the other PIPE Investors include previous equity holders of Grove Collaborative, Inc. that subscribed for 3,707,500 shares of Class A Common Stock in the aggregate.
On March 31, 2022, VGAC II entered into a Subscription Agreement (the “Backstop Subscription Agreement”) with Corvina Holdings Limited, an affiliate of the Sponsor (the “Backstop Investor”) and Grove Collaborative, Inc., pursuant to which, among other things, (i) the Backstop Investor subscribed for and purchased, on the date of the Backstop Subscription Agreement, as readjusted prior to the Closing pursuant to the terms of the Backstop Subscription Agreement, 2,338,352 shares of Grove Common Stock (the “Backstop Tranche 1 Shares”) for aggregate proceeds of $27,500,000 (which were subsequently exchanged and converted as described above), (ii) the Backstop Investor subscribed for and purchased, on the Closing Date, 1,671,524 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Backstop Tranche 2 Shares”) for aggregate proceeds of $16,715,240, and (iii) the Company issued to the Backstop Investor, as of immediately following the Closing, warrants to purchase 3,875,028 shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.01) (the “Backstop Warrants”) (such transactions, collectively, the “Backstop Financing”). The Backstop Warrants are exercisable by the Backstop Investor at any time on or before June 16, 2027, and are on terms customary for warrants of such nature.
Immediately after giving effect to the Business Combination (including the
Pre-Closing
Conversion Elections), the PIPE Financing and the Backstop Financing, there were 29,380,577 shares of Class A Common Stock, 133,390,456 shares of Class B Common Stock, 14,750,000 Warrants, 923,857 Legacy Grove Warrants and 3,875,028 Backstop Warrants outstanding. Class A Common Stock and Public Warrants trade on the NYSE under the symbols “GROV” and “GROV.WS,” respectively.
The rights of holders of Class A Common Stock are governed by our Certificate of Incorporation (the “Charter”), our amended and restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). The rights of holders of Warrants are governed by the Warrant Agreement dated as of March 22, 2021, duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. See the section entitled “
Description of Securities
.”
Summary Risk Factors
An investment in our common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “
Risk Factors
,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

•	Risks Related to Our Business

•
Our significant growth may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to effectively manage our growth or evaluate our future prospects. If we fail to effectively manage our future growth, our business could be adversely affected.

•	We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to generate sufficient revenue to achieve and maintain profitability.

•
Grove’s independent registered public accounting firm has expressed substantial doubt about Grove’s ability to continue as a going concern, and if we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan and grow our business.

•
We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce our investments in advertising and other strategic initiatives planned for future growth.

•	Competition in the natural and sustainable consumer products market presents an ongoing threat to the success of our business.

•	We must find sustainable solutions that support our brand and long-term growth.

•	If we fail to cost-effectively acquire new consumers or retain our existing consumers, our business could be adversely affected.

•
Our brand and reputation may be diminished due to real or perceived quality, safety, efficacy or environmental impact issues with our products, which could have an adverse effect on our business, financial condition, results of operations and prospects.

•	Failure to introduce new products that meet the expectations of our customers may adversely affect our ability to continue to grow.

•	We pursue acquisitions to expand our business, and if any of those acquisitions are unsuccessful, our business may be harmed.

•	We are dependent on our management team, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

•	If we cannot successfully manage the unique challenges presented by international markets, we may not be successful in expanding our operations outside of the United States.

•
Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution, infrastructure and logistics to third-party providers, and the loss of any of our key suppliers or logistical service providers could negatively impact our business.

•
If we or our distribution partners do not successfully optimize, operate and manage the expansion of the capacity of our warehouse fulfillment centers, our business, financial condition, results of operations and prospects could be adversely affected.

•
Risks associated with the outsourcing of our fulfillment process and other technology-related functions could materially and adversely affect our business, financial condition, and results of operations.

•	We have only recently expanded to offer our own branded products in retail stores and our inability to secure, maintain and increase our presence in retail stores could adversely impact our revenue.

•	We may be unable to adequately obtain, maintain, protect, defend and enforce our intellectual property rights.

•	We rely on trademark, copyright, and patent law, trade secret protection, and confidentiality and/or license agreements with our employees, customers, and others to protect our proprietary rights.

•	Indemnity provisions in various agreements to which we are party potentially expose us to substantial liability for infringement, misappropriation or other violation of intellectual property rights.

•
If we (or our vendors) are unable to protect against or adequately respond to mitigate the impacts of a service interruption, data corruption, or cybersecurity attack, our operations could be disrupted, our reputation may be harmed and we could face significant costs to remediate the incident and defend against claims by business partners, customers, or regulators. Such security breaches or other cybersecurity incidents may harm our reputation and expose us to loss of consumers and business.

•
The actual or perceived failure by us or our vendors to comply with applicable privacy and data protection laws, regulations or industry standards could have an adverse effect on our business, financial condition, results of operations and prospects.

•
Advertising inaccuracies or product mislabeling may have an adverse effect on our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

•	We may become subject to product liability claims, which could harm our reputation, financial condition, and liquidity if Grove is not able to successfully defend or insure against such claims.

•	Risks Relating to Ownership of Company Securities

•	The price of Class A Common Stock and our warrants may be volatile.

•	Warrants will become exercisable for Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

•
The Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then-outstanding Public Warrants approve of such amendment.

•	We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

•	Our dual-class structure may impact the stock price of Class A Common Stock.
Additional Information
The Company’s principal executive offices are located at 1301 Sansome Street, San Francisco, California 94111, and the Company’s phone number is (800)
231-8527.
Our website address is
www.grove.co
. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.
Implications of Being an Emerging Growth Company
The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the
Sarbanes-Oxley
Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will cease to be an emerging growth company upon the earliest of (1) December 31, 2026, (2) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. See the section titled “Risk Factors—Risks Related to Ownership of Company Securities—We are an ‘emerging growth company,’ and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.”

THE OFFERING

Issuer	Grove Collaborative Holdings, Inc.

Shares of Class A Common Stock offered by the Selling Holders	Up to 101,635,900 shares of Class A Common Stock, consisting of 6,700,000 shares of Class A Common Stock underlying the Private Placement Warrants, 8,607,500 shares of Class A Common Stock issued in connection with the PIPE Investment, 4,421,524 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement, 3,875,028 shares of Class A Common Stock underlying the Backstop Warrants, 10,062,500 shares of Class A Common Stock held by the Sponsor, 756,370 shares of Class A common stock held by certain Selling Holders, and 67,212,978 shares of Class A Common Stock issuable upon conversion (on a one-for-one
basis) of shares of Class B Common Stock held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares).

Warrants Offered by the Selling Holders	Up to 6,700,000 Private Placement Warrants.

Shares of Class A Common Stock offered by the Company	14,750,000 shares of Class A Common Stock, consisting of 8,050,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants and 6,700,000 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders.

Shares of Class A Common Stock outstanding prior to exercise of all Warrants	45,570,178 shares of Class A Common Stock (as of July 14, 2022). 13,999,960 of these shares of Class A Common Stock constitute
Earn-Out
Shares, which will no longer be subject to
lock-up
restrictions upon the achievement of certain stock price thresholds or, if earlier, certain liquidation events.

Shares of Class A Common Stock outstanding assuming exercise of all Warrants	60,320,178 (based on total shares of Class A Common Stock outstanding as of July 14, 2022).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders. We will receive up to an aggregate of approximately $169,625,000.00 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “
Use of Proceeds
.”

Redemption	The Warrants are redeemable in certain circumstances. See “ Description of Securities – Redeemable Warrants ” for further discussion.

Market for Class A Common Stock and Warrants	Class A Common Stock and Public Warrants are currently traded on NYSE under the symbols “GROV” and “GROV.WS,” respectively.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see
“Plan of Distribution.”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any amendment or supplement to this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Our Business
Our significant growth may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to effectively manage our growth or evaluate our future prospects. If we fail to effectively manage our future growth, our business could be adversely affected.
We have experienced significant growth since our launch in 2012. For example, our revenue grew from approximately $7 million in 2016 to $384 million in the year ended December 31, 2021. This growth has placed significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to increase awareness of our brand and successfully compete with other companies; price our products effectively so that we are able to attract new consumers and expand sales to our existing consumers; expand distribution to new retail partners; continue to innovate and introduce new products; maintain and improve our technology platform supporting our
e-commerce
business; expand our supplier and fulfillment capacities; expand internationally; and maintain quality control over our product offerings.
Such growth and expansion of our business places significant demands on our management and operations teams and requires significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on marketing efforts to increase brand awareness; product innovation and development; technology platform maintenance and improvements to support sales; and general administration, including increased finance, legal, and accounting expenses associated with being a public company.
These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy consumer requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of revenue growth as an indication of our future performance or the rate of growth which we may experience in any new category or from international expansion.
In addition, to support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we must offer competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. Additionally, we may not be able to hire new employees quickly enough to meet our needs. The risks associated with a rapidly growing workforce will be particularly acute to the extent we expand into new product categories and markets outside of the United States. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with vendors and other third parties. Further growth of our operations, vendor base, fulfillment centers, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.
Our quarterly operating results fluctuate, which could cause our stock price to decline.
Our quarterly operating results fluctuate for a variety of reasons, many of which are beyond our control. Our revenue has fluctuated for a variety of reasons, including as a result of adverse market conditions due to the
COVID-19
pandemic and the associated imposition and easing of restrictions on retail and travel opportunities; the seasonality of market transactions; our success in attracting new and maintaining relationships with existing retail and ecommerce partners; our success in executing on our strategy and the impact of any changes in our strategy; the timing and success of product launches, including new products that we may introduce; the success of our marketing efforts; general market conditions; disruptions or defects in our technology platform, such as privacy or data security breaches, errors in our software or other incidents that impact the availability, reliability, or performance of our platform; the impact of competitive developments and our response to those developments; supply chain issues; and our ability to recruit and retain employees. Historically, we have realized a higher portion of our net revenues in the first quarter when customers are focused on improving their lifestyle and quality of living, which we believe makes our products and marketing messages particularly appealing, and a lower portion of our net revenues in the fourth quarter when many customers are focused on holiday shopping. In addition, our operating expenses fluctuate from period to period, in part in anticipation of their seasonality.
Fluctuations in our quarterly operating results may cause those results to fall below our financial guidance or other projections, or the expectations of analysts or investors, which could cause the price of our common stock to decline. Fluctuations in our results could also cause other problems, including, for example, analysts or investors changing their models for valuing our common stock, particularly post-pandemic. We could experience short-term liquidity issues, our ability to retain or attract key personnel may diminish, and other unanticipated issues may arise.
We believe that our quarterly operating results may vary in the future and that period-to-period
comparisons of our operating results may not be meaningful. For example, our overall historical growth rate and the impacts of the
COVID-19
pandemic may have overshadowed the effect of seasonal variations on our recent historical operating results. Any seasonal effects may change or become more pronounced over time, which could also cause our operating results to fluctuate. You should not rely on the results of any given quarter as an indication of future performance.
We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to generate sufficient revenue to achieve and maintain profitability.
Grove has incurred significant losses since its inception. For the years ended December 31, 2021 and December 31, 2020, Grove incurred net losses of $136 million and $72 million, respectively. As of March 31, 2022, Grove had an accumulated deficit of $538 million.
We expect to continue to incur significant expenses and operating losses for the foreseeable future as we broaden our customer base, develop our brick-and-mortar
retail distribution platform and expand our sales to third-party ecommerce channels, enhance our existing online direct-to-consumer
website and mobile application, continue to expand research and development efforts grow the product assortment offered by our Grove-owned brands, acquire or create additional Grove-owned brands, and hire additional employees to support our growth. Historically, Grove has devoted most of its financial and other resources on sales and marketing, including a significant expansion of our marketing team and budget; continued expansion of our business; research and development related to our products; and general administration expenses, including legal, accounting and other expenses. We may not succeed in increasing our revenues, which historically have been reliant on our online direct-to-consumer
website and mobile application, in a manner that will be sufficient to offset these higher expenses. Any failure to increase our revenues as we implement initiatives to grow our business could prevent us from achieving profitability. We cannot be certain that we will be able to achieve profitability on a quarterly or annual basis. If we are unable to address these risks and difficulties as we encounter them, our business, financial condition and results of operations may suffer.
Grove’s independent registered public accounting firm has expressed substantial doubt about Grove’s ability to continue as a going concern, and if we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan and grow our business.
Grove’s independent registered public accounting firm has expressed substantial doubt about Grove’s ability to continue as a going concern, as set forth in in its report on our audited financial statements for the year ended December 31, 2021. The substantial doubts about Grove’s ability to continue as a going concern relate primarily to Grove’s forecasted working capital deficit. Since the date of their opinion, we have completed the Business Combination and PIPE Investment on June 16, 2022, pursuant to which we received total gross proceeds of $97.1 million. We believe that our existing cash and cash equivalents will be sufficient to fund our planned operations for at least the next 12 months from the date of this registration statement. However, if we are unable to generate significant revenue or secure additional financing, our liquidity could be further adversely impacted.
We are actively pursuing expanding our business and increasing our revenue opportunities. We may not be successful in these efforts, in which case, we will need to seek to raise additional capital from the sale of equity securities or the incurrence of indebtedness to allow us to invest in growth opportunities. There can be no assurance that additional financing will be available to us on acceptable terms, or at all. Additionally, if we continue to issue additional equity securities to raise funds, whether to existing investors or others, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences, or privileges senior to those of existing holders of common stock.
We will require additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce our investments in advertising and other strategic initiatives planned for future growth.
We expect to continue to incur significant expenses and operating losses for the foreseeable future as we broaden our customer base, develop our brick-and-mortar
retail distribution platform and expand our sales to third-party ecommerce channels, enhance our existing online direct-to-consumer
website and mobile application, continue to expand research and development efforts grow the product assortment offered by our Grove Brands, acquire or create additional Grove Brands, and hire additional employees to support our growth.
We believe that our existing cash and cash equivalents will be sufficient to fund our planned operations for at least the next 12 months from the date of this registration statement. However, our operating plan may change as a result of many factors, and we may need additional funds sooner than planned.
In July 2022, we entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), whereby we have the right, but not the obligation, to sell to Yorkville up to $100.0 million of its shares of common stock at the Company’s request during the 36 months following the execution of the Equity Purchase Agreement, subject to certain conditions. We expect to continue to opportunistically seek access to additional funds by utilizing the Equity Purchase Agreement, through additional public or private equity offerings or debt financings, through partnering or other strategic arrangements, or a combination of the foregoing, additional funds may not be available when we need them on terms that are acceptable to us, or at all. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Debt financing arrangements may require us to pledge certain assets or enter into covenants that could restrict our operations or our ability to pay dividends or other distributions on our common stock or incur further indebtedness. Our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide, including the trading price of common stock. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce our investments in advertising and other strategic initiatives planned for future growth, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.
We may not be able to compete successfully.
The markets in which we compete are evolving rapidly and intensely competitive, and we face a broad array of competitors from many different industry sectors.
Our business includes a variety of product types and delivery channels. Our current and potential competitors include: (1) companies that sell household and personal care products online and in physical stores; (2) physical,
e-commerce,
and omnichannel retailers, vendors, distributors, and manufacturers of the products we offer and sell to consumers; and (3) web search engines, comparison shopping websites, social networks, and other online and app-based
means of discovering, using, or acquiring goods, either directly or in collaboration with other retailers. We compete based on various product attributes, including sustainability, price, and quality.
We compete with producers of household and personal care products and
e-commerce
and traditional sales outlets for these products. Some of our competitors, like Seventh Generation and Mrs. Meyers, are also our partners and we distribute their products. In addition, there is a risk that our emerging retail distribution partnerships will erode the success of our DTC
e-commerce
business. Some of our current and potential competitors have longer histories, larger fulfillment infrastructures, better established wholesale and retail distribution networks, faster shipping times, lower-cost shipping, lower operating costs, larger consumer bases, and greater control over inputs critical to our business such as financial, marketing, institutional and other resources, and larger consumer bases than we do. They may secure better terms from suppliers, adopt more aggressive pricing, pursue restrictive distribution agreements that restrict our access to supply, direct consumers to their own offerings instead of ours, and devote more resources to research and development, technology, infrastructure, fulfillment, and marketing and develop products or services that are similar to ours or that achieve greater market acceptance. The Internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller, or lesser-known businesses to compete against us. Our businesses is subject to rapid change and the development of new business models and the entry of new and well-funded competitors. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.
Competition in the natural and sustainable consumer products market presents an ongoing threat to the success of our business.
The number of companies entering the natural and sustainable consumer products market with offerings similar to ours continues to increase. We believe that our ability to compete depends upon many factors both within and beyond our control, including the size of our customer base; the timing and market acceptance of products, including the developments and enhancements to those products and services that we or our competitors offer; customer service and support efforts, selling and marketing efforts, ease of use, performance, price and reliability of the products and services that we and our competitors develop, and our brand strength relative to our competitors. Some of our current and potential competitors have longer operating histories and greater financial, technical, marketing and other resources than we do. These factors may allow our competitors to respond more quickly or efficiently than we can to new or emerging technologies. These competitors may engage in more extensive research and development efforts, undertake more far-reaching
marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases than ours or greater market acceptance than us.

We must find sustainable solutions that support our brand and long-term growth.
Our vision to grow our business will require us to innovate and develop more sustainable ways of doing business. In a world where resources are scarce and demand for them continues to increase, it is critical that we succeed in reducing our resource consumption and converting to sustainably sourced supplies. In doing this, we are dependent on the efforts of partners and various certification bodies. There can be no assurance that we will be successful developing sustainable business solutions and our failure to do so could limit our growth and profit potential and damage our corporate reputation.
Today, Grove is completely plastic neutral, which means that for every ounce of plastic that we ship to our customers, we, through our partner rePurpose Global, collect and retire the same amount of nature bound plastic pollution. To quantify the amount of plastic we ship to our customers, we weigh and record the amount of plastic in every Grove Brand product we sell, and receive data on plastic weight from the makers of third-party products sold on our platform. Using these numbers, we calculate how much plastic we send in each order. Furthermore, Grove has a stated goal of our products being plastic-free by 2025. If Grove is unable to remain plastic neutral or unable to meet our goal of our products being plastic-free by 2025, our brand reputation may suffer. Not only is there a risk around finding appropriate replacement materials, but due to high demand the cost of alternative packaging materials could significantly increase in the foreseeable future and this could impact our business performance. Similarly, the cost associated with collecting and recycling nature bound plastic could significantly increase in the foreseeable future and this could impact our business performance.
If we fail to cost-effectively acquire new consumers or retain our existing consumers, our business could be adversely affected.
Our success depends on our ability to attract new customers and engage existing customers cost-effectively. To acquire and engage customers, we must, among other things, promote and sustain our platform, provide high-quality products, user experiences, and customer service. If customers do not perceive our
e-commerce
service or products to be reliable, sustainable and of high quality, if we fail to introduce new and improved products and services, or if we introduce new products or services that are not favorably received by the market, we may not be able to attract or retain customers.
We have historically acquired a significant number of our customers through digital advertising on social media channels owned by Facebook that may, along with other social media platforms we may engage in the future, terminate their agreements with us at any time or introduce factors beyond our control, such as such as adjustments to algorithms that may decrease user engagement or negatively affect our ability to reach a broad audience; increases in pricing; and changes in policies that may delay or prevent our advertising through these channels, all of which could impact our ability to attract new customers.
We have recently introduced marketing initiatives designed to acquire customers through increased search engine optimization, streaming digital video services, and linear television. These new acquisition channels may not perform as well as our historical social media advertising channels. Our efforts to diversify customer acquisition channels may not be effective, which could negatively affect our results of operations.
Customer acquisition costs may fluctuate and rise on the channels that have been successful for us historically and on new channels that we are introducing. Rising costs may limit our ability to expand or maintain or acquisition efforts which could negatively affect our results of operations.
Changes to our DTC business designed to attract new customers and retain existing customers, including, but not limited to expanded shopping personalization, non-subscription
options, and user generated and editorial content may not perform as well as our historical DTC platform which could negatively impact our results of operations.
Other factors may reduce our ability to acquire, maintain and further engage with customers, including the effectiveness of our marketing efforts and other expenditures we make to continue to acquire new customers and maintain and increase engagement with existing customers; system updates to app stores and advertising platforms; changes in search algorithms by search engines; the development of new search engines or social media sites that reduce traffic on existing search engines and social media sites; and consumer behavior changes as a result of the
COVID-19
pandemic, or otherwise.
In addition, we believe that many of our new customers originate from word-of-mouth
and other
non-paid
referrals from existing customers, including referral discounts and gift giving, so we must ensure that our existing customers remain loyal and continue to derive value from our products and services in order to continue receiving those referrals. Consequently, if our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers.
Moreover, consumer preferences may change, and customers may not purchase through our marketplace as frequently or spend as much with us as historically has been the case. As a result of these potential changes, the revenue generated from customer transactions may not be as high as revenue generated from transactions historically.
We must expend resources to maintain consumer awareness of our brand, build brand loyalty and generate interest in our products. Our marketing strategies and channels will evolve and our efforts may or may not be successful.
To remain competitive and expand and keep market share for our products across our various channels, we need to increase our marketing and advertising spending. Substantial advertising and promotional expenditures may be required to maintain or improve our brand’s market position or to introduce new products to the market, and we are increasingly engaging with more traditional media, such as television and web-based
streaming services, which may not prove successful. An increase in our marketing and advertising efforts may not maintain our current reputation, lead to increased brand awareness, or attract new customers. If we are unable to maintain and promote a favorable perception of our brand and products on a cost-effective basis, our business, financial condition, results of operations and prospects could be adversely affected.
Our brand and reputation may be diminished due to real or perceived quality, safety, efficacy or environmental impact issues with our products, which could have an adverse effect on our business, financial condition, results of operations and prospects.
We believe our consumers rely on us to provide them with clean, sustainable, well-designed, and effective products. Any loss of confidence on the part of consumers in our products or the ingredients used in our products, whether related to actual or perceived product contamination or product safety or quality failures, environmental impacts, or inclusion of prohibited ingredients, or ingredients that are perceived to be “toxic”, could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or efficacy or suitability for use by a particular consumer or on the environment, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the affected product was distributed. Any such issues or recalls could negatively affect our ability to achieve or maintain profitability and brand image.
If our products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet our consumers’ expectations, our relationships with consumers could suffer, the appeal of our brand could be diminished, we may need to recall some of our products and/or become subject to regulatory action, and we could lose sales or market share or become subject to boycotts or liability claims. In addition, safety or other defects in our competitors’ products or products using the Grove name in other consumer categories, could reduce consumer confidence in or demand for our own products if consumers view them to be similar. Any such adverse effect could be exacerbated by our market positioning as a purveyor of clean, sustainable, well-designed, and effective products and may significantly reduce our brand value. Issues regarding the safety, efficacy, quality or environmental impact of any of our products, regardless of the cause, may have an adverse effect on our brand, reputation and operating results.
Further, our customers may engage with us online through social media platforms by providing feedback and public commentary about all aspects of our business. Information concerning us, whether accurate or not, may be posted on social media platforms at any time and may have a disproportionately adverse impact on our brand, reputation, or business. The harm may be immediate without affording us an opportunity for redress or correction and could have a material adverse effect on our business, results of operations, financial condition, and prospects.
Failure to introduce new products that meet the expectations of our customers may adversely affect our ability to continue to grow.
We have a limited history introducing new products and services to our customers. New potential products and services may fail at any stage of development or commercialization, including after launch, and if we determine that any of our current or future products are unlikely to succeed, we may abandon them without any return on our investment. In addition, any unsuccessful effort may adversely affect our brand and reputation. If our efforts to attract new customers and engage existing customers with new and enhanced products are unsuccessful or if such efforts are more costly than we expect, our business may be harmed and our potential for growth may be impaired.
The
COVID-19
global pandemic and related government, private sector and individual consumer responsive actions may adversely affect our business operations, employee availability, financial performance, liquidity and cash flow for an unknown period of time.
The outbreak of
COVID-19
has been declared a pandemic by the World Health Organization and continues to spread in the U.S., Canada, and in many other countries globally. Related government and private sector responsive actions have adversely affected, and may continue to adversely affect, our business operations. It is impossible to predict the effect and ultimate impact of the
COVID-19
pandemic, as the situation continues to evolve and variant strains of the virus have led to increased uncertainty. The
COVID-19
pandemic has disrupted the global supply chain and may cause disruptions to our operations if a significant number of employees are ill, quarantined or if they are otherwise limited in their ability to work at our locations or travel. Any worsening of the
COVID-19
pandemic, including the unknown potential impact of variant strains, and any future actions in response to the
COVID-19
pandemic by federal, state or local authorities, including those that order the shutdown of non-essential
businesses or limit the ability of our employees to travel to work, could impact our ability to take or fulfill our customers’ orders and operate our business. If surges related to the
COVID-19
pandemic or any future pandemics outpace our capacity or occur at unexpected times, we may be unable to fully meet our customers’ demands for our products.
As a result of the
COVID-19
pandemic, many of our personnel are working remotely and it is possible that this could have a negative impact on the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in consumer privacy, IT security and fraud concerns, increase our exposure to potential wage and hour issues, and decrease the cohesiveness of our teams and our ability to maintain our corporate culture. We may experience increased costs as we prepare our facilities for a safe return to work environment and experiment with hybrid work models.
Plans to open new fulfillment centers or to expand the capacity of our existing fulfillment centers over the next few years may also be delayed or made more costly by the continuing spread of
COVID-19
and variant strains. Disruptions to the operations of our fulfillment centers and delays or increased costs in the expansion of our fulfillment center capacity may negatively impact our financial performance and slow our future growth.

Quantifying the adverse impact of the
COVID-19
pandemic is difficult given the pervasive disruptions and changes to society that it has caused. At the onset of the pandemic, we incurred approximately $600,000 in costs associated with additional cleaning and sanitization measures such as sanitation stations, supplies, and installation of disinfecting lights. In early 2020, we also reduced our marketing spending because of the economic uncertainty associated with the pandemic, which potentially reduced our new customer acquisition, which is primarily driven by our marketing activities. As the pandemic has continued, its disruption has spread to our shipping, supply chain and labor, along with inflation resulting from the pandemic. For example, since the start of the pandemic we have experienced an increase of approximately 10% in wages for employees at our fulfillment centers due to labor shortages and macroeconomic trends in labor markets, and increased inbound shipping rates that reduced margins on our Grove-owned brands by approximately 200 basis points. As a result of supply chain disruptions and increased shipping costs, we are also placing orders with our suppliers further in advance, which negatively impacts our cash flow. While we believe some of these upward cost trends have stabilized, others may continue to increase in the future which may result in further adverse financial impacts.
At the same time, the
COVID-19
pandemic has driven a surge of demand for
direct-to-consumer
businesses such as ours. Early in the pandemic, we saw substantial growth in our customer base and orders, particularly for certain cleaning products, as consumers have opted for ecommerce solutions rather than in person shopping, but the pandemic also caused many customers to over-purchase and cancel their subscriptions. As the
COVID-19
pandemic and restrictions related thereto wind down, we have begun to experience a softening of demand compared to the
COVID-19
pandemic surge as consumers retain to “normal” shopping activities.
The uncertainty around the duration of business disruptions and the extent of the spread of the virus in the U.S. and to other areas of the world will likely continue to adversely impact the national or global economy and negatively impact consumer spending. Any of these outcomes could have a material adverse impact on our business, financial condition, operating results and ability to execute and capitalize on our strategies. The full extent of the
COVID-19
pandemic’s impact on our operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others. The
COVID-19
pandemic has adversely affected our business operations, costs of doing business, availability of labor, access to inventory, supply chain operations and financial results for a period of time that is currently unknown.
We pursue acquisitions to expand our business, and if any of those acquisitions are unsuccessful, our business may be harmed.
Our strategy includes the expansion of our business through the acquisition of other businesses, products or technologies, or through strategic alliances. Acquisitions involve numerous risks, including the possibility that we will pay more than the value we derive from the acquisitions which could result in future non-cash
impairment charges, and incremental operating losses; difficulties in integration of the operations, technologies and products of the acquired companies, which may require significant attention of our management that otherwise would be available for the ongoing development of our business; the assumption of certain known and unknown liabilities of the acquired companies; difficulties in retaining key relationships with employees, customers, collaborators, vendors and suppliers of the acquired company; and in the case of acquisitions outside of the jurisdictions where we currently operates, the need to address the particular economic, currency, political, and regulatory risks associated with specific countries, particularly those related to our collection of sensitive data, regulatory approvals, and tax management, which may result in significant additional costs or management overhead for our business. Failure to successfully address any of these or other unforeseen challengers would adversely affect our business.

We may experience damage or destruction to our distribution centers, which may harm our business, results of operations and financial condition.
Our distribution centers, as well as our headquarters, are located in areas that have a history of natural disasters, including severe weather events, rendering our distribution centers vulnerable to damage. Any large-scale damage to or catastrophic loss of products stored in our distribution centers, due to natural disasters or man-made
disasters such as arson, theft, power disruptions, computer viruses, data security breaches or terrorism, could result in the reduction in value of our inventory and a significant disruption in our business. Further, natural disasters such as earthquakes, hurricanes, tornadoes, fires, floods and other adverse weather and climate conditions; unforeseen health crisis, such as pandemics and epidemics, political crises, such as terrorist attacks, war and other political instability (including, for example, cyberattacks or other attacks carried out by Russia following its invasion of Ukraine in February 2022); or other catastrophic events, could disrupt our operations in any of our offices, our remote workforce and distribution centers. For example, in March 2020, due to the progression of
COVID-19,
we temporarily closed our corporate offices to slow the spread of
COVID-19
and protect our employees. Such closures have slowed and may in the future slow or temporarily halt our operations and harm our business, results of operations and financial condition.
We are dependent on our management team, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.
Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive our business. We do not have employment agreements with any our executive officers or key management personnel and, therefore, they could terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our employee. The loss of one or more of our key employees or groups could seriously harm our business.
Labor-related matters, including labor disputes, may adversely affect our operations.
None of our employees are currently represented by a union. If our employees decide to form or affiliate with a union, we cannot predict the negative effects such future organizational activities will have on our business and operations. If we were to become subject to work stoppages, we could experience disruption in our operations, including delays in merchandising operations and shipping, and increases in our labor costs, which could harm our business, results of operations and financial condition.
If we cannot successfully manage the unique challenges presented by international markets, we may not be successful in expanding our operations outside of the United States.
We offer our products and services in the contiguous United States. Although international expansion is part of our strategy, we may never pursue international expansion and may not be successful if we do so. We would be subject to a variety of risks inherent in doing business internationally, including political, social and/or economic instability; risks related to governmental regulations in foreign jurisdictions and unexpected changes in regulatory requirements and enforcement; fluctuations in currency exchange rates; higher levels of credit risk and payment fraud; enhanced difficulties of integrating any foreign acquisitions; burdens of complying with a variety of foreign laws; lesser protection for intellectual property rights in some countries; difficulties in staffing and managing global operations and the increased travel, infrastructure and legal compliance costs associated with operation from international locations and subsidiaries; different regulations and practices with respect to employee/employer relationships, existence of workers’ councils and labor unions, and other challenges caused by distance, language, and cultural differences, making it harder to do business in certain international jurisdictions; compliance with statutory equity requirements; and management of tax consequences and compliance.

Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution, infrastructure and logistics to third-party providers, and the loss of any of our key suppliers or logistical service providers could negatively impact our business.
All of the products we offer are supplied or manufactured by a limited number of third-party suppliers and manufacturers, and as a result we may be subject to price fluctuations or supply disruptions. Our operating results would be negatively impacted by increases in the costs of our products, and we have no guarantees that costs will not rise. In addition, as we expand into new categories and product types, we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than we have historically seen in our current categories. We may not be able to pass increased costs on to consumers, which could adversely affect our operating results. Moreover, in the event of a significant disruption in the supply of the materials used in the manufacture of the products we offer, we and the vendors that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. Furthermore, our reliance on suppliers and manufacturers outside of the United States, the number of third parties with whom we transact and the number of jurisdictions to which we sell complicates our efforts to comply with customs duties and excise taxes; any failure to comply could adversely affect our business.
In addition, products and merchandise we receive from manufacturers and suppliers may not be of sufficient quality or free from damage, or such products may be damaged during shipping, while stored in our warehouse fulfillment centers or with third-party ecommerce or retail customers or when returned by consumers. We may incur additional expenses and our reputation could be harmed if consumers and potential consumers believe that our products do not meet their expectations, are not properly labeled or are damaged. Quality control problems could also result in regulatory action, such as FDA Warning Letters, restrictions on importation, product liability litigation, product seizures, products of inferior quality or product stock outages or shortages, harming our sales and creating inventory write-downs for unusable products.
We purchase significant amounts of product from a limited number of suppliers with limited supply capabilities. There can be no assurance that our current suppliers will be able to accommodate our anticipated growth or continue to supply current quantities at preferential prices. In the past, we have experienced supply shortage of certain goods that has resulted in lost sales. We generally do not maintain long-term supply contracts with any of our suppliers and any of our suppliers could discontinue selling to us at any time. An inability of our existing suppliers to provide materials in a timely or cost-effective manner could impair our growth and have an adverse effect on our business, financial condition, results of operations and prospects.
We rely or may rely on SaaS technologies from third parties in order to operate critical functions of our business, including financial management services, payment processing, customer relationship management services, website platform services, ecommerce services, email services, supply chain services and data storage services. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices or for any other reason, or if we fail to migrate successfully to new services, our expenses could increase, our ability to manage our finances could be interrupted, our processes for managing sales of our offerings and supporting our consumers could be impaired, our ability to communicate with our suppliers could be weakened and our ability to access or save data stored to the cloud may be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could have an adverse effect on our business, financial condition, results of operations and prospects.
We utilize cloud services from third-party data center facilities operated by AWS. Any damage to, failure of or interference with our cloud service that is hosted by us, AWS or by third-party providers we may utilize in the future, whether as a result of our actions, actions by the third-party data centers, actions by other third parties, or acts of God, could result in interruptions in our cloud service and/or the loss of our or our customers’ data, including personal information. Impairment of, or interruptions in, our cloud services may subject us to claims and litigation and adversely affect our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our services are unreliable. Additionally, any limitation of the capacity of our data centers could impede our ability to scale, onboard new customers or expand the usage of existing customers, which could adversely affect our business, financial condition and results of operations. While we have some disaster recovery arrangements in place, our preparations may not be adequate to account for disasters or similar events that may occur in the future and may not effectively permit us to continue operating in the event of any problems with respect to our systems or those of our third-party data centers or any other third-party facilities. Our disaster recovery and data redundancy measures may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur.
If any of our key suppliers becomes insolvent, ceases or significantly reduces its operations or experiences financial distress or if any environmental, economic or other outside factors impact their operations, our operations could be substantially disrupted. If we are unable to identify or enter into distribution relationships with new suppliers or to replace the loss of any of our existing suppliers, we may experience a competitive disadvantage, our business may be disrupted and our business, financial condition, results of operations and prospects could be adversely affected.
If our third-party suppliers and manufacturers do not comply with ethical business practices or with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.
We continually seek to expand our base of suppliers, especially as we identify new products that necessitate new or additional materials. We also require our new and existing suppliers to meet our ethical and business partner standards. Suppliers may also have to meet governmental and industry standards and any relevant standards required by our consumers, which may require additional investment and time on behalf of suppliers and us.
Our reputation and our consumers’ willingness to purchase our products depend in part on our suppliers’, manufacturers’, and retail partners’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail partners and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or retail partners fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.
If we or our distribution partners do not successfully optimize, operate and manage the expansion of the capacity of our warehouse fulfillment centers, our business, financial condition, results of operations and prospects could be adversely affected.
We operate warehouse fulfillment centers located in Reno, Nevada, Elizabethtown, Pennsylvania, and St. Peters, Missouri. If we do not optimize and operate our warehouse fulfillment centers successfully and efficiently, it could result in excess or insufficient fulfillment capacity, an increase in costs or impairment charges or harm our business in other ways. In addition, if we do not have sufficient fulfillment capacity or experience a problem fulfilling orders in a timely manner, our consumers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our consumers.
We have designed and established our own fulfillment center infrastructure, including customizing inventory and package handling software systems, which is tailored to meet the specific needs of our business. If we continue to add fulfillment and warehouse capabilities, add new businesses or categories with different fulfillment requirements or change the mix in products that we sell, our fulfillment network will become increasingly complex and operating it will become more challenging. Failure to successfully address such challenges in a cost-effective and timely manner could impair our ability to timely deliver purchases to our consumers and merchandise inventory to our retail and ecommerce partners, and could have an adverse effect on our reputation and ultimately, our business, financial condition, results of operations and prospects.
If we grow faster than we anticipate, we may exceed our fulfillment center capacity sooner than we anticipate, we may experience problems fulfilling orders in a timely manner or our consumers may experience delays in receiving their purchases, which could harm our reputation and our relationships with our consumers. In such event, we would need to increase our capital expenditures more than anticipated and in a shorter time frame than we currently anticipate. Our ability to expand our fulfillment center capacity, including our ability to secure suitable facilities and recruit qualified employees, have been and may in the future be adversely affected by the
COVID-19
pandemic and related governmental orders. Many of the expenses and investments with respect to our fulfillment centers are fixed, and any expansion of such fulfillment centers will require additional investment of capital. We expect to incur higher capital expenditures in the future for our fulfillment center operations as our business continues to grow.
Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.
We rely on several vendors for our shipping requirements. If we are not able to negotiate acceptable pricing and other terms with these vendors or if they experience performance problems or other difficulties, it could negatively impact our operating results and our consumer experience. Rising shipping costs and the imposition of surcharges from time to time could negatively impact our operating results. In addition, our ability to receive inbound inventory and ship products to consumers and retailers may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, trade embargoes, customs and tax requirements and similar factors. For example, the recent invasion of Ukraine by Russia in February 2022 could increase disruptions in shipping or our supply chain. We are also subject to risks of damage or loss during delivery by our shipping vendors. If our products are not delivered in a timely fashion or are damaged or lost during delivery, our consumers could become dissatisfied and cease shopping on our site or retailer or third-party ecommerce sites that carry our products, which could have an adverse effect on our business, financial condition, operating results and prospects.
Risks associated with the outsourcing of our fulfillment process and other technology-related functions could materially and adversely affect our business, financial condition, and results of operations.
We have also outsourced portions of our fulfillment process, as well as certain technology-related functions, to third-party service providers. Specifically, we rely on third parties in a number of foreign countries and territories, we are dependent on third-party vendors for credit card processing, and we use third-party hosting and networking providers to host our sites. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices we expect, or the costs and disruption incurred in changing these outsourced functions to being performed under our management and direct control or that of a third party, could have an adverse effect on our business, financial condition, results of operations and prospects. We are not party to long-term contracts with some of our retail and ecommerce partners, and upon expiration of these existing agreements, we may not be able to renegotiate the terms on a commercially reasonable basis, or at all.
We are subject to risks related to online payment methods, including third-party payment processing-related risks.
We currently accept payments using a variety of methods, including credit card, debit card, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements, fraud and other risks. We also rely on third parties to provide payment processing services, and for certain payment methods, we pay interchange and other fees, which may increase over time and raise our operating costs and affect our ability to achieve or maintain profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard, or
PCI-DSS,
and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we (or a third party processing payment card transactions on our behalf) suffer a security breach affecting payment card information, we may have to pay onerous and significant fines, penalties and assessments arising out of the major card brands’ rules and regulations, contractual indemnifications or liability contained in merchant agreements and similar contracts, and we may lose our ability to accept payment cards for payment for our goods and services, which could materially impact our operations and financial performance.
Furthermore, as our business changes, we may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. As we offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements and fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs.
We also occasionally receive orders placed with fraudulent data and we may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the underlying money transfer amount. If our charge-back rate becomes excessive, card associations also may require us to pay fines or refuse to process our transactions. In addition, we may be subject to additional fraud risk if third-party service providers or our employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures, and significantly higher credit card-related costs, each of which could harm our business, results of operations and financial condition.
We have only recently expanded to offer our own branded products in retail stores and our inability to secure, maintain and increase our presence in retail stores could adversely impact our revenue.
Our omnichannel strategy includes selling our products through third-party ecommerce and retail partners (including their websites). Our retail operations were established in 2021 and include sales to retail stores and their related websites. The success of our business is largely dependent on our continuing development of strong relationships with major retail chains. Prior to our recently announced partnerships with Kohl’s, Meijer and Giant Eagle, our only retail partnership has been with Target, and our experience operating through the retail channel is extremely limited. Factors that could affect our ability to maintain or expand our sales our current or any future retail distribution partners include: (a) failure to accurately identify the needs of our customers; (b) a lack of customer acceptance of new products or product expansions; (c) unwillingness of our retail distribution partners and customers to attribute premium value to our new or existing products or product expansions relative to competing products; (d) failure to obtain floor space from retail distribution partners; (e) new, well-received product introductions by competitors; (f) damage to our relationships with our retail distribution partners due to brand or reputational harm; (g) delays or defaults on our retail distribution partners’ payment obligations to us; and (h) store closures, decreased foot traffic, recession or other adverse effects resulting from public health crises such as the current
COVID-19
pandemic (or other future pandemics or epidemics).
The loss of our relationship with Target or other current or future large retail partner could have a significant impact on our revenue. In addition, we may be unable to secure adequate shelf space in new markets, or any shelf space at all, until we develop relationships with the retailers that operate in such markets. We may not be successful in developing those relationships. Consequently, growth opportunities through our retail operations may be limited and our revenue, business, financial condition, results of operations and prospects could be adversely affected if we are unable to successfully establish relationships with other retailers in new or current markets. To date, our retail sales have not comprised a significant percentage of our total revenue.
We also face competition to display our products on store shelves and obtain optimal presence on those shelves. Due to the intense competition for limited shelf space, retailers are in a position to negotiate favorable terms of sale, including price discounts, allowances and product return policies. To the extent we increase discounts or allowances in an effort to secure shelf space, our operating results could be adversely affected. We may not be able to increase or sustain our volume of retail shelf space or offer retailers price discounts sufficient to overcome competition. As a result our retail distribution channels may not continue to grow and may shrink and our sales and results of operations could be adversely affected. In addition, many of our competitors have significantly greater financial, manufacturing, marketing, management and other resources than we do and may have greater name recognition, a more established distribution network and a larger base of wholesale customers and distributors. Furthermore, our retail sales, to the extent successful, may compete with and erode our DTC business. If we are unable to address these challenges, our business may be adversely affected.
We may be unable to adequately obtain, maintain, protect, defend and enforce our intellectual property rights.
Our ability to compete effectively is dependent in part upon our ability to obtain, maintain, protect, defend and enforce our intellectual property and other proprietary rights, including our proprietary technology. We establish and protect our intellectual property and proprietary rights, including our proprietary information and technology, through a combination of confidentiality procedures and other contractual provisions, as well as through patent, trademark, copyright, trade secret and other intellectual property laws in the United States and similar laws in certain other jurisdictions. However, the steps we take to obtain, maintain, protect, defend and enforce our intellectual property and proprietary rights may be inadequate. There can be no assurance that these protections will be available in all cases or will be adequate to prevent our competitors or other third parties from copying, reverse engineering, accessing or otherwise obtaining and using our technology, intellectual property or proprietary rights or solutions without our permission.
We pursue the registration of certain aspects of our intellectual property in the U.S. and other countries. We are seeking to protect certain aspects of our intellectual property in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every jurisdiction in which we conduct business. As we apply to register our unregistered trademarks in the U.S. and other countries, our applications may not be allowed for registration in a timely fashion or at all, and our registered trademarks may not be maintained or enforced. In addition, third parties may oppose our trademark and service mark applications or trademark registrations, or otherwise challenge our use of the trademarks and service marks. In certain countries outside of the U.S., trademark registration is required to enforce trademark rights. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would. We also may not be able to acquire or maintain appropriate domain names in all countries in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our intellectual property.
We have six registered patents worldwide, 13 patent applications filed and two patent applications pending through the Patent Cooperation Treaty. We cannot offer any assurances about which, if any, patents will issue from our applications, the breadth of any such patents, or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or, if applicable in the future, licensed to us could deprive us of rights necessary for the successful commercialization of products that we may develop. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to file on the technologies covered in several of the patent applications related to our technologies or products. Furthermore, a derivation proceeding can be provoked by a third party, or instituted by the U.S. Patent and Trademark Office (USPTO), to determine who was the first to invent any of the subject matter covered by the patent claims of our applications.
Enforcement of our intellectual property rights may be difficult and may require considerable resources. We are not always able to discover or determine the extent of any unauthorized use of our intellectual property. Moreover, the steps we take to protect our intellectual property do not always adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. In addition, any of our intellectual property rights may be challenged or circumvented by others or invalidated or held unenforceable through administrative process or litigation in the U.S. or in foreign jurisdictions.
In addition, the laws of some foreign countries do not protect intellectual property rights to the same level of protection as the laws of the U.S., and we may encounter difficulties in protecting and defending such rights in foreign jurisdictions. To the extent we expand our international activities, our exposure to unauthorized copying and use of our intellectual property and proprietary information may increase. Consequently, we may not be able to prevent third parties from infringing on our intellectual property in all countries outside the U.S., or from selling or importing products made using our intellectual property in and into the U.S. or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but enforcement of patents and other intellectual protection is not as strong as that in the U.S. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
As we move into new markets and expand our products or services offerings, incumbent participants in such markets may assert their intellectual property and other proprietary rights against us as a means of slowing our entry into such markets or as a means to extract substantial license and royalty payments from us. In addition, our agreements with some of our customers, suppliers or other entities with whom we do business requires us to defend or indemnify these parties to the extent they become involved in infringement claims, including the types of claims described above. As a result, we could incur significant costs and expenses that could adversely affect our business, operating results or financial condition.
Third parties may knowingly or unknowingly infringe our intellectual property and proprietary rights, third parties may challenge our intellectual property and proprietary rights, pending and future patent, copyright, trademark and other applications may not be approved and we may not be able to prevent infringement without incurring substantial expense. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. With respect to any intellectual property rights claim, we may have to seek a license to continue practices found to be in violation of a third parties rights, which may not be available on reasonable terms and may significantly increase our operating expenses. A license to continue such practices may not be available to us at all.
Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Any litigation of this nature, regardless of outcome or merit, may be time-consuming and could incur substantial costs and expenses, substantial liability for damages, or could require us to stop our development and commercialization efforts for our products and services. Our efforts to enforce our intellectual property and proprietary rights might be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property and proprietary rights, and if such defenses, counterclaims or countersuits are successful, we could lose valuable intellectual property and proprietary rights. Furthermore, many of our current and potential competitors may be in a position to dedicate substantially greater resources to enforce their intellectual property and proprietary rights than us. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing, misappropriating or otherwise violating our intellectual property and proprietary rights. Additionally, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.
Moreover, the outcome of any such litigation might not be favorable to us, even when our rights have been infringed, misappropriated or otherwise violated. If we do not prevail, we may be required to pay significant money damages, suffer losses of significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), be required to cease offering certain products or services, incur significant license, royalty or technology development expenses, or be required to comply with other unfavorable terms. Even if we were to prevail, such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition. We may also be required to enter into license agreements that may not be available on commercially reasonable terms or at all. In addition, although in some cases a third party may have agreed to indemnify us for such costs, such an indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and we may be required to pay monetary damages, which may be significant.
We rely on trademark, copyright, and patent law, trade secret protection, and confidentiality and/or license agreements with our employees, customers, and others to protect our proprietary rights.
We rely and expect to continue to rely on a combination of confidentiality, invention assignment and other agreements with our employees, consultants and third parties with whom we have relationships and who may have access to confidential or patentable aspects of our research and development output, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. However, any of these parties may breach their agreements with us and disclose information improperly. In addition, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our proprietary information, know-how
and trade secrets or each party that has developed intellectual property on our behalf. Moreover, no assurance can be given that these agreements will be effective in controlling access to, distribution, use, misuse, misappropriation, reverse engineering or disclosure of our proprietary information, know-how
and trade secrets, platform or confidential information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offerings. These agreements may be insufficient or breached, and we may not have adequate remedies for any such breach. Additionally, such agreements may not effectively prevent unauthorized access to or unauthorized use, disclosure, misappropriation or reverse engineering of, our confidential information, intellectual property, or technology. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret or know-how
is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, trade secrets and know-how
can be difficult to protect and some courts inside and outside the U.S. are less willing or unwilling to protect trade secrets and know-how.
If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us, and our competitive position would be materially and adversely harmed.
Additionally, individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property. For example, we may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed
patents, trade secrets or other intellectual property as an inventor or co-inventor.
Ownership disputes may arise, for example, from conflicting obligations of employees, consultants or others who are involved in developing our future products and services.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
We employ, and expect to employ in the future, individuals who were previously employed at universities or other companies, including our competitors or potential competitors. We may be subject to claims that our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers or other third parties, or to claims that we have improperly used or obtained such trade secrets. Litigation may be necessary to defend against these claims. In defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or key personnel, which could adversely impact our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.
Indemnity provisions in various agreements to which we are party potentially expose us to substantial liability for infringement, misappropriation or other violation of intellectual property rights.
Our agreements with our customers and other third parties may include indemnification provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of infringement, misappropriation or other violation of intellectual property rights or other liabilities relating to or arising from our products, our acts or omissions under such agreements or other contractual obligations. Some of these indemnity agreements provide for uncapped liability and some indemnity provisions survive termination or expiration of the applicable agreement. As we continue to grow, the possibility of infringement claims and other intellectual property rights claims against us may increase. For any intellectual property rights indemnification claim against us or our customers, we will incur significant legal expenses and may have to pay damages, settlement fees, license fees or stop using products or technology found to be in violation of the third party’s rights. Large indemnity payments could harm our business, financial condition and results of operations.
Although we attempt to contractually limit our liability with respect to such indemnity obligations, we are not always successful and we may still incur substantial liability related to them. We may be required to cease use of certain functions of our platform or cease selling certain products as a result of any such claims. Any dispute with a customer or other third party with respect to such indemnification obligations could have adverse effects on our relationship with such customer or other third party and other existing or current and prospective customers, subject us to costly and time-consuming litigation, expensive remediation and licenses, divert management attention and financial resources, reduce demand for our products and adversely affect our brand, reputation, business, financial conditions and results of operations. In addition, although we carry general liability insurance, our insurance may not be adequate to indemnify us for all liability that may be imposed or otherwise protect us from liabilities or damages with respect to claims alleging compromises of customer data, and any such coverage may not continue to be available to us on acceptable terms or at all.
We must successfully maintain, scale and upgrade our information technology systems, and our failure to do so could have an adverse effect on our business, financial condition, results of operations and prospects.
We have identified the need to significantly expand, scale and improve our information technology systems and personnel to support recent and expected future growth. As such, we are in the process of implementing, and will continue to invest in and implement, significant modifications and upgrades to our information technology systems and procedures, including replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality, hiring employees with information technology expertise and building new policies, procedures, training programs and monitoring tools. There are inherent costs and risks associated with replacing and changing these systems, including impairment of our ability to fulfill customer orders, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, the need to acquire and retain sufficiently skilled personnel to implement and operate the new systems, demands on management time, the introduction of errors or vulnerabilities and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. Additionally, difficulties with implementing new technology systems, delays in our timeline for planned improvements, significant system failures, or our inability to successfully modify our information systems to respond to changes in our business needs may cause disruptions in our business operations and could have an adverse effect on our business, financial condition, results of operations and prospects.
If we (or our vendors) are unable to protect against or adequately respond to mitigate the impacts of a service interruption, data corruption, or cybersecurity attack, our operations could be disrupted, our reputation may be harmed and we could face significant costs to remediate the incident and defend against claims by business partners, customers, or regulators. Such security breaches or other cybersecurity incidents may harm our reputation and expose us to loss of consumers and business.
We rely on information technology networks and systems and data processing (some of which are managed by third-party service providers) to market, sell and deliver our products and services, to fulfill orders, to collect, receive, store, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, share and otherwise process personal information, confidential or proprietary information, financial information and other information, to manage a variety of business processes and activities, for financial reporting purposes, to operate our business, process orders and to comply with regulatory, legal and tax requirements. These information technology networks and systems, and the processing they perform, may be susceptible to damage, disruptions or shutdowns, software or hardware vulnerabilities, security incidents, ransomware attacks, unauthorized activity and access, malicious code (such as malware, viruses and worms), acts of vandalism, employee or contractor theft, misplaced or lost data, fraud, misconduct or misuse, social engineering attacks and denial of service attacks, supply-side attacks, phishing and spear phishing attacks, organized cyberattacks, programming or human errors, failures during the process of upgrading or replacing software, databases or components, power outages, fires, natural disasters, hardware failures, telecommunication failures, user errors or catastrophic events, any of which could result in the loss or disclosure of confidential customer information or our own proprietary information, software, methodologies and business information.
In addition, due to the
COVID-19
pandemic, our personnel are often working remotely and relying on their own computers, routers and other equipment, which may pose additional data security risks to networks, systems and data. Any material disruption of our networks, systems or data processing activities, or those of our third-party service providers, could disrupt our ability to undertake, and cause a material adverse impact to our business, reputation and financial condition. If our information technology networks and systems or data processing (or of our third-party service providers) suffers damage, security breaches, vulnerabilities, disruption or shutdown (including, for example, cyberattacks or other attacks on global networking infrastructure carried out by Russia following its invasion of Ukraine in February 2022), and we do not effectively resolve the issues in a timely manner, they could cause a material adverse impact to our business, reputation and financial condition. Our DTC and ecommerce operations are critical to our business and our financial performance. Our website serves as an effective extension of our marketing strategies by exposing potential new consumers to our brand, product offerings and enhanced content. Due to the importance of our website and DTC operations, any material disruption of our networks, systems or data processing activities related to our websites and DTC operations could reduce DTC sales and financial performance, damage our brand’s reputation and materially adversely impact our business.
The recovery systems, security protocols, network protection mechanisms and other security measures that we have integrated into our systems, networks and physical facilities, which are designed to protect against, detect and minimize security breaches, may not be adequate to prevent or detect service interruption, system failure data loss or theft, or other material adverse consequences. We and our third-party service providers regularly defend against and respond to cybersecurity incidents. No security solution, strategy, or measures can address all possible security threats or block all methods of penetrating a network or otherwise perpetrating a security incident, and our incident response procedures may be inadequate to fully contain, mitigate, or remediate a data security incident. Moreover, notwithstanding any contractual rights or remedies we may have, because we do not control our third-party service providers, including their security measures and their processing of data, we cannot ensure the integrity or security of measures they take to protect customer information and prevent data loss.
The risk of unauthorized circumvention of our security measures or those of our third-party providers, has been heightened by the increased use of the Internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, advances in computer and software capabilities and the increasing sophistication of hackers who employ complex techniques, including without limitation, the theft or misuse of personal and financial information, counterfeiting, “phishing” or social engineering incidents, ransomware, extortion, publicly announcing security breaches, account takeover attacks, denial or degradation of service attacks, malware, fraudulent payment and identity theft. Because the techniques used by hackers change frequently, we may be unable to anticipate these techniques or implement adequate preventive measures. Our applications, systems, networks, software and physical facilities could have material vulnerabilities, be breached or personal or confidential information could be otherwise compromised due to employee error or malfeasance, such as where third parties fraudulently induce our personnel or our consumers to disclose information or user names and/or passwords, or otherwise compromise the security of our networks, systems and/or physical facilities. Third-party criminals regularly attempt to exploit vulnerabilities in, or obtain unauthorized access to, platforms, software, applications, systems, networks, sensitive information, and/or physical facilities utilized by us or our vendors. Improper access to our systems or databases could result in the theft, publication, deletion or modification of personal information, confidential or proprietary information, financial information and other information. An actual or perceived breach of our security systems or those of our third-party service providers may require notification under applicable data privacy regulations or contractual obligations, or for consumer relations or publicity purposes, which could result in reputational harm, costly litigation (including class action litigation), material contract breaches, liability, settlement costs, loss of sales, regulatory scrutiny, actions or investigations, a loss of confidence in our business, systems and processing, a diversion of management’s time and attention, and significant fines, penalties, assessments, fees and expenses.
As is common in the digital world we operate in, we and our third-party service providers have experienced occasional security incidents involving unauthorized access to our account credentials, however, all such incidents have been remediated and we are not aware of any of significant impact resulting from such incidents. While we regularly defend against and respond to cybersecurity threats and attacks, our efforts to contain, mitigate and remediate a data security incident may not be successful, resulting in unexpected interruptions, delays, cessation of service, negative publicity, and other harm to our business and our competitive position. The costs to respond to a significant security breach or security vulnerability, including to provide breach notification where required, can be substantial. We may have to notify stakeholders of security breaches, which may harm our reputation and expose us to loss of consumers and business. Breach notification can lead to negative publicity, may cause our consumers to lose confidence in the effectiveness of our security measures, and could require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach could lead to claims by our consumers or ecommerce or retail customers, or other relevant stakeholders that we have failed to comply with our legal or contractual obligations. As a result, we could be subject to legal action or our consumers or ecommerce or retail customers could end their relationships with us. There can be no assurance that any limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. We may not have, or in the future be able to obtain, adequate insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees and other impacts that arise out of incidents or breaches. Any incidents may result in loss of, or increased costs of, our cybersecurity insurance. We also cannot ensure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims related to a security incident or breach, or that the insurer will not deny coverage as to any future claim. If the impact of a security incident or breach or the successful assertion of one or more large claims against us exceeds our available insurance coverage or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance
requirements), it could have an adverse effect on our business, financial condition, reputation and results of operations.
We use open source software in our platform, which may subject us to additional risks and harm our intellectual property.
We use open source software in our platform and expect to continue to use open source software in the future. There are risks and uncertainties regarding the proper interpretation of and compliance with open source software licenses. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost, and we may be subject to such terms. Consequently, there is a risk that the owners of the copyrights in such open source software may claim that the open source licenses governing their use impose certain conditions or restrictions on our ability to use the software that we did not anticipate. Such owners may seek to enforce the terms of the applicable open source license, including by demanding release of the source code for the open source software, derivative works of such software, or, in some cases, our proprietary source code that uses or was developed using such open source software. These claims could also result in litigation, subject us to significant damages, require us to purchase costly third-party licenses, require us to devote additional research and development resources to change our products or discontinue the sale of our proprietary products, any of which could result in reputational harm and would be disruptive to our business. In addition, if the license terms for the open source software we utilize change, we may be forced to re-engineer
our platform or incur additional costs to comply with the changed license terms or to replace the affected open source software. Furthermore, if we were to combine our proprietary platform with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary platform to the public or offer our platform to users at no cost. This could allow our competitors to create similar platforms with lower development effort and time and ultimately could result in a loss of sales for us.
In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or assurance of title or controls on origin of the software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance.
Although we have implemented policies and tools to regulate the use and incorporation of open source software into our platform, we cannot be certain that we have not incorporated open source software in our platform in a manner that is inconsistent with such policies. Therefore, we may inadvertently use open source in a manner that we do not intend or that could expose us to claims for breach of contract or intellectual property infringement, misappropriation or other violation. Any of the foregoing could have a material adverse effect on our business, financial condition, prospects and results of operations.
The actual or perceived failure by us or our vendors to comply with applicable privacy and data protection laws, regulations or industry standards could have an adverse effect on our business, financial condition, results of operations and prospects.
We collect, store, share, use, retain, safeguard, transfer, analyze and otherwise process, and our vendors process on our behalf, personal information, confidential information and other information necessary to provide and deliver our products through our
e-commerce
channel to operate our business, for legal and marketing purposes, and for other business-related purposes. Collection and use of this information might raise privacy and data protection concerns, which could negatively impact our business. Data privacy and information security has become a significant issue in the United States, countries in Europe, and in many other countries. The legal and regulatory framework for privacy and security issues is rapidly evolving and is expected to increase our compliance costs and exposure to liability. There are numerous federal, state, local, and international laws, orders, codes, rules, regulations and regulatory guidance regarding privacy, information security and processing (which we collectively refer to as “Data Protection Laws”), the number and scope of which is changing, subject to differing applications and interpretations, and which may be inconsistent among jurisdictions, or in conflict with other rules, laws or obligations (which we collectively refer to as “Data Protection Obligations”). Therefore, the regulatory framework for privacy and data protection worldwide is, and is likely to remain, uncertain and complex for the foreseeable future, and our actual or perceived failure to address or comply with applicable Data Protection Laws and Data Protection Obligations could have an adverse effect on our business, financial condition, results of operations and prospects. We also expect that there will continue to be new Data Protection Laws and Data Protection Obligations, and we cannot yet determine the impact such future Data Protection Laws and Data Protection Obligations may have on our business. Any significant change to Data Protection Laws and Data Protection Obligations, including without limitation, regarding the manner in which the express or implied consent of consumers for processing is obtained, could increase our costs and require us to modify our operations, possibly in a material manner, which we may be unable to complete and may limit our ability to store and process consumer data and operate our business.
We are or may also be subject to the terms of our external and internal privacy and security policies, codes, representations, certifications, industry standards, publications and frameworks (which we collectively refer to as “Privacy Policies”) and contractual obligations to third parties related to privacy, information security and processing, including contractual obligations to indemnify and hold harmless third parties from the costs or consequences of non-compliance
with Data Protection Laws or Data Protection Obligations.
We may not be successful in achieving compliance if our employees, partners or vendors do not comply with applicable Data Protection Laws, Privacy Policies and Data Protection Obligations. If we or our vendors fail (or are perceived to have failed) to comply with applicable Data Protection Laws, Privacy Policies and Data Protection Obligations, or if our Privacy Policies are, in whole or part, found to be inaccurate, incomplete, deceptive, unfair, or misrepresentative of our actual practices, our business, financial condition, results of operations and prospects could be adversely affected.
In the United States, our obligations include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act (the “CCPA”) and other state and federal laws relating to privacy and data security. The CCPA, which took effect on January 1, 2020, requires companies that process information of California residents to make new disclosures to consumers about their data collection, use and sharing practices, allows consumers to opt out of the sale of personal information with third parties and prohibits covered businesses from discriminating against California residents (for example, charging more for services) for exercising any of their rights under the CCPA. The law also provides a private right of action and statutory damages for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. However, it remains unclear how various provisions of the CCPA will be interpreted and enforced. Therefore, the CCPA may increase our compliance costs and potential liability.
In addition, California voters recently approved the California Privacy Rights Act of 2020 (the “CPRA”) that goes into effect on January 1, 2023. The CPRA will significantly modify the CCPA, and will impose additional data protection obligations on companies doing business in California, potentially resulting in further complexity. The law will, among other things, give California residents the ability to limit the use of their sensitive information, provide for penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the law. The effects of this legislation are potentially far-reaching and may impact our business. Some observers have noted that the

CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business, financial condition, results of operations and prospects.
Other jurisdictions in the United States have already passed or are considering laws similar to the CCPA, with potentially greater penalties and more rigorous compliance requirements relevant to our business. Many state legislatures have already adopted legislation that regulates how businesses operate online, including measures relating to privacy, data security, data breaches and the protection of sensitive and personal information. For example, on March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act (the “CDPA”), a comprehensive privacy statute that shares similarities with the CCPA, CPRA, and legislation proposed in other states. The CDPA will require us to incur additional costs and expenses in an effort to comply with it before it becomes effective on January 1, 2023. June 2021, Colorado also enacted a similar law, the Colorado Privacy Act (the “CPA”), which becomes effective on July 1, 2023. Many other states are currently considering proposed comprehensive data privacy legislation and all 50 states have passed at least some form of data privacy legislation (for example, all 50 states have enacted laws requiring disclosure of certain personal data breaches). At the federal level, the United States Congress is also considering various proposals for comprehensive federal data privacy legislation and, while no comprehensive federal data privacy law currently exists, we are subject to applicable existing federal laws and regulations, such as the rules and regulations promulgated under the authority of the Federal Trade Commission, which regulates unfair or deceptive acts or practices, including with respect to data privacy and security. These state statutes, and other similar state or federal laws, may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses.
We rely on a variety of marketing techniques and practices, including email and social media marketing, online targeted advertising, cookie-based processing, and postal mail to sell our products and services and to attract new consumers, and we, and our vendors, are subject to various current and future Data Protection Laws and Data Protection Obligations that govern marketing and advertising practices. Governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices, web browsers and application stores have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, require additional consents, or limit the ability to track user activity, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. Laws and regulations regarding the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new consumers on cost-effective terms, which, in turn, could have an adverse effect on our business, financial condition, results of operations and prospects.
Government regulation of the Internet and ecommerce is evolving, and unfavorable changes or failure by us to comply with these regulations could have an adverse effect on our business, financial condition, results of operations and prospects.
We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and ecommerce, including consumer protection regulations that regulate retailers and govern the promotion and sale of merchandise. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce, which could in turn adversely affect our growth. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, sales practices, subscription programs and Internet neutrality. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or ecommerce. It is possible that general business regulations and laws, or those specifically governing the Internet or ecommerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities, customers, suppliers or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our website and mobile applications by customers and suppliers and may result in the imposition of monetary liabilities and burdensome injunctions that could, for example, require changes to our business practices. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. As a result, adverse developments with respect to these laws and regulations could have an adverse effect on our business, financial condition, results of operations and prospects.
Advertising inaccuracies or product mislabeling may have an adverse effect on our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.
Many products that we sell are labeled and advertised with claims as to their origin, ingredients or health, wellness, environmental or other benefits, including, by way of example, the use of the term “natural”, “organic”, “clean conscious”, or “sustainable”, or similar synonyms or implied statements relating to such benefits. Grove’s brand as a whole is marketed using similar environmental language. The Federal Trade Commission’s (FTC) Guides For The Use Of Environmental Marketing Claims, or the “Green Guides,” or “Green Guides,” provide guidance on how to use environmental marketing claims, provide specific guidance for certain terms (e.g. “recyclable”), and recommend against using unqualified statements about environmental benefits such as
“eco-friendly”.
Although the FDA and the USDA each have issued statements regarding the appropriate use of the word “natural,” there is no single, U.S. government regulated definition of the term “natural” for use in the consumer and personal care industry. This is also true for many other claims common in the clean conscious product industry.
Consumer class actions, actions from industry groups such as the National Advertising Division of the Better Business Bureau, and public enforcement actions have been brought against numerous companies that market “natural,” “sustainable,” or other ecologically conscious products or ingredients, asserting false, misleading and deceptive advertising and labeling claims.
These suits often identify ingredients or components of a product for which certain marketing claims may not be fully accurate, and claim that their presence in the product renders the statements false and deceptive. For example, some actions concerning “natural” claims have focused on the presence of genetically modified and/or synthetic ingredients or components in products, including synthetic forms of otherwise natural ingredients.
Many of our products are subject to regulatory enforcement:

•
The FDA regulates product labels and other product claims for the consumer products subject to its jurisdiction and has the authority to challenge product labels and claims that it believes are non-compliant
or false or misleading, through the use of a variety of enforcement tools (e.g., Warning Letters, untitled letters, and seizure actions). In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components.

•
The FTC has the authority to challenge claims made in product advertising and requires that such claims are adequately substantiated prior to use. The FTC similarly has enforcement tools that it uses to challenge advertising claims that it deems non-compliant
with the law.

•
The USDA enforces federal standards for organic production and use of the term “organic” on product labeling. These laws prohibit a company from selling or labeling products as organic unless they are produced and handled in accordance with the applicable federal law. Failure to comply with these requirements may subject us to liability or regulatory enforcement. Consumers may also pursue state law claims challenging use of the organic label as being intentionally mislabeled or misleading or deceptive to consumers.

•
In addition, certain products, including the disinfectant products, we sell may require approval from and registration with the EPA and state regulatory agencies prior to sale. Products that expressly or impliedly claim to control microorganisms that pose a threat to human health may be subject by additional regulatory scrutiny and need to be supported by additional efficacy data. Should we advertise or market these regulated products with claims that are not permitted by the terms of their registration or are otherwise false or misleading, the EPA and states may be authorized to take enforcement action to prevent the sale or distribution of disinfectant products.

State and local enforcers also have the authority to prosecute false advertising cases, including relating to environmental marketing claims. Current and potential competitors may make similar claims, which may result in litigation and inquiries from state and federal regulators and governments.
Should we become subject to actions regarding our branding or product marketing, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Moreover, any regulatory or government enforcement actions may trigger class action lawsuits under state consumer protection laws.
Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant and we may incur substantial costs remediating product claims in labeling and advertising if we are unsuccessful in defending such actions. Any loss of confidence on the part of consumers in the truthfulness of our labeling, advertising or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which could have an adverse effect on our business, financial condition, results of operations and prospects.
False or misleading marketing claims concerning a product’s registration or its efficacy may also create the risk for challenges under federal or state law.
We may become subject to product liability claims, which could harm our reputation, financial condition, and liquidity if Grove is not able to successfully defend or insure against such claims.
Selling consumer product goods and personal care products involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding product safety. Such products are highly regulated by numerous government agencies.
Some of the products we sell or manufacture expose us to product liability claims relating to personal injury or illness, death, or environmental or property damage, and can require product recalls or other actions. Third parties who sell products using our services also expose us to product liability claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.
Adverse reactions, including illnesses, injury or death related to ingredients, allergens, or foreign material contamination in our products or other product safety incidents or efficacy failures with our products, or involving our suppliers, could result in the disruption or discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions (e.g., seizure), and harm to our reputation.

Shipment of adulterated, misbranded or expired products, even if inadvertent or the fault of a third-party supplier, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.
The occurrence of adverse reactions, ineffectiveness or other safety incidents associated with our products could also adversely affect the price and availability of affected ingredients or products, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any safety, contamination, defects, or regulatory noncompliance issues, whether or not caused by our actions, could compel us, our suppliers, our retail or ecommerce customers, or our consumers, depending on the circumstances, to conduct a recall in accordance with requests from the FDA, the Consumer Product Safety Commission, or CPSC, the USDA, the U.S. Environmental Protection Agency, or EPA, or other federal, state or local authorities. Product recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing retail or ecommerce partners or consumers, negative publicity and a potential negative impact on our ability to attract new consumers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could be outside the scope of our existing or future insurance policy coverage or limits.
Companies that sell consumer and personal care products have also been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any such company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into products, as well as product substitution. Governmental regulations require companies like us to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could have an adverse effect on our business, financial condition, results of operations and prospects.
We are subject to a number of other laws and regulations, which could impact our business.
We are subject to a broad range of federal, state, local, and foreign laws and regulations intended to protect public and worker health and safety, natural resources, the environment and consumers. Our operations are subject to regulation by the Occupational Safety and Health Administration, or OSHA, the FDA, the CPSC, the USDA, the FTC, EPA, and by various other federal, state, local and foreign authorities regarding the manufacture, processing, packaging, storage, sale, order fulfillment, advertising, labeling, import and export of our products. In addition, we and our manufacturing partners are subject to additional regulatory requirements, including environmental, health and safety laws and regulations administered by the EPA, state, local and foreign environmental, health and safety legislative and regulatory authorities and the National Labor Relations Board, covering such areas as discharges and emissions to air and water, the use, management, disposal and remediation of, and human exposure to, hazardous materials and wastes, and public and worker health and safety, and Current Good Manufacturing Practice requirements, or GMPs, enforced by the FDA.
In addition, as the provider of products with a subscription-based element, a variety of laws and regulations govern the ability of users to cancel subscriptions and auto-payment renewals. California’s automatic renewal law in particular has been the basis for both consumer class actions and government enforcement.
Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses or authorizations, environmental, health and safety investigations or remedial activities, voluntary or involuntary product recalls, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. Such laws and regulations generally have become more stringent over time and may become more so in the future, and we may incur (directly, or indirectly through our manufacturing partners) material costs to comply with current or future laws and regulations or in any required product recalls. For example, in just the last year or so, California, New York, Illinois, Delaware, and Colorado all enacted more robust requirements for subscription programs.
Liabilities under, and/or costs of compliance, and the impacts on us of any non-compliance,
with or investigations under any such laws and regulations could have an adverse effect on our business, financial condition, results of operations and prospects. For example, the Consumer Protection Division of the Santa Clara County District Attorney’s Office, in conjunction with other county and city prosecutors, is currently investigating our automatic renewal practices, and the Federal Trade Commission is currently investigating our billing and automatic renewal practices. We may be subject to future claims under auto-payment renewal laws and regulations that could have a material adverse effect on our business. In addition, changes in the laws and regulations to which we are subject, or in the prevailing interpretations of such laws and regulations by courts and enforcement authorities, could impose significant limitations and require changes to our business, which may increase our compliance expenses, make our business more costly and less efficient to conduct, and compromise our growth strategy, which could have an adverse effect on our business, financial condition, results of operations and prospects.
Our products are also subject to state laws and regulations, such as California’s Proposition 65, or Prop 65, which requires a specific warning on any product that causes an exposure to a substance listed by the State of California as known to cause cancer or birth defects, unless the exposure is below the warning level. We have in the past been subject to lawsuits brought under Prop 65, and if we fail to comply with Prop 65 in the future, it may result in lawsuits and regulatory enforcement that could have a material adverse effect on our reputation, business, financial condition, results of operations and prospects. Further, the inclusion of warnings on our products to comply with Prop 65 could also reduce overall consumption of our products or leave consumers with the perception (whether or not valid) that our products do not meet their health and wellness needs, all of which could adversely affect our reputation, business, financial condition, results of operations and prospects.
These developments, depending on the outcome, could have an adverse effect on our reputation, business, financial condition, results of operations and prospects.
Changes in existing laws or regulations or related official guidance, or the adoption of new laws or regulations or guidance, may increase our costs and otherwise adversely affect our business, financial condition, results of operations and prospects.
The regulatory environment in which we operate has changed in the past and could change significantly and adversely in the future. For example, in December 2009, the FTC substantially revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising, or “Endorsement Guides,” to eliminate a safe harbor principle that formerly recognized that advertisers could publish consumer testimonials that conveyed truthful but extraordinary results from using the advertiser’s product as long as the advertiser clearly and conspicuously disclosed that the endorser’s results were not typical. Similarly, in 2012, the FTC announced revisions to its Green Guides discussed above, which assist advertisers in avoiding the dissemination of false or deceptive environmental claims for their products. The Green Guides revisions introduced new and proscriptive guidance regarding advertisers’ use of product certifications and seals of approval, “recyclable” claims, “renewable materials” claims, “carbon offset” claims and other environmental benefit claims. In October 2021, California passed a new environmental marketing law banning recyclability claims unless a product and/or its packaging meets specifically enumerated benchmarks focused on the practical realities of the recycling process; the benchmarks, which have not yet been enumerated, may be more stringent than those currently imposed by the FTC’s Green Guides.
Although we strive to adapt our marketing efforts to evolving legal and regulatory requirements and related guidance, we may not always anticipate or timely identify changes in regulation or official guidance that could impact our business, with the result that we could be subjected to litigation and enforcement actions that could adversely affect our business, financial condition, results of operations and prospects. Future changes in laws, regulations, and related official agency guidance, such as the Endorsement Guides and Green Guides (or state automatic renewal laws, discussed above), could also introduce new restrictions that impair our ability to market our products effectively and place us at a competitive disadvantage with competitors who, for example, depend less than we do on environmental marketing claims and social media influencer relationships.
Moreover, any change in laws, regulations or guidance relating to manufacturing, advertising, labeling or packaging for our products may lead to an increase in costs or interruptions in production, either of which could adversely affect our business, financial condition, results of operations and prospects. New or revised government laws, regulations or guidelines could result in additional compliance costs and, in the event of non-compliance,
civil remedies, including fines, injunctions, withdrawals, recalls or seizures and confiscations, as well as potential criminal sanctions, any of which could have an adverse effect on our business, financial condition, results of operations and prospects.
Failure by our network of retail and ecommerce partners, suppliers or manufacturers to comply with product safety, environmental or other laws and regulations, or with the specifications and requirements of our products, may disrupt our supply of products and adversely affect our business.
If our network of retail and ecommerce partners, suppliers or manufacturers fail to comply with environmental, health and safety or other laws and regulations, or face allegations of non-compliance,
their operations may be disrupted and our reputation could be harmed. Additionally, our retail and ecommerce partners, suppliers and manufacturers are required to maintain the quality of our products and to comply with our standards and specifications. In the event of actual or alleged non-compliance,
we might be forced to find alternative retail or ecommerce partners, suppliers or manufacturers and we may be subject to lawsuits and/or regulatory enforcement actions related to such non-compliance
by the suppliers and manufacturers. As a result, our supply of products could be disrupted or our costs could increase, which could adversely affect our business, financial condition, results of operations and prospects. The failure of any partner or manufacturer to produce products that conform to our standards could adversely affect our reputation in the marketplace and result in product recalls, product liability claims, government or third-party actions and economic loss. For example, a manufacturer’s failure to meet GMPs, could result in the delivery of a product that is subject to a product recall, product liability litigation, or government investigations and enforcement. Additionally, actions we may take to mitigate the impact of any disruption or potential disruption in our supply of materials or finished inventory, including increasing inventory in anticipation of a potential supply or production interruption, could have an adverse effect on our business, financial condition, results of operations and prospects.
Our status as a public benefit corporation and a Certified B Corporation may not result in the benefits that we anticipate.
We are a public benefit corporation incorporated under Delaware law. As a public benefit corporation we are required to balance the financial interests of our stockholders with the best interests of those stakeholders materially affected by our conduct, including particularly those affected by the specific benefit purposes set forth in our Charter. In addition, there is no assurance that the expected positive impact from being a public benefit corporation will be realized. Accordingly, being a public benefit corporation and complying with our related obligations could negatively impact our ability to provide the highest possible return to our stockholders.
As a public benefit corporation, we are required to disclose to stockholders a report at least biennially on our overall public benefit performance and on our assessment of our success in achieving our specific public benefit purpose. If we are not timely or are unable to provide this report, or if the report is not viewed favorably by parties doing business with us or regulators or others reviewing our credentials, our reputation and status as a public benefit corporation may be harmed.

While not required by Delaware law or the terms of our Charter, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit
organization. As a result of this assessment, we have been designated as a “Certified B Corporation,” which refers to companies that are certified as meeting certain levels of social and environmental performance, accountability and transparency. The standards for Certified B Corporation certification are set by an independent organization and may change over time. Currently, we are required to recertify as a Certified B Corporation once every three years, with our next certification required by October 20, 2023. Our reputation could be harmed if we lose our status as a Certified B Corporation, whether by our choice or by our failure to continue to meet the certification requirements, if that failure or change were to create a perception that we are more focused on financial performance and are no longer as committed to the values shared by Certified B Corporations. Likewise, our reputation could be harmed if our publicly reported Certified B Corporation score declines.
As a public benefit corporation, our duty to balance a variety of interests may result in actions that do not maximize stockholder value.
As a public benefit corporation, our board of directors has a duty to balance (i) the pecuniary interest of our stockholders, (ii) the best interests of those materially affected by our conduct and (iii) specific public benefits identified in our charter documents. In balancing these interests our board of directors may take actions that do not maximize stockholder value. Any benefits to stockholders resulting from our public benefit purposes may not materialize within the timeframe we expect or at all and may have negative effects. For example: we may choose to revise our policies in ways that we believe will be beneficial to our stakeholders, including customers, suppliers, employees and local communities, even though the changes may be costly; we may be influenced to pursue programs and services to demonstrate our commitment to the communities to which we serve and bringing ethically produced food to the table even though there is no immediate return to our stockholders; or in responding to a possible proposal to acquire the company, our board of directors may be influenced by the interests of our stakeholders, including farmers, suppliers, crew members and local communities, whose interests may be different from the interests of our stockholders.
We may be unable or slow to realize the benefits we expect from actions taken to benefit our stakeholders, including farmers, suppliers, crew members and local communities, which could adversely affect our business, financial condition and results of operations, which in turn could cause our stock price to decline.
As a public benefit corporation, we may be subject to increased derivative litigation concerning our duty to balance stockholder and public benefit interests, the occurrence of which may have an adverse impact on our financial condition and results of operations.
As a Delaware public benefit corporation, our stockholders (if they, individually or collectively, own at least 2% of our outstanding capital stock or shares having at least $2 million in market value (whichever is less)) are entitled to file a derivative lawsuit claiming that our directors failed to balance stockholder and public benefit interests. This potential liability does not exist for traditional corporations. Therefore, we may be subject to the possibility of increased derivative litigation, which would require the attention of management and, as a result, may adversely impact management’s ability to effectively execute our strategy. Any such derivative litigation may be costly and have an adverse impact on our financial condition and results of operations.
We and our directors and executive officers may be subject to litigation for a variety of claims, which could harm our reputation and adversely affect our business, results of operations and financial condition.
In the ordinary course of business, we may face allegations, lawsuits, and regulatory inquiries, audits, and investigations regarding labor and employment, wage and hour, consumer protection, commercial, antitrust, alleged securities law violations or other investor claims, claims that our employees or independent contractors have wrongfully disclosed or we have wrongfully used proprietary information of our employees’ or independent contractors’ former employers and other matters, data privacy, security, consumer protection, and intellectual property infringement, acquisitions, or business practices. The number and significance of these potential claims and disputes may increase as our business expands. Further, our general liability insurance may not cover all potential claims made against us or be sufficient to indemnify us for all liability that may be imposed. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources, and harm our reputation.
Our directors and executive officers may also be subject to litigation. The limitation of liability and indemnification provisions that are included in our amended and restated Charter, our amended and restated bylaws and indemnification agreements that we entered into with our directors and executive officers provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. Such provisions may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against our directors and executive officers as required by these indemnification provisions. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. These insurance policies may not cover all potential claims made against our directors and executive officers, may not be available to us in the future at a reasonable rate and may not be adequate to indemnify us for all liability that may be imposed. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not harm our business, results of operations and financial condition.
The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. Regardless of the outcome of any litigation, the litigation itself can have an adverse impact on us because of legal costs, diversion of management resources and other factors.
Risks Relating to Ownership of Company Securities
The price of our Class A Common Stock and our warrants may be volatile.
The price of our Class A Common Stock and our warrants may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	variations in our operating performance and the performance of our competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in our quarterly or annual results of operation;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of Class A Common Stock available for public sale;

•	sales of shares of Class A Common Stock by the PIPE Investors; and

•
general economic and political conditions such as recessions, interest rates, fuel prices and general inflationary pressures, foreign currency fluctuations, international tariffs, social, political, and economic risks, and acts of war or terrorism.

These market and industry factors may materially reduce the market price of Class A Common Stock and our warrants regardless of our operating performance.
Warrants are or may become exercisable for shares of our common stock, and additional shares of our common stock may become issuable, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Outstanding Public Warrants and Private Placement Warrants to purchase an aggregate of 14,750,000 shares of Class A Common Stock may become exercisable in accordance with the terms of the warrant agreement governing those securities with an exercise price of $11.50 per share. However, there is no guarantee that the Public Warrants or the Private Placement Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants and the Private Placement Warrants may expire worthless. See below risk factor, “
The Public Warrants may never be in the money, and they may expire worthless and the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then-outstanding Public Warrants approve of such amendment.
”
Outstanding warrants to purchase an aggregate of 923,857 shares of Class B Common Stock may become exercisable in accordance with the terms of the warrant agreements governing those securities, the forms of which have been filed as Exhibit 4.5 through Exhibit 4.12 of the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2022. The exercise prices of the Legacy Grove Warrants are set forth in such warrant agreements, as subsequently adjusted pursuant to the Business Combination.
Outstanding Backstop Warrants to purchase an aggregate of 3,875,028 shares of Class A Common Stock are exercisable in accordance with the terms of the Backstop Subscription Agreement governing those securities with an exercise price of $0.01 per share.
Pursuant to the Backstop Subscription Agreement, we may be required to issue additional shares of Class A Common Stock to the Backstop Investor if the volume weighted average price of our Class A Common Stock is less than $10.00 during the 10 trading days commencing on the first trading day after our first quarterly earnings call for the fiscal quarter ending June 30, 2022 (the “Additional Shares”).
To the extent any of the Public Warrants, Private Placement Warrants, Legacy Grove Warrants or Backstop Warrants are exercised, and/or the Additional Shares are issued, additional shares of Class A Common Stock will be issued or become issuable, as applicable, which will or could result in dilution to the holders of Class A Common Stock and an increase in the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised or shares be issued, as applicable, could adversely affect the prevailing market prices of Class A Common Stock.
The Public Warrants may never be in the money, and they may expire worthless and the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment.
The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the

Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period, or decrease the number of shares of Class A Common Stock purchasable upon exercise of a Warrant.
We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.
We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations, and the like) for any 20 trading days within a
30-trading-day
period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you to: (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
In addition, we may redeem your Public Warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of Class A Common Stock determined based on the redemption date and the fair market value of Class A Common Stock. The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants. None of the Private Placement Warrants will be redeemable by us, subject to certain circumstances, so long as they are held by the Sponsor or its permitted transferees.
Our dual-class structure may impact the stock price of Class A Common Stock.
We cannot predict whether our dual-class structure will result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly-public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote
and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices will not invest in Class A Common Stock. These policies are still fairly new and it is unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of Class A Common Stock less attractive to other investors. As a result, the market price of shares of Class A Common Stock could be adversely affected.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates
or (d) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the previous three years. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We may incur debt or assume contingent or other liabilities or dilute our stockholders in connection with acquisitions or strategic alliances.
We may issue equity securities to pay for future acquisitions or strategic alliances, which could be dilutive to existing stockholders. We may also incur debt or assume contingent or other liabilities in connection with acquisitions and strategic alliances, which could impose restrictions on our business operations and harm our operating results. Further, any additional equity financing, debt financing, or credit facility used for such acquisitions may not be on favorable terms, and any such financing or facility may place restrictions on our business. In addition, to the extent that the economic benefits associated with any of our acquisitions diminish in the future, we may incur incremental operating losses, and we may be required to record additional write downs of goodwill, intangible assets or other assets associated with such acquisitions, which would adversely affect our operating results.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for Class A Common Stock to decline.
The sale of shares of Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As any restrictions on resale end, the market price of the Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Class A Common Stock or other securities.
In addition, Class A Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up
provisions, and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Class A Common Stock reserved for future issuance under our Incentive Equity Plan is 24,555,528. The Compensation Committee of the Board may determine the exact number of shares to be reserved for future issuance under our equity incentive plans at its discretion. We will file one or more registration statements on Form
S-8
under the Securities Act to register shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock issued pursuant to our Equity Incentive Plan. Any such Form
S-8
registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.
The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Currently, Class A Common Stock and Public Warrants are publicly traded on the NYSE under the symbols GROV and GROV.WS, respectively. We cannot assure you that our securities will continue to be listed on the NYSE. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (400 public holders). If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter
market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Class A Common Stock and Public Warrants are listed on the NYSE, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Because there are no current plans to pay cash dividends on Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Class A Common Stock will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in Class A Common Stock unless you sell the Class A Common Stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for Class A Common Stock will rely in part on the research and reports that industry or financial analysts publish about the us or our business. We will not control these analysts. If one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
Following the consummation of the Business Combination, the Company now faces increased legal, accounting, administrative and other costs and expenses as a public company that Grove did not incur as a private company. The Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act, including the requirements of Section 404, to the extent applicable to the Company, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements may increase costs and make certain activities more time consuming. It may also be more expensive to obtain director and officer liability insurance.
Delaware law and our governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our governing documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions. Among other things, our governing documents include provisions regarding:

•	a classified board of directors;

•	the dual-class structure that provides for Class B Common Stock being entitled to ten votes per share;

•
the ability of the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, our directors and officers;

•
the requirement that a special meeting of stockholders may only be called by a majority of the entire Board, the Chairman of the Board, or our Chief Executive Officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of Board and stockholder meetings;

•
the ability of the Board to amend the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management, that stockholders may consider to be in their best interests.
Our Charter designates a state or federal court located within the State of Delaware as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees, or agents.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of the Company to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our Charter or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The forgoing provisions do not apply to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
These choice of forum provisions in our Charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

USE OF PROCEEDS
All of the Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. The Company will not receive any of the proceeds from these sales.
The Company will receive up to an aggregate of approximately $169,625,000.00 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
The Selling Holders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Holders in disposing of their Class A Common Stock. Pursuant to a registration rights agreement entered into by the Company, Sponsor and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “GROV.WS.”
We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Holders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbols “GROV” and “GROV.WS,” respectively. Prior to the consummation of the Merger, VGAC II Class A ordinary shares and VGAC II warrants were listed on the NYSE under the symbols “VGIIU,” “VGII,” and “VGIIWS,” respectively. As of July 14, 2022, there were 457 holders of record of Class A Common Stock and 2 holders of record of our Public Warrants.
Dividend Policy
We have not paid any cash dividends on Class A Common Stock or the Warrants to date. The Company’s Board of Directors (the “Board”) may from time to time consider whether or not to institute a dividend policy. It is our present intention to retain any earnings for use in our business operations and accordingly, we do not anticipate the Board declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. Further, our ability to declare dividends will also be limited by restrictive covenants contained in our debt agreements.
Securities Authorized for Issuance Under Incentive Equity Plan and ESPP
On June 14, 2022, at an extraordinary general meeting of shareholders of VGAC II (the “Shareholder Meeting”), the shareholders of VGAC II considered and approved the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “Incentive Equity Plan”) and the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). The Incentive Equity Plan and the ESPP became effective on the Closing Date.
The Incentive Equity Plan reserves for issuance 24,555,528 shares of Class A Common Stock. Additionally, the Incentive Equity Plan contains a provision, pursuant to which, commencing with the first day of each calendar year beginning in 2023, the aggregate number of shares of Class A Common Stock available under the Incentive Equity Plan shall be increased annually until (and including) the calendar year ending December 31, 2032, by a number equal to the lesser of (x) 5% of the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (y) an amount determined by the Board.
The ESPP reserves for issuance 3,274,070 shares of Class A Common Stock. The ESPP provides that the number of shares reserved and available for sale thereunder will automatically increase on the first day of each fiscal year, beginning immediately following the fiscal year ending December 31, 2023, and continuing until (and including) the fiscal year ending December 31, 2032, with such annual increase equal to the lesser of (i) 3,274,070 shares, (ii) 1% of the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year, and (iii) an amount determined by the Board.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial statements of Virgin Group Acquisition Corp. II (“
VGAC II”
) and Grove Collaborative, Inc. (“
Grove”
), adjusted to give effect to the Mergers and other related events contemplated by the Merger Agreement. VGAC II and Grove shall collectively be referred to herein as the “Companies.” The Companies, after giving effect to the Mergers, shall be referred to herein as “New Grove.”
The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical unaudited condensed balance sheet of VGAC II as of March 31, 2022 with the historical unaudited condensed balance sheet of Grove as of March 31, 2022 on a pro forma basis as if the Mergers and the other events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2022.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 combines the historical unaudited condensed statement of operations of VGAC II for the three months ended March 31, 2022 and the historical unaudited condensed statement of operations of Grove for the three months ended March 31, 2022 on a pro forma basis as if the Merger and other events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of VGAC II for the period from January 13, 2021 (date of inception) through December 31, 2021 and the historical audited statement of operations of Grove for the year ended December 31, 2021 on a pro forma basis as if the Mergers and other events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•
the (a) historical audited condensed financial statements of VGAC II as of December 31, 2021 and for the period from January 13, 2021 (inception) to December 31, 2021, included in this registration statement and (b) historical unaudited condensed financial statements of VGAC II as of and for the three months ended March 31, 2022 included in this registration statement;

•
the (a) historical audited financial statements of Grove as of and for the years ended December 31, 2019, 2020 and 2021 included in this registration statement, and (b) historical unaudited condensed financial statements of Grove as of and for the three months ended March 31, 2022 included in this registration statement; and

•	other information relating to Grove and VGAC II included in this registration statement.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Grove’s financial condition or results of operations would have been had the Mergers occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Grove. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this registration statement.
Description of the Transactions
Pursuant to the Merger Agreement (as entered into on December 7, 2021 and amended and restated on March 31, 2022), the following transactions occurred:
(i) On June 15, 2022, one day prior to the Closing Date, VGAC II became a Delaware public benefit corporation (the “
Domestication”
) and, in connection with the Domestication,

(A)	VGAC II’s name was changed to “Grove Collaborative Holdings, Inc.” (“ New Grove” ),

(B)	each then-issued and outstanding Class A ordinary share of VGAC II converted automatically into one share of Class A common stock of New Grove (the “ New Grove Class A Common Stock” ),

(C)	each then-issued and outstanding Class B ordinary share of VGAC II converted automatically into one share of New Grove Class A Common Stock,

(D)
each then-issued and outstanding warrant to purchase Class A ordinary shares of VGAC II (“
Public Warrant”
) converted automatically into one warrant to purchase one share of New Grove Class A Common Stock, and

(E)
each then-issued and outstanding units that had not previously separated into the underlying Class A ordinary shares and underlying Public Warrants were canceled and entitled the holder thereof to one share of New Grove Class A Common Stock and one-fifth
of one warrant to purchase one share of New Grove Class A Common Stock.

(ii) On the Closing Date, VGAC II Merger Sub I merged with and into Grove (the “
Initial Merger”
), with Grove as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New Grove (the “
Initial Surviving Corporation”
), and immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into VGAC II Merger Sub II (the “
Final Merger”
and, together with the Initial Merger, the “
Mergers”
), with VGAC II Merger Sub II as the surviving company in the Final Merger and, after giving effect to the Final Merger, continuing as a wholly-owned subsidiary of New Grove. The Mergers and the other transactions contemplated by the Merger Agreement other than the Domestication are hereinafter referred to as the “Business Combination.”
(iii) Upon the consummation of the Business Combination, Grove equity holders received or have the right to receive shares of class B common stock of New Grove (the “
New Grove Class
 B Common Stock”
), as set forth below, at a deemed value of $10.00 per share after giving effect to the exchange ratio as determined pursuant to the Merger Agreement (“
Exchange Ratio”
). Accordingly, based on the Exchange Ratio of approximately 1.18, 133,390,456 shares of New Grove Class B Common Stock were immediately issued and outstanding (excluding those shares of New Grove Class B Common Stock that certain holders elected to be converted to New Grove Class A Common Stock at the time of issuance), 31,332,454 shares were reserved for the potential future issuance of New Grove Class B Common Stock upon the exercise of New Grove stock options, the vesting of New Grove restricted stock units, and the exercise of New Grove warrants, based on the following transactions contemplated by the Merger Agreement:

(A)
the conversion of each issued and outstanding share of Grove’s common stock (other than the Backstop Tranche 1 Shares) and Grove’s preferred stock (on an as-converted
to Grove common stock basis) (other than dissenting shares) into (i) a number of shares of New Grove Class B Common Stock as determined pursuant to the Exchange Ratio and (ii) a number of restricted shares of New Grove Class B Common Stock that will vest upon the achievement of certain earnout thresholds prior to the tenth anniversary of Closing (as further described below, the “
Earnout Shares”
);

(B)
the conversion of all outstanding Grove warrants, excluding 275,631 warrants to purchase Grove common stock that were net settled prior to the consummation of the Business Combination, into (i) warrants exercisable for shares of New Grove Class B Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, and (ii) a number of Earnout Shares;

(C)
the conversion of all outstanding vested and unvested Grove stock options into (i) New Grove stock options exercisable for shares of New Grove Class B Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, and (ii) a number of Earnout Shares;

(D)
the conversion of all outstanding Grove restricted stock units into (i) New Grove restricted stock units with the same terms that each represent the right to receive the number of shares of New Grove Class B Common Stock adjusted using the Exchange Ratio and (ii) a number of Earnout Shares; and

(E)
the conversion of each issued and outstanding Backstop Tranche 1 Share (as defined below) into the right to receive a number of shares of New Grove Class B Common Stock equal to the Exchange Ratio (which were immediately exchanged on a one-for-one
basis for shares of New Grove Class A Common Stock).

Notwithstanding the foregoing, pursuant to elections made shortly before the Closing, certain holders of Grove common stock and Grove preferred stock elected to receive, and at the Closing were issued, an aggregate of 5,711,098 shares of New Grove Class A Common Stock on a share-for-share
basis in lieu of the New Grove Class B Common Stock they would have otherwise been entitled to receive.
The holders of New Grove Class A Common Stock have one vote per share and the holders of New Grove Class B Common Stock have ten votes per share. The New Grove Class B Common Stock is subject to automatic conversion to New Grove Class A Common Stock upon any transfers (except for certain permitted transfers).
Other Related Events in Connection with the Business Combination
Other related events that took place in connection with the Business Combination are summarized below:
Backstop Subscription Agreement
On March 31, 2022, VGAC II entered into a subscription agreement (the “Backstop Subscription Agreement”) with Corvina Holdings Limited, an affiliate of the Sponsor (the “Backstop Investor”) and Grove, pursuant to which, among other things:

(i)
The Backstop Investor purchased, and Grove sold to the Backstop Investor, on the date of the Subscription Agreement, a number of shares of Grove common stock equal to the quotient of $27,500,000 and $11.70, for an aggregate purchase price of $27,500,000 (such shares of Grove common stock, together with any other shares of Grove common stock issued to the Backstop Investor prior to the closing of the Business Combination, the “Backstop Tranche 1 Shares”).

(ii)
The Backstop Investor subscribed for and purchased, on the Closing Date, 1,671,524 shares of New Grove Class A Common Stock at a purchase price of $10.00 per share (the “Backstop Tranche 2 Shares”), for aggregate gross proceeds of $16,715,240.

As further described in this registration statement, the Backstop Subscription Agreement also provides:

(i)	Immediately following the closing of the Business Combination:

(A)
each share of New Grove Class B Common Stock issued to the Backstop Investor pursuant to the Merger Agreement as consideration for the Backstop Tranche 1 Shares was exchanged for one share of New Grove Class A Common Stock (the “Backstop Share Exchange”), and

(B)
New Grove issued to the Backstop Investor warrants to purchase 3,875,028 shares of New Grove Class A Common Stock (each warrant exercisable to purchase one share of New Grove Class A Common Stock for $0.01) (such warrants, the “Backstop Warrants”). Such warrants shall be exercisable by Subscriber at any time for a period of five years from the date of issuance.

(ii)
For additional shares of New Grove Class A Common Stock to be issued to the Backstop Investor if the volume weighted average price of New Grove Class A Common Stock is less than $10.00 during the 10 trading days commencing on the first trading day after New Grove’s first quarterly earnings call for the fiscal quarter ending June 30, 2022 (“Additional Shares”). The Backstop Investor shall be entitled to receive additional VGAC Class A Common Shares equal to the lesser of (i) the product of (x) the sum of (1) the VGAC Class B Common Shares issued to Subscriber at the Business Combination Closing pursuant to the Business Combination Agreement as consideration for the Tranche 1 Shares and (2) the Tranche 2 Shares, if any, multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the Business Combination Closing) minus the Measurement Period VWAP, and (B) the denominator of which is the Measurement Period VWAP and (ii) the number of Post-Combination VGAC Shares outstanding as of immediately following the Business Combination Closing.

On June 16, 2022, New Grove exchanged or issued the following:

•
2,338,352 shares of Backstop Tranche 1 shares were exchanged for 2,750,000 shares of New Grove Class B Common Stock, which was immediately exchanged on a one-for-one
basis for shares of New Grove Class A Common Stock.

•	Backstop Investor purchased 1,671,524 shares of Backstop Tranche 2 Shares for aggregate gross proceeds in an amount equal to $16,715,524; and

•	Backstop Investor received 3,875,028 Backstop Warrants.
PIPE Subscription Agreements
On December 7, 2021, VGAC II entered into the Subscription Agreements with respect to the PIPE Financing. Pursuant to the Subscription Agreements, certain accredited and strategic investors have purchased 8,707,500 shares of New Grove Class A Common Stock (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $87,075,000, of which only 8,607,500 shares of New Grove Class A Common Stock have been issued for aggregate proceeds of $86,075,000. The Company expects to issue the balance of these shares of New Grove Class A Common Stock and collect the remaining proceeds of the PIPE Financing on a subsequent date.
Grove Earnout Shares
At the closing of the Merger, Grove shareholders (including Grove stock option, restricted stock unit, and warrant holders) (other than the Backstop Investor) were issued 13,999,960 shares of New Grove Class B Common Stock (“
Grove Earnout Shares”
). Such shares are subject to vesting and forfeitures based upon certain triggering events that can occur during a period of ten years following the closing of the Business Combination (the “
Earnout Period”
). The triggering events that will result in the vesting of the Grove Earnout Shares during the Earnout Period are the following:

•
7,000,173 shares earned if the share price of New Grove Class A Common Stock is greater than or equal to $12.50 over any 20 trading days within any consecutive 30 trading day period during the Earnout Period;

•
6,999,787 shares earned, including the shares subject to the $12.50 threshold if not previously vested, if the share price of New Grove Class A Common Stock is greater than or equal to $15.00 over any 20 trading days within any 30 consecutive trading day period during the Earnout Period; and

•
If, during the Earnout Period, there is a Change of Control Transaction (as defined in the Merger Agreement), then all remaining triggering events that have not previously occurred and the related vesting conditions shall be deemed to have occurred.

If, at any time prior to the expiration of the Earnout Period, any holder of Grove Earnout Shares forfeits all or any portion of such holder’s converted Grove options and restricted stock units, all unvested Grove Earnout Shares issued to such holder with respect to any such awards shall be automatically forfeited to New Grove and distributed to the other holders of Grove securities as of immediately prior to the closing of the Business Combination on a pro rata basis.
Grove Class A Share Issuance
Immediately after the Closing, New Grove issued an aggregate of 32,300 shares (“
Employee Stock Grants”
) of New Grove Class A Common Stock, net of taxes, to certain of its employees of the Company’s fulfillment centers, none of which are officers or directors of New Grove or any of its predecessors.
Accounting Treatment of the Business Combination
The Merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VGAC II will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Grove will represent a continuation of the financial statements of Grove with the Business Combination treated as the equivalent of Grove issuing stock for the net assets of VGAC II, accompanied by a recapitalization. The net assets of VGAC II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Grove in future reports of New Grove.
Grove has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Current Grove stockholders will have a relative majority of the voting power of New Grove;

•
The New Grove Board will have nine members (such members currently consisting of eight members and one vacant board seat) of whom one individual shall be designated by VGAC II and of whom eight individuals shall be designated by Grove;

•	Grove’s senior management will comprise the senior management roles of New Grove and be responsible for the day-to-day operations;

•	New Grove will assume the Grove name; and

•	The intended strategy and operations of New Grove will continue Grove’s current strategy.
Grove is in process of finalizing the accounting related to the Business Combination and the treatment related to the:

•
Grove Earnout Shares—The Grove Earnout Shares, excluding those allocated to the unvested Grove options and restricted stock units, are expected to be accounted for as a long-term liability classified as equity-linked contracts that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Grove. The Company has concluded that liability classification for the Grove Earnout Shares is appropriate and as such, the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations. The preliminary fair value of the Grove Earnout Shares was determined using the most reliable information currently available. The Grove Earnout Shares attributed to the unvested Grove options and restricted stock units are expected to be accounted for as stock-based compensation due to the continued service requirement and will be equity- classified. Any compensation expense related to such Grove Earnout Shares will be recognized over the respective service periods in future reporting periods and has not been reflected in the unaudited pro forma condensed combined statement of operations.

•
Public Warrants and Private Placement Warrants—The Company has concluded that liability classification for the Public Warrants and Private Placement Warrants is appropriate and as such, the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations.

•
Direct and Incremental Transaction Costs—Estimates are necessary to finalize the allocation of direct and incremental transaction costs between instruments issued or assumed in the Business Combination. The Company has preliminarily allocated such costs on a relative fair value basis between the VGAC II ordinary shares, PIPE Shares, Public Warrants, Private Placement Warrants, Grove Earnout Shares, Downside Protection feature and Backstop Warrants based on estimates that are available. Direct and incremental transaction costs allocated to equity-classified instruments have been preliminarily recorded within equity in the unaudited pro forma condensed combined financial statements. Direct and incremental transaction costs allocated to liability-classified equity instruments were expensed in the unaudited pro forma condensed combined financial statements.

•
Backstop Subscription Agreement—The Company has determined there is a freestanding instrument related to the Downside Protection feature under the Backstop Subscription Agreement. Such feature is required to be bifurcated and classified as a liability. A separate valuation has not yet been completed and therefore the fair value of this freestanding instrument has not been reflected in the unaudited pro forma condensed combined financial statements. The Company has preliminarily classified the entire proceeds from the Tranche 1 financing within the equity section of the pro forma balance sheet as of March 31, 2022.

The final accounting related to the Business Combination, including the Grove Earnout Shares, Public Warrants, Private Placement Warrants, Backstop Subscription Agreement shares, Backstop Warrants and transaction costs will be finalized by New Grove and reported in the Company’s financial statement as of and for the six months ended June 30, 2022.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of New Grove upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings, or cost savings. The cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Grove following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. VGAC II and Grove have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information contained herein reflects VGAC II stockholders’ approval of the Merger on June 14, 2022, and that VGAC II Class A ordinary shareholders holding 39,672,045 shares elected to redeem their shares prior to the Closing and the purchase of 1,671,524 shares of

Backstop Tranche 2 Shares by the Backstop Investor. At the closing of the Merger, there were 29,412,877 outstanding shares of New Grove Class A Common Stock and 133,390,456 outstanding shares of New Grove Class B Common Stock, after giving effect to the Employee Stock Grants and certain employees’ elections to receive New Grove Class A Common Stock in lieu of New Grove Class B Common Stock.
The following summarizes the New Grove Class A Common Stock and New Grove Class B Common Stock issued and outstanding immediately after the Merger (after giving effect to the Employee Stock Grants):

	Number of Shares	% Ownership
Former VGAC II shareholders (1)(2)	667,955	0.4%
Sponsor	9,972,500	6.1%
PIPE Investors	8,607,500	5.3%
Grove Shareholders (3)	127,851,594	78.6%
Employee Stock Grants	32,300	—%
Tranche 2 Backstop Shares	1,671,524	1.0%
Grove Earnout	13,999,960	8.6%

Total shares of New Grove Common Stock outstanding at closing of the Merger	162,803,333	100.0%

(1)	The Exchange Ratio is calculated as of the close of the Merger. The number of shares outstanding for both VGAC II and Grove are calculated as of the close of the Merger.
(2)	Includes 90,000 of Class B ordinary shares which were transferred from the Sponsor to three independent directors, each receiving 30,000 Class B ordinary shares.
(3)	Includes Backstop Tranche 1 Shares issued in accordance with the Backstop Agreement.
The following summarizes the New Grove Class A Common Stock and the New Grove Class B Common Stock issued and outstanding immediately after the Business Combination, inclusive of the dilutive effects of the Grove Earnout, Public and Private Placement Warrants, Backstop Warrants, and the rollover of Grove equity awards, after giving effect to the Exchange Ratio (after giving effect to the Employee Stock Grants):

	Number of Shares	% Ownership
Former VGAC II shareholders (1)(2)	667,955	0.3%
Sponsor	9,972,500	4.7%
PIPE Investors	8,607,500	4.0%
Grove Shareholders (3)	127,851,594	60.2%
Employee Stock Grants	32,300	—%
Tranche 2 Backstop Shares	1,671,524	0.8%
Grove Earnout	13,999,960	6.6%
Private Placement Warrants	6,700,000	3.1%
Public Warrants	8,050,000	3.8%
Grove equity holders (options)	24,691,735	11.6%
Grove equity holders (RSUs)	5,716,862	2.7%
Grove equity holders (warrants)	923,857	0.4%
Backstop Warrants	3,875,028	1.8%

Pro forma shares outstanding, diluted	212,760,815	100.0%

(1)	The Exchange Ratio is calculated as of the close of the Mergers. The number of shares outstanding for both VGAC II and Grove are calculated as of the close of the Mergers.

(2)	Includes 90,000 of Class B ordinary shares which were transferred from the Sponsor to three independent directors, each receiving 30,000 Class B ordinary shares.
(3)	Includes Backstop Tranche 1 Shares issued in accordance with the Backstop Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of March 31, 2022
(in thousands)

	Virgin Group II (Historical)	Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$80	$74,428			$147,664
			402,566	A
			86,075	B
			(14,088)	C
			(21,392)	D
			16,715	M
			(396,720)	F
Inventory, net	—	50,559			50,559
Prepaid expenses and other current assets	615	11,264			11,879

Total current assets	695	136,251	73,156		210,102
Cash and Investments held in trust account	402,566	—	(402,566)	A	—
Property and equipment, net	—	16,095			16,095
Operating lease right-of-use assets	—	20,471			20,471
Other long-term assets	—	5,550	(4,163)	D	1,387

Total assets	$403,261	$178,367	$(332,573)		$248,055

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$31,822	$(131)	D	$31,691
Accrued expenses	2,814	24,208	(2,424)	D	24,598
Due to related party	32				32
Deferred revenue	—	11,426			11,426
Operating lease liabilities, current	—	3,724			3,724
Other current liabilities	—	894			894
Debt, current	—	16,720			16,720
Promissory note - related party	1,000				1,000

Total current liabilities	3,846	88,794	(2,555)		90,085
Debt, noncurrent	—	50,034			50,034
Operating lease liabilities, noncurrent	—	19,090			19,090
Other long-term liabilities	—	3,924	(2,901)	K	1,023
Warrant liability	5,686	—			5,686
Earnout liability	—	—	66,265	G	66,265
Backstop derivative liability	30,234		(30,234)	O
Deferred underwriters’ discount	14,088	—	(14,088)	C	—

Total liabilities:	53,854	161,842	16,487		232,183
Convertible preferred stock	—	487,918	(487,918)	I	—
Convertible common stock		27,473	(27,473)	L	—
VGII Class A ordinary shares subject to redemption	402,500	—	(402,500)	E	—

	Virgin Group II (Historical)	Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Stockholders’ equity (deficit):
Grove Common stock	—	1	(1)	J	—
Preferred stock (VGII)	—				—
VGII Class A Ordinary Shares	—				—
VGII Class B Ordinary Shares	1		(1)	E	—
New Grove Class A common stock	—		1	B	2
			5	E
			(4)	F
New Grove Class B common stock	—		1	J	11
			10	I
Additional paid-in capital	—	38,660	86,074	B	558,596
			(17,790)	D
			402,496	E
			(396,716)	F
			(66,265)	G
			(53,094)	H
			487,908	I
			2,901	K
			27,473	L
			16,715	M
			30,234	N
Accumulated deficit	(53,094)	(537,527)	53,094	H	(542,737)
			(5,210)	D

Total stockholders’ (deficit) equity	(53,093)	(498,866)	567,831		15,872

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$403,261	$178,367	$(333,573)		$248,055

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2022
(in thousands, except share and per share data)

	For the Three Months ended March 31, 2022 VGII (Historical)	For the Three Months ended March 31, 2022 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenue, net	$—	90,479	$—		90,479
Cost of goods sold	—	47,742	—		47,742

Gross profit	—	42,737	—		42,737
Operating expenses:
Advertising	—	32,793	—		32,793
Product development	—	6,240	—		6,240
Selling, general and administrative	—	50,970	—		50,970
Formation and operating costs	1,008		—		1,008

Operating loss	(1,008)	(47,266)	—		(48,274)
Interest income earned on investments held in Trust Account	(36)		36	EE	—
Change in fair value of warrant liabilities	(7,654)		—		(7,654)
Interest expense	—	2,087	—		2,087
Other expense (income), net	—	(1,992)	(1,886)	FF	(3,878)
Initial measurement of derivative liability	30,234		(30,234)	GG	—

Interest and other expense (income), net	22,544	95	(32,084)		(9,445)

Income (Loss) before provision for income taxes	(23,552)	(47,361)	32,084		(38,829)
Provision for income taxes	—	23	—		23

Net income (loss)	(23,552)	(47,384)	32,084		(38,852)

Net loss attributable to common stockholders, basic and diluted	(23,552)	(47,384)	32,084		(38,852)

Weighted average shares outstanding of New Grove Class A and B Common Stock—basic and diluted				HH	152,218,639

Net loss per share of New Grove Class A and B Common Stock—basic and diluted					(0.26)

Weighted average shares outstanding of Grove common stock—basic and diluted		7,981,994

	For the Three Months ended March 31, 2022 VGII (Historical)	For the Three Months ended March 31, 2022 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Net loss per share of Grove common stock—basic and diluted		$(5.94)

Weighted average shares outstanding of VGII Class A ordinary shares—basic and diluted	40,250,000

Net loss per share of VGII Class A ordinary shares—basic and diluted	10,062,500

Weighted average shares outstanding of VGII Class B ordinary shares—basic and diluted	$(0.47)

Net loss per share of VGII Class B ordinary shares—basic and diluted	$(0.47)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share and per share data)

	For the period from January 13, 2021 (inception) to December 31, 2021 VGII (Historical)	For the Year Ended December 31, 2021 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenue, net	$—	$383,685	$—		$383,685
Cost of goods sold	—	195,181	—		195,181

Gross profit	—	188,504	—		188,504
Operating expenses:
Advertising	—	107,313	—		107,313
Product development	—	23,408	—		23,408
Selling, general and administrative	—	186,638	5,210	AA	191,848
Formation and operating costs	3,573	—	—		3,573

Operating loss	(3,573)	(128,855)	(5,210)		(137,638)
Interest income earned on investments held in Trust Account	(31)	—	31	BB	—
Offering costs allocated to warrants	570	—	—		570
Change in fair value of warrant liabilities	(6,811)	—	—		(6,811)
Interest expense	—	5,202	—		5,202
Loss on extinguishment of debt	—	1,027	—		1,027
Other expense (income), net	—	760	(1,234)	CC	(474)

Interest and other expense (income), net	(6,272)	6,989	(1,203)		(486)

Income (Loss) before provision for income taxes	2,699	(135,844)	(4,007)		(137,152)
Provision for income taxes	—	52	—		52

Net income (loss)	2,699	(135,896)	(4,007)		(137,204)

Net loss attributable to common stockholders, basic and diluted	2,699	(135,896)	(4,007)		(137,204)

Weighted average shares outstanding of New Grove Class A and B Common Stock—basic and diluted				DD	151,402,644

Net loss per share of New Grove Class A and B Common Stock—basic and diluted					$(0.91)

Weighted average shares outstanding of Grove common stock—basic and diluted		7,288,145

	For the period from January 13, 2021 (inception) to December 31, 2021 VGII (Historical)	For the Year Ended December 31, 2021 Grove (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Net loss per share of Grove common stock—basic and diluted		$(18.65)

Weighted average shares outstanding of VGII Class A ordinary shares—basic and diluted	32,705,669
Net loss per share of VGII Class A ordinary shares—basic and diluted	$0.06

Weighted average shares outstanding of VGII Class B ordinary shares—basic and diluted	10,062,500

Net loss per share of VGII Class B ordinary shares – basic and diluted	$0.06

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1—Description of the Business Combination
On December 7, 2021, VGAC II entered into the Merger Agreement with Grove and on March 31, 2022, VGAC II entered into an Amended and Restated Agreement and Plan of Merger with Grove. All references to the Merger Agreement in these notes shall be interpreted to refer to the Merger Agreement as amended and restated, unless the context otherwise requires.
Pursuant to the Merger Agreement, at the closing on June 16, 2022, Grove merged with a wholly owned subsidiary of VGAC II, with Grove being the surviving corporation as a wholly owned subsidiary of VGAC II and II changed its name to Grove Collaborative Holdings, Inc. (“New Grove”). Following the closing, (a) New Grove owns all the equity interests of Grove and (b) the former equity holders of Grove holds all of the outstanding New Grove Class B Common Stock.
Note 2—Basis of the Pro Forma Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VGAC II will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Grove will represent a continuation of the financial statements of Current Grove with the Business Combination treated as the equivalent of Current Grove issuing stock for the net assets of VGAC II, accompanied by a recapitalization. The net assets of VGAC II will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Current Grove in future reports of New Grove.
The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Merger and the other related events, summarized below, occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 present pro forma effect to the Merger and the other related events, summarized below, as if it had been completed on January 1, 2021, (the date of inception for VGAC II was January 13, 2021).
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this registration statement:

•
the (a) historical audited condensed financial statements of VGAC II as of December 31, 2021 and for the period from January 13, 2021 (inception) to December 31, 2021, and (b) historical unaudited condensed financial statements of VGAC II for the three months ended March 31, 2022;

•
the (a) historical audited financial statements of Grove as of and for the years ended December 31, 2019, 2020 and 2021, and (b) historical unaudited condensed financial statements of Grove for the three months ended March 31, 2022; and

•	other information relating to Grove and VGAC II included in this registration statement;
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Grove believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Grove believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of VGAC II and Grove.
Note 3—Pro Forma Adjustments
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, VGAC II has elected not to present any Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
VGAC II and Grove have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination
company filed consolidated income tax returns during the periods presented. VGAC II has a full valuation allowance on any of its net deferred assets and accordingly, has not recorded any provision for income taxes in its historical statements of operations. Therefore, the proforma adjustments assume a 0% effective interest rate.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)
The reclassification of $402.6 million of cash and investments held in the VGAC II Trust Account that became available at closing of the Business Combination. See adjustment note (F) for actual redemptions in connection with the Merger closing

(B)	In connection with the signing of the Merger Agreement, VGAC II entered into subscription agreements with certain investors (the “ PIPE Investors” ). Pursuant to the Subscription Agreements, the

PIPE Investors purchased, and VGAC II issued and sold to such investors 8.6 million shares of New Grove Class A Common Stock with par value of $0.0001, resulting in gross proceeds of $86.1 million. The costs related to the issuance of the PIPE Financing are adjusted against additional paid in capital (see adjustment D below).

(C)	Reflects the cash settlement of the $14.1 million liability for VGAC II’s deferred underwriting commissions related to its initial public offering.

(D)
Represents the preliminary estimated direct and incremental transaction costs incurred by Grove related to the Business Combination, including underwriting/banking, legal, accounting and other fees, of which $17.8 million is allocated to equity-classified instruments consisting of the VGAC II ordinary shares, PIPE Shares, and the Backstop Warrants, and reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Grove’s additional paid-in
capital and are assumed to be cash settled. The direct and incremental costs related to liability-classified instruments totaling $5.2 million is expensed as of January 1, 2021 (see adjustment AA below). As of March 31, 2022, Grove had deferred transaction costs incurred of $4.2 million, of which $2.6 million was unpaid.

(E)	Reflects the recapitalization of VGAC II Class A ordinary shares subject to possible redemption and VGAC II Class B ordinary shares into New Grove Class A Common Stock at $0.0001 par value.

(F)
Reflects the cash disbursed to redeem 39,672,045 shares of VGAC II common stock for $396.7 million at a redemption price of $10.00 per share and allocated to New Grove Class A Common Stock and additional paid-in
capital using par value of $0.0001 per share

(G)
Reflects the preliminary estimated fair value of contingently returnable Grove Earnout Shares, excluding those allocated to the unvested Grove options and restricted stock units, that are expected to be accounted for as liability classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Grove. The preliminary fair value of the Grove Earnout Shares was determined using the most reliable information currently available. Refer to Note 5 for more information.

Subsequent to the consummation of the Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in New Grove’s statement of operations within other income/expense.

(H)
Reflects the elimination of VGAC II’s historical accumulated deficit with a corresponding adjustment to additional paid-in
capital for New Grove in connection with the reverse recapitalization upon closing of the Business Combination.

(I)
Reflects the conversion of Grove convertible preferred stock into shares of Grove common stock, and such shares were converted into the right to receive shares of New Grove Class B Common Stock pursuant to the Exchange Ratio concurrent with the closing of the Business Combination.

(J)	Reflects the conversion of Grove Common Stock into shares of New Grove Class B Common Stock pursuant to the Exchange Ratio concurrent with the closing of the Business Combination.

(K)
Reflects the reclassification of Grove warrants from liability to equity classification as the warrants became exercisable for shares of New Grove Class B Common Stock rather than Grove convertible preferred stock upon closing of the Business Combination.

(L)
Reflects the reclassification of 2,750,000 shares of Tranche 1 Shares from mezzanine equity to permanent equity and allocated to New Grove Class A Common Stock and additional paid-in
capital using par value of $0.0001 per share

(M)	Reflects the cash proceeds of $16.7 million for the purchase of 1,671,524 shares of Backstop Tranche 2 consisting of New Grove common stock by the Backstop Investor

(N)	Reflects the elimination of the backstop derivative liability as recorded on VGAC II historical balance sheet

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:

(AA)
Represents the preliminary estimated direct and incremental transaction costs incurred by Grove related to the Business Combination, including underwriting/banking, legal, accounting and other fees, of which $5.2 million is allocated to the Downside Protection Feature, Grove Earnout, Public Warrants and Private Placement Warrants that are expected to be liability-classified and expensed.

(BB)	Reflects the elimination of interest income related to the investments held in the trust account for the period from January 13, 2021 through December 31, 2021.

(CC)	Reflects the elimination of remeasurement losses on the Grove convertible preferred stock warrant liability.

(DD)
As the Business Combination is being reflected as if it had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants have been outstanding for the entirety of the period presented. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 are as follows:

(EE)	Reflects the elimination of interest income related to the investments held in the VGAC II trust account for the three months ended March 31, 2022.

(FF)	Reflects the elimination of remeasurement losses on the Grove convertible preferred stock warrant liability for the three months ended March 31, 2022

(GG)	Reflects the elimination of initial measurement of the Backstop Derivative Liability on the VGAC II income statement for the three months ended March 31, 2022

(HH)
As the Business Combination is being reflected as if it had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants have been outstanding for the entirety of the period presented. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

Note 4—Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, the PIPE Financing, Tranche 1 and Tranche 2 of the Backstop Subscription Agreement and the Backstop Warrants, assuming the shares were outstanding since January 1, 2021. The calculation is retroactively adjusted to eliminate all VGAC II Class A ordinary shares redeemed as if such redemption occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information is as follows (in thousands, except share and per share data):

	Year Ended December 31, 2021	Three Months Ended March 31, 2021
Pro Forma net loss	$(137,204)	$(38,852)
Basic weighted average shares outstanding	151,402,644	152,218,639
Pro forma net loss per share, basic and diluted (1)	$(0.91)	$(0.26)

(1)	The pro forma basic and diluted shares include 3,875,028 shares underlying the Backstop Warrants (each warrant exercisable to purchase one VGAC II class A common share for $0.01)
Following the closing of the Business Combination, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented above because including them would have had an anti-dilutive effect:

	Year Ended December 31, 2021	Three Months Ended March 31, 2022
Private Placement Warrants (1)	6,700,000	6,700,000
Public Warrants	8,050,000	8,050,000
Grove common stock options (2)	27,882,520	25,691,329
Grove restricted stock units (2)	1,777,183	3,224,181
Grove common stock warrants	1,424,108	1,148,477
Grove common stock issued upon early exercise of options	81,750	16,539
Grove Earnout Shares (3)	13,999,960	13,999,960

Total	59,915,521	58,830,486

(1)
One whole warrant entitles the holder to purchase one share of New Grove Class A Common Stock at a price of $11.50 per share. New Grove’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of New Grove’s shares outstanding at the time of closing.

(2)
All outstanding Grove options and restricted stock units at the closing, whether vested or unvested, will convert into options or rights to purchase a number of shares of New Grove Class B Common Stock, determined in accordance with the Exchange Ratio. Additionally, holders of Grove options and restricted stock units will receive a pro rata share of the Grove Earnout Shares.

(3)	Grove Earnout Shares are subject to certain vesting and forfeiture conditions as described herein.
Note 5—Grove Earnout Shares
The Grove Earnout Shares, excluding those related to unvested Grove options and restricted stock units, are expected to be accounted for as liability classified equity instruments that are earned upon achievement of the Share Price Milestones, which provide for settlement provisions that are not indexed to New Grove’s Class A common stock. The preliminary estimated fair value of the Grove Earnout Shares is $66.3 million.
The estimated fair value of the Grove Earnout Shares was determined by a Monte Carlo simulation valuation model using a distribution of potential outcomes on a rolling basis over the ten-year
earnout period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information currently available. Assumptions used in the preliminary valuation, which are subject to change at the closing of the Business Combination, were as follows:
Current stock price: the current stock price was set at the current value per share for the Class A ordinary shares.

Expected volatility: the volatility rate was determined using an average of historical volatilities of selected industry peers deemed to be comparable to Grove’s business, corresponding to the expected term of the awards.
Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected ten-year
term of the earnout period.
Expected term: the expected term is the
ten-year
term of the earnout period.
Expected dividend yield: the expected dividend yield is zero as Grove has never declared or paid cash dividends and has no current plans to do so during the expected term.
The actual fair values of the Grove Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the closing of the Business Combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis is intended to help you understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with the Company’s financial statements and related notes thereto included elsewhere in this prospectus. In connection with the Business Combination, Grove Collaborative, Inc. was determined to be the accounting acquirer.
In addition to historical financial analysis, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions, as described under the heading “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, risks and uncertainties, including those set forth under “Risk Factors” included elsewhere in this registration statement on Form
S-1.
Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Grove Collaborative, Inc.” “Grove,” “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Grove Collaborative, Inc. prior to the consummation of the Business Combination.
OVERVIEW
Grove is a digital-first, sustainability-oriented consumer products innovator. We use our connection with consumers to create and curate authentic, disruptive brands and products. Grove builds natural products that perform as well as or better than many leading CPG brands (both conventional and natural), while being healthier for consumers and the planet.
Grove’s omnichannel distribution strategy enables us to reach consumers where they want to shop. We operate an online direct-to-consumer
website and mobile application (“DTC platform”) where we both sell our Grove-owned brands (“Grove Brands”) and partner with other leading natural and mission-based CPG brands, providing consumers the best selection of curated products across many categories and brands. For the three months ended March 31, 2022, we generated approximately 52% of our net revenue from Grove Brands, with 75% of that net revenue from home care products. As we grow our product assortment and distribution in beauty and personal care, we expect the contribution of sales from these categories to increase.
Grove is a public benefit corporation and a Certified B Corporation, meaning we adhere to third party standards for prioritizing social, environmental, and community wellbeing. We have a history of doing well by doing good, which is supported by our flywheel: as we have grown, our product development capabilities and data have improved. That improved innovation grows both topline and expands margins as our innovation tends to be both market expanding and margin accretive. Since inception, Grove has grown rapidly and invested heavily in building out both its Grove ecommerce platform and its Grove Brands, and over this period we have operated at a loss and have an accumulated deficit of ($537.5) million as of March 31, 2022. We anticipate that we will continue to incur losses in the future as we continue to invest in advertising and other strategic initiatives planned for future growth and as a result, we may need additional capital resources to fund our operations. Refer to Liquidity, Capital Resources and Requirements below for more information.
Reorganization
In March 2022, due to the ongoing impact of the pandemic, current market headwinds, and the steadfast commitment to building a sustainable business, we implemented a company-wide reorganization which included a reduction in our workforce of approximately 17% of corporate employees to reduce operating expenses and strengthen key strategic areas across the business. In connection with the reorganization, we recorded charges totaling $1.6 million in the three months ended March 31, 2022.

Business Combination
On June 16, 2022 (the “Closing Date”), we consummated the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated December 7, 2021, amended and restated on March 31, 2022 (the “Merger Agreement”), among Virgin Group Acquisition Corp. II (“VGAC II”), Treehouse Merger Sub, Inc. (“VGAC II Merger Sub I”), Treehouse Merger Sub II, LLC (“VGAC II Merger Sub II”), and Grove Collaborative, Inc. (“Legacy Grove”) (“the Merger”). In connection with the Merger, VGAC II changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to Grove Collaborative Holdings, Inc (the “Domestication”), a public benefit corporation. On the Closing Date, VGAC Merger Sub II merged with and into Legacy Grove with Legacy Grove being the surviving corporation and a wholly-owned subsidiary of the Company (together with the Merger and the Domestication, the “Business Combination”).
On December 7, 2021, concurrently with the execution of the Merger Agreement, VGAC II entered into subscription agreements with certain investors (the “PIPE Investors”) to which such investors collectively subscribed for an aggregate of 8,707,500 shares of Class A Common Stock at $10.00 per share for aggregate gross proceeds of $87,075,000 (the “PIPE Investment”). 8,607,500 shares of Class A Common Stock has been issued for aggregate proceeds of $86,075,000, which consummated concurrently with the closing to the Business Combination.
On March 31, 2022, VGAC II entered into the a Subscription Agreement with Corvina Holdings Limited (the “Backstop Investor”), where the Backstop Investor agreed to purchase, on the closing date of the Business Combination, certain shares of Class A Common Stock at a purchase price of $10.00 per share (“Backstop Tranche 2 Shares”) for aggregate gross proceeds in an amount equal to (x) $22.5 million minus (y) the amount of aggregate cash remaining in VGAC II’s trust account, after deducting any amounts paid to VGAC II shareholders who exercise their redemption rights in connection with the Business Combination.
We completed the Business Combination and PIPE Investment on June 16, 2022, pursuant to which we received total gross proceeds of $97.1 million, including proceeds from the issuance of Backstop Tranche 2 Shares.
Key Factors Affecting Our Operating Performance
We believe that the growth of our business and our future success are dependent on many factors. While each of these factors presents significant opportunities for us, they also pose important challenges that we must successfully address to enable us to sustain the growth of our business and improve our operations while staying true to our mission, including those discussed below and in the section entitled “Risk Factors”.
Ability To Grow our Brand Awareness
Our brand is integral to the growth of our business and is essential to our ability to engage with our community. Our performance will depend on our ability to attract new customers and encourage consumer spending across our product portfolio. Despite growth in our brand awareness, as of March 31, 2022, our market research shows that Grove still only has aided brand awareness of approximately 32% among shoppers who have or intend to purchase natural products, which is lower than many Home and Personal Care peers. We believe the core elements of continuing to grow our awareness, and thus increase our penetration, are highlighting our products’ qualities of being natural, sustainable and effective, the efficacy of our marketing efforts and the success of our continued retail rollout. Beyond preserving the integrity of our brand, our performance will depend on our ability to augment our reach and increase the number of consumers aware of Grove and our product portfolio.

Ability to Continue to Innovate in Products and Packaging
Our continued product innovation is integral to our future growth. We have successfully developed and launched over 500 individual products in recent years. The research, development, testing and improvement has been led by the Grove R&D team, which includes experienced chemists and formulators, who work closely with our Sustainability team. These new and innovative products, as well as our focus on environmentally responsible packaging, have been key drivers of our value proposition to date. An important element of our product development strategy is our ability to engage directly with customers through our DTC platform to assess demand and market preferences. To the extent our customers increasingly access our products through retail channels, we will need to innovate our modalities of customer engagement to maintain this important feedback loop. Our continued success in research and development and ability to assess customer needs and develop sustainable and effective products will be central to attracting and retaining consumers in the future and to growing our market penetration and our impact on human and environmental health.
Ability to Expand our Retail Distribution
We have a significant opportunity to expand our distribution in retail channels, both broadening our partner reach and introducing our products across more doors, as well as deepening our retail distribution in terms of the number of individual products. Our success and speed of doing so will impact our financial performance. We will pursue partnerships with a wide variety of retailers, including big-box
retailers, online retailers, grocery stores, drugstores and specialty retailers. Our ability to execute this strategy will depend on a number of factors, such as retailers’ satisfaction with the sales and profitability of our products. In the near-term, retail expansion will require partnerships with retailers on launches and we may choose to invest in promotions to drive sales and awareness over time. To the extent we are successful in retail expansion over the next several years, we expect to see potential negative effects on gross margins resulting from the retail cost structure to be approximately offset by savings in fulfillment costs driven by bulk shipping to retailers versus individualized fulfillment to consumers, through our fulfillment centers.
Cost-Efficient Acquisition of New Customers and Retention of Existing Customers on our DTC Platform
Our ability to attract new customers is a key factor for our future growth. To date we have successfully acquired new customers through many online and offline marketing channels. As a result, revenue has increased each year since our launch. In recent periods, changes in the algorithms used for targeting and purchasing online advertising, supply and demand dynamics in the market, and other factors have caused the cost of marketing on these channels to increase consistently. Failure to effectively adapt to changes in online marketing dynamics or otherwise to attract customers on a cost- efficient basis would adversely impact our profitability and operating results. We have several initiatives underway that we believe may lower marketing and customer acquisition cost, but these may not be successful and our inability to drive success in new marketing initiatives would adversely impact our profitability and operating results.
In 2020, new customer acquisition, customer acquisition cost, average order value, promotion rates, and growth in order volume by cohort were favorably impacted to a substantial degree by the onset of the
COVID-19
pandemic. This was driven both by the increasing use of DTC platform by customers sheltering in place and by substantially higher demand for many of our product categories, especially personal care and household paper and cleaning products. After several years of annual revenue growth, our revenues in the three months ended March 31, 2022 were approximately 11% lower than in the prior year comparative period, reflecting the challenges that the industry faces as a result of customers buying behaviors reverting to pre-pandemic
levels. While we continue to believe that there are long term growth trends in the zero-waste
industry and that we will be able to continue to grow our business in the long run, post-pandemic consumer behavior patterns and macro-economic factors will continue to be a risk to our business and will adversely impact our financial performance.
The future activity level and profitability of our DTC customer base will depend on our ability to continue to offer a compelling value proposition to consumers including strong selection, pricing, customer service, smooth and compelling web and mobile app experience, fast and reliable fulfillment, and curation within natural and sustainable products. Our success is also dependent on our ability to maintain relevance with our consumers on a regular basis through high performing products and a consumer-friendly refill and fulfillment process, and most importantly to provide consumers with products that consistently outperform their expectations. Our ability to execute on these key value-driving areas for consumers, and to remain competitive and compelling in a post- pandemic landscape, are necessary for our future growth. Failure to achieve these things would materially impact our operating results and financial performance.
Ability to Drive Operating Efficiency and Leverage as We Scale
We believe we are in the early stages of realizing a substantial opportunity to transform the consumer products industry into a force for human and environmental good by relentlessly creating and curating planet- first, high-performance brands and products. We have made substantial operating and capital expenditures to build our operations for this opportunity and believe that realization will require sustained levels of investment for the foreseeable future. To achieve profitability over the longer term, we will need to leverage economies of scale in sourcing our products, generating brand awareness, acquiring customers, creating operating leverage over headcount and other overhead, and fulfilling orders. Our retail strategy is designed, in part, to help accelerate achievement of this scale, as we leverage the retail presence of our partners and minimize the fulfillment costs associated with our DTC platform and create new revenue streams for our product development efforts. However, we believe that maintaining our DTC presence will remain a key driver of our product innovation and customer satisfaction strategies and serves the need of an important and growing group of consumers that wants to shop online. If we are unable to achieve sufficient operating leverage in our business, we may need to curtail our expenditures, which would in turn compromise our prospects for growth and or negatively impact our ability to operate profitably.
Impact of
COVID-19
The global
COVID-19
pandemic has impacted and will continue to impact our operating results, financial condition and cash flows.
We have implemented a number of measures to protect the health and safety of our workforce. These measures include substantial modifications to employee travel, employee work locations, and virtualization or cancellation of in-person
meetings, among other modifications. In our fulfillment centers, as well as for the staff employees who work in our offices, we are following the guidance from public health officials and applicable government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and the wearing of masks.
During the height of the
COVID-19
outbreak in Q2 and Q3 2020, we perceived a marked increase in the attention and demand for our products, especially personal care and household paper and cleaning products. At the same time, the pandemic caused significant uncertainty in the overall business environment, including risks to business continuity in our fulfillment centers, as well as in inbound freight and inventory supply disruptions. We navigated this situation by significantly reducing our expenses for paid customer acquisition, while investing in the health and safety of our employees.
The inventory supply challenges adversely affected revenue due to an above-average out-of-stock
rate. We responded to this and the ongoing challenges in global logistics by temporarily building up an increased level of inventory that can absorb more unpredictability within our inbound freight procurement processes. We continue to work with our existing manufacturing, logistics and other supply chain partners to ensure our ability to service our customers. We recognize that the
COVID-19
pandemic may impact the global supply chain in ways that negatively impact our ability to source our products and the cost at which we are able to source products. While we have a number of efforts in place to ensure we maintain strong service levels for our consumers, if we are unable to navigate cost inflation and supply chain disruptions it will have a material impact on our operating results and financial performance.

We believe that the
COVID-19
pandemic led to an increase in revenue and profitability leading to better operating results in 2020. The positive drivers were the increase in unpaid new customer acquisition, in general a more favorable customer marketing environment with lower advertising cost, a reduced need for promotion, and a higher activity level of our existing customer base. These factors drove up both revenue and profitability and more than offset the operational and inventory challenges which we successfully navigated. As COVID restrictions were lifted and to the extent the pandemic continues to subside, the rate of growth experienced in 2020 did not continue into 2021, and in the three months ended March 31, 2022 we recorded revenues that were approximately 11% lower than the prior year comparative period.
The
COVID-19
pandemic may have other adverse effects on our business, operations, and financial results and condition, including, among other things, adverse impacts on labor availability, our fulfillment center operations, supply chain and logistics disruptions, consumer behaviors, and on the overall economy, including recent high inflation levels impacting consumer spending. While most areas of the United States have reduced most or all
COVID-19
restrictions, as the pandemic continues and if new outbreaks emerge, there remains uncertainty regarding the magnitude and duration of the economic and social effects of the
COVID-19
pandemic, and therefore we cannot predict the full extent of the positive or negative impacts the pandemic will have on our business, operations, and financial results and condition in future periods. In particular, the positive trends on our operating results relating to changes in consumer behaviors relating to the pandemic that we have generally seen in 2020 did not continue into all of 2021, started declining in the later part of 2021, and could continue to decline in future periods.
Even after the
COVID-19
pandemic subsides, we may experience materially adverse impacts to our business as a result of its economic impact. For additional discussion of
COVID-19-related
risks, see “Risk Factors” elsewhere in this prospectus.
Key Operating and Financial Metrics
In addition to our financial statements, included elsewhere in this prospectus, we assess the performance of our overall business based on the following metrics and measures, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
Over the coming years, we expect to grow our omnichannel presence both in core assortment, adjacent categories and channels.
We believe that the future of CPG brand building and consumer demand is omnichannel. Our DTC platform remains a core part of our strategy and customer value proposition in addition to providing key data and customer feedback driving our innovation process. We kicked off our expansion into brick and mortar retail in April 2021 with the launch of a curated assortment of Grove Co. products at Target, and recently announced entry into Kohl’s, Meijer, and Giant Eagle. As we aim to continue our leadership in both omnichannel and sustainability, we will aggressively expand our presence into physical retail over the next few years to reach more consumers no matter where they shop.
Our current operating metrics reflect our core strategic focus on growing our Grove Brands omnichannel presence and revenue, as well as our key DTC platform metrics.

	Years Ended December 31,			Three Months Ended March 31,
	2019	2020	2021	2021	2022
Financial and Operating Data
Grove Brands % Net Revenue	37%	45%	49%	51%	52%
DTC Total Orders	5,618	6,860	6,659	1,786	1,558
DTC Active Customers	1,696	1,732	1,640	1,774	1,653
DTC Net Revenue Per Order	$41	$53	$56	$56	$55

Grove Brands % Net Revenue
We define Grove Brands % Net Revenue as total net revenue across all channels attributable to Grove Brands, including: Grove Co, Honu, Peach, Rooted Beauty, Seedling, Superbloom and Sustain divided by our total net revenue. On our DTC Platform, our total net revenue includes revenue from both Grove Brands and third-party brands that we carry, whereas for our retail sales total net revenues is comprised exclusively of revenue from Grove Brand products. We view Grove Brands % Net Revenue as a key indicator of the success of our product innovation and growth strategy, and customers’ acceptance of our products.
DTC Total Orders
We determine our number of DTC Total Orders by counting the number of customer orders submitted through our website and mobile applications that have been shipped within the period. The metric includes orders that have been refunded, excludes reshipments of customer orders for any reason including damaged and missing products, and excludes retail orders. Refunded orders are included in DTC Total Orders as we believe this provides more meaningful order management performance metrics, including fulfillment cost efficacy and refund rates. Changes in DTC Total Orders in a reporting period capture both the inflow of new customers, as well as changes in order frequency of existing customers. We view the number of Total DTC Orders as a key indicator of trends in our DTC platform, and our future success in this channel will depend in part on our ability to drive growth through new customer acquisition and by increasing existing customer engagement. In the three months ended March 31, 2022, DTC Total Orders declined due to softness in retention as the economy continues to emerge from the
COVID-19
pandemic and due to our reduction in advertising spend. We expect this trend to continue at least into 2023. See “—Outlook.”
DTC Active Customers
As of the last day of each reporting period, we determine our number of DTC Active Customers by counting the number of individual customers who submitted orders through our DTC platform, and for whom an order has shipped, at least once during the preceding
364-day
period. The change in active customers in a reporting period captures both the inflow of new customers as well as the outflow of customers who have not made a purchase in the last 364 days. We view the number of active customers as one of the key indicators of our growth of our DTC channel. In the three months ended March 31, 2022, DTC Active Customers declined due to continued softness in retention as the economy continues to emerge from the
COVID-19
pandemic and due to our reduction in advertising spend.
DTC Net Revenue Per Order
We define DTC Net Revenue Per Order as our DTC Total Net Revenue in a given reporting period, divided by the DTC Total Orders in that period. We view DTC Net Revenue per Order as a key indicator of the profitability of our DTC business. DTC Net Revenue Per Order decreased slightly in the three months ended March 31, 2022 compared to the prior year comparative period.

Non-GAAP
Financial Measures: Adjusted EBITDA and Adjusted EBITDA Margin
We prepare and present our financial statements in accordance with U.S. GAAP (“GAAP”). In addition, we believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. For these reasons, management uses Adjusted EBITDA in evaluating our operating performance and resource allocation and forecasting. As such, we believe Adjusted EBITDA provides investors with additional useful information in evaluating our performance.
We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) interest expense; (5) provision for income taxes and (6) restructuring expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in our GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.
The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented.

	Year Ended December 31,			Three Months Ended March 31,
	2019	2020	2021	2021	2022
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(161,470)	$(72,260)	$(135,896)	$(37,895)	$(47,384)
Stock-based compensation	11,960	7,762	14,610	3,460	4,460
Depreciation and amortization	2,361	4,115	4,992	1,128	1,410
Remeasurement of convertible preferred stock warrant liability	430	964	1,234	932	(1,886)
Interest expense	2,052	5,607	5,202	963	2,087
Restructuring expenses	—	—	—	—	1,636
Loss on extinguishment of debt	—	—	1,027	—	—
Provision for income taxes	12	41	52	12	23

Total Adjusted EBITDA	$(144,655)	$(53,771)	$(108,779)	$(31,400)	$(39,654)

Net loss margin	(69)%	(20)%	(35)%	(37.1)%	(52.4)%
Adjusted EBITDA margin	(62)%	(15)%	(28)%	(30.7)%	(43.8)%
Components of Results of Operations
Revenue, Net
We generate revenue primarily from the sale of both third-party and our Grove Brands products through our DTC platform. Customers purchase products through the website or mobile application through a combination of directly selecting items from the catalog, items that are suggested by our recurring shipment recommendation engine, and featured products that appear in marketing on-site,
in emails and on our mobile app. Most customers purchase a combination of products recommended by us based on previous purchases and new products discovered through marketing or catalog browsing. Customers can have orders auto-shipped to them on a specified date or shipped immediately through an option available on the website and mobile application. We also generate revenue from the sale of our Grove Brands products to the retail channel.

We recognize revenue from the sale of our products through our DTC platform net of discounts, sales tax, customer service credits and estimated refunds. Sales tax collected from customers is not considered revenue and is included in accrued liabilities until remitted to the taxing authorities.
Cost of Goods Sold
Cost of goods sold consists of the product costs of merchandise, inbound freight costs, vendor allowances, costs associated with inventory shrinkage and damages and inventory write-offs
and related reserves.
Gross Profit and Gross Margin
Gross profit represents revenue less cost of goods sold. Gross margin is gross profit expressed as a percentage of revenue. We generally record higher gross margins associated with sales of Grove Brands products compared to sales of third-party products. To help induce first-time customers to purchase on our DTC platform, we generally offer higher discounts and free product offerings, and as a result our overall margins can be adversely affected in periods of rapid new customer acquisition. Our gross margin also fluctuates from period to period based on promotional activity, product and channel mix, the timing of promotions and launches, and in-bound
transportation rates, among other factors. Our gross profit and gross margin may not be comparable with that of other retailers because we include certain fulfillment related costs in selling, general, and administrative expenses while other retailers may include these expenses in cost of merchandise sold.
Operating Expenses
Our operating expenses consist of advertising, product development, and selling, general and administrative expenses.
Advertising
Advertising expenses are expensed as incurred and consist primarily of our customer acquisition costs associated with online advertising, as well as advertising on television, direct mail campaigns and other media. Costs associated with the production of advertising are expensed when the first advertisement is shown. We expect advertising costs to decrease from the 2021 fiscal year for cash flow and customer acquisition cost management.
Product Development
Product development expenses relate to the product and packaging innovation in our Grove Brands product lines and costs related to the ongoing support and maintenance of the Company’s proprietary technology, including the Company’s DTC platform, as well as amortization of capitalized internally developed software. Product development expenses consist primarily of personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation expense. Product development costs also include allocated facilities, equipment, depreciation and overhead costs. We expect product development costs to be consistent from 2021 as a percentage of revenue as we balance our investments in the expansion of our product line, innovative packaging and product improvements with revenue growth.
Selling, General and Administrative
Selling, general and administrative expenses consist primarily of compensation and benefit costs for personnel involved in general corporate functions, including stock-based compensation expense, and certain fulfillment costs, as further outlined below. Selling, general and administrative expenses also include the allocated facilities, equipment, depreciation and overhead costs, marketing costs including qualified cost of credits issued through our referral program, costs associated with our customer service operation, costs of environmental offsets. We expect selling, general and administrative expense to decrease in the future, as we scale our fulfillment costs, by gaining efficiencies and adjusting capacity to changes in order volumes, and our selling and administrative infrastructure, which will offset additional costs associated with operating as a public company.

Fulfillment costs represent those costs incurred in operating and staffing our fulfillment centers, including costs attributable to receiving, inspecting and warehousing inventories, picking, packing and preparing customer orders for shipment, shipping and handling expenses, packing materials costs and payment processing and related transaction costs. These costs are included within selling, general and administrative expenses in the statements of operations. We expect fulfillment costs to increase in the future on a per order basis primarily from shipping rate increases from our carriers.
Interest Expense
Interest expense consists primarily of interest expense associated with our debt financing arrangements.
Other Expense (Income), Net
Other expense (income), net consists primarily of losses or gains on remeasurement of our convertible preferred stock warrant liabilities.
Provision for Income Taxes
We account for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. We recognize the benefits of tax-return
positions in the financial statements when they are more likely than not to be sustained by the taxing authority, based on the technical merits at the reporting date. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. We recognize interest and penalties related to unrecognized tax benefits, if any, as income tax expense.
Results of Operations
The following table sets forth our results of operations for each period presented:

	Year Ended December 31,			Three Months Ended March 31,
	2019	2020	2021	2021	2022
	(in thousands)
Revenue, net	$233,116	$364,271	$383,685	$102,220	$90,479
Cost of goods sold	149,681	188,267	195,181	50,028	47,742

Gross profit	83,435	176,004	188,504	52,192	42,737

Operating expenses:
Advertising	77,842	55,547	107,313	35,636	32,793
Product development	13,604	18,655	23,408	5,162	6,240
Selling, general and administrative	155,158	168,295	186,638	47,538	50,970

Operating loss	(163,169)	(66,493)	(128,855)	(36,144)	(47,266)

Interest expense	2,052	5,607	5,202	963	2,087
Loss on extinguishment of debt	—	—	1,027	—	—
Other expense (income), net	(3,763)	119	760	776	(1,992)

Interest and other expense (income), net	(1,711)	5,726	6,989	1,739	95

Loss before provision for income taxes	(161,458)	(72,219)	(135,844)	(37,883)	(47,361)
Provision for income taxes	12	41	52	12	23

Net loss	$(161,470)	$(72,260)	$(135,896)	$(37,895)	$(47,384)

The following table sets forth our statements of operations data expressed as a percentage of revenue:

	Year Ended December 31,			Three Months Ended March 31,
	2019	2020	2021	2021	2022
	(as a percentage of revenue)
Revenue, net	100%	100%	100%	100%	100%
Cost of goods sold	64	52	51	49	53

Gross profit	36	48	49	51	47

Operating expenses:
Advertising	33	15	28	35	36
Product development	6	5	6	5	7
Selling, general and administrative	67	46	49	47	56

Operating loss	(70)	(18)	(34)	(35)	(52)

Interest expense	1	2	1	1	2
Loss on extinguishment of debt	—	—	—	—	—
Other expense (income), net	(2)	—	—	1	(2)

Interest and other expense (income), net	(1)	2	1	2	—

Loss before provision for income taxes	(69)	(20)	(35)	(37)	(52)
Provision for income taxes	—	—	—	—	—

Net loss	(69)%	(20)%	(35)%	(37)%	(52)%

Comparisons of the Three Months Ended March 31, 2021 and March 31, 2022
Revenue, Net

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Revenue, net:
Grove Brands	$52,285	$46,796	$(5,489)	(10)%
Third-party products	49,935	43,683	(6,252)	(13)%

Total revenue, net	$102,220	$90,479	$(11,741)	(11)%

Revenue decreased by $11.7 million, or 11%, for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily driven by a decrease in DTC Total Orders caused by a reduction in DTC Active Customers in the three months ended March 31, 2022 as compared to three months ended March 31, 2021. We believe the decline in 2022 is due to continued softness in retention as the economy continues to emerge from the
COVID-19
pandemic and due to our reduction in advertising spend.
Cost of Goods Sold and Gross Profit

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Cost of goods sold	$50,028	$47,742	$(2,286)	(5)%
Gross profit	52,192	42,737	(9,455)	(18)%
Gross margin	51%	47%		(4)%

Cost of goods sold decreased by $2.3 million, or 5%, for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to an overall decrease in DTC Total Orders. Gross margin in the three months ended March 31, 2022 decreased by 382 basis points compared to the three months ended March 31, 2021 primarily due to higher discounts offered to new and existing customers in the three months ended March 31, 2022 compared to the three months ended March 31, 2021 due to a less favorable environment as the COVID-19 pandemic subsides and an increase in in-bound
freight costs.
Operating Expenses
Advertising Expenses

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Advertising	$35,636	$32,793	$(2,843)	(8)%
Adverting expenses decreased by $2.8 million, or 8%, for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to a reduction in advertising spend in the three months ended March 31, 2022 for cash flow and customer acquisition cost management. Online advertising expenses decreased by $8.8 million as the Company diversified away from paid social media to other forms of media in an effort to attract a broader audience and capture cost efficiencies available in other channels. This was offset by an increase of $2.1 million in costs associated with the production of advertising, $1.3 million increase in television advertising expenses, and $3.2 million in other advertising campaigns, including advertising focused specifically to attract retail consumers for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021.
Product Development Expenses

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Product development	$5,162	$6,240	$1,078	21%
Product development expenses increased by $1.1 million, or 21% for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to a $0.6 million increase in restructuring related expenses as a result of the company-wide
reorganization and a $0.3 million increase in amortization of internally developed software.
Selling, General and Administrative Expenses

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Selling, general and administrative	$47,538	$50,970	$3,432	7%
Selling, general and administrative expenses increased by $3.4 million, or 7% for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021. Fulfillment costs decreased by $0.9 million, including $0.7 million decrease in shipping and handling expenses offset by a $0.2 million increase in Fulfillment Labor. The decrease in shipping and handling expenses was driven by a decrease in the volume of orders partially offset by an increase in carrier rates. The increase in Fulfillment Labor was due to expanded investments in wages and benefits for fulfillment members. Facilities expenses and other general and administrative expenses, excluding stock-based compensation, increased by $3.2 million, primarily due to increased corporate salaries and benefits, including $1.0 million in restructuring related expenses as a result of the company-wide reorganization. Stock- based compensation related to stock options granted to employees increased by $1.1 million related to stock option modification expenses as a result of the company-wide reorganization.
Interest Expense

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Interest expense	$963	$2,087	$1,124	117%
Interest expense increased by $1.1 million, or 117% for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021. See the section titled “Liquidity and Capital Resources—Loan Facilities” below for further details.
Other expense (income), net

	Three Months Ended March 31,		Change
	2021	2022	Amount	%
	(in thousands)
Other expense (income), net	$776	$(1,992)	$(2,768)	*

*	Percentage change not meaningful.
Other expense, net changed by $2.8 million for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to a gain on remeasurement of our convertible preferred stock warrant liability driven by a decrease in the fair value of the underlying securities.
Comparison of the Year Ended December 31, 2020 and December 31, 2021
Revenue, Net

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Revenue, net:
Grove Brands	$164,372	$187,055	$22,683	14%
Third-party products	199,899	196,630	(3,269)	(2)%

Total revenue, net	$364,271	$383,685	$19,414	5%

Revenue increased by $19.4 million, or 5%, for 2021 as compared to 2020, primarily driven by an increase in DTC Net Revenue Per Order, offset by a decrease in DTC Total Orders caused by a reduction in DTC Active Customers as of December 31, 2021 as compared to December 31, 2020. The decrease in DTC Active Customers is reflective of demand moderation resulting from the relaxation of the COVID-driven dynamics that greatly accelerated growth in 2020. Grove Brands revenue increased by $22.7 million, or 14% for 2021 as compared to 2020, primarily driven by continued catalog expansion in Grove Brands SKUs.

Cost of Goods Sold and Gross Profit

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Cost of goods sold	$188,267	$195,181	$6,914	4%
Gross profit	176,004	188,504	12,500	7%
Gross margin	48%	49%		1%
Cost of goods sold increased by $6.9 million, or 4%, for 2021 as compared to 2020, primarily due to increased product costs associated with the increased sales of our products and an increase in inventory reserves. Gross margin in 2021 increased by 81 basis points compared to 2020 primarily due to improved mix of Grove Brands products, a decrease in number of lower-margin first orders as a percentage of total orders, offset by higher discounts offered to customers in 2021 compared to 2020 due to a less favorable customer marketing environment as the
COVID-19
pandemic subsides, an increase in
in-bound
freight costs and an increase in inventory reserves.
Operating Expenses
Advertising Expenses

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Advertising	$55,547	$107,313	$51,766	93%
Adverting expenses increased by $51.8 million, or 93%, for 2021 as compared to 2020, primarily due to lower investment in advertising in 2020 as we were able to leverage the higher unpaid customer acquisition resulting from the
COVID-19
pandemic, and in general a more favorable customer marketing environment with lower advertising costs. Online and television advertising expenses increased by $22.5 million and $16.6 million, respectively, for 2021 as compared to 2020.
Product Development Expenses

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Product development	$18,655	$23,408	$4,753	25%
Product development expenses increased by $4.8 million, or 25% for 2021 as compared to 2020, primarily due to a $2.4 million increase in salaries and other personnel-related expenses, including stock-based compensation, driven by increased headcount, and $0.5 million increase in professional and consulting fees as a result of as a result of ongoing maintenance and support of our proprietary technology and our continued investment in the development of products in our Grove Brands product lines. In addition, there was a $0.7 million increase in amortization of internally developed software.
Selling, General and Administrative Expenses

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Selling, general and administrative	$168,295	$186,638	$18,343	11%

Selling, general and administrative expenses increased by $18.3 million, or 11% for 2021 as compared to 2020. Professional and consulting fees increased by $6.3 million as a result of the overall growth of the business and our efforts in preparing to become a public company. Stock-based compensation related to stock options granted to employees increased by $6.3 million due an increase in options granted, as we invested in our talent. Facilities expenses and other general and administrative expenses, excluding stock-based compensation, increased by $7.1 million, primarily due to increased headcount and investment in marketing. Fulfillment costs decreased by $1.4 million, including $1.2 million decrease in shipping and handling expenses and $0.4 million decrease in fulfillment labor, driven by a decrease in the volume of orders partially offset by an increase in carrier rates and as well as expanded investments in wages and benefits for fulfillment members.
Interest Expense

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Interest expense	$5,607	$5,202	$(405)	(7)%
Interest expense decreased by $0.4 million, or 7% for 2021 as compared to 2020, primarily due to the pay down of a loan facility in April 2021. See the section titled “Liquidity and Capital Resources — Loan Facilities” below for further details.
Loss on extinguishment of debt

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Loss on extinguishment of debt	$—	$1,027	$1,027	*

*	Percentage change not meaningful.
Loss on extinguishment of debt resulted from refinancing of certain of our loan facilities during 2021. See the section titled “Liquidity and Capital Resources—Loan Facilities” below for further details.
Other expense, net

	Year Ended December 31,		Change
	2020	2021	Amount	%
	(in thousands)
Other expense, net	$119	$760	$641	*

*	Percentage change not meaningful.
Other expense, net changed by $0.6 million for 2021 as compared to 2020, primarily due to a loss on remeasurement of our convertible preferred stock warrant liability driven by an increase in the fair value of the underlying securities.

Comparison of the Years Ended December 31, 2019 and December 31, 2020
Revenue, net

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Revenue, net:
Grove Brands	$86,717	$164,372	$77,655	90%
Third-party products	146,399	199,899	53,500	37%

Total revenue, net	$233,116	$364,271	$131,155	56%

Revenue increased by $131.2 million, or 56%, for 2020 as compared to 2019, primarily driven by increases in DTC Net Revenue Per Order and Active Customers in 2020 as compared to 2019, primarily driven by higher activity levels from our existing customer base as a result of the
COVID-19
pandemic. Grove Brands revenue increased by $77.7 million, or 90% for 2020 as compared to 2019, primarily driven by continued expansion in Grove Brands SKUs, and continued adoption and repeat ordering of Grove Brands products by our customers.
Cost of Goods Sold and Gross Profit

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Cost of goods sold	$149,681	$188,267	$38,586	26%
Gross profit	83,435	176,004	92,569	111%
Gross margin	36%	48%		12%
Cost of goods sold increased by 38.6 million, or 26%, for 2020 as compared to 2019, primarily due to increased product costs associated with the increased sales of our products. Gross margin for 2020 increased by 1,253 basis points compared 2019 primarily due improved mix of Grove Brands products as well as a decrease in number of lower-margin first orders as a percentage of total orders.
Operating Expenses
Advertising Expenses

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Advertising	$77,842	$55,547	$(22,295)	(29)%
Advertising expenses decreased by $22.3 million, or 29% for 2020 as compared to 2019, primarily due to a decrease in investment in advertising in 2020 resulting from the
COVID-19
pandemic as we significantly reduced our expenses for paid customer acquisition, while able to leverage higher unpaid customer acquisition. Online advertising and direct mail campaign expenses decreased by $17.9 million and $2.8 million, respectively, for the year ended December 31, 2020 as compared to the year ended December 31, 2019.
Product Development Expenses

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Product development	$13,604	$18,655	$5,051	37%

Product development expenses increased by $5.1 million, or 37% for 2020 as compared to 2019. As we hired more employees for the ongoing maintenance and support of our proprietary technology and our continued investment in the development of products in our Grove Brands product lines, salaries and other personnel-related expenses, including stock-based compensation increased by $5.3 million. The increased hiring resulted in less reliance on professional fees, which decreased by $1.6 million. In addition, there was a $0.9 million increase in amortization of capitalized internally developed software.
Selling, General and Administrative Expenses

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Selling, general and administrative	$155,158	$168,295	$13,137	8%
Selling, general and administrative expenses increased by $13.1 million, or 8% for 2020 as compared to 2019. Facilities expenses and other general and administrative expenses, excluding stock-based compensation, increased by $12.4 million primarily due to increased headcount and IT expenses incurred to support the growth of the business, and increase in environmental offsets. Fulfillment costs increased by $5.4 million, including an $8.6 million increase in shipping and handling expenses, driven by an increase in volume of customer orders, offset by $5.0 million decrease in fulfillment labor as a result of efficiencies gained as operations scaled with the growth of the business. Stock-based compensation decreased by $4.7 million. In 2019, we recorded $7.3 million in stock-based compensation related to secondary sales of shares held by employees and non-employees.
Stock-based compensation related to stock options granted to employees increased by $2.6 million due to an increase in options granted, as we invest in our talent, and option value driven by increase in common stock fair value.
Interest Expense

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Interest expense	$2,052	$5,607	$3,555	173%
Interest expense increased by $3.6 million, or 173% for 2020 as compared to 2019, primarily due to a higher balance of outstanding debt in 2020.
Other Expense (Income), Net

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands)
Other expense (income), net	$(3,763)	$119	$3,882	(103)%
Other expense (income), net changed by $3.9 million for 2020 as compared to 2019, primarily due to a $2.7 million gain recorded in 2019 related to the acquisition of Sustain LLC and a $1.1 million decrease in interest income due to a reduction in U.S. interest rates on interest earned from our cash equivalents.
Liquidity, Capital Resources and Requirements
As of March 31, 2022, we had $74.4 million of cash and cash equivalents, an accumulated deficit of approximately $537.5 million, working capital of $47.5 million and incurred negative cash flows from operating activities of $29.5 million for the three months ended March 31, 2022. We have funded our operations principally through convertible preferred stock and contingently redeemable convertible common stock financings and the incurrence of debt. As of March 31, 2022, gross proceeds from convertible preferred stock and contingently redeemable convertible common stock financings total $478.3 million and $27.5 million, respectively, and we have total outstanding indebtedness of $66.8 million. As a result of our recurring losses from operations, negative cash flows from operating activities and the need to raise additional capital, our independent registered public accounting firm included an emphasis of matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern in its report on our audited financial statements for the year ended December 31, 2021. As of the date that our March 31, 2022 interim condensed financial statements were available to be issued, these factors previously noted continue to raise substantial doubt regarding our ability to continue as a going concern, which, together with our evaluation of the events and conditions and our plans regarding these matters are also described in Note 2 to the interim condensed financial statements.
As of the date of this Registration Statement on Form
S-1,
we believe our existing cash resources are sufficient to support planned operations for the next 12 months. We completed the Business Combination and PIPE Investment on June 16, 2022, pursuant to which we received total gross proceeds of $97.1 million, including proceeds from the issuance of the Backstop Tranche 2 Shares. On July 18, 2022, we entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), whereby we have the right, but not the obligation, to sell to Yorkville up to $100.0 million of its shares of common stock at the Company’s request during the 36 months following the execution of the Equity Purchase Agreement, subject to certain conditions. Our future financing requirements will depend on many factors including our growth rate, the timing and extent of spending to support development of our platform and the expansion of sales and marketing activities. We anticipate that we will continue to incur losses in the future as we continue to invest in advertising and other strategic incentives planned for future growth and as a result, we may need additional capital resources to fund our operations. We expect to continue to opportunistically seek access to additional funds by utilizing the Equity Purchase Agreement, through additional public or private equity offerings or debt financings, through partnering or other strategic arrangements, or a combination of the foregoing. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. Our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide, including the trading price of common stock. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Debt financing arrangements may require us to pledge certain assets or enter into covenants that could restrict our operations or our ability to pay dividends or other distributions on our common stock or incur further indebtedness.
We expect to continue to incur operating losses and generate negative cash flows from operations as we continue to invest in advertising and other strategic initiatives planned for future growth. Cash from operations could also be affected from our customers and other risks detailed in the section titled “Risk Factors.” As a result, we may require additional capital resources to execute strategic initiatives to grow our business. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be materially and adversely affected. We expect to continue to maintain financing flexibility in the current market conditions.
Contractual Obligations and Other Commitments
Our most significant contractual obligations relate to our loan facilities, purchase commitments on inventory and operating lease obligations on our fulfillment centers and corporate offices. As of March 31, 2022, we had $35.4 million of enforceable and legally binding inventory purchase commitments predominantly due within one year. For information on our contractual obligations for operating leases, please see “Leases” in Note 7 of the Notes to our audited financial statements as of and for the years ended December 31, 2019, 2020 and 2021 included elsewhere in this prospectus.

Loan Facilities
Silicon Valley Bank Loan Facilities
In December 2016, we entered into a loan and security agreement (the “SVB Loan Facility”) with Silicon Valley Bank (“SVB”). The terms of the SVB Loan Facility, as amended and restated, provided for: (i) a revolving line of credit not to exceed $25.0 million (“Loan Revolver”), (ii) growth capital advance (“Term Loan”) of $3.9 million and (iii) a letter of credit sublimit of $6.0 million. The Term Loan had a maturity date in December 2022 and bore interest at Prime Rate, payable monthly. The Loan Revolver borrowing capacity was limited to 60% of eligible inventory balances.
In April 2021, we entered into an amendment to the SVB Loan Facility. The terms of the amendment provided for the Loan Revolver letter of credit sublimit to increase to $10.0 million and an increased borrowing capacity to 65% of eligible inventory balances. The Loan Revolver borrowing capacity is reduced by outstanding letters of credit and credit available to the Company from certain credit card facilities, which amounted to $3.1 million and $1.5 million, respectively, as of December 31, 2021. The Loan Revolver incurs a facility fee of 0.20% per annum assessed on the daily average undrawn portion of revolving line of credit. The amended Loan Revolver bears an interest rate equal to the greater of prime rate or 3.25% and matures on March 31, 2023. Interests on the Loan Revolver is payable monthly in arrears. In April 2021, all of our outstanding borrowings under the SVB Term Loan were refinanced directly through the SVB and Hercules Loan Facility (see below).
The SVB Loan Facility is collateralized by substantially all of our assets on a first priority basis and contains customary events of default and covenants that restrict our ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends, or repurchase stock, subject to customary exceptions. The SVB Loan Facility contains a financial covenant which requires us to maintain minimum liquidity of $45.0 million. Minimum liquidity is defined as the sum of the aggregate amount of unrestricted and unencumbered cash deposited with SVB plus amounts available to be drawn under the loan revolver, as adjusted for any outstanding standby letters of credit issued by SVB.
As of March 31, 2022, we were in compliance with all covenants and had $5.9 million outstanding under the Loan Revolver. The effective interest rate is 3.85% on the revolving line of credit.
Silicon Valley Bank and Hercules Loan Facility
In April 2021, we entered into a Mezzanine Loan and Security Agreement (“SVB and Hercules Loan Facility”) with SVB and Hercules Capital, Inc. (“Hercules”). The SVB and Hercules Loan Facility provides for a draw period, which runs from the effective date until March 31, 2022, for advances of up to $60.0 million. In April 2021, we drew $25.0 million, which was used to directly settle the amounts outstanding under the SVB Term Loan and the Triplepoint Loan Facility (see below). In September and December 2021, we drew down the remaining additional borrowings of $25.0 and $10.0 million, respectively, on the SVB and Hercules Loan Facility. The SVB and Hercules Loan Facility bears interest at the greater of 8.75% or prime plus 5.5%, payable monthly. The principal repayment period commences on November 1, 2022 and continues for 30 monthly installments with an additional final payment equal to 6.75% of the aggregate term loan advances. SVB and Hercules have committed to fund 51.0% and 49.0%, respectively, of all draws made under the SVB and Hercules Loan Facility.
The SVB and Hercules Loan Facility is collateralized on a second priority basis, subordinate to the SVB Loan Facility, by substantially all of our assets and contains restrictive covenants that are substantially similar to the SVB Loan Facility. The SVB and Hercules Loan Facility does not include any financial covenants, but does contain a subjective acceleration clause in the event that lenders determine that a material adverse change has or will occur within the business, operations, or financial condition of the Company or a material impairment of the prospect of repaying any portion of this financial obligation. In accordance with the loan agreement, we have provided SVB and Hercules with periodic financial statements and projections to facilitate their ongoing assessment company performance. We believe the likelihood that SVB and Hercules would exercise the subjective acceleration clause is remote, and as a result the SVB and Hercules Loan Facility is classified as Debt, noncurrent on the balance sheet as of March 31, 2022.
As of March 31, 2022, we owe an aggregate of $60.0 million outstanding under the SVB and Hercules Loan Facility with effective interest rates ranging from 11.39% to 14.44%. As of March 31, 2022, we were in compliance with all covenants under the SVB and Hercules Loan Facility.
Atel Loan Facility
In July 2018, we entered into an equipment financing arrangement (the “Atel Loan Facility”) with Atel Ventures, Inc. (“Atel”) to fund purchases of machinery and warehouse equipment that are held as collateral under the Atel Loan Facility.
As of March 31, 2022, we had an aggregate of $1.5 million outstanding borrowing under the Atel Loan Facility through two separate loan draws that will be fully repaid in April 2023, and May 2023, respectively. As of March 31, 2022, we were in compliance with all of our covenants under the Atel Loan Facility.
Cash Flows
The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31,
	2021	2022
	(in thousands)
Net cash used in operating activities	$(27,952)	$(29,503)
Net cash used in investing activities	(1,262)	(1,352)
Net cash provided by (used in) financing activities	(840)	26,907

Net decrease in cash and cash equivalents	$(30,054)	$(3,948)

Operating Activities
Net cash used in operating activities increased by $1.6 million for the three months ended March 31, 2022 compared to March 31, 2021, primarily attributable to an increase in net loss of $9.5 million. The increase in net loss was primarily driven by a decrease in net revenue resulting from decreased DTC Total Orders and DTC Active Customers. This was largely offset by a cash inflow related to changes in operating assets and liabilities of $8.9 million, from decreases in inventory and increases in accounts payable and accrued expenses due to timing of invoices from and payments to our vendors and suppliers.
Investing Activities
Net cash used in investing activities of $1.3 million for the three months ended March 31, 2021 and 2022 was due to purchases of property and equipment.
Financing Activities
Net cash provided by financing activities of $26.9 million for the three months ended March 31, 2022 primarily consisted of proceeds from issuance of contingently redeemable convertible common stock of $27.5 million partially offset by $0.5 million payment of deferred offering issuance costs.
Net cash used in financing activities of $0.8 million for the three months ended March 31, 2021 primarily consisted of repayment of debt of $0.7 million.

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2019	2020	2021
	(in thousands)
Net cash used in operating activities	$(124,805)	$(83,656)	$(127,089)
Net cash used in investing activities	(12,307)	(4,820)	(5,768)
Net cash provided by financing activities	107,447	228,170	34,710

Net increase (decrease) in cash and cash equivalents	$(29,665)	$139,694	$(98,147)

Operating Activities
Net cash used in operating activities decreased by $41.1 million for the year ended December 31, 2020 compared to December 31, 2019 primarily attributable to a decrease in net loss of $89.2 million. The decrease in net loss was primarily driven by a reduction in advertising expenses due to a decrease in investment in advertising in 2020 resulting from the
COVID-19
pandemic as we significantly reduced our expenses for paid customer acquisition, while able to leverage higher unpaid customer acquisition. This was largely offset by a cash outflow related to changes in operating assets and liabilities of $50.5 million, from increases in inventory to support the growth of our business and decrease in accounts payable and accrued expenses due to timing of invoices from and payments to our vendors and suppliers.
Net cash used in operating activities increased by $43.4 million for the year ended December 31, 2021 compared to December 31, 2020 primarily attributable to an increase in net loss of $63.6 million. The increase in net loss was primarily driven by an increase in advertising expenses due to lower investment in advertising in 2020 as we were able to leverage the higher unpaid customer acquisition resulting from the
COVID-19
pandemic. This was partially offset by an increase in
non-cash
adjustments of $12.6 million and cash inflow related to changes in operating assets and liabilities of $7.6 million. Increase in non-cash
adjustments primarily relates to increase in stock-based compensation of $6.8 million and an increase in inventory reserve of $2.9 million.
Investing Activities
Net cash used in investing activities of $5.8 million for the year ended December 31, 2021 was due to purchases of property and equipment.
Net cash used in investing activities of $4.8 million for the year ended December 31, 2020 was due to purchases of property and equipment.
Net cash used in investing activities of $12.3 million for the year ended December 31, 2019 was due to purchases of $10.7 million in property and equipment, $8.6 million in short-term investments and $0.9 million in intangible assets, and $0.8 million in business acquisition, partially offset by proceeds from the maturities of short-term investments of $8.7 million.
Financing Activities
Net cash provided by financing activities of $34.7 million for the year ended December 31, 2021 primarily consisted of issuance of debt of $60.0 million and $1.2 million proceeds from exercise of stock options and warrants, partially offset by $21.9 million of repayment of debt, $2.5 million payment in connection with debt extinguishment and $1.4 million payment in connection with deferred offering and convertible preferred stock issuance costs.

Net cash provided by financing activities of $228.2 million for the year ended December 31, 2020 consisted of proceeds from issuance of convertible preferred stock of $214.8 million, issuance of debt of $43.5 million and exercise of stock option awards of $3.3 million, partially offset by $33.1 million for repayment of debt.
Net cash provided by financing activities of $107.4 million for the year ended December 31, 2019 consisted of proceeds from issuance of convertible preferred stock of $96.5 million and issuance of debt of $17.2 million, partially offset by $6.0 million for repayment of debt.
Off-Balance
Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance
sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance
sheet arrangements or other contractually narrow or limited purposes.
Critical Accounting Estimates
Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements and related disclosures requires us to make estimates, assumptions and judgments that can have a significant impact on the amounts reported in those financial statements and accompanying notes. We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements and, therefore, we consider these to be our critical accounting policies. Accordingly, we evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions. Our significant accounting policies are described in Note 2 to our audited financial statements as of and for the years ended December 31, 2019, 2020 and 2021 included elsewhere in this prospectus.
Inventories
Inventory is recorded at the lower of weighted average cost and net realizable value. The cost of inventory consists of merchandise costs and in-bound
freight, net of any vendor allowances. Inventory valuation requires us to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers or liquidations, and expected recoverable values of each disposition category. We record inventory reserves based on the excess of the carrying value or average cost over the amount we expect to realize from the ultimate sale of the inventory.
Convertible Preferred Stock Warrant Liability
We classify warrants to purchase shares of our convertible preferred stock that are contingently redeemable as liabilities. Such warrants are measured and recognized at fair value and are subject to remeasurement at each balance sheet date.
As of March 31, 2022, the fair value of the convertible preferred stock warrant liability is measured using the Black-Scholes option-pricing model. Inputs to that model include the warrants’ expected remaining term, the risk-free interest rate, expected volatility based on representative peer companies, and the estimated fair value of the underlying securities. Generally, increases and decreases in the fair value of the underlying securities and the expected term would result in directionally similar impacts to the fair value measurement. At the end of each reporting period, we recognize changes in fair value within other expense (income), net in our statements of operations. We will continue to adjust the convertible preferred stock warrant liability for changes in the fair value until the earlier of the exercise or expiration of the warrants or in the event that all of the Company’s preferred stock are converted into common stock, at which time all such warrants will be converted into warrants to purchase shares of common stock and the liability will be reclassified to additional paid-in
capital.

Stock-Based Compensation
We recognize the cost of share-based awards granted to employees and non-employees
based on the estimated grant-date fair value of the awards.
For stock option awards with service only vesting conditions, we recognize expense on a straight-line basis over the requisite service period, which is generally the vesting period of the award. We estimate the grant-date fair value of the stock option awards with service only vesting conditions using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model utilizes inputs and assumptions which involve inherent uncertainties and generally require significant judgment. As a result, if factors or expected outcomes change and significantly different assumptions or estimates are used, our stock-based compensation could be materially different. Significant inputs and assumptions include:
Fair value of Common Stock—As our common stock is not currently publicly traded, the fair value of our underlying common stock was determined by our board of directors based upon a number of objective and subjective factors, as described in the section titled “—Common Stock Valuation” below.
Expected Term—Our expected term represents the period that our stock-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point
between the vesting date and the end of the contractual term).
Expected Volatility—Because we are privately held and there is no active trading market for our common stock, the expected volatility was estimated based on the average volatility for publicly traded companies that we consider to be comparable, over a period equal to the expected term of the stock option grants.
Risk-Free
Interest Rate—The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.
Expected Dividend—We have never paid dividends on our common stock and has no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
For restricted stock unit (“
RSU”
) awards with performance vesting conditions, we evaluate the probability of achieving the performance vesting condition at each reporting date. We begin to recognize expense for RSUs with performance vesting conditions using an accelerated attribution method when it is deemed probable that the performance condition will be met. The fair value of RSU awards is determined using the price of our common stock on the grant date, as determined by our board of directors.
For awards with both market and service vesting conditions, we recognize expense over the derived service period using an accelerated attribution method. The fair value of stock option awards with both market and performance conditions is estimated using multifactor Monte Carlo simulations.
The Monte Carlo simulation model incorporates the probability of satisfying a market condition and utilizes inputs and assumptions which involve inherent uncertainties and generally require significant judgment, including our stock price, contractual terms, maturity and risk-free
interest rates, as well as volatility.
Common Stock Valuation
Given the absence of a public market of our common stock, and in accordance with the American Institute of Certified Public Accountants, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, our board of directors exercises significant judgment and considers numerous factors to determine the best estimate of fair value of our common stock, including the following:

•	independent third-party valuations of our common stock;

•	the rights, preferences and privileges of our redeemable convertible preferred stock relative to our common stock;

•	our operating results, financial position and capital resources;

•	our stage of development and current business conditions and projections, including the introduction of new products;

•	the lack of marketability of our common stock;

•	the hiring of key personnel and the experience of our management;

•	the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions;

•	and the nature and history of our business;

•	industry trends and competitive environment;

•	trends in consumer spending, including consumer confidence; and

•	the overall economic, regulatory and capital market conditions.
For common stock valuations performed prior to March 31, 2022, we performed valuations of our common stock that took into account the factors described above. We primarily used a combination of the market and income approach to determine the equity value of our business. The income approach estimates equity value based on the expectation of future cash flows that a company will generate. These future cash flows, and an assumed terminal value, are discounted to their present values using a discount rate based on a weighted-average cost of capital that reflects the risks inherent in the cash flows. The market approach estimates equity value based on a comparison of the subject company to comparable public companies in a similar line of business. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial forecasts to estimate the value of the subject company. The resulting common stock value is then discounted by a non-marketability factor. Public company trading revenue multiple comparisons provide a quantitative analysis that our board of directors’ reviews in addition to the qualitative factors described above in order to determine the fair value of our common stock.
Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.
For the common stock valuation performed as of March 31, 2022, we used the Backstop Subscription Agreement as an initial indication of value of our common stock, as this was an arms-length length transaction with a sophisticated investor. Our common share value was modified and iterated so that the aggregate value of each component of the transactions contemplated by the Backstop Subscription Agreement summed to the total consideration paid by the investor. When determining the value of each component, we assumed maximum redemptions of common stock prior to the Mergers, based on redemption rates of companies that have recently become a public company through a SPAC transaction (i.e. Inspirato Incorporated and Sonder Holdings Inc.). We also assumed 100% probability that the Mergers would occur because, in connection with the execution with the Backstop Subscription Agreement, we waived the condition to the consummation of the Mergers requiring that the aggregate cash proceeds from VGAC II’s trust account, together with the proceeds from the issuance and sale of an aggregate of 8,707,500 shares of New Grove Class A Common Stock at a price of $10.00 from certain investors, equal no less than $175,000,000 (after deducting any amounts paid to VGAC II shareholders that exercise their redemption rights in connection with the Business Combination).
For valuations after the Business Combination, our board of directors will determine the fair value of each share of underlying common stock based on the closing price of our common stock as reported on the date of grant. Future expense amounts for any particular period could be affected by changes in our assumptions or market conditions.

Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.
Interest Rate Risk
We had cash and cash equivalents of $74.4 million as of March 31, 2022, which consisted of bank accounts and money market funds. Interest- earning instruments carry a degree of interest rate risk. We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure. Due to the short-term nature of our investments, we have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates.
Interest rates under our Loan Revolver with Silicon Valley Bank and our loan facilities with Silicon Valley Bank and Hercules are tied to the prime rate with a floor of 3.25% and 8.75%, respectively and therefore carry interest rate risk. As of March 31, 2022, we have $5.9 million principal outstanding under the Loan Revolver with Silicon Valley Bank, at an interest rate of 3.25%, and an aggregate of $60.0 million principal outstanding under our loan facilities with Silicon Valley Bank and Hercules, at an interest rate of 8.75%. Fluctuations in interest rates have not been significant to date. A hypothetical 10% change in interest rates would not result in a material impact on our financial statements.
Inflation Risk
The primary inflationary factors affecting our business are merchandise costs, shipping and freight costs, and labor costs. The primary inflationary factors affecting our business are merchandise costs, shipping and freight costs, and labor costs. We do not believe that inflation has had a material effect on our business, financial condition, or results of operations to date. Nonetheless, our costs are subject to inflationary pressures, which we expect to continue, and if those pressures become significant, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and results of operations.
Emerging Growth Company Status
The Company is an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company has elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, the Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board; and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

The Company will remain an EGC under the JOBS Act until the earliest of (i) (a) December 31, 2026, (b) the year in which we have total annual gross revenue of at least $1.07 billion, or (c) the year in which we are deemed to be a large accelerated filer, which means the market value of the common equity of the Company that is held by non-affiliates
exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; or (ii) the date on which the Company has issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period.

BUSINESS
Unless the context otherwise requires, all references in this subsection to the “Company,” “Grove,” “we,” “us” or “our” refer to Grove Collaborative Holdings, Inc. and its consolidated subsidiary following the Business Combination, other than certain historical information that refers to the business of Grove Collaborative, Inc. prior to the consummation of the Business Combination.
INFORMATION ABOUT GROVE
OUR VISION
Grove is transforming the consumer products industry into a force for human and environmental good by relentlessly creating and curating planet-first, high-performance brands and products. Because sustainability is the only future, and what we do now matters.

OVERVIEW
Grove is a digital-first, sustainability-oriented consumer products innovator. We use our connection with consumers to create and curate authentic, disruptive brands and products. Grove builds natural products that perform as well as or better than many leading CPG brands (both conventional and natural), while being healthier for consumers and the planet.
Grove’s omnichannel distribution strategy enables us to reach consumers where they want to shop. We operate an online direct-to-consumer
website and mobile application (“DTC platform”) where we both sell our Grove-owned brands (“Grove Brands”) and partner with other leading natural and mission-based CPG brands, providing consumers the best selection of curated products across many categories and brands. In the three months ended March 31, 2022, we generated approximately 52% of our net revenue from Grove Brands, with 75% of that net revenue from home care products. As we grow our product assortment and distribution in beauty and personal care, we expect the contribution of sales from these categories to increase.

Over the last five years, our Grove Co. brand has emerged as a market leader in several important categories including sustainable home care and direct-to-consumer
natural home care. Grove Co. has also quickly established itself as a leader in the hand, dish, and cleaning categories at Target.
Grove is a public benefit corporation
and a Certified B Corporation, meaning we adhere to third party standards for prioritizing social, environmental, and community wellbeing. We have a history of doing well by doing good, which is supported by our flywheel: as we have grown, our product development capabilities and data have improved. That improved innovation grows both topline and expands margins as our innovation tends to be both market expanding and margin accretive. Since inception, Grove has grown rapidly and invested heavily in building out both its Grove ecommerce platform and its Grove Brands, and over this period we have operated at a loss and have accumulated deficits of ($538) million as of March 31, 2022. After several years of annual revenue growth, our revenues in the three months ended March 31, 2022 were approximately 11% lower than in the prior year comparative period, reflecting the challenges that the industry faces as a result of customers buying behaviors reverting to pre-pandemic
levels. While we continue to believe that there are long term growth trends in the zero-waste
industry and that we will be able to continue to grow our business in the long run, post-pandemic consumer behavior patterns and macro-economic factors will continue to be a risk to our business and will continue to adversely impact our financial performance. In light of these dynamics, we expect our revenue to decline in 2022 compared to 2021, with our retail expansion partially offsetting contraction in our direct-to-consumer
business. We expect that revenue will stabilize in 2023, with retail sales representing a greater proportion of our revenue compared to 2022, before returning to growth beginning in 2024.
Company History
Grove started in 2012 under the name “ePantry” as an online retailer for third-party natural household, beauty and personal care brands. We leveraged our ecommerce platform to learn about the industry, gain significant insight into consumer preferences and determine how we might drive change. Early on, it became clear that the current carbon, plastic, and ingredient footprint of our industry is unsustainable, and that there will be massive share shift to products that perform while supporting human and environmental health.
Our key long-term strategic advantage comes from a combination of our authentic mission and our direct relationships with customers. We gained differentiated insights on consumer preferences and provided a platform for them to tell us what they value in each product category we carried. We paired this insight with best-in-class
product innovation capabilities, and in 2016 we launched Grove Co., our flagship home care brand. We have since brought more than 400 Grove Brand products to customers across our portfolio of brands, and Grove Co. has grown into the largest brand by revenue on our DTC platform.
After building a robust portfolio of highly efficacious,
good-for-the-world
products, we have recently pushed into an omnichannel model in order to reach consumers where and how they shop. We continue to operate our DTC platform where we maintain direct relationships with over 1.5 million consumers annually who enjoy our best-in-class
assortment of natural home, beauty and personal care products. In addition, we launched a nationwide partnership with Target in April 2021, and recently announced entry into Kohl’s, Meijer, and Giant Eagle. We continue to actively pursue opportunities to develop our brick-and-mortar
retail distribution platform and expand our sales to third-party ecommerce channels.
OUR PURPOSE
We believe that the consumer products industry has contributed to the current environmental crises. We need to create business models and products that meet the environmental needs of our time and the growing demand of consumers that are aware of the importance of each of our roles in the future.

Grove is transforming the consumer products industry into a force for human and environmental good by relentlessly creating and curating planet-first, high-performance brands and products. Because sustainability is the only future, and what we do now matters.

Our ability to foster positive change is fundamental to our business, rather than an afterthought to profits or a way to mitigate the negative impacts of “business as usual”. This is codified within decision making at every level of our company, from our corporate structure, our material selection process to the way we ship our products. The depth and authenticity of our mission is a sustainable competitive advantage in a world where consumers urgently demand more conscientious products. We also believe that our success is driven by our exceptional team, and we believe that our authentic mission is a competitive advantage in attracting and retaining top talent in a competitive market.
Public Benefit Corporation and Certified B Corporation

We believe that authentic commitment to our vision, and to “doing well by doing good,” is a durable competitive advantage. As a way to codify our values, Grove became a public benefit corporation (“PBC”) in 2021. We are devoted to the development, promotion and distribution of consumer products as a positive force for human and environmental health. As a PBC, we have a legal duty to prioritize not just stockholders’ financial interests, but also the best interest of those materially affected by our business operations, including consumers, employees, partners, the environment and the communities in which we operate. In addition, Grove is a Certified B Corporation, meaning we adhere to rigorous third-party standards for prioritizing social, environmental and community wellbeing, and our performance is periodically independently audited against this framework.
Leading our Industry in Sustainability

Sustainability
and conscientious business practices are our reason for being and are true differentiators of our business—from our brands, to every product we carry, to our policies and practices within the workplace. Our sustainability objectives are rooted in the areas most material to our business and our industry that we believe connect with growing areas of consumer interest and demand: plastic, carbon and forests. We have set ambitious goals to lead across all categories—from being plastic free across our DTC Platform by 2025, to being carbon neutral by 2030 and to planting one million trees by the end of 2022, which are detailed further below.
As of today, we are 100% plastic neutral, a Certified CarbonNeutral
®
company and met our goal of planting one million trees in the U.S. months ahead of schedule.
VALUE PROPOSITION TO CONSUMERS
Grove’s products are a unique blend of sustainability, efficacy, consumer centricity and modern design offered at accessible prices and supported by exceptional customer service and a strong online community. Our Grove Brand products, whether sold on our DTC platform or at retailers, are designed to make it easy for consumers to make environmentally and family-friendly purchasing decisions, knowing that our products prioritize plant-based ingredients, are cruelty-free, and are free of synthetic colors, synthetic fragrances, parabens, phthalates, BPA, and toxic varnishes (based on ingredient declarations, third-party certifications, and independent testing), and are as effective as many traditional competitor products. Our products and packaging help consumers reduce their single use plastic usage and environmental footprint. Grove products are designed for consumers to create the best version of their homes and feel good about the choices they are making for their families and the environment.

Our DTC platform gives our customers access to a wide assortment of curated, high-quality, environmentally-friendly products at competitive prices, with many products and scents exclusive to our platform. We offer our flexible monthly shipment service to help customers stay on top of their home and personal care regimen as well as non-subscription
options. Customers can subscribe to individual products at appropriate cadences to make sure they never run out. We leverage data about customer activity and preferences to further enhance the customer experience by personalizing pages to better fit customer shopping needs.
Our team of Grove Guides provides concierge customer service on topics ranging from delivery options to product recommendations. Grove Guides provide personal service to our customers and are available through multiple channels including phone, text, email and chat. We believe the combination of high-quality products and a friendly support team has allowed us to gain the trust of our customers, which in turn provides us with the differentiated consumer insights that power our innovation flywheel.
In 2021, Grove launched in Target to provide a true omnichannel experience to customers. As we expand our brick-and-mortar
retail distribution platform, we believe that this presence, coupled with our DTC platform, will enable us to meet the consumer wherever they are.
VALUE PROPOSITION TO PARTNERS
Grove believes that we can go farther together in achieving the shared goal of making our industry more sustainable. We remain committed to building high value long-term relationships with other leading brands that can complement the Grove Brand products in our DTC offering. For our third-party brand partners, our DTC platform provides a unique way for them to tell their brand and product stories to consumers at scale. We provide a fast-growing channel that enables brands to reach customers directly which they are unable to through typical brick-and-mortar
channels. For many of our partners, we are a profitable, top five distribution channel and our platform is essential to their operations. Our direct connection to consumers aids our partners by providing valuable product feedback at a rate typically much faster than retail channels. As a result of our scale and strict product standards, we believe placement on our platform provides a positive brand association for our partners. Additionally, being a digitally native company, our customers tend to be young, digitally-inclined and social media-savvy which helps retailers drive digital engagement and build omnichannel accessibility.
Our flagship Grove Brand products that are sold at retail outlets offer an attractive value proposition to our brick-and-mortar
retail partners. Our products offer
low-risk,
incremental revenue stemming from our DTC proof points and the benefit of association with our earth-friendly market positioning. Retailers understand the importance of offering consumers zero-waste
options, and Grove’s assortment is a market leader.
In April 2021, Target began distributing 22 Grove Co. brand items in the cleaning, dish and hand categories at Target stores nationwide in the U.S. and through the Target.com ecommerce website. As part of the partnership between Grove and Target, the parties agreed that Target, through its stores and Target.com, would be the exclusive U.S. retailer for Grove Co. brand products outside of Grove’s online direct-to-consumer
website and mobile application for one year, with an option to extend such exclusivity. We also believe that our Grove Co. brand signature vessel and refill system drives repeat store visits to our retail partners, as our customers return to restock on our effective and high-quality refill system.
While the distribution of Grove Co. brand products was not material to our financial results in 2021, we expect retail expansion to be a significant driver of growth and revenue in future years. We believe the Target partnership is significant because it reflects a meaningful proof point that our products and brands can compete in the retail market, which is significantly larger than the direct-to-consumer
market. In 2022, we more than doubled our assortment at Target, adding categories and expanding marketing support as part of our continued collaboration. Furthermore, we recently announced our expanded retail footprint with entry into Kohl’s, Meijer and Giant Eagle as we continue to expand our omnichannel presence.

OUR BRANDS

Grove’s Brand Strategy
Increasingly, consumers are demanding brands that are thoughtfully designed with a focus on consumer needs and preferences, and that meet higher standards than ever in sustainability and health. The shift away from plastic in HPC products is a clear consumer and industry trend. Combined with our mission, we believe that our direct relationship with consumers gives us a durable competitive advantage in building the brands to lead that change. All our product innovation work leverages our three pillars of development: consumer centricity, efficacy, and sustainability. To date, we have leveraged this to build the largest DTC natural HPC brand in Grove Co. We also create value for consumers by building other brands and providing additional product options in other categories.
Grove Brands
All Grove Brand products meet the Grove Standard, which means they prioritize plant-based ingredients, are cruelty-free, and are free of synthetic colors, synthetic fragrances, parabens, phthalates, BPA, and toxic varnishes (based on ingredient declarations, third-party certifications, and independent testing). Currently, Grove offers 400+ individual products across multiple brands in the home, personal care, and beauty space.

The Grove Co. Brand
Grove Co. is our flagship brand and the cornerstone of our portfolio, representing approximately 91% of Grove Brands net revenue in the year ended December 31, 2021.

The Grove Co. Brand is a market leader in
zero-waste
and plastic reduction. It is the thought leader in the home care space and was brought to life under the core proposition: Sustainably Powerful for a Healthy Home and Planet. This is underpinned by clean, safe formulations (no harsh chemicals & 100% naturally derived fragrances), and innovative formats with sustainable packaging and uncompromised performance. Grove Co. products allow consumers to care for their homes, live more sustainably and fully recycle our packaging and formats where such facilities are available to consumers. With an assortment of products ranging from household cleaners to hand and dish soaps to paper-free home tissues and laundry, Grove Co. is the largest brand on our DTC platform and the largest independent natural CPG brand in the U.S. Grove Co. will be our flagship brand as we increasingly look to develop third-party distribution channels.
Incubator Brands
The rest of our portfolio consists of incubator brands sold primarily on our DTC platform, for which we continue to build brand propositions and product assortments, honing each before expanding into third-party distribution. While still early in the product distribution cycle, each of our incubator brands are category leaders by revenue on the Grove DTC platform.
Peach not Plastic (“
Peach
”):
Peach is clean, vegan, and 100% plastic-free, making sustainability easy and fun. Peach is on a mission to remove plastic from beauty and personal care routines with innovative hair, face, and body care products. While the plastic problem is serious, choosing to live sustainably does not have to be. Peach brings optimism and cheerfulness to the space as a way of empowering consumers to take the leap and show that they can make better choices with Peach while not compromising performance. The positive vibes are infused in every aspect of the brand, from the inclusivity promise, the fun shapes and vibrant colors to our expressive scents and optimistic mantras—because “Sustainability looks great on you.”

Rooted Beauty:
What matters most in skincare are nutrients and ingredients. Rooted Beauty crafts accessible, efficacious skincare products with a potent mix of antioxidants that make up our signature R7 Complex, which through years of clinical trials are proven to help hydrate, smooth, brighten and protect for more radiant, youthful looking skin.

Superbloom:
Made with the latest botanical science and clean ingredients, Superbloom’s 100% vegan formulas are carefully crafted with highly effective ingredients like bakuchiol and alpine rose stem cells to defend the skin from modern aggressors like pollution, blue light and free radicals. Superbloom is also clinically proven to hydrate and reduce fine lines and wrinkles and validated by consumers to make skin more vibrant and radiant.

Honu:
An
easy-to-navigate
line of high-quality (no fillers) dietary supplements with efficacious ingredients like astaxanthin, melatonin, PLE (fern extract) and others backed by years of clinical trials, while reducing plastic with all glass packaging and soon-to-be
aluminum lids.

Good Fur:
Grove’s newest brand is a fresh take on pet grooming, including organic ingredients, aluminum refill bottles, and 100% natural fragrances. Good Fur treats pets like family and leaves them smelling great.

Third-Party Brands (
51% of sales in the year ended December 31, 2021)
In addition to Grove Brands, we offer a curated portfolio of third-party brands on our DTC platform, providing consumers with a selection of over 2,000 SKUs across more than 150 brands. By carrying third-party products, we are not only able to better serve our customers by providing a wider product assortment, but we are able to understand both category demand and the product attributes that our consumers value before investing in development of our own products.

We carry a wide range of clean and natural products within home, beauty and personal care, including products aimed at baby and pet care. We take a data-driven approach to category expansion by leveraging the insights garnered through our DTC platform. No single third-party brand represented more than 15% of our total net revenue in the year ended December 31, 2021.
Since our inception, we have attracted and maintained strong relationships with a diverse group of clean and natural brands within home care, beauty and personal care, from emerging brands such as Aunt Fannie’s, Hello, and Terra Beauty Bars to globally recognized brands such as Mrs. Meyers, Seventh Generation, Method, Burt’s Bees and Babyganics. Prior to onboarding new brand partners, all brands undergo a thorough review process to ensure they meet our rigorous sustainability criteria, including goals to reduce and eliminate plastic, safe and transparent ingredient standards, certified cruelty-free products, and ethical production.
These brand relationships provide customers with breadth across product categories, while reinforcing Grove’s position as the destination for discovery and providing us with valuable data on customer purchasing behavior and preferences. On the other hand, we offer a highly compelling proposition to our third-party brands, providing access to more than 1.5 million environmentally-conscious and digitally-savvy customers who shop our DTC platform.
We consider these third-party brands to be important long-term partners both in serving our customers on our digital platform and in changing the industry for the better. We expect to continue to collaborate with these brands to help them bring complementary products to consumers and our digital strategy is enhanced by their success. Over the long term, we do not view the trends driving Grove’s growth as winner-take-all,
but rather that lifting the industry towards zero waste will be the “new normal” and will materially benefit Grove.
PRODUCT DEVELOPMENT AND INNOVATION
We believe we have a durable competitive advantage in product development, based on the data and consumer insights garnered through our DTC platform. We estimate that we can develop products up to 6x faster than most traditional CPG companies using a variety of strategies only available as a result of our DTC platform:

•
We can test market acceptance of product attributes prior to or as part of product launch, including fragrance, price point, marketing messaging, sustainability and more. We can assess market acceptance of products on our DTC platform prior to a product ready date to determine consumer interest via our waitlist feature.

•
We can quickly gather consumer feedback by including samples in existing shipments, conducting online focus groups, and asking our consumers directly. We can then improve the products where possible and relaunch or drop underperforming SKUs at very little cost.

•	We can launch products on our DTC platform at any point, without the constraints of retailer shelf reset timelines.

•	We have a deep understanding of our consumers based on historical purchasing behavior, demographic information, and the ways in which they engage with our community and platform.

In addition, our research and product development team brings both HPC product experience as well as digital channel know-how
to our innovation road map. We believe the combination of
best-in-class
data along with our innovation capabilities allows us to consistently produce high-quality, efficacious products with a speed to market unmatched in our industry.
Our Innovation Advantage Drives Growth and Margin Improvement
Our ability to quickly launch and iterate new products utilizing our rich consumer data has been a material driver of our growth, with our Grove Brands net revenue increasing approximately 30x since 2017, while simultaneously enhancing the margin profile of our business, as gross product margins on Grove Brands products are approximately 28 percentage points higher than third-party brands sold on the Grove DTC platform.

LEADING OUR INDUSTRY IN SUSTAINABILITY
Our corporate sustainability ethos and sustainable product offering are Grove’s primary differentiator. Our customers demonstrate a prioritization for our carefully curated and screened products that align with their values around environmental health and safety. As part of that value proposition, we pride ourselves on our industry-leading work in sustainability around the areas most material to our business: plastic, carbon and forests.

I.
Plastic
: The HPC industry has been built on seemingly cheap and disposable single-use
plastic packaging. As consumers awaken to the reality of the plastic pollution crisis, they are urgently and increasingly demanding bold new solutions.

•
Plastic Neutral:
Grove is leading the industry in becoming a plastic-neutral consumer products retailer. For every ounce of plastic we sell, we fund the collection of an equal amount of ocean-bound or terrestrial plastic pollution to mitigate our plastic footprint while we transition to long-term plastic-free solutions. We work with rePurpose Global to fund plastic pollution collection and infrastructure development in India, Kenya and Colombia.

•
Plastic-Free by the End of 2025:
Our industry has historically addressed the plastic pollution crisis by setting unrealistic goals about recycled content that will be impossible to achieve given the realities of recycling infrastructure. Our goal to be plastic-free by the end of 2025 is meant to engender bold action and spur our industry towards innovation. This is necessary in order to move away from plastics that are contributing to fossil fuel extraction, global pollution and the erosion of core ecosystems.

II.
Forests:
Our industry is heavily dependent on natural fiber, and paper goods are a staple of home essentials. Without a robust commitment to a deforestation-free supply chain or to increase the recycled content within paper products, the HPC industry supports a fiber industry which is increasingly at odds with the reforestation and biodiversity protection that climate science calls for with increasing urgency. Our aim is to restore forests through our business, both by avoiding use of paper products that contribute to deforestation as well as by actively funding reforestation, both directly and through our carbon offset program.

•
One Million Trees:
Through the Arbor Day Foundation, we met our goal of one million trees planted by the end of 2022. This initiative is included within the One Trillion Trees Initiative, to which Grove is a signatory. As our next iteration of this goal, we will work with The Nature Conservancy to protect 1million acres of American forests by 2030.

•
Tree-Free Paper:
Grove’s line of tree-free paper products is made entirely from Forest Stewardship Council
®
certified
bamboo, a sustainable and fast-regenerating fiber. Not only do Grove’s paper products offer a high-quality alternative to traditional paper products that contribute to deforestation, but they reforest our planet by funding our Arbor Day Partnership with each purchase.

III.
Carbon:
Our goal is to decouple the growth of our business from our carbon footprint through a focus on mitigation and supplier engagement. For our remaining emissions, we are committed to the highest standard of offset purchases, with a focus on nature-based projects which prioritize habitat protection, biodiversity and supporting local and indigenous communities.

•
CarbonNeutral
®
Certified Company:
We are proud to be a Certified CarbonNeutral
®
company as of 2021—meaning that we have purchased carbon offsets to neutralize all of the emissions related to the business activities that are under our direct control, which excludes manufacturing and supply chain. In order to maintain this certification, we are required to continue to reduce or offset the carbon emissions generated by our business activities, consumer shipments and several other areas of our company indicated by the CarbonNeutral
®
protocol. This codifies our commitment to maintain our values as our business grows.

•
Net Zero by 2030
: Expanding upon our efforts to mitigate and neutralize our direct emissions, we are committed to achieving Net Zero emissions by or before 2030 for our entire carbon footprint for GHG Protocol Scopes
1-3
(which include all business activities, product manufacturing and our supply chain). We plan to achieve this through a primary focus on mitigation, with nature-based offsets augmenting the effort. We will disclose our annual progress towards achieving these goals in our annual sustainability report.

•
Science-Based Targets: With a priority on reducing our emissions as much as possible, we have set Science-Based Targets for emissions reduction across Scopes
1-3.
We are currently on track to meet these goals as detailed in our annual sustainability report and will continue to report on that progress.

OUR CUSTOMERS

It has been our intention to build a brand that appeals to a broad consumer population, and we have found that our customer base is diverse and expansive, reinforcing our belief that our product offerings, brands, and value proposition span gender, age, geography, ethnicity, and household income across the United States. From the beginning, we have prioritized getting to know our customers. This has provided invaluable insight into who they are, what is important to them, and how to continuously meet and exceed their needs with our unique brand offering.
The common thread among our customers is that they care deeply about their families and their homes, want safe and effective products, and are conscientious about the impact they have on the planet. Motivated by a desire to learn and discover, they are spending more time engaging with the natural HPC category and making sustainable choices as part of their environmentally conscious lifestyle. Of note, we see success in geographies across political and demographic groups, not just with a niche of dark green consumers.
Our customers exhibit strong alignment to our sustainability values and agreement that our products meet rigorous standards that are good for them, their families, and the environment. In consumer surveys, we learned that more than 90% of our customers find that Grove is easy to use, allows them to discover new products, provides products that meet their standards, and has high standards for quality and ingredients. Our customers also tell us that they believe Grove offers natural and sustainable products, delivers on its promise, helps them make good decisions, and offers a wide variety of products. Overall, our customers demonstrate a powerful ability to further amplify our purpose and brand mission.
OUR OMNICHANNEL PRESENCE
We reach consumers through both DTC and Retail channels to maximize exposure to our consumers. Our omnichannel approach enables us to reach more customers with differentiated offerings. Our channels are complementary to each other and learnings from each further enhance the entire Grove community.

•
DTC
. Our website enables consumers to view our entire product portfolio including Grove Brand and third-party products across a variety of categories. Through the website, we are able to offer customers exclusive deals and offers, share newly launched products and display our wide array of seasonal bundles. We offer customers our flexible monthly shipment service to help them stay on top of their home care regimen, as well as non-subscription
options. Customers can subscribe to individual products at appropriate cadences to make sure they never run out. We leverage data to further enhance the customer experience by personalizing pages to better fit the customers shopping needs. Our DTC shoppers can reach out to our Grove Guides team for any questions pertaining to their orders. Customers can call, chat, text, or email our Grove Guides team to modify orders, ask about new products, request a refund, or learn more about our sustainability practices. All of our shipments are carbon neutral and all plastic sold is offset through our partnerships with rePurpose Global and Plastic Bank.

•
Retail
. We kicked off our expansion into
brick-and-mortar
retail in April 2021, with the launch of a curated assortment of Grove Co. best sellers in cleaning, hand and dish categories at Target, in a nationwide partnership both in store and on Target.com, including endcap, category and mobile app activation. Our products are in all Target stores across the United States, in over 1,900 retail doors. In 2022, we have expanded our partnership with Target and more than doubled our assortment. We believe our partnership is a key investment for Target in the sustainability space and it includes exclusive-for-Target
scents and seasonal scents and products. We believe our retail strategy will generate additional brand awareness and drive significant household penetration by introducing tens of millions of consumers to Grove Co. and our suite of Grove Brands. We recently announced our expanded retail footprint with entry into Kohl’s Giant Eagle and Meijer, and we continue to actively pursue opportunities to develop additional third-party distribution channels.

OUR MARKETING STRATEGY
We have a three-pronged marketing strategy. Each aspect of our marketing strategy reinforces the others and has allowed us to rapidly expand our customer base while building strong brand loyalty.

1.
Build a vibrant and engaged online community of consumers who care deeply about both home and planet. In our customer insights surveys, we found that while 61% of consumers self-identify as buying some natural products (across home, personal care, beauty and food), many are unfamiliar with natural and sustainable brands and are only buying products from a small handful of brands, or in one or two categories. They are early on in their journey of switching to natural and sustainable products, and recommendations from friends, family, influencers and other shoppers are especially powerful. On an average day, our community will comment, share or post thousands of times. This vibrant and ever-evolving dialogue has been instrumental in breaking down barriers to trial.

2.
Efficiently acquire new customers using performance marketing across a wide variety of digital and offline marketing channels. We pair insights and content sourced directly from our community with sophisticated in-house
media measurement and optimization capabilities. This combination has enabled us to efficiently acquire a large customer base and build both interest and desire for our Grove Brands and product lines.

3.
Enable customers to try a variety of natural and/or sustainable products, starting with their first order. This emphasis on product and brand discovery differentiates us from many other brands in the natural and sustainable market who offer a limited selection, or only have a presence in one part of the home. The natural and sustainable products industry is highly fragmented, with no clear market leader, forcing consumers to spend time and energy to research and discover new products. By moving beyond a single category, we provide our customers with a whole-home solution that not only matches their values, but is also easy, affordable, and low-risk
(due to our price matching policy and 100% Happiness Guarantee, in which we commit to respond to customer service inquiries within 24 hours, and allow customers to return products within 30 days of delivery, or cancel their subscriptions at any time if they are not completely satisfied).

This strategy is self-reinforcing—community engagement and online content creation drive our new customer acquisition via performance marketing, which in turn grows our community and expands the number of consumers trying new natural and sustainable products. This grows our community and expands awareness for us and the brands we offer. While this flywheel has been instrumental in rapidly growing the adoption of Grove Brands, we believe we are only at the beginning of our brand-building journey, and that brand awareness expansion can significantly propel both our DTC platform and our sales via retail partners.
SUPPLY CHAIN AND OPERATIONS
Freight
Our freight strategy focuses on inbound and outbound transportation. For inbound shipments, we utilize state-of-the-art
transportation management systems that optimize time and costs. For outbound fulfillment parcel shipping, we partner with national as well as regional carriers to ensure timely and efficient delivery to our customers. We utilize a rate-shop service to identify best pricing and time in transit for our delivery points.
Fulfillment
We have three fulfillment centers capable of reaching approximately 91% of our consumers with two-day
or faster shipping. We do not rely on third-party logistics partnerships for DTC operations and our fulfillment centers are capable of processing substantially greater throughput than our current volume with no additional investments. We also continue to explore the opportunities to automate operations to improve our margin profile and to ensure a seamless shopping experience for customers.

Supply Chain
We maintain a diversified global supply chain for sourcing our Grove Brand products to ensure product quality and integrity. Grove suppliers are required to meet standards around workplace safety and conditions, human rights record and product liability coverage. In addition, Grove is a member of Amfori’s Global BSCI audit platform that is working to improve social performance in human supply chains.
We work with the most respected product certifications companies in the world to substantiate the work that we do. One or more of these certifications touch every one of our Grove Brands. Tying our supply chain to our emissions reduction goals, we have set Science-Based Targets (SBTs) for Scopes
1-3
and are collecting emissions data from all top suppliers.
COMPETITION
The markets in which we operate are highly competitive.
Our Grove Brands face significant competition from both established, well-known legacy HPC players as well as from emerging direct-to-consumer
brands. Select competitors include: The Clorox Company (parent company of Burt’s Bees), Colgate-Palmolive Company (parent company of Tom’s of Maine and hello), The Honest Company, Procter & Gamble (parent company of Native), Reckitt Benckiser Group plc., SC Johnson (parent company of method and Mrs. Meyer’s Clean Day), and Unilever PLC (parent company of Seventh Generation). Certain of these and other competitive brands are also vendor partners on our DTC platform.
We compete based on a variety of factors, including product efficacy, clean formulation, sustainability and value. We believe that we compete favorably across these factors.

Our DTC platform competes with players across two primary channels:
(i) brick-and-mortar
businesses including supermarkets, warehouse clubs and mass merchants and (ii) ecommerce platforms and online retailers.
We compete based on a variety of factors, including product availability, value, trust, and convenience, as well as our ability to connect with and establish direct relationships with our consumers. We believe that we compete favorably across these factors.
TEAM AND CULTURE

We strive to make our workplace, our products, our services, and our communities more equitable and inclusive. We engage Grove and the communities we touch through programs designed to eradicate barriers, encourage self-reflection and awareness, and celebrate different perspectives. We believe an inclusive culture contributes to Grove’s success in spreading healthy habits.
Our People
We value our employees; they are our most important asset and key to the success of our company and mission. We seek to recruit and retain talented and engaged team members who are committed to our values, goals, and our community. The passion of our employees is evident in the design and delivery of our products, the support we provide to our consumers and the impact we are making in our community and industry.
As of March 31 2022, we had approximately 900 full-time employees, as well as a smaller number of part-time and temporary employees; approximately 68% of our total employee population is located in our fulfillment centers.
Justice, Equity, Diversity and Inclusion
We believe that a more inclusive and equitable HPC industry starts with a strong commitment within our workplace. From the beginning, we have been focused on building a team where all employees and customers are seen, heard and feel valued. We began our Justice, Equity, Diversity and Inclusion journey by engaging our employees and leaders in trainings that require critical thinking, programs that inspire grassroots action, and conversations that open us up to diversity of thought. This foundational framework was more important for us to focus on before we hit the checkmarks, because a company with good-looking numbers means nothing if we cannot thrive.
FACILITIES
Our corporate headquarters is located in San Francisco, California, and we use this facility for engineering, finance, marketing, human resources, legal, information technology and security, physical product development, research and science, supply chain, and other administrative functions.
We also lease three fulfillment center locations in Reno, Nevada; St. Peters, Missouri; and Elizabethtown, Pennsylvania, which we use for inbound and receiving, packing and shipping, transportation, operations technology, warehouse IT, operations management, and human resources.
TECHNOLOGY
Our technology and data platform was built from the
ground-up
to help Grove customers find, use, and love natural products. Our technology is designed with the goal of enabling rapid iteration, testing, and optimization throughout the customer experience, a seamless post-order, fulfillment, and customer service experience, and complete, accurate, and insightful data collection, financial reporting and analysis. Our DTC platform has been built in-house
in order to maximize flexibility and speed of prototyping. Additionally, our DTC platform creates significant advantages for our physical product development via differentiated data, rapid access to customer insights, and a route to market that powers innovation and adoption of our own distinctive brands.
Our data platform and approach focuses on several areas we believe necessary to create value:

•
Large
 & Unique Data Asset
. Our technology collects, structures, and analyzes data we have collected over eight years. Our mix of proprietary and commercial data ingestion tools process tens of millions of records daily, delivering a complete and unified picture of customer activity across platforms and touchpoints. Our speed-to-insight
gives us access to HPC trends long before they are seen in
brick-and-mortar
retail.

•
The Right People
. Our analytics staff is organized into four groups: analytics, data engineering, analytics engineering, and data science. This structure allows us to deliver raw data, structured reporting, insights, and algorithms efficiently across the different functional groups at Grove. For example, merchandisers and analysts monitor and react to on-site
buying trends in near real time, and modify
on-site
presentation of products to drive success in key campaigns.

•
Pragmatic Algorithms
. Our data science team develops models for recommendations, automated merchandising decisions, and operational forecasting. Our curated catalog, purchase history data and subscription data are used to build algorithms to predict which products customers are most likely to repurchase, or buy for the first time, which we use to make on-site
and
in-app
recommendations to encourage product discovery and drive higher average order value.

•
Data Privacy and Cybersecurity
. We invest in cybersecurity to protect intellectual property, customer data, manage reputational risk, and maintain business continuity across our devices, applications, and corporate networks. We strive to ensure ongoing compliance with the requirements under relevant standards including PCI, the Sarbanes-Oxley Act of 2002 (SOX), and relevant data privacy and protection regulations. Additionally, our teams use the standards, guidelines, and practices from the NIST Cybersecurity Framework (CSF) to understand and manage cybersecurity risk. We continually monitor and proactively address identified cyber security risks through a combination of automated tools, external audits, and recurring review from our internal cybersecurity working group and report any material findings and incidents to the audit committee. Our data privacy practices are designed to ensure security, compliance, and privacy while collecting, storing, and creating insights from the data.

Our technology investment in the customer experience includes:

•
Subscription Engine
. Our subscription engine generates repeat orders for our customers based on their purchase history. This allows for repeat purchase behavior with a large number of different products, which each are consumed at different rates.

•
Flexible Monthly Shipments Feature
. The majority of our shipments are run through a proprietary engine that generates shipments scheduled to arrive at a future date, part of an optional service called “Flexible Monthly Shipments”. The system publishes events that remind customers to engage with their order, allowing customers to edit and modify order items or purchase their order at any time by choosing “Ship Now”.

•
Marketing Campaigns
. In order to send relevant campaigns and messages to our customers, our ecommerce platform integrates with commercial
Software-as-a-Service
marketing solutions, as well as custom-built marketing and messaging services to reach customers in channels where commercial software is unable to meet our needs. Our proprietary campaign offer systems allow us to incentivize new products, offer free gifts and drive incremental orders for seasonal items.

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY
We protect our intellectual property through a combination of trademarks, domain names, copyrights, trade secrets and patents, as well as contractual provisions and restrictions on access to our proprietary technology. Our principal trademark assets include the trademarks “Grove,” “Grove Co.,” and “Grove Collaborative,” which are registered in the U.S. and targeted foreign jurisdictions, as well as our logos, taglines and multiple product brand names. We have applied to register or registered many of our trademarks in the U.S. and other jurisdictions, and we will pursue additional trademark registrations to the extent we believe they would be beneficial and cost-effective.
We have six registered patents worldwide, 13 patent applications filed, and two patent applications pending through the Patent Cooperation Treaty. Our issued patents will begin expiring in December 2038. We intend to pursue additional patent protection to the extent we believe it would be beneficial and cost-effective.
We are the registered holder of multiple domestic and international domain names that include “grove” and similar variations. We also hold domain registrations for many of our product names and other related trade names and slogans. In addition to the protection provided by our intellectual property rights, we enter into confidentiality and proprietary rights agreements with our employees, consultants, contractors and business partners. Our employees are also subject to invention assignment agreements. We further control the use of our proprietary technology and intellectual property through provisions in both our customer terms of use on our website and the terms and conditions governing our agreements with other third parties.
GOVERNMENT REGULATION
The vitamins/dietary supplements, cosmetic products and medical device products we sell under our own brands and from third-party brands are subject to regulation by the Food and Drug Administration (the “FDA”). Substantially all of our products are subject to regulation by one or more of the following: the Consumer Product Safety Commission (the “CPSC”), the EPA, the Federal Trade Commission (the “FTC”), as well as various other federal, state, and local regulatory authorities. These laws and regulations principally relate to the ingredients or components, proper labeling, advertising, packaging, marketing, manufacture, registration, safety, shipment and disposal of our products.

Under the Federal Food, Drug and Cosmetic Act (the “FDCA”), cosmetics are defined as articles or components of articles that are applied to the human body and intended to cleanse, beautify or alter its appearance, with the exception of soap. The labeling of cosmetic products is also subject to the requirements of the FDCA, the Fair Packaging and Labeling Act, the Poison Prevention Packaging Act and other FDA regulations. Cosmetics are not subject to pre-market
approval by the FDA, however certain ingredients, such as color additives, must be pre-authorized.
If the safety of the products or ingredients has not been adequately substantiated, a specific warning label is required. Other warnings may also be mandated pursuant to FDA regulations. The FDA monitors compliance of cosmetic products through market surveillance and inspection of cosmetic manufacturers and distributors to ensure that the products neither contain false nor misleading labeling and that they are not manufactured under unsanitary conditions. Inspections also may arise from consumer or competitor complaints filed with the FDA. In the event the FDA identifies false or misleading labeling or unsanitary conditions or otherwise a failure to comply with FDA requirements, we may be required by a regulatory authority or we may independently decide to conduct a recall or market withdrawal of our product or to make changes to our manufacturing processes or product formulations or labels.
Our tampon, feminine and sexual health products are regulated as medical devices by the FDA and must be manufactured by an establishment registered with the FDA and in conformity with applicable regulatory clearances and quality system regulations.
The FDA may change the regulations as to any product category, requiring a change in labeling, product formulation or analytical testing.
We are subject to regulation by the CPSC under the Consumer Product Safety Act, the Federal Hazardous Substances Act, and other laws enforced by the CPSC. These statutes and the related regulations establish safety standards and bans for consumer products. The CPSC monitors compliance of consumer products under its jurisdiction through market surveillance and has the authority to conduct product safety related inspections of establishments where consumer products are manufactured, held, or transported. The CPSC has the authority to require the recall of noncompliant products or products containing a defect that creates a substantial risk of injury to the public. The CPSC may seek penalties for regulatory noncompliance under certain circumstances. CPSC regulations also require manufacturers of consumer products to report to the CPSC certain types of information regarding products that fail to comply with applicable regulations, that contain a defect which could create a substantial product hazard, or that create an unreasonable risk of serious injury or death. Certain state laws also address the safety of consumer products and mandate reporting requirements, and noncompliance may result in penalties or other regulatory action.
Certain of our products are also subject to regulation by the EPA under the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”). FIFRA establishes a system of pesticide, including disinfectant products, regulation to protect applicators, consumers and the environment. Under FIFRA, certain of our cleaning products, including the disinfectant products, may require approval from and registration with the EPA prior to sale. Products subject to FIFRA must comply with specified approval, registration, manufacture, labeling, and reporting requirements, among other requirements. The EPA is authorized to take enforcement action to prevent the sale or distribution of no-compliant
disinfectant products, including to prevent the sale or distribution of unregistered disinfectants and to prevent the sale or distribution of registered pesticides that are not permitted to make claims permitted by the terms of their registration, among other areas of non-compliance.
The EPA may seek penalties for regulatory noncompliance under certain circumstances. Manufacturers subject to FIFRA may also be required to report certain types of information regarding disinfectant products to the EPA. Certain state laws may also address requirements applicable to cleaning products, and non-compliance
may result in penalties or other regulatory action.
The USDA enforces federal standards for organic production and use of the term “organic” on certain product labeling. These laws prohibit a company from selling or labeling products as organic unless they are produced and handled in accordance with the applicable federal law.

The FTC, FDA, USDA, EPA, and other government authorities also regulate advertising and product claims regarding the characteristics, quality, safety, performance and benefits of our products. These regulatory authorities typically require a safety assessment of the product and reasonable basis to support any factual marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that our efforts to support our claims will be considered sufficient. The most significant area of risk for such activities relates to improper or unsubstantiated claims about the composition, use, efficacy and safety of our products and their environmental impacts. If we cannot adequately support safety or substantiate our product claims, or if our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, the FDA, FTC or other regulatory authority could take enforcement action, impose penalties, require us to pay monetary consumer redress, require us to revise our marketing materials or stop selling certain products and require us to accept burdensome injunctions, all of which could harm our business, reputation, financial condition and results of operations.
In addition, the FTC regulates the use of endorsements and testimonials in advertising as well as relationships between advertisers and social media influencers pursuant to principles described in the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Endorsement Guides”). The Endorsement Guides provide that an endorsement must reflect the honest opinion of the endorser and cannot be used to make a claim about a product that the product’s marketer could not itself legally make. They also say that if there is a connection between an endorser and the marketer that consumers would not expect and it would affect how consumers evaluate the endorsement, that connection should be disclosed. Another principle in the Endorsement Guides applies to ads that feature endorsements from people who achieved exceptional, or even above average, results from using a product. If the advertiser does not have proof that the endorser’s experience represents what people will generally achieve using the product as described in the ad, then an ad featuring that endorser must make clear to the audience what results they can generally expect to achieve, and the advertiser must have a reasonable basis for its representations regarding those generally expected results. Although the Endorsement Guides are advisory in nature and do not operate directly with the force of law, they provide guidance about what the FTC staff generally believes the Federal Trade Commission Act (the “FTC Act”) requires in the context using of endorsements and testimonials in advertising and any practices inconsistent with the Endorsement Guides can result in violations of the FTC Act’s proscription against unfair and deceptive practices.
To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Endorsement Guides and we will otherwise endeavor to follow the FTC Act and other legal standards applicable to our advertising. However, if our advertising claims or claims made by our social media influencers or by other endorsers with whom we have a material connection do not comply with the Endorsement Guides or any requirement of the FTC Act or similar state requirements, the FTC and state consumer protection authorities could subject us to investigations and enforcement actions, impose penalties, require us to pay monetary consumer redress, require us to revise our marketing materials and require us to accept burdensome injunctions, all of which could harm our business, reputation, financial condition and results of operations.
We are also subject to a number of U.S. federal and state laws and regulations that affect companies conducting business on the Internet, including consumer protection regulations that regulate retailers and govern the promotion and sale of merchandise. Many of these laws and regulations are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, taxation, economic or other trade prohibitions or sanctions and online payment services. In particular, we are subject to federal, state, and local laws regarding privacy and protection of people’s data. Foreign data protection, privacy and other laws and regulations can be more restrictive than those in the U.S. Federal and state laws in the U.S. and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application, interpretation and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. The CCPA requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, allows consumers to opt out of the sale of personal information with third parties and prohibits covered businesses from discriminating against California residents (for example, charging more for services) for exercising any of their rights under the CCPA. The law also provides a private right of action and statutory damages for certain data breaches that result in the loss of personal information. In addition, California voters recently approved the CPRA, that goes into effect on January 1, 2023. The CPRA will significantly modify the CCPA, and will impose additional data protection obligations on companies doing business in California, potentially resulting in further complexity. The law will, among other things, give California residents the ability to limit the use of their sensitive information, provide for penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the law. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning privacy and data protection which could affect us. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business, results of operations, and financial condition. If our privacy or data security measures fail to comply with applicable current or future laws and regulations, we may be subject to litigation, regulatory investigations, enforcement notices requiring us to change the way we use personal data or our marketing practices, fines or other liabilities, as well as negative publicity and a potential loss of business.
LEGAL PROCEEDINGS
From time to time, we are subject to various claims, charges and litigation matters that arise in the ordinary course of business. We believe these actions are a normal incident of the nature and kind of business in which we are engaged. While it is not feasible to predict the outcome of these matters with certainty, we do not believe that any asserted or unasserted legal claims or proceedings, individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations or prospects.

MANAGEMENT
The following table sets forth, as of July 18, 2022, certain information regarding our directors and executive officers who are responsible for overseeing the management of our business.

Name	Age	Position
Executive Officers
Stuart Landesberg	37	Chief Executive Officer and Director
Sergio Cervantes	51	Chief Financial Officer
Christopher Clark	37	Chief Technology Officer and Director
Delida Costin	52	Chief Legal and People Officer; Secretary
Jennie Perry	55	Chief Marketing Officer
Jon Silverman	49	Senior Vice President, Physical Goods

Non-Employee Directors
David Glazer	38	Director
John Replogle	56	Director
Kristine Miller	58	Director
Naytri Shroff Sramek	32	Director
Rayhan Arif	35	Director
Fumbi Chima	48	Director
Executive Officers of Grove Collaborative Holdings, Inc.
Stuart Landesberg.
Mr. Landesberg, 37, is the President and Chief Executive Officer of Grove. Mr. Landesberg
co-founded
Grove Collaborative in 2012 and has served as its Chief Executive Officer since inception. Prior to co-founding
Grove, he worked for TPG Capital, where he was involved in consumer and internet investments. Mr. Landesberg started his career in the investment banking division of Lehman Brothers. Mr. Landesberg earned a B.A. in Economics and Spanish from Amherst College where he graduated magna cum laude
with distinction. We believe Mr. Landesberg’s extensive direct to consumer industry experience, as well as his institutional knowledge as the co-founder
of Grove qualify him to serve on the Board.
Sergio Cervantes.
Mr. Cervantes, 51, joined Grove in 2022 as its Chief Financial Officer. Prior to joining Grove, in 2016 Mr. Cervantes served as the Chief Financial Officer of Unilever Prestige. From 2003 to 2016, Mr. Cervantes held various roles with Unilever where he partnered with all major commercial areas across regions. Mr. Cervantes holds a Masters in Finance and a degree in Business Administration from the Tec de Monterrey.
Christopher Clark.
Mr. Clark, 37,
co-founded
Grove in 2012 and has served as its Chief Technology Officer since 2013. Prior to joining Grove, in 2012 Mr. Clark led project management and engineering at Kaggle, Inc. and was a product manager and engineer at Blackbaud from 2007 to 2012. Mr. Clark earned a B.S. in Computer Science from Vanderbilt University. We believe Mr. Clark’s experience as a technology executive, as well as his institutional knowledge as the co-founder
of Grove qualify him to serve on the Board.
Delida Costin
. Ms. Costin, 52, has served as Grove’s Chief Legal and People Officer since January 2020 and as Grove’s General Counsel since 2019. Prior to joining Grove, in 2015 Ms. Costin served as General Counsel of lynda.com, and from 2010 to 2014, she served as General Counsel and Corporate Secretary at Pandora Media Networks, Inc. From 2007 to 2010, Ms. Costin maintained a private legal practice where she worked with public and private companies in the San Francisco Bay Area. From 2000 to 2006, Ms. Costin served as assistant general counsel, and from 2006 to 2007 as vice president and assistant general counsel at CNET Networks, a media company, where she focused on legal issues relating to the digital media industry. Prior to that, Ms. Costin was an associate at the law firms of Goodwin Procter and Pillsbury Winthrop Shaw Pittman. During her years of legal practice, Ms. Costin has advised on issues related to compliance, securities law, digital media, privacy, data protection and online advertising. Ms. Costin holds a J.D. degree from Boston University School of Law and a B.A. degree from Northwestern University.
Jennie Perry
. Ms. Perry, 55, has served as Grove’s Chief Marketing Officer since 2021. Prior to joining Grove, Ms. Perry worked for Amazon, Inc. from 2011-2019, most recently as the Chief Marketing Officer of Prime and Amazon North America. Ms. Perry received a M.B.A. from the University of Pennsylvania, Wharton School of Business and a B.A. degree in Economics from the University of California, Davis.
Jon Silverman
. Mr. Silverman, 49, has served in various positions at Grove since 2017, most recently as Senior Vice President of Physical Goods. Mr. Silverman received a B.A. degree in Government and Environmental Studies from Bowdoin College.
Non-Employee
Directors
David Glazer
. Since 2013, Mr. Glazer, 38, has served in various positions at Palantir Technologies Inc. (NYSE: PLTR), most recently as Chief Financial Officer and Treasurer. Prior to that, Mr. Glazer was a corporate securities attorney at Wilson Sonsini Goodrich & Rosati. Mr. Glazer received a J.D. degree from Emory University School of Law and a B.A from Santa Clara University. We believe Mr. Glazer is qualified to serve on the Board because of his public company financial experience.
John Replogle.
Mr. Replogle, 56, has been a member of the Grove Board since 2021. Since October 2017, he has served as a Founding Partner of One Better Ventures, LLC, a venture capital firm focused on consumer brands that have a positive impact. From March 2011 to October 2017, he served as Chief Executive Officer and President of Seventh Generation, Inc., a manufacturer and distributor of sustainable household products. From 2006 to 2011, Mr. Replogle served as President and Chief Executive Officer of Burt’s Bees, Inc., and from 2003 to 2006, he served as General Manager of Unilever’s Skin Care division. Previously, he worked for Diageo, Plc for seven years in a number of different capacities, including as President of Guinness Bass Import Company and Managing Director of Guinness Great Britain. He started his career with the Boston Consulting Group. Mr. Replogle is currently a member of the board of directors of
AEA-Bridges
Impact Corp. (NYSE: IMPX) and Wolfspeed, Inc. (NYSE: WOLF), and also served as a director of Sealy Corporation, a publicly traded mattress manufacturer, from 2010 to 2013, until its sale to Tempur-Pedic International Inc. We believe Mr. Replogle is qualified to serve on the Board because of his significant senior executive leadership experience, including eleven years of experience as chief executive officer at two companies, as well as deep experience in marketing, branding and distribution of consumer goods.
Kristine Miller.
Ms. Miller, 58, most recently served as the Chief Strategy Officer for global
e-commerce
marketplace eBay Inc., from 2014-2020. In this role, Ms. Miller set the vision for the future of commerce and led numerous digital transformation initiatives to improve buyer and seller experiences. She is a retail thought leader, frequently speaking on topics such as technology’s impact on consumer shopping behavior. Prior to joining eBay Inc., Ms. Miller was a partner and director at Bain & Company where she served as head of the North American Retail Practice and Chairman of Bain’s Worldwide Compensation & Promotion Committee. In her retail leadership role, Ms. Miller partnered with global retail and consumer products clients to create and implement digital and omnichannel strategies. Ms. Miller began her career with The Procter & Gamble Company’s Beauty Care Division supporting new product development. Ms. Miller currently serves on the Board of Directors of Cable One (NYSE: CABO), Neiman Marcus Group (private, post-emergence), Chairish (private), a home furnishings marketplace. Ms. Miller received her M.B.A. from the Stanford Graduate School of Business, where she was an Arjay Miller Scholar, and a B.S. in Chemical Engineering with honors from Carnegie-Mellon University. Ms. Miller is qualified to serve on the Board because of her significant operating and leadership experience.
Naytri Shroff Sramek
. Since 2018, Ms. Sramek, 32, has served in various positions at GitHub, Inc., a subsidiary of Microsoft Corporation (NASDAQ: MSFT), most recently as Chief of Staff to the CEO, who recently transitioned to the role of Chairman Emeritus. From 2017 to 2018, Ms. Sramek was the Head of Enterprise at Crew, a workplace management software company acquired by Block, Inc. in 2021. Prior thereto, Ms. Sramek has served in various positions at Palantir Technologies Inc. (NYSE: PLTR). Ms. Sramek received a B.A. in Business Economics from the University of California Los Angeles. We believe Ms. Sramek is qualified to serve on the Board because of her financial expertise and leadership experience.
Rayhan Arif
. Mr. Arif, 35, has served as VGAC II’s Chief Operating Officer since its inception. Mr. Arif is an Investment Director at the Virgin Group, where he has worked since 2017. He is responsible for investing the Virgin Group’s capital across a range of opportunities and supporting the strategic development of Virgin’s portfolio companies in the Americas. Mr. Arif currently serves on the boards of Virgin Mobile Latin America and BMR Energy. From 2013 to 2015, Mr. Arif served as an investment professional at AEA Investors, a global private equity firm focused on leveraged buyouts and growth capital investments. From 2012 to 2013, Mr. Arif worked on the strategy team of Zipcar, a leading car-sharing
network. Prior thereto, Mr. Arif was a management consultant at Bain & Company. Mr. Arif received a B.A. in Economics from Harvard College and an M.B.A. from Columbia Business School. We believe that Mr. Arif’s investment and operational experience make him a valuable addition to the Board.
Fumbi Chima.
Ms. Chima, 48, is currently the Executive Vice President and Chief Information Officer, a role she has had since 2020, at Boeing Employees’ Credit Union (BECU), a not-for-profit
financial cooperative. Prior to BECU, Ms. Chima served in leadership roles at various companies in the retail and financial sectors, including as Chief Information Officer at Adidas AG, from 2019 to 2020, Chief Information Officer at Fox Networks Group, from 2017 to 2019, Chief Information Officer at Burberry Group plc, from 2015 to July 2017, and Chief Information Officer—Asia, at Walmart, Inc., from 2014 to 2015. Ms. Chima also previously served in other leadership roles at Walmart, Inc. from 2010 to 2014, and as Vice President of Corporate Systems at American Express Co. from 2006 to 2010. Ms. Chima currently serves on the public company boards of AZEK Company, Inc., a manufacturer of residential and commercial building products, Ted Baker plc, a British luxury clothing company, Willis Towers Watson Public Limited Company, a British-American multinational risk management, insurance brokerage and advisory company, and Whitbread plc, a British hospitality company. Previously, Ms. Chima served as an independent member of the board of directors of Africa Prudential plc, technology-driven share registration and investor service provider, from August 2020 through March 2022, and served on the board of directors of Global Sources Ltd., a business-to-business
media company with a focus on the Greater China market, from September 2016 to September 2017. Ms. Chima previously served in advisory roles for SAP Executive Advisory, from 2019 to 2020, and Apptio EMEA Advisory, in 2020. Ms. Chima received her Bachelor of Arts in Politics and Philosophy from the University of Hull.
Family Relationships
There are no other family relationships among any of the individuals who serve as our directors or executive officers.
Board Composition
The Board is classified into three classes of directors and is composed as follows: Class I – Stuart Landesberg, Kristine Miller and Fumbi Chima; Class II – Christopher Clark and John Replogle; Class III – Naytri Shroff Sramek, Rayhan Arif and David Glazer.
Director Independence
The Board has determined that Kristine Miller, Naytri Shroff Sramek, John Replogle, Fumbi Chima, Rayhan Arif and David Glazer qualify as independent directors, as defined under NYSE listing rules.

Board Oversight of Risk
One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, the audit committee of the Board (the “Audit Committee”) is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters and the compensation committee of the Board (the “Compensation Committee”) oversees the management of risks associated with compensation policies and programs.
Board Committees
The Board has established the Audit Committee, the Compensation Committee, and a sustainability, nominating and corporate governance committee. The Board may establish other committees to facilitate the management of the Company’s business. The Board and its committees will set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board also delegates various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board Copies of each committee charter are posted on our investor website at www.investors.grove.co under the Investor Relations section. The information found on or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
The members of the audit committee are John Replogle, David Glazer, and Rayhan Arif, each of whom can read and understand fundamental financial statements. The Board has determined that each of John Replogle, David Glazer, and Rayhan Arif is independent under the rules and regulations of the SEC and NYSE listing standards applicable to audit committee members. David Glazer is the chair of the Audit Committee. The Board has determined that each of John Replogle and Rayhan Arif qualify as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the NYSE. The Audit Committee assists the Board with its oversight of the following: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; and the design and implementation of our internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with Company management the adequacy and effectiveness of the Company’s disclosure controls and procedures. The Audit Committee also discusses with Company management and the Company’s independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the Company’s financial statements, and the results of the audit, quarterly reviews of the Company’s financial statements, and, as appropriate, will initiate inquiries into certain aspects of the Company’s financial affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also has sole authority to approve the hiring and discharging of the Company’s independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit
engagements with the independent auditor. The Audit Committee reviews and oversees all related person transactions in accordance with the Company’s Related Person Transaction Approval Policy.

Compensation Committee
David Glazer, Naytri Shroff Sramek and Kristine Miller serve on the Compensation Committee. Kristine Miller is the chair of the Compensation Committee. Each member of the Compensation Committee is independent under the rules and regulations of the SEC and NYSE listing standards applicable to compensation committee members. The Compensation Committee assists the Board in discharging certain of the Company’s responsibilities with respect to compensating the Company’s executive officers, and the administration and review of the Company’s incentive plans for employees and other service providers, including the Company’s Incentive Equity Plan, and certain other matters related to the Company’s compensation programs.
Sustainability, Nominating and Corporate Governance Committee
John Replogle, David Glazer, Rayhan Arif, Kristine Miller, Naytri Shroff Sramek and Fumbi Chima serve on the sustainability, nominating and corporate governance committee. John Replogle is the chair of the sustainability, nominating and corporate governance committee. Each member of the sustainability, nominating and corporate governance committee of the Board is independent under the rules and regulations of the SEC and NYSE listing standards applicable to nominating and governance committee members. The sustainability, nominating and governance committee assists the Board in identifying, screening, and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board, recommending to the Board candidates for nomination for appointment at the annual general meeting or to fill vacancies on the Board, developing and recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines, coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors, and management in the governance of the Company, and reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct (the “Code”) that applies to all of the Company’s employees, officers, and directors, including the principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers).The full text of the Code is posted on our website at www.investors.grove.co under the Investor Relations section. The Company intends to disclose future amendments to, or waivers of, the Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or the compensation committee thereof. Certain members of the Compensation Committee may be deemed to have an interest in certain transactions requiring disclosure under Item 404 of Regulation
S-K
under the Securities Act that are disclosed in “
Certain Relationships and Related Person Transactions”
which disclosure is hereby incorporated by reference in this section.

EXECUTIVE AND DIRECTOR COMPENSATION
This section describes executive compensation of Grove Collaborative, Inc.’s directors and named executive officers during Grove Collaborative, Inc.’s fiscal year ended December 31, 2021.
This section discusses the material components of the executive compensation program for the named executive officers who are identified in the 2021 Summary Compensation Table below.
Overview
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. For 2021, the “named executive officers” and their positions were as follows:

•	Stu Landesberg, Chief Executive Officer;

•	Delida Costin, Chief Legal and People Officer; and

•	Jennie Perry, Chief Marketing Officer
2021 Compensation of Named Executive Officers
Cash Compensation
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, the Company provides a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. While cash bonuses have been provided on a discretionary basis in prior years, none of our named executive officers received a cash bonus with respect to 2021.
Equity Awards
To further focus the Company’s executive officers on the Company’s long-term performance, we have granted equity compensation in the form of stock options and RSUs.
In 2021, the Grove board of directors granted equity awards to the named executive officers with respect to the following number of shares: Mr. Landesberg, 3,991,892 stock options; Ms. Costin, 450,000 stock options, 50,000 RSUs; and Ms. Perry, 700,000 stock options. The 2021 stock options generally vest in quarterly installments over four years, subject to the grantee’s continued service through the applicable vesting date. 3/8ths of the RSUs granted to Ms. Costin vest upon the occurrence of a liquidity event with the remainder vesting in quarterly installments following a liquidity event, provided that such liquidity event occurs within five years of the date of grant. The stock options granted to Ms. Perry, who joined Grove in February 2021, vest 25% on the one-year
anniversary of the grant date and in quarterly installments thereafter through the four-year anniversary of the grant date. In addition, of the stock options granted to Mr. Landesberg in 2021, 864,910 of the stock options will vest on the earlier of (i) if the Company’s shares are not publicly traded, such time as the Company closes a preferred or common equity financing in the amount of at least $25.0 million at a price per share of at least $15.03, (ii) if the Company’s shares (or its successor’s shares) are publicly traded, such time as the
20-day
trading day volume-weighted average price is at least $15.03 per share, or (iii) immediately prior to the consummation of certain corporate transactions in which the holders of shares of the Company’s common stock will receive, in exchange for such shares, cash or other consideration the aggregate amount of $15.03 per share. The consummation of the Business Combination constituted a liquidity event for purposes of the RSUs and the RSUs remain subject to the service-based vesting requirements set forth in the award agreements.

In connection with the business combination, outstanding equity awards of Grove were assumed by VGAC II and converted into equity awards with respect to Company common stock. In addition, pursuant to the terms of the business combination agreement and as described above, holders of options and RSUs received Grove Earnout Shares, which will be forfeited in the event the service-based vesting conditions applicable to the underlying stock options and RSUs are not achieved prior to the achievement of the performance milestones with respect to such Grove Earnout Shares.
In April 2022, members of the management team, including Ms. Costin and Ms. Perry, were granted equity awards as part of a retention program implemented by Grove in order to retain critical talent through the closing of the business combination and thereafter. As a result, each of Ms. Costin and Ms. Perry received a retention RSU award with respect to 200,000 shares of Grove common stock, with vesting subject to the achievement of both a liquidity event and service-based vesting requirements over four years. Following the consummation of the business combination and the expiration of the
Lock-Up
Period, the Company expects to make additional similarly sized grants to the management recipients as well as broader-based grants to its employees for retentive and incentive purposes. In addition, following the closing of the business combination and as permitted by the terms of Grove’s 2016 Equity Incentive Plan and subject to the consent of the impacted participants, the Company expects to initiate an option exchange with respect to certain options that were previously granted and which have a diminished incentive value given the decline in the Company’s stock price since the awards were granted. No option exchange has been approved by the Company and no specific terms of any option exchange have been proposed. Any option exchange following the closing of the business combination will be subject to the approval of the Board and applicable securities laws.
Please see the Outstanding Equity Awards at 2021 Fiscal
Year-End
table for a summary of the equity awards held by the named executive officers as of December 31, 2021.
2021 Summary Compensation Table
The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stuart Landesberg	2021	255,000	—	18,387,940	—	—	—	18,642,940
Chief Executive Officer and President
Delida Costin	2021	425,000	—	1,854,572	436,500	—	—	2,716,072
Chief Legal and People Officer
Jennie Perry	2021	404,134	—	2,897,846	—	—	—	3,301,980
Chief Marketing Officer

(1)	Ms. Perry jointed Grove on February 8, 2021. Amounts reported in this column for Ms. Perry reflect a base salary of $450,000 prorated to her start date.
(2)
Amounts reported in this column for Mr. Landesberg and Mses. Costin and Perry reflect the aggregate grant date fair value of stock options awarded in 2021, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation based on the following assumptions: risk-free interest rate of 0.67%—0.69%; expected volatility of 73.66%—73.74%; expected term of 6.0 – 6.1 years; and expected dividend rate of 0.00%. As noted above, 864,910 of the stock options granted to Mr. Landesberg vest based on market conditions. The fair value for Mr. Landesberg’s stock options with a market based vesting condition was determined using the probability weighted expected term method (“PWERM”), which involves the estimation of future potential outcomes as well as values and probabilities associated with each potential outcome. Two potential scenarios were used in the PWERM that utilized 1) the value of the Company’s common equity, and 2) a Monte Carlo simulation to specifically value the award. The total grant date fair value of the award, based on the probable satisfaction of the market-based vesting conditions, was determined to be $5.5 million. Under FASB ASC Topic 718, due to the vesting conditions related to Mr. Landesberg’s 864,910 stock options, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Landesberg that could be calculated and disclosed based on the achievement of the underlying conditions.
(3)
The amount reported in this column for Ms. Costin reflects the grant date fair value of $8.73 for her RSUs, computed in accordance with FASB ASC Topic 718, calculated based on the Company’s most recent Section 409A valuation available prior to the grant date.

Outstanding Equity Awards at 2021 Fiscal
Year-End
The following table presents information regarding the outstanding stock options and RSUs held by each of the named executive officers as of December 31, 2021. In connection with the closing of the business combination, the Grove equity awards were adjusted to reflect equity awards with respect to the Company, with the number of shares and exercise price adjusted to maintain the value of the awards prior to the closing of the business combination.

	Option Awards								Equity Incentive Plan Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stuart Landesberg	3/30/2018	(2)	12/18/2017	2,256,324	—	—	0.75	3/29/2028	—	—
	5/31/2019	(3)	12/21/2018	3,638,130	—	—	2.25	5/30/2029	—	—
	2/15/2021	(4)	1/1/2021	586,309	2,540,673	—	4.43	2/14/2031	—	—
	2/15/2021	(5)	(5)	—	—	864,910	4.43	2/14/2031	—	—
Delida Costin	5/31/2019	(6)	5/20/2019	205,000	150,000	—	2.25	5/30/2029	—	—
	1/15/2020	(7)	1/7/2020	110,000	—	—	2.25	1/14/2030	—	—
	2/15/2021	(8)	1/1/2021	84,375	365,625	—	4.43	2/14/2031	—	—
	9/22/2021	(9)	N/A	—	—	—	—	—	50,000	436,500
Jennie Perry	2/15/2021	(10)	2/8/2021	—	700,000	—	4.43	2/14/2031	—	—

(1)
As of December 31, 2021, Grove’s equity was not publicly traded and, therefore, there was no ascertainable public market value for the equity on such date. The market value reported in this table is based upon a Section 409A valuation analysis of Grove’s equity as of August 31, 2021, the most recent report available.

(2)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, subject to Mr. Landesberg’s continuous employment through each applicable vesting date, with accelerated vesting if Mr. Landesberg’s employment is terminated by the Company without cause or he resigns for good reason. Because these options may be early exercised for restricted stock, they are reported in this table as “Exercisable.”

(3)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, subject to Mr. Landesberg’s continuous employment through each applicable vesting date, with accelerated vesting if Mr. Landesberg’s employment is terminated by the Company without cause or he resigns for good reason. Because these options may be early exercised for restricted stock, they are reported in this table as “Exercisable.”
(4)
This option vests on the earlier of (i) if the Company’s shares are not publicly traded, such time as the Company closes a preferred or common equity financing in the amount of at least $25.0 million at a price per share of at least $15.03, (ii) if the Company’s shares (or its successor’s shares) are publicly traded, such time as the
20-day
trading day volume-weighted average price is at least $15.03 per share, or (iii) immediately prior to the consummation of certain corporate transactions in which the holders of shares of the Company’s common stock will receive, in exchange for such shares, cash or other consideration the aggregate amount of $15.03 per share, subject to Mr. Landesberg’s continuous employment on the date of such milestone.

(5)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, subject to Ms. Costin’s continuous employment through each applicable vesting date, with accelerated vesting following a change in control if Ms. Costin’s employment is terminated by the Company without cause or she resigns for good reason.

(6)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, subject to Ms. Costin’s continuous employment through each applicable vesting date, with accelerated vesting following a change in control if Ms. Costin’s employment is terminated by the Company without cause or she resigns for good reason. Because these options may be early exercised for restricted stock, they are reported in this table as “Exercisable.”

(7)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, subject to Ms. Costin’s continuous employment through each applicable vesting date, with accelerated vesting following a change in control if Ms. Costin’s employment is terminated by the Company without cause or she resigns for good reason. Because these options may be early exercised for restricted stock, they are reported in this table as “Exercisable.”

(8)
This option vests quarterly for 48 months starting with the first quarter following the vesting commencement date, subject to Ms. Costin’s continuous employment through each applicable vesting date, with accelerated vesting following a change in control if Ms. Costin’s employment is terminated by the Company without cause or she resigns for good reason.

(9)
The vesting the RSUs requires the satisfaction of both of two conditions: an event condition and a service condition. The event condition will be satisfied if a liquidity event occurs prior to the expiration date (five years from the grant date) subject to Ms. Costin’s continuous employment through the date of such liquidity event. The service condition is satisfied with respect to 3/8th of the RSUs on the date of the liquidity event and quarterly thereafter, subject to Ms. Costin’s continuous employment through the applicable vesting date. Any RSU for which both conditions are satisfied shall become vested. The vesting of the RSUs accelerate following a change in control if Ms. Costin’s employment is terminated by the Company without cause or she resigns for good reason. The consummation of the business combination constituted a liquidity event for purposes of the RSUs and the RSUs remain subject to the service-based vesting requirements set forth in the award agreements.

(10)
This option vests 25% on the first anniversary of the vesting commencement date and then vests quarterly for the next 36 months, with accelerated vesting following a change in control if Ms. Perry’s employment is terminated by the Company without cause or she resigns for good reason.

Additional Narrative Disclosure
Severance Arrangements
The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and equity awards. For example, in April 2022, Mr. Sergio Cervantes commenced employment with Grove as its Chief Financial Officer, with an initial base salary of $500,000 and an initial RSU award with respect to 600,000 Grove shares. Following the closing of the Business Combination and the expiration of the
Lock-Up
Period, we expect to grant Mr. Cervantes RSUs with a grant date fair value of $300,000.

The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies will apply as warranted. The Company does not generally provide contractual severance rights to its employees.
401(k) Plan
The Company maintains a qualified 401(k) savings plan which allows participants to defer a portion of their compensation to the 401(k) saving plan on a before-tax
basis. The Company provides discretionary matching employer contributions on behalf of its eligible participants. Grove did not make any matching contributions in 2021.
Director Compensation
2021 Director Compensation Table
The Company’s historical director compensation program has consisted of equity awards. In 2021, Messrs. Glazer and Replogle were granted stock options with respect to 133,333 and 333,343 shares of Grove common stock, respectively, and Messrs. Glazer and Replogle were granted RSUs with respect to 133,333 and 333,343 shares of Grove common stock, respectively. Mr. Glazer’s stock options and RSUs will vest 25% on the one-year
anniversary of the vesting commencement date and in subsequent 1/12th increments for each subsequent quarter of continuous service. Mr. Replogle’s stock options and RSUs will each vest 30% on the one-year
anniversary of the vesting commencement date, 7.5% for each subsequent quarter of continuous service for the following year and then 5% for each quarter subsequent quarter of continuous service for the following two years.
The following table provides information regarding the compensation of our outside directors for 2021 and who will continue with the combined company. As the Company’s Chief Executive Officer and Chief Technology Officer, respectively, Messrs. Landesberg and Clark do not receive any additional compensation for their service on the Company’s board of directors. Please see the 2021 Summary Compensation Table for the compensation paid or awarded to Mr. Landesberg.

Name	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
David Glazer	659,290	1,141,388	1,800,678
John Replogle	1,640,790	2,853,561	4,494,351

(1)
The amount reported in this column for Messrs. Glazer and Replogle reflects the grant date fair value of $8.56 for RSUs awarded in 2021, computed in accordance with FASB ASC Topic 718, calculated based on the Company’s most recent Section 409A valuation available prior to the grant date. As of December 31, 2021, Messrs. Glazer and Replogle held outstanding RSUs with respect to 133,333 and 333,343 shares of Grove common stock, respectively.

(2)
Amounts reported in this column for Messrs. Glazer and Replogle reflect the aggregate grant date fair value of stock options awarded in 2021, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation based on the following assumptions: risk-free interest rate of 1.16%—1.21%; expected volatility of 63.5%—63.6%; expected term of 6.02 – 6.08 years; and expected dividend rate of 0.00%. As of December 31, 2021, Messrs. Glazer and Replogle held outstanding options with respect to 333,343 and 372,576 shares of Grove common stock, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions—Company
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination, VGAC II, the Sponsor, and certain other holders of Class A Common Stock (collectively, the “Registration Rights Agreement Parties”) entered into the Registration Rights Agreement, which became effective upon the consummation of the Business Combination. In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Indemnification Agreements
In connection with the consummation of the Business Combination, the Company entered into indemnification agreements with its directors, executive officers, and other key employees. Each indemnification agreement provides that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by the laws of the state of Delaware, the Charter, and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by the laws of the state of Delaware, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.
Certain Relationships and Related Person Transactions—VGAC II
Class B Ordinary Shares
On January 22, 2021, prior to the initial public offering, VGAC II issued 7,187,500 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000. On March 15, 2021, the Sponsor transferred 30,000 of such Class B ordinary shares to each of the three independent VGAC II directors. As a result of the underwriters’ election to fully exercise their over-allotment option on April 13, 2021, 1,312,500 shares held by the Sponsor were no longer subject to forfeiture.
Director Investments in the Sponsor
Each of Mr. Bayliss and Mr. Lovell invested $300,000 in the Sponsor and hold interests in the Sponsor that represent an indirect interest in 1,246,600 Class B ordinary shares and 197,939 Private Placement Warrants. Mr. Burggraeve, Mr. Nelson and Ms. Peracha each invested $100,000, in the Sponsor indirectly through an investment in VG Acquisition Holdings II LLC (an affiliate of the Sponsor), and each holds interests in VG Acquisition Holdings II LLC that represent an indirect interest in 70,216 Class B ordinary shares, and 66,550 Private Placement Warrants.
Private Placement Warrants
Simultaneous with the consummation of the initial public offering, VGAC II consummated a private placement, pursuant to which Sponsor purchased 6,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $9,000,000. On April 13, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, VGAC II sold an additional 700,000 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating additional proceeds of $1,050,000. As a result of both private placements, the Sponsor purchased 6,700,000 Private Placement Warrants for a total of $10,050,000.

Related Party Loans
On January 22, 2021, the Sponsor agreed to loan VGAC II an aggregate of up to $250,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “
First Promissory Note
”). On March 25, 2021, VGAC II repaid the First Promissory Note in full.
On September 28, 2021, VGAC II issued an unsecured promissory note (the “
Second Promissory Note
”) to the Sponsor. On April 8, 2022, the Second Promissory Note was amended to provide that the aggregate principal amount of the Second Promissory Note is increased to $1,500,000. The proceeds of the Second Promissory Note, which may be drawn down from time to time until VGAC II consummates its initial business combination, will be used for general working capital purposes. The Second Promissory Note bears no interest and is payable in full upon the earlier to occur of (i) March 22, 2023 or (ii) the consummation of VGAC II’s initial business combination.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of VGAC II’s officers and directors may, but are not obligated to, loan VGAC II funds as may be required. If VGAC II completes an initial business combination, VGAC II may repay such loaned amounts out of the proceeds of the trust account released to VGAC II. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that an initial business combination does not close, VGAC II may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from VGAC II’s trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. To date, VGAC II had no outstanding borrowings under any arrangement. Pursuant to the Sponsor Agreement, VGAC II waived the right to convert any such loans into warrants of the Company.
Certain Relationships and Related Person Transactions—Grove Collaborative, Inc.
Family Relationships
Alexandra Crane, Stu Landesberg’s
sister-in-law,
is an employee of Grove Collaborative. Her employment began in May 2015, prior to her marriage to Mr. Landesberg’s brother. Ms. Crane does not report to Mr. Landesberg, her salary is $175,000, and in 2021 she was granted options to purchase 6,500 shares of Grove Collaborative’s common stock.
Series E Preferred Stock Financing (November 2020)
Between November 2020 and January 2021, Grove Collaborative issued an aggregate of 12,552,973 shares of Series E preferred stock at $9.9578 per share for aggregate proceeds to Grove Collaborative of approximately $125,000,000.
The table below sets forth the number of shares Series E preferred stock sold to Grove Collaborative directors, executive officers or owners of more than 5% of Grove Collaborative capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series E Preferred Stock	Aggregate Purchase Price ($)
SCM GC Investments Limited *(1)	5,021,189	$49,999,995.83

*	Owners, together with their affiliates, of more than 5% of Grove Collaborative capital stock
(1)	Additional details regarding this stockholder and its equity holdings are provided in this registration statement under the section “ Principal Securityholders ”.

Series
D-2
Preferred Stock Financing (May 2020)
Between August 2019 and September 2019, Grove Collaborative issued an aggregate of 12,373,174 shares of Series
D-2
preferred stock at $7.2738 per share for aggregate proceeds to Grove Collaborative of approximately $90,000,000.
The table below sets forth the number of shares Series
D-2
preferred stock sold to Grove Collaborative directors, executive officers or owners of more than 5% of Grove Collaborative capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series D-2 Preferred Stock	Aggregate Purchase Price ($)
SCM GC Investments Limited *(1)	2,749,595	$20,000,004.11
General Atlantic (GC), L.P. *(1)	1,374,798	$10,000,005.69
Norwest Venture Partners XIII, LP *(1)	1,374,798	$10,000,005.69
Lone Cypress, Ltd. *(1)	766,175	$5,573,003.72
Lone Cascade, L.P. *(1)	528,610	$3,845,003.42
Mayfield Select, a Cayman Islands Exempted Partnership *(1)	274,960	$2,000,004.05
MHS Capital Partners II, L.P. *(1)	137,480	$1,000,002.02
Lone Monterey Master Fund, Ltd. *(1)	38,219	$277,997.37
Lone Sierra, L.P. *(1)	26,809	$195,003.31
Lone Spruce, L.P. *(1)	14,985	$108,997.90
Weatherspoon Costin Family Trust (2)	13,748	$100,000.20
Andy Rendich	6,874	$50,000.10

*	Owners, together with their affiliates, of more than 5% of Grove Collaborative capital stock
(1)	Additional details regarding this stockholder and its equity holdings are provided in this registration statement under the section “ Principal Securityholders ”.
(2)	Weatherspoon Costin Family Trust is an affiliate of Delida Costin, Grove Collaborative’s Secretary and Chief Legal and People Officer.
Series
D-1
Preferred Stock Financing (August 2019)
Between August 2019 and September 2019, Grove Collaborative issued an aggregate of 4,518,724 shares of Series
D-1
preferred stock at $10.6703 per share for aggregate proceeds to Grove Collaborative of approximately $48,216,000.
The table below sets forth the number of shares Series
D-1
preferred stock sold to Grove Collaborative directors, executive officers or owners of more than 5% of Grove Collaborative capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series D-1 Preferred Stock	Aggregate Purchase Price ($)
General Atlantic (GC), L.P. *(1)	937,180	$9,999,991.76
Norwest Ventures Partners XIII, LP *(1)	374,872	$3,999,996.72
Lone Cypress, Ltd. *(1)	349,716	$3,731,574.64
Mayfield Select, a Cayman Islands Exempted Limited Partnership *(1)	93,718	$999,999.18
Lone Spruce, L.P. *(1)	6,410	$68,396.63

*	Owners, together with their affiliates, of more than 5% of Grove Collaborative capital stock
(1)	Additional details regarding this stockholder and its equity holdings are provided in this registration statement under the section “ Principal Securityholders ”.
Series D Preferred Stock Financing (January 2019)
Between January 2019 and February 2019, Grove Collaborative issued an aggregate of 15,154,816 shares of Series D preferred stock at $8.2482 per share for aggregate proceeds to Grove Collaborative of approximately $124,580,000.
The table below sets forth the number of shares Series D preferred stock sold to Grove Collaborative directors, executive officers or owners of more than 5% of Grove Collaborative capital stock, or an affiliate or immediate family member thereof.

Name	Number of Shares of Series D Preferred Stock	Aggregate Purchase Price ($)
Lone Cypress, Ltd. *(1)	6,534,759	$53,899,999.19
General Atlantic (GC), L.P. *(1)	5,823,008	$48,029,994.45
Norwest Venture Partners XIII, LP *(1)	1,382,119	$11,399,993.93
MHS Capital Partners G2, LLC *(1)	373,414	$3,079,993.37
Mayfield Select, a Cayman Islands Exempted Limited Partnership *(1)	121,238	$999,995.28
OBV Rooted, LLC (2)	50,920	$419,998.35
MHS Capital Partners II, L.P. *(1)	26,672	$219,996.00

*	Owners, together with their affiliates, of more than 5% of Grove Collaborative capital stock
(1)	Additional details regarding this stockholder and its equity holdings are provided in this registration statement under the section “ Principal Securityholders ”.
(2)	OBV Rooted, LLC is an affiliate of John Replogle, a member of Grove Collaborative’s board of directors.
In addition to the primary issuance of Grove Collaborative’s Series D preferred stock, in connection with the financing, General Atlantic (GC), L.P. purchased an additional 1,181,578 shares of Grove Collaborative capital stock from certain stockholders of Grove Collaborative pursuant to individual secondary stock purchase and exchange agreements entered into by General Atlantic (GC), L.P., Grove Collaborative, and each Grove Collaborative stockholder participating in the transaction. Shares purchased by General Atlantic (GC), L.P. were immediately exchanged for Grove Collaborative’s Series D preferred stock. Each of Stuart Landesberg and Chris Clark entered into individual secondary stock purchase and exchange agreements and respectively sold 950,000 and 125,000 shares of Grove Collaborative capital stock to General Atlantic (GC), L.P. in this portion of the financing.
One Better Ventures Advisor Agreement
On September 17, 2018, Grove Collaborative purchased certain assets of Rooted Beauty, Inc. (the “Rooted Beauty Purchase”), and, in connection with the purchase, Grove Collaborative entered into an advisor agreement with OBV Rooted, LLC (
“
OBV Rooted”) for OBV Rooted to provide consulting services related to the Rooted Beauty Purchase. In exchange for the services, Grove Collaborative granted OBV Rooted 50,920 shares of Series D Preferred Stock and paid OBV Rooted $350,000 in 2020. OBV Rooted is an affiliate of Mr. Replogle.
PIPE Financing
In connection with the Business Combination, VGAC II entered into Subscription Agreements with PIPE Investors to consummate the PIPE Financing, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and VGAC II agreed to issue and sell to PIPE Investors, following the Domestication, an aggregate of 8,707,500 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $87,075,000, of which only 8,607,500 shares of Class A Common Stock have been issued for aggregate proceeds of $86,075,000. The Company expects to issue the balance of these shares of Class A Common Stock and collect the remaining proceeds of the PIPE Financing on a subsequent date. Seven PIPE Investors are related parties of the Company.
Backstop Subscription Agreement
On March 31, 2022, VGAC II entered into the Backstop Subscription Agreement with the Backstop Investor and Grove, pursuant to which, among other things, (i) the Backstop Investor subscribed for and purchased, on the date of the Backstop Subscription Agreement, as readjusted prior to the Closing pursuant to the terms of the Backstop Subscription Agreement, 2,338,352 shares of Grove Common Stock (the “Backstop Tranche 1 Shares”) for aggregate proceeds of $27,500,000, (ii) the Backstop Investor subscribed for and purchased, on the Closing Date, 1,671,524 shares of Class A Common Stock at a purchase price of $10.00 per share (the “Backstop Tranche 2 Shares”) for aggregate proceeds of $16,715,240, and (iii) the Company issued to the Backstop Investor, as of immediately following the Closing, warrants to purchase 3,875,028 shares of Class A Common Stock (each warrant exercisable to purchase one share of Class A Common Stock for $0.01) (the “Backstop Warrants”) (such transactions, collectively, the “Backstop Financing”). The Backstop Warrants are exercisable by the Backstop Investor at any time on or before June 16, 2027, and are on terms customary for warrants of such nature.
Procedures with Respect to Review and Approval of Related Person Transactions
Upon consummation of the Merger, the Company’s Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is any transaction in which (i) the Company or a subsidiary, partnership, joint venture, or other business association that is effectively controlled by the Company directly or indirectly is, was, or will be a participant in the transaction, (ii) the amount of the transaction exceeds $120,000; and (iii) a Related Person (as defined below) has, had, or will have a direct or indirect material interest in the transaction.
A “Related Person” means (i) any director or executive officer of the Company, (ii) any nominee for director (when the information called for by the rules and regulations of the SEC is being presented in a proxy or information statement related to the election of that nominee for director), (iii) any stockholder of the Company known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iv) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law,
or
sister-in-law
and any person (other than a tenant or an employee) sharing the household of such of any such person described in (i) – (iv).
The Company also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee will have the responsibility to review related person transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information regarding the beneficial ownership of Class A Common Stock and Class B Common Stock as of July 14, 2022 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock;

•	each of the Company’s current named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of July 18, 2022. Class B Common Stock is convertible into Class A Common Stock on a one-for-one
basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. Unless otherwise indicated, for purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus, all shares of Class B Common Stock held by the reporting parties have been included in the calculation of the total amount of Class A Common Stock owned by each such person as well as in the calculation of the total amount of Class B Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.
The beneficial ownership percentages set forth in the table below are based on 45,570,178 shares of the Company’s Class A Common Stock and 117,233,055 shares of the Company’s Class B Common Stock issued and outstanding as of July 14, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock(2)%			Number of Shares of Class B Common Stock	%
Directors and current named executive officers(1):
Stu Landesberg(3)	9,807,070	(4)	17.7%	9,804,370	7.8%
Fumbi Chima	—		—	—	—
Chris Clark	1,814,554	(5)	3.9%	1,486,717	1.3%
Delida Costin(6)	953,493	(7)	2.1%	144,866	*
Jennie Perry	521,039	(8)	1.1%	521,039	*
David Glazer	33,672	(9)	*	30,672	*
John Replogle(10)	316,906	(11)	*	90,436	*
Rayhan Arif	—		—	—	—
Kristine Miller	—		—	—	—
Naytri Shroff Sramek	—		—	—	—
All directors and executive officers of the Company as a group (12 persons)	14,357,837		24.2%	12,225,467	9.1%
Entities associated with Virgin(12)	29,969,052		53.4%	—	—
Entities associated with Mayfield(13)	15,867,361	(14)	25.9%	15,667,361	13.4%
Norwest Venture Partners XIII, LP(15)	15,990,008	(16)	19.9%	15,489,908	13.2%
General Atlantic (GC), L.P.(17)	13,436,978	(18)	9.9%	12,936,878	11.0%
Entities associated with Lone Pine Capital(19)	11,397,381	(20)	9.9%	10,897,381	9.3%
Entities associated with MHS Capital(21)	10,535,912	(22)	18.8%	10,435,612	8.9%
SCM GC Investments Limited(23)	10,893,484	(24)	19.6%	9,956,536	8.5%
Entities associated with NextView Ventures(24)	7,030,563	(25)	13.4%	6,980,263	6.0%

1
The business address of each of Stuart Landesberg, Fumbi Chima, Chris Clark, Delida Costin, Jennie Perry, David Glazer, John Replogle, Rayhan Arif, Kristine Miller and Naytri Shroff Sramek 1301 Sansome Street, San Francisco, CA 94111.

2
The beneficial ownership of the Company as of July 14, 2022 is based on (A) 45,570,178 shares of Class A Common Stock outstanding as of as of such date and (B) 117,233,055 shares of Class B Common Stock as of such date.

3
Includes 679,357 shares of Class B Common Stock and 100 shares of Class A Common Stock that are held by the Landesberg Living Trust. Mr. Landesberg may be deemed to have voting and dispositive investment power with respect to the shares held by the Landesberg Living Trust.

4	Includes 9,904,370 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
5	Includes 1,486,717 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
6
Consists of 17,515 shares of Class B Common Stock and 100 shares of Class A Common Stock that are held by the Weatherspoon Costin Family Trust. Ms. Costin may be deemed to have voting and dispositive investment power with respect to the shares held by the Weatherspoon Costin Family Trust.

7	Includes 144,866 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
8	Includes 521,039 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
9	Includes 30,672 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
10
Consists of 24 shares of Class B Common Stock and 267 shares of Class A Common Stock that are held by the Replogle Family LLC. Mr. Replogle serves as the manager of Replogle Family LLC may be deemed to have voting and dispositive investment power with respect to the shares held by the Replogle Family LLC.

11	Includes 90,436 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
12
Includes 9,972,500 shares of Class A Common Stock held of record by the Sponsor, 6,700,000 warrants to acquire Class A Common Stock held of record by the Sponsor, 9,421,524 shares of Class A Common Stock held of record by the Backstop Investor, and 3,875,028 warrants to acquire Class A Common Stock held of record by the Backstop Investor. The Backstop Investor is the sole managing member and manager of the Sponsor, and is wholly owned by Virgin Group Holdings Limited (“Virgin Group Holdings”). Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings, regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by the Sponsor and the Backstop Investor. The address of Virgin Group Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands and the address of the Backstop Investor is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands.

13
Consists of 13,312,440 shares of Class B Common Stock held by Mayfield XV, a Cayman Islands Exempted Limited Partnership (“MF XV”) and 2,354,921 shares of Class B Common Stock and 200,000 shares of Class A Common Stock held by Mayfield Select, a Cayman Islands Exempted Limited Partnership (“MF Select”). Mayfield XV Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF XV UGP)” is the general partner of Mayfield XV Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XV. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF XV UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF XV, but each of the individuals disclaims such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF Select UGP”) is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF Select UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF Select, but each of the individuals disclaims such beneficial ownership. The address for each of these entities and individuals is c/o Mayfield, 2484 Sand Hill Road, Menlo Park, CA 94025.
14	Includes 15,667,361 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
15
Includes 15,489,908 shares of Class B Common Stock and 500,100 shares of Class A Common Stock held of record by Norwest Venture Partners XIII, LP (“NVP XIII”). However, pursuant to a letter agreement between NVP XIII and Grove, NVP XIII has relinquished its right to convert shares of Class B Common Stock held of record by the NVP XIII into shares of Class A Common Stock to the extent that, after giving effect to such conversion, the NVP XIII, together with any other holder whose ownership may aggregated with that of the NVP XIII, collectively would beneficially own in excess of 19.99%. Genesis VC Partners XIII, LLC is the general partner of NVP XIII, and NVP Associates, LLC is the managing member of Genesis VC Partners XIII, LLC. Each of Promod Haque, Jeffrey Crowe, and Jon Kossow, who are
co-chief
executive officers of NVP Associates, LLC, may be deemed to share voting and dispositive power over the shares held by NVP XIII. Mr. Crowe disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 525 University Avenue, #800, Palo Alto, California 94301.

16	Includes 15,489,908 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
17
Includes 12,936,878 shares of Class B Common Stock and 500,100 shares of Class A Common Stock held of record by General Atlantic (GC), L.P. (“GA GC”). However, pursuant to a letter agreement between GA GC and Grove, GA GC has relinquished its right to convert shares of Class B Common Stock held of record by GA GC into shares of Class A Common Stock to the extent that, after giving effect to such conversion, GA GC, together with any other holder whose ownership may aggregated with that of GA GC, collectively would beneficially own in excess of 9.99%. The limited partners that share beneficial ownership of the shares held by GA GC are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GC is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GC, GA LP, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule
13d-5
of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

18	Includes 12,936,878 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
19
Includes 9,330,505 shares of Class B Common Stock and 166,825 shares of Class A Common Stock held of record by Lone Cypress, Ltd., 1,144,864 shares of Class B Common Stock and 309,643 shares of Class A Common Stock held of record by Lone Cascade, L.P., 391,171 shares of Class B Common Stock and 2,713 shares of Class A Common Stock held of record by Lone Spruce, L.P, 12,641 shares of Class B Common Stock and 11,236 shares of Class A Common Stock held of record by Lone Monterey Master Fund, Ltd., and 18,200 shares of Class B Common Stock and 9,583 shares of Class A Common Stock held of record by Lone Sierra, L.P. However, pursuant to a letter agreement between Lone Pine Capital and Grove, Lone Pine Capital has relinquished its right to convert shares of Class B Common Stock held of record by the Long Pine Funds into shares of Class A Common Stock to the extent that, after giving effect to such conversion, the Lone Pine Funds, together with any other holder whose ownership may aggregated with that of the Lone Pine Funds, collectively would beneficially own in excess of 9.99%. Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), serves as investment manager to Lone Cypress, Ltd., a Cayman Islands exempted company, Lone Cascade, L.P., a Delaware limited partnership, Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company, Lone Spruce, L.P., a Delaware limited partnership, Lone Sierra, L.P., a Delaware limited partnership (collectively, the “Lone Pine Funds”), with respect to the securities of the Company directly held by each of the Lone Pine Funds and has the authority to dispose of and vote the securities of the Company directly held by the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat and Kerry A. Tyler is an Executive Committee Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat, Kerry A. Tyler, and Stephen F. Mandel, Jr. may be deemed to beneficially own the securities held by the Lone Pine Funds and each of them disclaims beneficial ownership of these securities. The business address of Lone Pine Capital LLC and the Executive Committee Members is Two Greenwich Plaza, Greenwich, Connecticut 06830.
20	Includes 10,897,381 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
21
Includes 8,093,070 shares of Class B Common Stock and 100,100 shares of Class A Common Stock held of record by MHS Capital Partners II, L.P., 1,857,640 shares of Class B Common Stock and 100 shares of Class A Common Stock held of record by MHS Capital Partners G, LLC, and 484,902 shares of Class B Common Stock and 100 shares of Class A Common Stock held of record by MHS Capital Partners G2, LLC. MHS Capital Management, LLC is the general partner of MHS Capital Partners, LP. MHS Capital Management II, LLC is the Managing Member of MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mark Sugarman, who is the Manager of MHS Capital Management, LLC, and MHS Capital Management II, LLC may be deemed to share voting and dispositive power over the shares held by MHS Capital Partners, LP, MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mr. Sugarman disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 2121 S. El Camino Real, Ste 200, San Mateo, CA 94403.

22	Includes 10,435,612 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
23
Includes 9,956,536 shares of Class B Common Stock and 100 shares of Class A Common Stock held of record by SCM GC Investments Limited (“SCMGC”), 65,150 shares of Class A Common Stock held by Sculptor Enhanced Master Fund, Ltd. (“SCEN”) and 434,850 shares of Class A Common Stock held by Sculptor Master Fund, Ltd. (“SCMF”). Additionally, based on the information provided to the Company on or prior to May 13, 2022, this number also includes 238,534 shares of Class A Common Stock and 48,633 warrants to acquire Class A Common Stock held of record by Sculptor Special Funding, LP (“NRMD”), a Cayman Islands company, 54,605 shares of Class A Common Stock and 10,921 warrants to acquire Class A Common Stock held of record by Sculptor Credit Opportunities Master Fund, Ltd. (“SCCO”), a Cayman Islands company, 16,296 shares of Class A Common Stock and 2,333 warrants to acquire Class A Common Stock held of record by SCEN, a Cayman Islands company, and 54,605 shares of Class A Common Stock and 10,921 warrants to acquire Class A Common Stock held of record by Sculptor SC II, LP (“SCII”), a Delaware company. Sculptor Capital LP (“Sculptor”), a Delaware limited partnership, is the investment adviser to NRMD, SCCO, SCEN, and SCMF and thus may be deemed a beneficial owner of the shares in the accounts managed by Sculptor. Sculptor Capital II LP (“Sculptor II”), a Delaware limited partnership, is the investment adviser to SCII, and thus may be deemed a beneficial owner of the shares in the accounts managed by Sculptor II. Sculptor Capital Holding Corporation, a Delaware corporation (“SCHC”), serves as the sole general partner of Sculptor and Sculptor II. As such, SCHC may be deemed to control Sculptor and Sculptor II and, therefore, may be deemed a beneficial owner of the shares in the accounts managed by Sculptor and Sculptor II. Sculptor Capital Management, Inc. (“SCU”), a Delaware corporation, is the sole shareholder of SCHC, and may be deemed a beneficial owner of the shares in the accounts managed by Sculptor and Sculptor II. SCMGC is beneficially owned by SCMF and SCEN, and may be deemed a beneficial owner of the shares. The business address of NRMD, SCCO, SCEN, SCII, Sculptor, Sculptor II, SCHC, SCMF, SCMGC and SCU is 9 West 57 Street, 39 Floor, New York, NY 10019.
24	Includes 9,956,536 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.
25
Consists of 4,684,890 shares of Class B Common Stock and 50,100 shares of Class A Common Stock held of record by NextView Ventures II, L.P, 1,749,024 shares of Class B Common Stock and 100 shares of Class A Common Stock held of record by NextView Ventures
II-A,
L.P. and 546,349 shares of Class B Common Stock and 100 shares of Class A Common Stock held of record by NextView Ventures I
Co-Invest
Fund, L.P. Lee Hower, David Beisel and Rob Go as Managing Members of Nextview Capital Partners II, LLC, the General Partner of NextView Ventures II, L.P. exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by NextView Ventures II, L.P. NextView Ventures II, L.P.’s business address is 179 Lincoln Street, Suite 404, Boston, MA 02111.

26	Includes 6,980,263 shares of Class B Common Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

SELLING HOLDERS
This prospectus relates to the possible offer and resale by the Selling Holders of (i) up to 34,422,922 shares of Class A Common Stock (including 6,700,000 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, 10,062,500 Founder Shares, 8,607,500 PIPE Shares, 4,421,524 Backstop Shares, 3,875,028 shares of Class A Common Stock that may be issued upon exercise of the Backstop Warrants, 756,370 shares of Class A Common Stock held by certain Selling Holders); (ii) up to 6,700,000 Private Placement Warrants; and (iii) up to 67,212,978 shares of Class A Common Stock underlying Class B Common Stock (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares).
The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock, shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and shares of Class A Common Stock issuable upon the exercise of the warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.
The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock, including shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and/or exercise of warrants, that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of July 14, 2022. Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Ownership of Class B Common Stock is therefore deemed to be beneficial ownership of Class A Common Stock under SEC regulations. Unless otherwise indicated, for purposes of the presentation of ownership of Class A Common Stock in this table, it has been assumed that each person listed therein as holding Class B Common Stock has converted into Class A Common Stock all shares of Class B Common Stock of which that person is deemed the beneficial owner. Thus, all shares of Class B Common Stock held by the reporting parties have been included in the calculation of the total amount of Class A Common Stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. We have based percentage ownership prior to this offering on 45,570,178 shares of Class A Common Stock as of July 14, 2022. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s warrants, if any, and did not assume the exercise of any other Selling Holder’s Warrants. The following tables do not reflect the beneficial ownership of any shares of Class A Common Stock issuable upon exercise of Warrants unless such securities are exercisable or convertible within 60 days of July 14, 2022.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Grove Collaborative Holdings, Inc., 1301 Sansome Street, San Francisco, California 94111.

Shares of Class A Common Stock

Name of Selling Holder	Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
	Number of Shares	Number of Shares	Number of Shares	%
PIPE Investors
Bullpen Capital III, L.P. 1	5,981,985	10,000	5,971,985	13.0%
Cendana Investments II, LP 2	611,395	10,000	601,395	1.3%
Deepen Shah 3	10,000	10,000	—	—
NextView Ventures II, L.P. 4	7,030,563	50,000	6,980,563	13.3%
SMALLCAP World Fund, Inc. 5	4,095,474	750,000	3,345,474	7.4%
Glynn Emerging Opportunity Fund II, L.P. 6	1,173,253	15,329	1,157,924	2.5%
Glynn Emerging Opportunity Fund II-A, L.P. 7	967,729	9,671	958,058	2.1%
StepStone VC Secondaries Fund III, L.P. 8	1,886,726	150,000	1,736,726	3.7%
Inherent ESG Private, LP 9	2,286,132	100,000	2,186,132	4.6%
Entities associated with Lone Pine Capital 10	11,397,381	500,000	10,897,381	9.9%
Norwest Venture Partners XIII, LP 11	15,990,008	15,990,008	—	—
Manatu Holdings Limited 12	100,000	100,000	—	—
7th & Union Development Company Inc. 13	100,000	100,000	—	—
General Atlantic (GC), L.P. 14	13,436,978	13,436,978	—	—
Entities associated with MHS Capital 15	10,535,912	10,535,912	—	—
Entities associated with Mayfield 16	15,867,361	15,867,361	—	—
SCM GC Investments Limited 17	10,595,576	10,456,636	138,940	*
Sponsor Investors
Virgin Group Acquisition Sponsor II LLC 18	16,672,500	16,672,500	—	—
Corvina Holdings Limited 19	29,969,052	13,296,552	—	—
Directors and Executive Officers
Stuart Landesberg 20	9,807,070	2,030,724	7,776,346	14.6%
Fumbi Chima	—	—	—	—
Chris Clark 21	1,814,554	518,431	1,296,123	2.8%
Delida Costin 22	953,493	144,966	808,527	1.7%
Jennie Perry 23	521,039	94,724	426,315	*
David Glazer 24	33,672	33,672	—	—
John Replogle 25	316,906	316,906	—	—
Rayhan Arif	—	—	—	—
Kristine Miller	—	—	—	—
Naytri Shroff Sramek	—	—	—	—
Jon Silverman 26	848,044	282,381	565,663	1.2%
Sergio Cervantes 27	63,149	63,149	—	—
Other Selling Holders
Jeff Crowe	—	—	—	—

Name of Selling Holder	Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
	Number of Shares	Number of Shares	Number of Shares	%
Mark Sugarman	—	—	—	—
Tim Chang	—	—	—	—
Chris Burggraeve	30,000	30,000	—	—
Elizabeth Nelson	30,000	30,000	—	—
Latif Peracha	30,000	30,000	—	—

Warrants

Name of Selling Holder	Warrants Beneficially Owned Prior to the Offering	Warrants to be Sold in the Offering	Warrants Beneficially Owned After the Offering	Percentage of Outstanding Warrants Beneficially Owned After the Offered Warrants are Sold
	Number of Warrants	Number of Warrants	Number of Warrants	%
Virgin Group Acquisition Sponsor II LLC 28	6,700,000	6,700,000	—	—

*	Less than 1%
1
Consists of 10,000 shares of Class A Common Stock issued in the PIPE Investment, 401,373 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 4,484,892 shares of Class A Common Stock held of record by Bullpen Capital III, L.P. and 89,184 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 996,536 shares of Class A Common Stock held of record by Bullpen Playoff Fund, L.P. Paul Martino, Duncan Davidson and Eric Wiesen, as Managing Members of Bullpen Associates III, LLC, the General Partner of Bullpen Capital III, L.P. exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Bullpen Capital III, L.P. Bullpen Capital III, L.P.’s business address is 38 Keyes Ave., Suite 100, San Francisco, CA 94219.

2
Consists of 10,000 shares of Class A Common Stock issued in the PIPE Investment, 601,295 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 100 shares of Class A Common Stock held of record by Cendana Investments II, LP. Michael Kim, as Manager of Cendana Investments II GP, LLC, the General Partner of Cendana Investments II, LP exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Cendana Investments II, LP. Cendana Investments II, LP’s business address is 3990 Washington Street, San Francisco, CA 94118.

3	Consists of 10,000 shares of Class A Common Stock issued in the PIPE Investment held directly by Mr. Shah.
4
Consists of 50,000 shares of Class A Common Stock issued in the PIPE Investment, 4,684,890 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 100 shares of Class A Common Stock held of record by NextView Ventures II, L.P, 1,749,024 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by NextView Ventures II-A, L.P. and 546,349 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by NextView Ventures I Co-Invest Fund, L.P. Lee Hower, David Beisel and Rob Go as Managing Members of

Nextview Capital Partners II, LLC, the General Partner of NextView Ventures II, L.P. exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by NextView Ventures II, L.P. NextView Ventures II, L.P.’s business address is 179 Lincoln Street, Suite 404, Boston, MA 02111.
5
Consists of 750,000 shares of Class A Common Stock issued in the PIPE Investment and 274,807 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by SMALLCAP World Fund, Inc. (“SCWF”), and 3,070,667 shares of Class A Common Stock held of record by SCWF. Capital Research and Management Company (“CRMC”) is the investment adviser for SCWF. CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares of common stock held by SCWF; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson, Michael Beckwith, and Shlok Melwani, as portfolio managers, have voting and investment powers over the shares held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. SCWF acquired the securities being registered hereby in the ordinary course of its business.

6
Consists of 15,329 shares of Class A Common Stock issued in the PIPE Investment, 1,157,824 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by Glynn Emerging Opportunity Fund II, L.P. David Glynn as Managing Member of Glynn Emerging Opportunity Fund II, L.P. exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Glynn Emerging Opportunity Fund II, L.P. The address for Glynn Emerging Opportunity Fund II, L.P. is 3000 Sand Hill Rd., #3-230, Menlo Park, CA 94025.

7
Consists of 9,671 shares of Class A Common Stock issued in the PIPE Investment, 957,958 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by Glynn Emerging Opportunity Fund II-A, L.P. David Glynn as Managing Member of Glynn Emerging Opportunity Fund II-A, L.P. exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Glynn Emerging Opportunity Fund II-A, L.P. The address for Glynn Emerging Opportunity Fund II-A, L.P. is 3000 Sand Hill Rd., #3-230, Menlo Park, CA 94025.

8
Consists of 150,000 shares of Class A Common Stock issued in the PIPE Investment, 1,736,626 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, and 100 shares of Class A Common Stock held of record by StepStone VC Secondaries Fund III, L.P. Eric Thompson and other individuals exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by StepStone VC Secondaries Fund III, L.P. StepStone VC Secondaries Fund III, L.P.’s business address is 100 Painters Mill Road, Suite 700, Owings Mills, MD 21117.

9
Consists of 100,000 shares of Class A Common Stock issued in the PIPE Investment, 100 shares of Class A Common Stock and 2,186,032 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by Inherent ESG Private, LP. Inherent ESG Private, LP is controlled by its general partner Inherent Capital, LLC, whose sole member is Inherent Group, LP, which is controlled by its general partner Inherent Group GP, LLC, whose sole member is Anthony L. Davis, a natural person. Inherent ESG Private, LP’s business address is 530 Fifth Avenue, Suite 702, New York, NY 10036.

10
Includes 9,330,505 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 166,825 shares of Class A Common Stock issued in the PIPE Investment held of record by Lone Cypress, Ltd., 1,144,864 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 309,643 shares of Class A Common Stock issued in the PIPE Investment held of record by Lone Cascade, L.P., 391,171 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 2,713 shares of Class A Common Stock issued in the PIPE Investment held of record by Lone Spruce, L.P, 12,641 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 11,236 shares of Class A Common Stock issued in the PIPE Investment held of record by Lone Monterey Master Fund, Ltd., and 18,200 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 9,583 shares of Class A Common Stock issued in the PIPE Investment held of record by Lone Sierra, L.P. However, pursuant to a letter agreement between Lone Pine Capital and the Company, Lone Pine Capital has relinquished its right to convert shares of Class B Common Stock held of record by the Long Pine Funds into shares of Class A Common Stock to the extent that, after giving effect to such conversion, the Lone Pine Funds, together with any other holder whose ownership may aggregated with that of the Lone Pine Funds, collectively would beneficially own in excess of 9.99%. Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), serves as investment manager to Lone Cypress, Ltd., a Cayman Islands exempted company, Lone Cascade, L.P., a Delaware limited partnership, Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company, Lone Spruce, L.P., a Delaware limited partnership, Lone Sierra, L.P., a Delaware limited partnership (collectively, the “Lone Pine Funds”), with respect to the securities of the Company directly held by each of the Lone Pine Funds and has the authority to dispose of and vote the securities of the Company directly held by the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat and Kerry A. Tyler is an Executive Committee Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each of the Lone Pine Funds. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat, Kerry A. Tyler, and Stephen F. Mandel, Jr. may be deemed to beneficially own the securities held by the Lone Pine Funds and each of them disclaims beneficial ownership of these securities. The business address of Lone Pine Capital LLC and the Executive Committee Members is Two Greenwich Plaza, Greenwich, Connecticut 06830.
11
Consists of 500,000 shares of Class A Common Stock issued in the PIPE Investment, 15,489,908 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by Norwest Venture Partners XIII, LP. However, pursuant to a letter agreement between NVP XIII and the Company, NVP XIII has relinquished its right to convert shares of Class B Common Stock held of record by the NVP XIII into shares of Class A Common Stock to the extent that, after giving effect to such conversion, the NVP XIII, together with any other holder whose ownership may aggregated with that of the NVP XIII, collectively would beneficially own in excess of 19.99%. Genesis VC Partners XIII, LLC is the general partner of Norwest Venture Partners XIII, LP, and NVP Associates, LLC is the managing member of Genesis VC Partners XIII, LLC. Each of Promod Haque, Jeffrey Crowe, and Jon Kossow, who are co-chief executive officers of NVP Associates, LLC, may be deemed to share voting and dispositive power over the shares held by Norwest Venture Partners XIII, LP. Mr. Crowe disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 525 University Avenue, #800, Palo Alto, California 94301.

12
Consists of 100,000 shares of Class A Common Stock issued in the PIPE Investment. Accuro Fiduciary Services (Jersey) Ltd and Accuro Corporate Services (Jersey) Ltd, as corporate directors, exercise voting and dispositive power over the shares held by Manatu Holdings Limited. Manatu Holdings Limited’s business address is 2nd Floor, One The Esplanade, St. Helier, Jersey JE2 3QA.

13
Consists of 100,000 shares of Class A Common Stock issued in the PIPE Investment. David I. Solomon, as President Real Estate and Alternative Investments Drew Bauer, as Chief Financial Officer, and Brian O’Neill as Executive Vice President exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by 7th & Union Development Company Inc. 7th & Union Development Company Inc.’s business address is 15 Enterprise Avenue, Suite 100, Aliso Viejo, CA 92656.

14
Consists of 500,000 shares of Class A Common Stock issued in the PIPE Investment, 100 shares of Class A Common Stock and 12,936,878 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by General Atlantic (GC), L.P. (“GA GC”). However, pursuant to a letter agreement between GA GC and the Company, GA GC has relinquished its right to convert shares of Class B Common Stock held of record by GA GC into shares of Class A Common Stock to the extent that, after giving effect to such conversion, GA GC, together with any other holder whose ownership may aggregated with that of GA GC, collectively would beneficially own in excess of 9.99%. The limited partners that share beneficial ownership of the shares held by GA GC are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA GC is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GC, GA LP, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAP Bermuda EU and GAP Bermuda, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.
15
Consists of 100,000 shares of Class A Common Stock issued in the PIPE Investment, 100 shares of Class A Common Stock and 8,093,070 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held of record by MHS Capital Partners II, L.P., 1,857,640 shares of A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by MHS Capital Partners G, LLC, and 484,902 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by MHS Capital Partners G2, LLC. MHS Capital Management, LLC is the general partner of MHS Capital Partners, LP. MHS Capital Management II, LLC is the Managing Member of MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mark Sugarman, who is the Manager of MHS Capital Management, LLC, and MHS Capital Management II, LLC may be deemed to share voting and dispositive power over the shares held by MHS Capital Partners, LP, MHS Capital Partners G, LLC and MHS Capital Partners G2, LLC. Mr. Sugarman disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is c/o 2121 S. El Camino Real, Ste 200, San Mateo, CA 94403.

16
Consists of 200,000 shares of Class A Common Stock issued in the PIPE Investment and 2,354,921 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held by Mayfield Select, a Cayman Islands Exempted Limited Partnership (“MF Select”) and 13,312,440 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held by Mayfield XV, a Cayman Islands Exempted Limited Partnership (“MF XV”). Mayfield XV Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF XV UGP)” is the general partner of Mayfield XV Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF XV. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF XV UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF XV, but each of the individuals disclaims such beneficial ownership. Mayfield Select Management (UGP), Ltd., a Cayman Islands Exempted Company (“MF Select UGP) is the general partner of Mayfield Select Management (EGP), L.P., a Cayman Islands Exempted Limited Partnership, which is the general partner of MF Select. Rajeev Batra, Navin Chaddha and Urshit Parikh are the directors of MF Select UGP. As a result, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the shares owned by MF Select, but each of the individuals disclaims such beneficial ownership. The address for each of these entities and individuals is c/o Mayfield, 2484 Sand Hill Road, Menlo Park, CA 94025.

17
Consists of 9,956,436 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held of record by SCM GC Investments Limited, 65,150 shares of Class A Common Stock purchased in the PIPE Financing held of record by Sculptor Enhanced Master Fund, Ltd. and 434,850 shares of Class A Common Stock purchased in the PIPE Financing held of record by Sculptor Master Fund, Ltd. This number also includes 91,105 shares of Class A Common Stock held by Sculptor Special Funding, LP, 20,855 shares of Class A Common Stock held by Sculptor Credit Opportunities Master Fund, Ltd., 6,225 shares of Class A Common Stock held by Sculptor Enhanced Master Fund Ltd., and 20,855 shares of Class A Common Stock held by Sculptor SC II LP. SCM GC Investments Limited is wholly-owned by Sculptor Master Fund Ltd. and Sculptor Enhanced Master Fund Ltd. Sculptor Capital LP is the investment adviser to Sculptor Special Funding, LP, Sculptor Credit Opportunities Master Fund, Ltd., Sculptor Enhanced Master Fund Ltd. and Sculptor Master Fund, Ltd. Sculptor II LP is the investment adviser to Sculptor SC II LP. Sculptor Capital Holding Corporation serves as the sole general partner of Sculptor Capital LP. Sculptor Capital Holding II LLC serves as the sole general partner of Sculptor Capital II LP. Sculptor Capital Management, Inc. is a holding company that is the sole shareholder of Sculptor Capital Holding Corporation and the sole member of Sculptor Capital Holding II LLC. The business address of SCM GC Investments Limited is 9 West 57 Street, 39 Floor, New York, NY 10019.
18
Consists of 9,972,500 shares of Class A Common Stock held of record by the Sponsor and 6,700,000 shares of Class A Common Stock which can be acquired upon the exercise of the Private Placement Warrants. Corvina Holdings Limited, a British Virgin Islands exempted company, is the sole managing member and manager of the Sponsor, and has voting and investment discretion with respect to the securities held of record by the Sponsor. Corvina Holdings Limited is wholly owned by Virgin Group Holdings Limited. Virgin Group Holdings Limited is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings Limited and, as such, may indirectly control the decisions of Virgin Group Holdings Limited, regarding the voting and disposition of securities held by Virgin Group Holdings Limited. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by the Sponsor. The address of Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Virgin Group Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG 1150 British Virgin Islands. The business address of the Sponsor is 65 Bleecker Street, 6th Floor, New York, New York 10012.

19
Consists of (i) 5,000,000 shares of Class A Common Stock issued in the PIPE Investment, 4,421,524 shares of Class A Common Stock issued pursuant to the Backstop Subscription Agreement, 3,875,028 shares of Class A Common Stock issuable upon the exercise of the Backstop Warrants held of record by Corvina Holdings Limited and (ii) 6,700,000 shares of Class A Common Stock which can be acquired upon the exercise of the Private Placement Warrants and 9,972,500 shares of Class A Common Stock held of record by the Sponsor. Corvina Holdings Limited is wholly owned by Virgin Group Holdings Limited. Virgin Group Holdings Limited is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings Limited and, as such, may indirectly control the decisions of Virgin Group Holdings Limited, regarding the voting and disposition of securities held by Virgin Group Holdings Limited. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of securities held by Corvina Holdings Limited. The address of Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG 1150, British Virgin Islands.

20
Includes (i) 2,500 shares of Class A Common Stock issued in the PIPE Investment, 100 shares of Class A Common Stock, 1,336,907 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 11,760 shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares of Class B Common Stock to shares of Class A Common Stock, and 7,776,346 shares of Class B Common Stock issuable upon exercise of options granted to Mr. Landesberg that are currently exercisable or exercisable within 60 days of July 14, 2022, in each case held directly by Mr. Landesberg and (ii) 679,357 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock that are held by the Landesberg Living Trust. Mr. Landesberg may be deemed to have voting and dispositive investment power with respect to the shares held by the Landesberg Living Trust.

21
Consists of 327,837 shares of Class A Common Stock, 190,006 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 588 shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares of Class B Common Stock to shares of Class A Common Stock, 1,208,450 shares of Class B Common Stock issuable upon exercise of options granted to Mr. Clark that are currently exercisable or exercisable within 60 days of July 14, 2022 and 87,673 restricted shares of Class B Common Stock, in each case held directly by Mr. Clark.

22
Consists of 127,351 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 661,522 shares of Class B Common Stock issuable upon exercise of options granted to Ms. Costin that are currently exercisable or exercisable within 60 days of July 14, 2022, and 147,005 restricted shares of Class B Common Stock held directly by Ms. Costin. This also includes 17,515 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock and 100 shares of Class A Common Stock held by the Weatherspoon Costin Family Trust, for which Ms. Costin and her spouse serve as co-trustees. Ms. Costin may be deemed to have voting and dispositive investment power with respect to the shares held by the Weatherspoon Costin Family Trust.

23
Consists of 94,724 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 308,711 shares of Class B Common Stock issuable upon exercise of options granted to Ms. Perry that are currently exercisable or exercisable within 60 days of July 14, 2022 and 117,604 restricted shares of Class B Common Stock held directly by Ms. Perry.

24	Consists of 3,000 shares of Class A Common Stock and 30,672 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held directly by Mr. Glazer.
25
Consists of 226,203 shares of Class A Common Stock and 90,412 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held directly by Mr. Replogle. This also includes 267 shares of Class A Common Stock and 24 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held by Replogle Family LLC. Mr. Replogle serves as manager of Replogle Family LLC and may be deemed to be the beneficial owner of the securities held by Replogle Family LLC.

26
Consists of 198,163 shares of Class A Common Stock, 84,218 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock, 506,332 shares of Class A Common Stock issuable upon exercise of options granted to Mr. Silverman that are currently exercisable or exercisable within 60 days of July 14, 2022 and 59,331 restricted shares of Class A Common Stock, in each case held directly by Mr. Silverman.

27	Consists of 63,149 shares of Class A Common Stock issuable upon the conversion of Class B Common Stock held directly by Mr. Cervantes.
28
Corvina Holdings Limited, a British Virgin Islands exempted company, is the sole managing member and manager of Virgin Group Acquisition Sponsor II LLC, and has voting and investment discretion with respect to the securities held of record by Virgin Group Acquisition Sponsor II LLC. Corvina Holdings Limited is wholly owned by Virgin Group Holdings Limited. Virgin Group Holdings Limited is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings Limited and, as such, may indirectly control the decisions of Virgin Group Holdings Limited, regarding the voting and disposition of securities held by Virgin Group Holdings Limited. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the warrants held by Virgin Group Acquisition Sponsor II LLC. The address of Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Virgin Group Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG 1150 British Virgin Islands. The business address of Virgin Group Acquisition Sponsor II LLC is 65 Bleecker Street, 6th Floor, New York, New York 10012.

Material Relationships with the Selling Holders
For a description of our relationships with the Selling Holders and their affiliates see the sections entitled
“Management,”
“Certain Relationships and Related Transactions”
and
“Executive and Director Compensation.”

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized Capitalization
General
The Charter authorizes the issuance of 900,000,000 shares, consisting of (a) 800,000,000 shares of common stock, of which (i) 600,000,000 shares are designated Class A Common Stock and (ii) 200,000,000 shares are designated Class B Common Stock, and (b) 100,000,000 shares of preferred stock (the “Preferred Stock”).
As of June 30, 2022, there were outstanding 41,241,356 shares of Class A Common Stock, 121,561,877 shares of Class B Common Stock, no shares of Preferred Stock and 14,750,000 Warrants, consisting of 8,050,000 Public Warrants and 6,700,000 Private Placement Warrants.
Common Stock
Grove Collaborative Holdings, Inc. Class A Common Stock
Voting rights
. Each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class A Common Stock will not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights
. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock will be entitled to receive ratably, on a per share basis, dividends and other distributions in cash, capital stock, or property of the Company as may be declared and paid from time to time by the Board out of any of the Company’s assets or funds legally available therefor; provided, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and the holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, the same number of shares of Class A Common Stock or Class B Common Stock, as applicable.
Rights upon liquidation
. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock, after payment or provision for payment of the debts and other liabilities of the Company, are entitled to receive all of the assets and funds of the Company available for distribution in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, ratably in proportion to the number of shares of the Class A Common Stock held by them.
Other rights
. No holder of shares of Class A Common Stock are entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Grove Collaborative Holdings, Inc. Class B Common Stock
Voting rights
. Each holder of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any Preferred Stock, the holders of Class B Common Stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Dividend rights
. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock, or property of the Company as may be declared and paid from time to time by the Board out of any of the Company’s assets or funds legally available therefor; provided that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and the holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, the same number of shares of Class A Common Stock or Class B Common Stock, as applicable.
Rights upon liquidation
. Subject to the DGCL and the rights of holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock, after payment or provision for payment of the debts and other liabilities of the Company, are entitled to receive all of the assets and funds of the Company available for distribution in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, ratably in proportion to the number of shares of the Class B Common Stock held by them.
Transfers.
Pursuant to the Charter, holders of Class B Common Stock are generally restricted from transferring such shares, other than to another Class B Common Stockholder or a Permitted Entity (as defined in the Charter).
Mandatory Conversion.
Each share of Class B Common Stock will be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer (as defined in the Charter) of such shares of Class B Common Stock, except for a Transfer to a Permitted Entity (as defined in the Charter). Holders of Class B Common Stock may also elect to convert into an equal number of fully paid and nonassessable shares of Class A Common Stock at their option.
Other rights
. No holder of shares of Class B Common Stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. The rights, preferences, and privileges of holders of the Class B Common Stock are subject to those of the holders of any shares of Preferred Stock that the Company may issue in the future.
Preferred Stock
The Board has the authority to issue shares of Preferred Stock from time to time on terms it may determine, to divide shares of Preferred Stock into one or more series, and to fix the designations, preferences, privileges, and restrictions of Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Class A Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.
The Board is divided into three classes of directors designated as Class I, Class II, and Class III, respectively. Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships, and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director (and not by Company stockholders). All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation, retirement, disqualification, or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of a majority of the then outstanding voting stock of the Company entitled to vote at an election of directors, voting together as a single class.
In addition to the powers and authorities before or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Charter, and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the Preferred Stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the meeting, present in person, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Charter or Bylaws; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Charter, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Company issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Charter and the Bylaws
The Charter and the Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as the Class A Common Stock (or warrants) remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Dual-Class Stock
As described above in “—
Common Stock—Class
 A Common Stock—Voting Rights
” and “—
Common Stock—Class
 B Common Stock—Voting Rights
,” the Charter provides for a dual-class common stock structure.
Special Meeting, Action by Written Consent, and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only by a majority of the Board, the Chairman of the Board, the Chief Executive Officer of the Company or when requested in writing by the holders of not less than 20% of all votes entitled to be cast at the meeting, and may not be called by any other person. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
The Bylaws also provide that unless otherwise restricted by the Charter or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of the Company’s outstanding voting securities.
Amendment to Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Charter provides that all provisions therein may be altered, amended, or repealed only by the affirmative vote of the holders of at least two-thirds
(66.7%) in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Additionally, the Charter provides that the authorized number of shares of any class of stock may only be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
The Bylaws may be amended, altered, or repealed (A) by the affirmative vote of a majority of the Board or (B) in addition to any vote of the holders of any class or series of capital stock of the Company required by law or the Charter, the affirmative vote of the holders of at least two-thirds
(66.7%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

(1)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

(2)
the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

(3)
the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Classified Board and Stockholder Action by Written Consent
The Charter provides that the Board is classified into three classes of directors, each of which holds office for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of the Company at a time when there is a classified board as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
Under the Charter, the Company’s stockholders are required to take action at an annual or special meeting of the stockholders. This provision may have the effect of delaying or preventing hostile stockholder action designed to effect a change in control of the Company.

Limitations on Liability and Indemnification of Officers and Directors
The Charter limits the liability of the directors of the Company to the fullest extent permitted by the DGCL, and the Bylaws provide that the Company will indemnify them to the fullest extent permitted by such law. The Company has entered and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by the Board. Each indemnification agreement provides that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by the laws of the state of Delaware, the Charter, and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by the laws of the state of Delaware, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.
Exclusive Jurisdiction of Certain Actions
The Charter requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, and agents for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws and actions asserting a claim against the Company governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and any stockholder will be deemed to have consented to such provision. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.
The exclusive forum provision in the Charter would not apply to claims brought under the Exchange Act or the Securities Act. To the extent the exclusive forum provision restricts the venue in which holders of the Company’s common stock may bring claims arising under the federal securities laws, there is uncertainty as to whether a court would enforce such provisions. The exclusive forum provision in the Charter does not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and the Company’s stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
In addition, the Charter requires that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
Warrants
Public Warrants
Each public warrant entitles the registered holder to purchase one (1) share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the initial public offering and 30 days after the completion of an initial business combination, provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified, or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of an initial business combination or June 16, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A Common Stock upon exercise of a warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the Closing, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A Common Stock shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of the Class A Common Stock shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A Common Stock for any 20 trading days within a
30-trading-day
period ending three business days before the Company sends the notice of redemption to the warrant holders (which is referred to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations, and the like).

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A Common Stock is available throughout the
30-day
redemption period.
The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her, or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations, and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00
Commencing ninety (90) days after the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Stock (as defined below);

•
if, and only if, the Reference Value (as defined above under “
Redemption of Warrants When the Price per Class A Common Stock Equals or Exceeds $18.00
”) equals or exceeds $10.00 per share (as adjusted per share sub-divisions,
share dividends, reorganizations, reclassifications, recapitalizations, and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations, and the like) the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of the Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the volume-weighted average price for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The Company will provide its warrant holders with the final fair market value no later than one business day after the
10-trading-day
period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of Class A Common Stock issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “
—Anti-dilution Adjustments
” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will be multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “
—Anti-dilution Adjustments”
and the denominator of which is $10.00.

Redemption Date (period to expiration of warrants)	$Fair Market Value of Class A Ordinary Shares
	≥ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.377	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a
365-
or
366-day
year, as applicable. For example, if the volume-weighted average price of the shares of Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example, where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the shares of Class A Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Common Stock is below the exercise price of the warrants. The Company has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “
—Redemption of Warrants When the Price per Class
 A Common Stock Equals or Exceeds $18.00.
” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides the Company with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to the Company’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. The Company will be required to pay the applicable redemption price to warrant holders if it chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the warrants if it determines it is in the Company’s best interest to do so. As such, the Company would redeem the warrants in this manner when it believes it is in the Company’s best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, the Company can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to the Company’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If the Company chooses to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A Common Stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures
A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up
of common stock or other similar event, then, on the effective date of such share capitalization, split-up,
or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) one minus the quotient of (x) the price per Class A Common Stock share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Common Stock shares as reported during the
10-trading-day
period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split, or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification, or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of share of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger, or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The warrants will be issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination (except, among other limited exceptions, to VGAC II’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us, so long as they are held by the Sponsor, members of the Sponsor, or their permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold.
Except as described under “
—Redemption of Warrants When the Price per Share of Class
 A Common Stock Equals or Exceeds $10.00
,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” of the Class A Common Stock over the exercise price of the warrants by (y) the fair market value. For these purposes, the “historical fair market value” will mean the average reported closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with the Company following a business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public
information. Accordingly, unlike public stockholders who could exercise their warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Backstop Warrants
Each Backstop Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $0.01 per share, subject to the adjustments and limitations as discussed below, at any time after the Closing through the earlier of (a) fifth anniversary of the Closing or (b) the consummation of certain mergers, combinations or other fundamental transactions, as described below. The warrants will be issued in registered book-entry or certificated form under the form of Backstop Warrant Agreement to be entered into between the Backstop Investor and the Company (the “Backstop Warrant Agreement”). Except as set forth herein and in the Backstop Warrant Agreement, the holders do not have the rights or privileges of holders of Class A Common Stock or voting rights until they exercise their Backstop Warrants and receive shares of Class A Common Stock.
Anti-dilution Adjustments
If the Company (i) pays a dividend or makes any other distribution upon the Class A Common Stock without consideration, (ii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Class A Common Stock into a smaller number of shares or (ii) reclassifies or subdivides (including by any stock split, stock dividend, recapitalization, substitutions, exchange or otherwise) its outstanding shares of Class A Common Stock into a greater or lesser number of shares, the number of shares of Class A Common Stock issuable on exercise of each Backstop Warrant and exercise price will be increased or decreased in proportion to such increase or decrease in outstanding shares of Class A Common Stock.
If (i) the Company effects any merger or consolidation of the Company with or into another person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off
or scheme of arrangement but not including any underwritten offering, registered direct offering, private placement or other transaction with the primary purpose of financing or fund raising for the Company) with another person whereby such other person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such person immediately after the transaction), or (v) the Company effects any reclassification of its Common Stock or any compulsory share exchange pursuant to which its Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Class A Common Stock described above) then the holders shall have the right to receive, upon exercise of the Backstop Warrants, the same amount and kind of securities, cash or property as such holders would have been entitled to receive as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants without regard to any limitations on exercise contained herein.
The holders of the Backstop Warrants will be entitled to receive any dividends or distributions of assets that the Company makes to holders of shares of Class A Common Stock as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants. The holders of the Backstop Warrants will also be entitled to receive any shares of the Company’s capital stock or rights to purchase Company capital stock or other property that the

Company grants, issues or sells pro rata to the record holders of any class of Common Stock as if and to the same extent that such holders would be entitled if such holders had held the number of Class A Common Stock acquirable upon complete exercise of the Backstop Warrants.
Transfer Agent and Warrant Agent
The transfer agent for Class A Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.
Listing of Common Stock and Warrants
The Class A Common Stock and the Public Warrants are listed on the NYSE under the symbols “GROV” and “GROV.WS,” respectively.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 14,750,000 shares of our Class A Common Stock that may be issued upon exercise of warrants to purchase Class A Common Stock, including the Public Warrants and the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 101,635,900 shares of Class A Common Stock, which consists of: (i) up to: (i) 8,607,500 PIPE Shares; (ii) 4,421,524 Backstop Shares; (iii) 3,875,028 shares of Class A Common Stock that may be obtained upon the exercise of the Backstop Warrants; (iv) 10,062,500 Founder Shares; (v) 756,370 shares of Class A Common Stock held by certain Selling Holders; (vi) 67,212,978 shares of Class A Common Stock issuable upon conversion (on a one-for-one
basis) of shares of Class B Common Stock held by certain Selling Holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares); (vii) 6,700,000 Private Placement Warrants; and (viii) 6,700,000 shares of Class A Common Stock that may be obtained by Selling Holders upon the exercise of Private Placement Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.
The shares of Class A Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•
through trading plans entered into by a Selling Holder pursuant to Rule
10b5-1
under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
The Selling Holders party to a Subscription Agreement or party to the Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, in each case as further described in the Subscription Agreement or the Registration Rights Agreement, respectively.
Restrictions to Sell
Refer to below under “
Securities Act Restrictions on Resale of
Securities—Lock-up
Provisions
.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-up
Provisions
Pursuant to our Bylaws, our stockholders, to the extent of any shares of Common Stock received by them as merger consideration in the Merger, may not dispose of or hedge any of their Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock (i.e., Class B Common Stock) for a period of 150 days after the Closing Date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt
organizations (including private foundations), taxpayers that have elected mark-to-market
accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or
non-U.S.
tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A
“non-U.S.
Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND
NON-U.S.
INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders
Taxation of Distributions
If we pay distributions to U.S. Holders of shares of our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the shares of our Class A Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. A U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant will generally commence the day following the date of exercise of the warrant and the holding period will not include the period during which the U.S. Holder held the warrants.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Common Stock received would generally equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period for the Class A Common Stock would generally commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised and the exercise price of such warrants. A U.S. Holder’s holding period for the Class A Common Stock will generally commence on the day following the date of exercise of the warrant and the holding period will not include the period during which the U.S. Holder held the warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Redeemable Warrants.” An adjustment which has the effect of preventing dilution in the event of a stock dividend is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions (including constructive distributions, as described above under “U.S. Holders—Possible Constructive Distributions”) we make to a
non-U.S.
Holder of shares of our Class A Common Stock or warrants, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a
non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend paid to holders of our Class A Common Stock will be treated first as reducing (but not below zero) the
non-U.S.
Holder’s adjusted tax basis in its shares of our Class A Common

Stock and, to the extent such distribution exceeds the
non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under
“Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a
non-U.S.
Holder that are effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
non-U.S.
Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form
W-8ECI).
Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the
non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a
non-U.S.
Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the
non-U.S.
Holder would be the same as those described below in
“Non-U.S.
Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A
non-U.S.
Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our warrants unless:

•
the gain is effectively connected with the conduct of a trade or business by the
non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.
Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a
non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax.
Non-U.S.
Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard.
Non-U.S.
Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP.

EXPERTS
The consolidated financial statements of Virgin Group Acquisition Corp. II as of December 31, 2021, and for the period from January 13, 2021 (inception) through December 31, 2021, have been included herein and in the registration statement in reliance upon the report of WithumSmith+Brown, PC., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Grove Collaborative, Inc. at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, appearing in this Prospectus and this Registration Statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT AUDITOR
On June 16, 2022, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2022. EY served as the independent registered public accounting firm of Grove prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), VGAC II’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.
Withum’s report of independent registered public accounting firm, dated February 24, 2022, on VGAC II’s balance sheet as of December 31, 2021 and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from January 13, 2021 (inception) through December 31, 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the period from January 13, 2021 (inception) through December 31, 2021 and the subsequent interim period through June 16, 2022, there were no: (i) disagreements between VGAC II and Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation
S-K
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
During the period from January 13, 2021 (inception) to December 31, 2021 and the subsequent interim period through June 16, 2022, VGAC II did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on VGAC II’s financial statements, and no written report or oral advice was provided to VGAC II by EY that EY concluded was an important factor considered by VGAC II in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation
S-K
under the Exchange Act and the related instructions to Item 304 of Regulation
S-K
under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation
S-K
under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at investors@grove.co. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

VIRGIN GROUP ACQUISITION CORP. II
INDEX TO FINANCIAL STATEMENTS

Page
Virgin Group Acquisition Corp. II - Index to Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Shareholders’ Deficit.	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 to F-21

Unaudited Condensed Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021	F-22
Unaudited Condensed Statements of Operations for the three months ended March 31, 2022 and for the period from January 13, 2021 (inception) through March 31, 2021 (Unaudited)	F-23
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the three months ended March 31, 2022 and for the period from January 13, 2021 (inception) through March 31, 2021 (Unaudited)	F-24
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2022 and for the period from January 13, 2021 (inception) through March 31, 2021 (Unaudited)	F-25
Notes to Unaudited Condensed Financial Statements (Unaudited)	F-26 to F-44

Grove Collaborative, Inc. - Index to Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-45
Financial Statements:
Balance Sheets	F-46
Statements of Operations	F-47
Statements of Convertible Preferred Stock and Stockholders’ Deficit	F-48
Statements of Cash Flows	F-49
Notes to Financial Statements	F-51 to F-76

Unaudited Condensed Financial Statements:
Condensed Balance Sheets	F-77
Condensed Statements of Operations	F-78
Condensed Statements of Convertible Preferred Stock, Contingently Redeemable Convertible Common Stock and Stockholders’ Deficit	F-79
Condensed Statements of Cash Flows	F-80
Notes to Unaudited Condensed Financial Statements	F-81 to F-97

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Virgin Group Acquisition Corp. II.
Opinion on the Financial Statement
We have audited the accompanying balance sheet of Virgin Group Acquisition Corp. II. (the “Company”) as of December 31, 2021, the related statement of operations, changes in shareholders’ deficit and cash flows for the period from January 13, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the result of its operations and its cash flow for the period from January 13, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit
,
 we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, NY
February 24, 2022
PCAOB Number 100

VIRGIN GROUP ACQUISITION CORP. II
BALANCE SHEET
DECEMBER 31, 2021

ASSETS:
Current Assets:
Cash	$507,233
Prepaid expenses	629,106

Total current assets	1,136,339
Prepaid expenses – non-current portion	141,333
Cash and investments held in trust account	402,530,526

TOTAL ASSETS	$403,808,198

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued costs and expenses	$2,419,324
Due to related party	1,667
Promissory note – related party	1,000,000

Total current liabilities	3,420,991
Derivative warrant liabilities	13,340,010
Deferred underwriters’ discount	14,087,500

Total liabilities	30,848,501
Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.001 par value; 200,000,000 shares authorized; 40,250,000 shares subject to possible redemption at a redemption value of $10.00 per share	402,500,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized 10,062,500 shares issued and outstanding	1,006
Additional paid-in capital	—
Accumulated deficit	(29,541,309)

Total Shareholders’ deficit	(29,540,303)

TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$403,808,198

The accompanying notes are an integral part of this financial statement.

VIRGIN GROUP ACQUISITION CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 13, 2021 (INCEPTION) TO DECEMBER 31, 2021

Formation and operating costs	$3,572,794

Loss from operations	(3,572,794)

Other income (expense)
Interest income earned on cash and investments held in trust account	30,526
Offering costs allocated to warrants	(570,496)
Change in fair value of warrant liabilities	6,811,133

Total other income	6,271,163

Net income	$2,698,369

Basic and diluted weighted average shares outstanding, Class A ordinary shares	32,705,669

Basic and diluted net income per ordinary share, Class A ordinary shares	$0.06

Basic and diluted weighted average shares outstanding, Class B ordinary shares	10,062,500

Basic and diluted net income per ordinary share, Class B ordinary shares	$0.06

The accompanying notes are an integral part of this financial statement.

VIRGIN GROUP ACQUISITION CORP. II
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JANUARY 13, 2021 (INCEPTION) TO DECEMBER 31, 2021

	Class B Ordinary Shares
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total Shareholders’ Deficit
Balance as of January 13, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B Ordinary shares to Sponsor	10,062,500	1,006	23,994	—	25,000
Accretion for Class A Ordinary Shares to redemption amount			(23,994)	(32,239,678)	(32,263,672)
Net incom e	—	—	—	2,698,369	2,698,369

Balance as of December 31, 2021	10,062,500	$1,006	$—	$(29,541,309)	$(29,540,303)

The accompanying notes are an integral part of this financial statement.

VIRGIN GROUP ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 13, 2021 (INCEPTION) TO DECEMBER 31, 2021

Cash flows from operating activities:
Net income	$2,698,369
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on cash and investments held in Trust Account	(30,526)
Offering costs allocated to derivative warrant liabilities	570,496
Change in fair value of derivative warrant liabilities	(6,811,133)
Changes in operating assets and liabilities:
Prepaid assets	(770,439)
Accrued costs and expenses	2,419,324
Due to related party	1,667

Net cash used in operating activities	(1,922,242)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(402,500,000)

Net cash used in investing activities	(402,500,000)

Cash flows from financing activities:
Proceeds from purchase of Class B shares by initial shareholder	25,000
Proceeds from initial public offering, net of underwriters’ discount	394,450,000
Proceeds from private placement	10,050,000
Proceeds from notes payable—related party	1,000,000
Payment of offering costs	(595,525)

Net cash provided by financing activities	404,929,475

Net change in cash	507,233
Cash, beginning of the period	—

Cash, end of the period	$507,233

Supplemental disclosure of cash flow information:
Deferred underwriting commissions charged to temporary equity	$14,087,500

The accompanying notes are an integral part of this financial statement.

VIRGIN GROUP ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2021
Note 1 — Organization and Business Operations
Virgin Group Acquisition Corp. II (the “Company”) was incorporated as a Cayman Islands exempted company on January 13, 2021. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to the Business Combination.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period through December 31, 2021 relates to the Company’s formation, the initial public offering (“IPO”), which is described below, and the Company’s search for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on from the proceeds derived from the IPO.
The registration statement for the Company’s IPO was declared effective on March 22, 2021 (the “Effective Date”). On March 25, 2021, the Company consummated the IPO of 35,000,000 units (the “Units”), which is discussed in Note 3. Each unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary
Shares”), and one-fifth
of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $350,000,000. Only whole warrants are exercisable.
Concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 6,000,000 warrants (the “Private Placement Warrants”) to Virgin Group Acquisition Sponsor II LLC (the “Sponsor”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,000,000, which is discussed in Note 4.
Transaction costs of the IPO amounted to $19,845,525 consisting of $7,000,000 of underwriting discount, $12,250,000 of deferred underwriting discount, and $595,525 of other offering costs.
On April 13, 2021, the underwriters exercised their full over-allotment option which resulted in the sale of an additional 5,250,000 units to the public generating additional proceeds of $52,500,000. The over-allotment exercise resulted in an additional purchase of 700,000 Private Placement Warrants which generated gross proceeds of $1,050,000.
Additional transaction costs of the overallotment amounted to $2,887,500 consisting of $1,050,000 of underwriting discount and $1,837,500 of deferred underwriting discount.
As of December 31, 2021, $507,233 of cash is not held in the Trust Account (as defined below) and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
Following the closing of the Public Offering on March
25
,
2021
, and the over-allotment exercise on April
13
,
2021
, an amount equal to at least $
10.00
 per Unit sold in the IPO was placed in a trust account (“Trust Account”), to be invested only in U.S. government securities with a maturity of days or less or in money market funds meeting certain conditions under Rule 2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from the offering will not be released from the Trust Account until the earliest to occur of (a) the completion of the Company’s initial Business Combination (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend its amended and restated memorandum and articles of association to (i) modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial Business Combination or to redeem
100
% of its public shares if the Company does not complete its initial Business Combination within
24
 months from the closing of its IPO or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete its initial Business Combination within
24
months from the closing of the IPO, subject to applicable law.
The Company will provide the holders of its issued and outstanding public shares (the “Public Shareholders”) of its Class A Ordinary Shares, sold in the IPO (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations), calculated as of two business days prior to the completion of the Business Combination.
The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of the Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote any Founder Shares (as defined in Note 3) and Public Shares held by it in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Company’s sponsor has agreed to waive: (i) its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of the Company’s Business Combination and (ii) their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its Business Combination within 24 months from March 25, 2021 or (B) with respect to any other provision relating to shareholders’
rights or pre-initial
business combination activity.
If the Company is unable to complete its initial business combination within the Combination Period, the Company will: i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less taxes payable and up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Company’s sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to any founder shares held by it if the Company fails to complete its initial business combination within the Combination Period. However, if the sponsor acquires public shares in or after the IPO, the sponsor will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination during the Combination Period.
Merger Agreement
On December 7, 2021, the Company, entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Treehouse Merger Sub, Inc., a Delaware corporation (“VGAC II Merger Sub”), and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”).

The Business Combination
The Merger Agreement provides for, among other things, the following transactions on the closing date: (i) the Company will become a Delaware public benefit corporation (the “Domestication”) and, in connection with the Domestication, (a) the Company’s name will be changed to “Grove Collaborative Holdings, Inc.” (“New Grove”), (b) each then-issued and outstanding Class A ordinary share of the Company will convert automatically into one Class A ordinary share of New Grove (the “New Grove Class A Ordinary Shares”), (c) each then-issued and outstanding Class B ordinary share of the Company will convert automatically into one New Grove Class A Ordinary Share, and (d) each then-issued and outstanding common warrant of the Company will convert automatically into one warrant to purchase one New Grove Class A Ordinary Share; and (ii) following the Domestication, VGAC II Merger Sub will merge with and into Grove, with Grove as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New Grove (the “Merger”).
The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
In connection with the Business Combination, the Company will adopt a dual class stock structure pursuant to which (i) all shareholders of Grove will hold Class B ordinary shares of New Grove (the “New Grove Class B Ordinary Shares”), which will have ten votes per share. The New Grove Class B Ordinary Shares will be subject to conversion to New Grove Class A Ordinary Shares (i) upon any transfers of New Grove Class B Ordinary Shares (except for certain permitted transfers) or (ii) on the date that is the earliest to occur of (A) the fifth anniversary of the closing date and (B) the forty-fifth day (or, if such day is not a business day in the United States, the next such business day) after the end of the first fiscal quarter of New Grove in which the number of New Grove Class B Ordinary Shares outstanding or subject to outstanding securities convertible into or exercisable therefore, or otherwise underlying outstanding equity compensation awards, represents, in the aggregate, less than ten percent (10%) of all ordinary shares outstanding or subject to outstanding securities convertible into or exercisable therefor, or otherwise underlying outstanding equity compensation awards, in each case, measured on the last day of such fiscal quarter.
The Business Combination is expected to close in early the second quarter of 2022, following the receipt of the required approval by the Company’s shareholders and the fulfillment of other customary closing conditions.
Risks and Uncertainties
Management continues to evaluate the impact
of the COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and search for a target company, the specific impact is not readily determinable as of the date of this financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
Liquidity and Capital Resources
As of December 31, 2021, the Company had $507,233 in its operating bank account and a working capital deficit of $2,284,652.
The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating the business. However, if the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination.
In order to finance transaction costs in connection with a Business Combination, or because the Company becomes obligated to redeem a significant number of the public shares upon consummation of the Business

Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined below). As of December 31, 2021, the Company had $1,000,000 of outstanding borrowings under the Working Capital Loans. In addition, the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of the Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet our obligations.
Based on the
foregoing
, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statement of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of financial statement and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statement, and income and expenses during the period reported. Actual results could materially differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.
Investment in Trust Account
When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in the Trust Account in the accompanying statement of operations. At December 31, 2021, the assets held in the Trust Account were held in a mutual fund.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, all of the Company’s 40,250,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements
of ASC 340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. The Company allocates the offering costs between ordinary shares and public and private warrants using the relative fair value method, the offering costs allocated to the public warrants will be expensed immediately and offering costs associated with equity components will be charged to temporary equity. Accordingly, as of December 31, 2021, the Company incurred offering costs in the aggregate of $22,733,025 of which $22,162,529 have been allocated to temporary equity and $570,496 was allocated to the public and private warrants and was expensed immediately.

Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to
measure
fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
Derivative assets and liabilities are classified on the balance sheet as current or non-current
based on whether
or not net-cash
settlement or conversion of the instrument is required within 12 months of the balance sheet date. The Company has determined that both the private and public warrants are a derivative instrument.

Net Income Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 14,750,000 potential ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the period from January 13, 2021 (inception) to December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary share:

	For the period from January 13, 2021 (inception) to December 31, 2021
	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income	$2,063,496	$634,873
Denominator:
Weighted-average shares outstanding including shares subject to redemption	32,705,669	10,062,500
Basic and diluted net income per share	$0.06	$0.06

Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recently Adopted Accounting Standards
In August 2020, the FASB
issued ASU 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
 470-20)
and Derivatives and Hedging- Contracts in Entity’s Own Equity (Subtopic
 815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
 (“ASU 2020-06”)
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted
ASU 2020-06
on January 13, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Initial Public Offering
Pursuant to the IPO on March 25, 2021, the Company sold 35,000,000 Units, at a price of $10.00 per Unit. On April 13, 2021, the underwriter exercised their full over-allotment option which resulted in the sale of an additional 5,250,000 Units, for a total aggregate of 40,250,000 Units sold in connection with the IPO. Each Unit consists of one share of Class A Ordinary Shares, par value $0.0001 per share, and one-fifth
of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A Ordinary Shares at a price of $11.50 per share. Each whole warrant will become exercisable 30 days from the completion of the initial Business Combination or 12 months from the closing of the public offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.
All of the 40,250,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.
The Class A ordinary shares are accounted for in accordance to codified in ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.
As of December 31, 2021, the ordinary shares reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$402,500,000
Less:
Proceeds allocated to Public Warrants	(10,101,143)
Ordinary share issuance costs	(22,162,529)
Plus:
Accretion of carrying value to redemption value	32,263,672
Contingently redeemable ordinary shares	$402,500,000
Note 4 — Private Placement
Concurrently with the closing of the IPO, the Company completed the Private Placement of 6,000,000 Private Placement Warrants to Virgin Group Acquisition Sponsor II LLC at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,000,000. On April 13, 2021 the underwriter exercised their full over-allotment option which resulted in the purchase of an additional 700,000 private placement warrants for proceeds of $1,050,000. Therefore the aggregate Private Placement Warrants purchased by Virgin Group Acquisition Sponsor II LLC were 6,700,000 for gross proceeds to the Company of $10,050,000. Each warrant is exercisable to purchase one share of the Company’s Class A Ordinary Shares at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the IPO and held in the trust account, such that $402,500,000 is held in the trust account. If the Company does not complete its initial Business Combination within 24 months from the closing of the IPO, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On January 22, 2021, the Company issued 7,187,500 Class B Ordinary Shares to the Sponsor in consideration for the Sponsor paying certain offering and formation costs on behalf of the Company with a value of $25,000. On February 12, 2021, the Company effected a 33-for-25
share split with respect to the Founder Shares, resulting in an aggregate of 9,487,500 founder shares issued and outstanding. On March 22, 2021, the Company effected a 35-for-33
share split with respect to the Founder Shares resulting in an aggregate of 10,062,500 founder shares issued and outstanding. On April 13, 2021, the underwriters exercised their full over-allotment option which resulted in 1,312,500 Founder Shares no longer being subject to forfeiture, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO and exercise of the over-allotment option.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any Founder Shares until the earlier to occur of (i) one year after the completion of a Business Combination or (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading
day period commencing at least 150 days after a Business Combination, the Founder Shares will be released from the lockup.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021, the Company had $1,000,000 of outstanding borrowings under the Working Capital Loans, payable in full upon the earlier to occur of (i) March 22, 2023 or (ii) the consummation of the Company’s initial business combination.
Administrative Service Fee
Commencing on March 25, 2021, the Company has agreed to pay the Sponsor up to $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or its liquidation, it will cease paying these monthly fees. For the period from January 13, 2021 (inception) to December 31, 2021, the Company accrued $91,667 of administrative service fees in the Due to related party account on the balance sheet, of which $90,000 was paid.

Note 6 — Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments in the Mutual Fund.

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Mutual Fund held in Trust Account	$402,530,526	402,530,526	$—	$—

Liabilities:
Derivative warrant liability –Public Warrants	$6,731,959	$6,731,959	$—	$—
Derivative warrant liability –Private Warrants	6,608,051	—	—	6,608,051

Derivative warrant liabilities	$13,340,010	$6,731,959	$—	$6,608,051

The estimated fair value of the warrant liability for the private warrants at December 31, 2021 was determined using Level 3 inputs. Inherent in a Monte Carlo options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on projected volatility of comparable public companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S.
Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in May 2021 when the Public Warrants were listed separately.
The following table provides quantitative information regarding Level 3 fair value measurements as of December 31, 2021:

December 31, 2021
Strike price	$11.50
Share price	$9.59
Volatility	40%
Risk-free rate	1.28%
Expected term (years)	5
Note 7 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on

March 22, 2021, the effective date of the IPO, requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriter
a 45-day
option from the date of the IPO to purchase up to 5,250,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the IPO. On April 13, 2021 the underwriters exercised their over-allotment option in full. The underwriters were paid an underwriting discount of $0.20 per unit, or $8,050,000 in the aggregate upon the closing of the IPO and exercise of the full over-allotment. Additionally, a deferred underwriting discount of $0.35 per unit, or $14,087,500 in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company had $14,087,500 accrued as of December 31, 2021.
Note 8 — Derivative Warrant Liabilities
As of December 31, 2021, there were 8,050,000 Public Warrants and 6,700,000 Private Placement Warrants outstanding. The total Warrants will become exercisable on the later of (a) 30 days from the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of a Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the trust account. The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination, and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the IPO, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the ordinary shares in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the ordinary shares consists exclusively of cash, the amount of such cash per ordinary shares, and (ii) in all other cases, the volume weighted average price of the ordinary shares as reported during the ten-trading
day period ending on the trading day prior to the effective date of the Business Combination.
The Company believes that the Alternative Issuance provision and the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a
“fixed-for-fixed”
option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting.
The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the IPO. Accordingly, the Company has classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement
at each balance sheet date. With
each such re-measurement,
the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As such, the Company recorded $17,796,406 of warrant liability upon issuance as of March 25, 2021 and an additional $2,392,661 upon exercise of the over-allotment for an aggregate original warrant liability of $20,189,067. For the period from January 13, 2021 (inception) to December 31, 2021, the Company recorded a change in the fair value of the warrant liabilities in the amount of $6,811,133 on the statement of operations, resulting in derivative warrant liabilities of $13,340,010 as of December 31, 2021 on the balance sheet.
The change in fair value of the derivative warrant liabilities is summarized as follows:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Derivative warrant liabilities – initial measurement	$10,087,924	$10,101,143	$20,189,067
Transfer to Level 1	—	(10,338,960)	(10,338,960)
Change in fair value of derivative warrant liabilities	(3,479,873)	237,817	(3,242,056)

Derivative warrant liabilities at December 31, 2021	$6,608,051	$—	$6,608,051

Note 9 — Shareholders’ Equity
Preference Shares
— The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At December 31, 2021 there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
— The Company is authorized to issue a total of 200,000,000 Class A ordinary shares with a par value of $0.0001 each. At December 31, 2021, there were no shares issued and outstanding, excluding 40,250,000 shares subject to possible redemption.
Class
 B Ordinary Shares
— The Company is authorized to issue a total of 20,000,000 Class B ordinary shares with a par value of $0.0001 each. Holders are entitled to one vote for each Class B Ordinary Share. As of December 31, 2021, there were 10,062,500 shares of Class B ordinary shares issued and outstanding. On April 13, 2021, the underwriters exercised their over-allotment option in full, hence, 1,312,500 Founder Shares were no longer subject to forfeiture. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as specified in the Company’s amended and restated memorandum and articles of association, or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial business combination, the holders of more than 50% of the Company’s ordinary shares voted for the appointment of directors can appoint all of the directors. Only holders of Class B ordinary shares will have the right to appoint directors in any general meeting held prior to or in connection with the completion of the Company’s initial business combination. Holders of the

Company’s public shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association relating to the rights of holders of Class B ordinary shares to appoint directors may be amended by a special resolution passed by a majority of at least 90% of the Company’s ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the Company’s initial business combination, except as required by law, holders of the founder shares and holders of the Company’s public shares will vote together as a single class, with each share entitling the holder to one vote. If the company seeks shareholder approval of the Company’s initial business combination, the Company will complete the Company’s initial business combination only if the Company receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, the Company’s sponsor, officers and directors have agreed to vote their founder shares and any public shares purchased during or after the public offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares on with or immediately following the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for
share sub-divisions,
share capitalization, reorganizations, recapitalization and the like and subject to further adjustments as provided in the IPO. The number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to the Company’s sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

F-2
1

VIRGIN GROUP ACQUISITION CORP. II
CONDENSED BALANCE SHEETS

	March 31, 2022 (Unaudited)	December 31, 2021
ASSETS:
Current Assets:
Cash	$79,823	$507,233
Prepaid expenses	615,316	629,106

Total current assets	695,139	1,136,339
Prepaid expenses – non-current portion	—	141,333
Investments held in trust account	402,566,409	402,530,526

TOTAL ASSETS	$403,261,548	$403,808,198

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued costs and expenses	$2,814,837	$2,419,324
Due to related party	31,667	1,667
Promissory note – related party	1,000,000	1,000,000

Total current liabilities	3,846,504	3,420,991
Derivative warrant liabilities	5,685,730	13,340,010
Backstop derivative liability	30,234,314	—
Deferred underwriter’s discount	14,087,500	14,087,500

Total liabilities	53,854,048	30,848,501
Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.001 par value; 200,000,000 shares authorized; 40,250,000 shares subject to possible redemption at a redemption value of $10.00 per share at March 31, 2022 and December 31, 2021, respectively	402,500,000	402,500,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 10,062,500 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,006	1,006
Additional paid-in capital	—	—
Accumulated deficit	(53,093,506)	(29,541,309)

Total Shareholders’ deficit	(53,092,500)	(29,540,303)

TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$403,261,548	$403,808,198

The accompanying notes are an integral part of these condensed financial statements.

F-
22

VIRGIN GROUP ACQUISITION CORP. II
CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2022	For the period from January 13, 2021 (inception) through March 31, 2021

Formation and operating costs	$1,008,046	$27,356

Loss from operations	(1,008,046)	(27,356)

Other income (expense)
Interest income earned on cash and investments held in trust account	35,883	1,444
Offering costs allocated to warrants	—	(497,634)
Change in fair value of derivative warrant liabilities	7,654,280	(208,793)
Initial measurement of backstop derivative liabilit y	(30,234,314)

Total other expense, net	(22,544,151)	(704,983)

Net loss	$(23,552,197)	$(732,339)

Basic and diluted weighted average shares outstanding, Class A ordinary shares, subject to possible redemption	40,250,000	3,141,026

Basic and diluted net loss per ordinary share, Class A ordinary shares, subject to possible redemption	$(0.47)	$(0.06)

Basic and diluted weighted average shares outstanding, Class B ordinary shares	10,062,500	8,750,000

Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.47)	$(0.06)

The accompanying notes are an integral part of these unaudited condensed
financial statements.

F-2
3

VIRGIN GROUP ACQUISITION CORP. II
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares				Additional	Accumulated	Total Shareholders’
	Class A		Class B
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Deficit
Balance as of December 31, 2021	—	$—	10,062,500	$1,006	$—	$(29,541,309)	$(29,540,303)
Net loss	—	—	—	—	—	(23,552,197)	(23,552,197)

Balance as of March 31, 2022, (unaudited)	—	$—	10,062,500	$1,006	$—	(53,093,506)	$(53,092,500)

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
B alance as of January 13, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Ordinary shares to Sponsor	—	—	10,062,500	1,006	23,994	—	25,000
Accretion for Class A Ordinary Shares to redemption amount	—	—	—	—	(23,994)	(28,100,284)	(28,124,278)
Net loss	—	—	—	—	—	(732,339)	(732,339)

Balance as of March 31, 2021, (unaudited)	—	$—	10,062,500	$1,006	$—	$(28,832,623)	$(28,831,617)

The accompanying
 notes are an integral part of th
e
se unaudited condensed financial statements.

F-2
4

VIRGIN GROUP ACQUISITION CORP. II
CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2022	For the period from January 13, 2021 (inception) through March 31, 2021
Cash flows from operating activities:
Net loss	$(23,552,197)	$(732,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income on investments held in Trust Account	(35,883)	(1,444)
Offering costs allocated to derivative warrant liabilities	—	497,634
Change in fair value of derivative warrant liabilities	(7,654,280)	208,793
Initial measurement of backstop derivative liability	30,234,314
Changes in operating assets and liabilities:
Prepaid assets	155,123	(1,244,423)
Accrued costs and expenses	395,513	1,266,779
Due to related party	30,000	—

Net cash used in operating activities	(427,410)	(5,000)

Cash flows from investing activity:
Investment of cash in Trust Account	—	(350,000,000)

Net cash used in investing activity	—	(350,000,000)

Cash flows from financing activities:
Proceeds from purchase of Class B shares by initial shareholder	—	25,0000
Proceeds from initial public offering, net of underwriters’ discount	—	343,000,000
Proceeds from private placement	—	9,000,000
Payment of offering costs	—	(595,525)

Net cash provided by financing activities	—	351,429,475

Net change in cash	(427,410)	1,424,475
Cash, beginning of the period	507,233	—

Cash, end of the period	$79,823	$1,424,475

Supplemental disclosure of cash flow information:
Deferred underwriting commissions charged to temporary equity	$—	$12,250,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2
5

VIRGIN GROUP ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Virgin Group Acquisition Corp. II (the “Company”) was incorporated as a Cayman Islands exempted company on January 13, 2021. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to the Business Combination.
As of March 31, 2022, the Company had not commenced any operations. All activity through March 31, 2022 relates to the Company’s formation and the Initial Public Offering (“IPO”) which is described below, and the Company’s search for and completion of a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the IPO.
The registration statement for the Company’s IPO was declared effective on March 22, 2021 (the “Effective Date”). On March 25, 2021, the Company consummated the IPO of 35,000,000 units (the “Units”), which is discussed in Note 3. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $350,000,000. Only whole warrants are exercisable.
Concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 6,000,000 warrants (the “Private Placement Warrants”) to Virgin Group Acquisition Sponsor II LLC (the “Sponsor”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,000,000, which is discussed in Note 4.
Transaction costs of the IPO amounted to $19,845,525, consisting of $7,000,000 of underwriting discount, $12,250,000 of deferred underwriting discount, $595,525 of other offering costs.
On April 13, 2021, the underwriters exercised their full over-allotment option which resulted in the sale of an additional 5,250,000 units to the public generating additional proceeds of $52,500,000. The over-allotment exercise resulted in an additional purchase of 700,000 Private Placement Warrants which generated gross proceeds of $1,050,000.
Additional transaction costs of the overallotment amounted to $2,887,500 consisting of $1,050,000 of underwriting discount and $1,837,500 of deferred underwriting discount.
As of March 31, 2022, $79,823 of cash is not held in the Trust Account (as defined below) and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
Following the closing of the Public Offering on March 25, 2021, and the over-allotment exercise on April 13, 2021, an amount equal to at least $10.00 per Unit sold in the IPO was placed in a trust account (“Trust Account”), to be invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from the offering will not be released from the Trust Account until the earliest to occur of (a) the completion of the Company’s initial Business Combination (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend its amended and restated memorandum and articles of association to (i) modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial Business Combination or to redeem 100% of its public shares if the Company does not complete its initial Business Combination within 24 months from the closing of its IPO or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete its initial Business Combination within 24 months from the closing of the IPO, subject to applicable law.
The Company will provide the holders of its issued and outstanding public shares (the “Public Shareholders”) of its Class A Ordinary Shares, sold in the IPO (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations), calculated as of two business days prior to the completion of the Business Combination.
The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of the Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote any Founder Shares (as defined in Note 5) and Public Shares held by it in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Company’s sponsor has agreed to waive: (i) its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of the Company’s Business Combination and (ii) their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its Business Combination within 24 months from March 25, 2021 or (B) with respect to any other provision relating to shareholders’
rights or pre-initial
business combination activity.
If the Company is unable to complete its initial business combination within the Combination Period, the Company will: i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less taxes payable and up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Company’s sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to any founder shares held by it if the Company fails to complete its initial business combination within the Combination Period. However, if the sponsor acquires public shares in or after the IPO, the sponsor will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination during the Combination Period.
Merger Agreement
On December 7, 2021, the Company, entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Treehouse Merger Sub, Inc., a Delaware corporation (“VGAC II Merger Sub”), and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”).
The Business Combination
The Merger Agreement provides for, among other things, the following transactions on the closing date: (i) the Company will become a Delaware public benefit corporation (the “Domestication”) and, in connection with the Domestication, (a) the Company’s name will be changed to “Grove Collaborative Holdings, Inc.” (“New Grove”), (b) each then-issued and outstanding Class A ordinary share of the Company will convert automatically into one Class A ordinary share of New Grove (the “New Grove Class A Ordinary Shares”), (c) each then-issued and outstanding Class B ordinary share of the Company will convert automatically into one New Grove Class A Ordinary Share, and (d) each then-issued and outstanding common warrant of the Company will convert automatically into one warrant to purchase one New Grove Class A Ordinary Share; and (ii) following the Domestication, VGAC II Merger Sub will merge with and into Grove, with Grove as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New Grove (the “Merger”).
The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
In connection with the Business Combination, the Company will adopt a dual class stock structure pursuant to which (i) all shareholders of Grove will hold Class B ordinary shares of New Grove (the “New Grove Class B Ordinary Shares”), which will have ten votes per share. The New Grove Class B Ordinary Shares will be subject to conversion to New Grove Class A Ordinary Shares (i) upon any transfers of New Grove Class B Ordinary Shares (except for certain permitted transfers) or (ii) on the date that is the earliest to occur of (A) the fifth anniversary of the closing date and (B) the forty-fifth day (or, if such day is not a business day in the United States, the next such business day) after the end of the first fiscal quarter of New Grove in which the number of New Grove Class B Ordinary Shares outstanding or subject to outstanding securities convertible into or exercisable therefore, or otherwise underlying outstanding equity compensation awards, represents, in the aggregate, less than ten percent (10%) of all ordinary shares outstanding or subject to outstanding securities convertible into or exercisable therefor, or otherwise underlying outstanding equity compensation awards, in each case, measured on the last day of such fiscal quarter.

The Business Combination is expected to close early in the second quarter of 2022, following the receipt of the required approval by the Company’s shareholders and the fulfillment of other customary closing conditions.
Merger Agreement Amendment
On March 31, 2022, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), by and among the Company, Treehouse Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Treehouse Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Grove. The Amended and Restated Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated as of December 7, 2021 (the “Original Merger Agreement”), entered into by the Company, Merger Sub I and Grove that the Company originally announced in its Current Report on Form
8-K
filed on December 7, 2021. Except as described below, the terms and provisions of the Amended and Restated Merger Agreement are consistent with the terms and provisions of the Original Merger Agreement.
The Amended and Restated Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Grove.
The Amended and Restated Merger Agreement provides that, among other things, at least one day following the domestication of the Company as a Delaware public benefit corporation (the “Redomestication”), (i) Merger Sub I will merge with and into Grove (the “Initial Merger”), with Grove as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of the Company (the “Initial Surviving Corporation”) and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation will merge with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”, and the Mergers, together with the other transactions contemplated by the Amended and Restated Merger Agreement (other than the Redomestication), the “Business Combination”), with Merger Sub II as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of the Company.
The Amended and Restated Merger Agreement further provides that, on the terms and subject to the conditions of the Amended and Restated Merger Agreement, each Tranche 1 Share (as defined below) (other than dissenting shares) will be canceled and converted into the right to receive a number of VGAC Class B Common Shares, as determined pursuant to an exchange ratio set forth in the Amended and Restated Merger Agreement (the “Exchange Ratio”). The VGAC Class B Common Shares to be issued in exchange for the Tranche 1 Shares are in addition to the merger consideration payable to the existing equity holders of Grove.
The foregoing description of the Amended and Restated Merger Agreement is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Merger Agreement, a copy of which is included as Exhibit 2.1 hereto, and the terms of which are incorporated by reference.
On January 14, 2022, the Company filed a Form
S-4
with the SEC relating to the proposed Business Combination. Subsequently on March 10, 2022, an amended
S-4
was filed.
Backstop Derivative Liability
On March 31, 2022, the Company entered into a subscription agreement (the “Backstop Subscription Agreement”) with Corvina Holdings, Limited, an affiliate of the Sponsor (the “Backstop Investor”) and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”).

Pursuant to the Backstop Subscription Agreement, among other things, (i) the Backstop Investor agreed to subscribe for and purchase, and Grove agreed to issue and sell to the Investor, on the date of the Backstop Subscription Agreement, a number of shares of Grove’s common stock equal to the quotient of $27,500,000 and $11.70, for an aggregate purchase price of $27,500,000 (the “Tranche 1 Shares”) and (ii) the Backstop Investor has agreed to subscribe for and purchase, on the closing date of the Business Combination, certain VGAC Class A Common Shares at a purchase price of $10.00 per share (the “Tranche 2 Shares”), for aggregate gross proceeds in an amount equal to (x) $22,500,000 minus (y) the amount of cash available, as of immediately prior to the closing of the Business Combination, to be released from the Trust Account (after giving effect to all payments to be made as a result of the exercise of all Redemption Rights) (the “Available Cash”).
The purchase price per share for the Tranche 1 Shares was based on an estimate of the Exchange Ratio, and each of the Backstop Investor and Grove have agreed to adjust the number of Tranche 1 Shares held by the Backstop Investor immediately prior to the closing of the Business Combination to reflect the final Exchange Ratio calculated pursuant to the terms of the Amended and Restated Merger Agreement such that at the closing of the Business Combination the Tranche 1 Shares will convert into VGAC Class B Common Shares (which will immediately be exchanged for VGAC Class A Common Shares) at a ratio that reflects a purchase price of $10.00 for each VGAC Class B Common Share. In addition, immediately prior to the closing of the Business Combination, to the extent the Available Cash exceeds $22,500,000, the Backstop Investor shall have the right to redeem all or a portion of the Tranche 1 Shares in cash for a purchase price per share equal to (x) the final Exchange Ratio calculated pursuant to the terms of the Amended and Restated Merger Agreement multiplied by (y) $10.00.
In addition, if the volume weighted average price of VGAC Class A Common Shares is less than $10.00 during the 10 trading days commencing on the first trading day after the Company’s first quarterly earnings call for a fiscal quarter that ends following the closing of the Business Combination (the “Measurement Period VWAP”), then the Backstop Investor shall be entitled to receive a number of additional VGAC Class A Common Shares equal to the lesser of (i) the product of (x) the sum of (1) the shares of common stock of VGAC II issued to the Investor at the closing of the Business Combination pursuant to the Amended and Restated Merger Agreement (as defined below) as consideration for the Tranche 1 Shares and (2) the Tranche 2 Shares (collectively, the “Post-Combination VGAC Shares”) multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Business Combination) minus the Measurement Period VWAP and (B) the denominator of which is the Measurement Period VWAP and (ii) the number of Post-Combination VGAC Shares outstanding as of immediately following the closing of the Business Combination (the “Additional Shares”)
.

Immediately following the closing of the Business Combination, the Company shall issue to the Backstop Investor a number of warrants to purchase VGAC Class A Common Shares (each warrant exercisable to purchase one VGAC Class A Common Share for $0.01)
(the “Penny Warrants”). Such warrants will be exercisable by the Backstop Investor at any time for a period of five years from the date of issuance and otherwise be on terms customary for warrants of such nature.
In the event that the Amended and Restated Merger Agreement is terminated, then (a) upon such termination, Grove shall issue to the Backstop Investor certain warrants that are exercisable for shares of Grove’s common stock, (b) the Tranche 1 Shares will automatically convert, in certain circumstances, into Grove’s preferred stock and (c) Grove will be subject to certain repurchase obligations with respect to the Tranche 1 Shares, in each case, as set forth in the Backstop Subscription Agreement.
In connection with the foregoing, Grove has agreed to waive the available cash condition, effective upon (a) the payment of the purchase price for the Tranche 1 Shares by the Backstop Investor and (b) if the conditions to the Backstop Investor’s obligation to purchase the Tranche 2 Shares under the Backstop Subscription Agreement are satisfied, the payment of the purchase price of the Tranche 2 Shares.

Risks and Uncertainties
Management continues to evaluate the impact
of the COVID-19
pandemic and Russia-Ukraine war and has concluded that while it is reasonably possible that the virus and war could have a negative effect on the Company’s financial position, results of its operations and search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Liquidity and Capital Resources
As of March 31, 2022, the Company had $
79,823
in its operating bank account and a working capital deficit of $
3,151,365
.
The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating the business. However, if the estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination.
In order to finance transaction costs in connection with a Business Combination, or because the Company becomes obligated to redeem a significant number of the public shares upon consummation of the Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined below). As of March 31, 2022, the Company had $1,000,000 of outstanding borrowings under the Working Capital Loans. In addition, the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of the Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet our obligations.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until March 25, 2023, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company until one year from the issuance of these financial statements. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 25, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future interim periods. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Form
10-K
filed by the Company with the SEC on February 24, 2022.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 and December 31, 2021.
Investments Held in Trust Account
When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in the Trust Account in the accompanying statements of operations. At March 31, 2022 and December 31, 2021, the assets held in the Trust Account were held in a mutual fund.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of March 31, 2022 and December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, all of the Company’s 40,250,000
Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of
ASC 340-10-S99-1
and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. The Company allocates the offering costs between ordinary shares and public and private warrants using the relative fair value method, the offering costs allocated to the public warrants will be expensed immediately and offering costs associated with equity components will be charged to temporary equity. Accordingly, the Company incurred offering costs in the aggregate of $22,733,025 of which $22,162,529 have been allocated to temporary equity and $570,496 was allocated to the public and private warrants and was expensed immediately.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15.
The classification of derivative instruments, including whether such instruments should be recorded as asset, liabilities or as equity, is re-assessed
at the end of each reporting period.
Derivative assets and liabilities are classified on the balance sheet as current or non-current
based on whether or
not net-cash
settlement or conversion of the instrument is required within 12 months of the balance sheet date. The Company has determined that the Tranche 2 Shares, Penny Warrants, Additional Shares, and both the private and public warrants are a derivative instrument.

Net Loss Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 14,750,000 potential ordinary shares and 13,000,000 potential ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the three months ended March 31, 2022 and March 31, 2021, respectively because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary share:

	For the three months ended March 31, 2022		For the period from January 13, 2021 (inception) through March 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of loss	$(18,841,758)	$(4,710,439)	$(193,448)	$(538,891)
Denominator:
Weighted-average shares outstanding including shares subject to redemption	40,250,000	10,062,500	3,141,026	8,750,000
Basic and diluted loss per ordinary share	$(0.47)	$(0.47)	$(0.06)	$(0.06)

Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recently Adopted Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. ASU
2020-06
is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on April 13, 2021. The Company is currently assessing the impact, if any, that ASU
2020-06
would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.
Note 3 — Initial Public Offering
Pursuant to the IPO on March 25, 2021, the Company sold 35,000,000 Units, at a price of $10.00 per Unit. On April 13, 2021, the underwriter exercised their full over-allotment option which resulted in the sale of an additional 5,250,000 Units, for a total aggregate of 40,250,000 Units sold in connection with the IPO. Each Unit consists of one share of Class A Ordinary Shares, par value $0.0001 per share, and one-fifth
of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A Ordinary Shares at a price of $11.50 per share. Each whole warrant will become exercisable 30 days from the completion of the initial Business Combination or 12 months from the closing of the public offering and will expire five years after the completion of the initial Business combination, or earlier upon redemption or liquidation.
All of the 40,250,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.
The Class A ordinary shares are accounted for in accordance to codified in ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.
As of March 31, 2022 and December 31, 2021, the ordinary shares reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$402,500,000
Less:
Proceeds allocated to Public Warrants	(10,101,143)
Ordinary share issuance costs	(22,162,529)
Plus:
Accretion of carrying value to redemption value	32,263,672

Contingently redeemable ordinary shares	$402,500,000

Note 4 — Private Placement
Concurrently with the closing of the IPO, the Company completed the Private Placement of 6,000,000 Private Placement Warrants to Virgin Group Acquisition Sponsor II LLC at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,000,000. On April 13, 2021 the underwriter exercised their full over-allotment option which resulted in the purchase of an additional 700,000 private placement warrants for proceeds of $1,050,000. Therefore, the aggregate Private Placement Warrants purchased by Virgin Group Acquisition Sponsor II LLC were 6,700,000 for gross proceeds to the Company of $10,050,000. Each warrant is exercisable to purchase one share of the Company’s Class A Ordinary Shares at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the IPO and held in the trust account, such that $402,500,000 is held in the trust account. If the Company does not complete its initial Business Combination within 24 months from the closing of the IPO, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On January 22, 2021, the Company issued 7,187,500 Class B Ordinary Shares to the Sponsor in consideration for the Sponsor paying certain offering and formation costs on behalf of the Company with a value of $25,000. On February 12, 2021, the Company effected a 33-for-25
share split with respect to the Founder Shares, resulting in an aggregate of 9,487,500 founder shares issued and outstanding. On March 22, 2021, the Company effected a 35-for-33
share split with respect to the Founder Shares resulting in an aggregate of 10,062,500 founder shares issued and outstanding. On April 13, 2021, the underwriters exercised their full over-allotment option which resulted in 1,312,500 Founder Shares no longer being subject to forfeiture, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO and exercise of the over-allotment option.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any Founder Shares until the earlier to occur of (i) one year after the completion of a Business Combination or (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading
day period commencing at least 150 days after a Business Combination, the Founder Shares will be released from the lockup.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

On September 28, 2021, the Company issued an unsecured promissory note in the amount of up to $1,000,000 to the Sponsor. The proceeds of this promissory note, which may be drawn down as Working Capital Loans from time to time until the Company consummates a Business Combination, will be used for general working capital purposes. This promissory note bears no interest and is payable in full upon the earlier to occur of (i) March 22, 2023 or (ii) the consummation of the Company’s initial business combination. As of March 31, 2022 and December 31, 2021, the outstanding balance for promissory note was $1,000,000.
On April 8, 2022, the Company amended the promissory note to increase the aggregate principal amount to $1,500,000. On April 14, 2022, the Company received an additional $500,000 in relation to the amended promissory note.
Administrative Service Fee
Commencing on March 25, 2021, the Company has agreed to pay the Sponsor up to $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or its liquidation, it will cease paying these monthly fees. For the three months ended March 31, 2022 and for the period from January 13, 2021 (inception) through March 31, 2021, the Company incurred
 $30,000 and $1,667, respectively of administrative service fees. Unpaid amount
s
reported in the
d
ue to related party account on the

condensed
balance sheets as of March 31, 2022 and December 31, 2021
are
 $30,000 and $1,667, respectively.
Note 6 —  Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments in the Mutual Fund.

	March 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Mutual Fund held in Trust Account	$402,566,409	$402,566,409	$—	$—
Liabilities:
Derivative warrant liability – Public Warrants	$3,048,919	$3,048,919	$—	$—
Derivative warrant liability – Private Warrants	2,636,811	—	—	2,636,811
Backstop derivative liability	30,234,314	—	—	30,234,314

Derivative liabilities	$35,920,044	$3,048,919	$—	$32,871,125

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Mutual Fund held in Trust Account	$402,530,526	$402,530,526	$—	$—
Liabilities:
Derivative warrant liability – Public Warrants	$6,731,959	$6,731,959	$—	$—
Derivative warrant liability – Private Warrants	6,608,051	—	—	6,608,051

Derivative warrant liabilities	$13,340,010	$6,731,959	$—	$6,608,051

The change in fair value of the derivative warrant liabilities is summarized as follows:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Derivative warrant liability – initial measurement on March 25, 2021	$9,020,019	$8,776,387	$17,796,406
Change in fair value of derivative warrant liabilities	133,454	55,320	188,774

Derivative warrant liabilities at March 31, 2021	$9,153,473	$8,831,707	$17,985,180

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Derivative warrant liabilities at December 31, 2021	$6,608,051	$—	$6,608,051
Change in fair value of derivative warrant liabilities	(3,971,240)	—	(3,971,240)

Derivative warrant liabilities at March 31, 2022	$2,636,811	$—	$2,636,811

The estimated fair value of the warrant liability for the private warrants at March 31, 2022 and December 31, 2021 was determined using Level 3 inputs. Inherent in a Monte Carlo options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on projected volatility of comparable public companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S.
Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in May 2021 when the Public Warrants were listed separately.

The following table provides quantitative information regarding Level 3 fair value measurements of derivative warrant liabilities as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Strike price	$11.50	$11.50
Share price	$5.95	$9.59
Volatility	25%	40%
Risk-free rate	2.40%	1.28%
Expected term (years)	5	5
The Company accounts for the Backstop Subscription Agreement in accordance with the guidance in ASC 815-40 and accounts for the Tranche 2 Shares as a derivative asset and Penny Warrants and Additional Shares as derivative liabilities at its fair value determined by a Monte Carlo simulation of redemptions and share price using the same calibrated price from the warrant valuation analysis. These assets and liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the derivate asset or liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. On March 31, 2022, the Company recorded net backstop derivative liability in the unaudited condensed balance sheets amounting to $30,234,314.
The following table provides quantitative information regarding Level 3 fair value measurement of backstop derivative liability as of March 31, 2022:

Share price	$5.95
Volatility	25%
Risk-free rate	2.40%
Minimum Redemption Percentage	92%
Maximum Redemption Percentage	100%
Note 7 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement signed on March 22, 2021, the effective date of the IPO, requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriter
a 45-day
option from the date of the IPO to purchase up to 5,250,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the IPO. On April 13, 2021 the underwriters exercised their over-allotment option in full. The underwriters were paid an underwriting discount of $0.20 per unit, or $8,050,000 in the aggregate upon the closing of the IPO and exercise of the full over-allotment. Additionally, a deferred underwriting discount of $0.35 per unit, or $14,087,500 in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Company had $14,087,500 accrued as of March 31, 2022 and December 31, 2021.

Note 8 — Derivative Liabilities
Warrants
As of March 31, 2022 and December 31, 2021, there were 8,050,000 Public Warrants and 6,700,000 Private Placement Warrants outstanding. The total Warrants will become exercisable on the later of (a) 30 days from the completion of a Business Combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60 th
business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of a Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the trust account. The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to the warrant holders. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination, and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the IPO, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the ordinary shares in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the ordinary shares consists exclusively of cash, the amount of such cash per ordinary shares, and (ii) in all other cases, the volume weighted average price of the ordinary shares as reported during the ten-trading
day period ending on the trading day prior to the effective date of the Business Combination.
The Company believes that the Alternative Issuance provision and the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a
“fixed-for-fixed”
option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting.
The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the IPO. Accordingly, the Company has classified each warrant as a liability at its fair value and
t
he warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement
at each balance sheet date. With
each such re-measurement,
the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. As such, the Company recorded $17,796,406 of warrant liability upon issuance as of March 25, 2021 and an additional $2,392,661 upon exercise of the over-allotment for an aggregate original warrant liability of $20,189,067.

Backstop Derivative Liability
On March 31, 2022, the Company entered into a Backstop Subscription Agreement with the Backstop Investor and Grove.
Pursuant to the Backstop Subscription Agreement, (i) the Backstop Investor agreed to subscribe for and purchase, and Grove agreed to issue and sell to the Investor, on the date of the Backstop Subscription Agreement, a number of shares of Grove’s common stock equal to the quotient of $27,500,000 and $11.70, for an aggregate purchase price of $27,500,000 and (ii) the Backstop Investor has agreed to subscribe for and purchase, on the closing date of the Business Combination, certain VGAC Class A Common Shares at a purchase price of $10.00 per share, for aggregate gross proceeds in an amount equal to (x) $22,500,000 minus (y) the amount of cash available, as of immediately prior to the closing of the Business Combination, to be released from the Trust Account (after giving effect to all payments to be made as a result of the exercise of all Redemption
Rights) (the “Tranche 2 Shares”).

The purchase price per share for the Tranche 1 Shares was based on an estimate of the Exchange Ratio, and each of the Backstop Investor and Grove have agreed to adjust the number of Tranche 1 Shares held by the Backstop Investor immediately prior to the closing of the Business Combination to reflect the final Exchange Ratio. In addition, immediately prior to the closing of the Business Combination, to the extent the Available Cash exceeds $22,500,000, the Backstop Investor shall have the right to redeem all or a portion of the Tranche 1 Shares in cash for a purchase price per share equal to (x) the final Exchange Ratio calculated pursuant to the terms of the Amended and Restated Merger Agreement multiplied by (y) $10.00.
In addition, if the volume weighted average price of VGAC Class A Common Shares is less than $10.00 during the 10 trading days commencing on the first trading day after the Company’s first quarterly earnings call for a fiscal quarter that ends following the closing of the Business Combination, then the Backstop Investor shall be entitled to receive a number of additional VGAC Class A Common Shares (the “Additional Shares”).
Immediately following the closing of the Business Combination, the Company shall issue to the Backstop Investor a number of warrants to purchase VGAC Class A Common Shares (each warrant exercisable to purchase one VGAC Class A Common Share for $0.01)
(the “Penny Warrants”). Such warrants will be exercisable by the Backstop Investor at any time for a period of five years from the date of issuance and otherwise be on terms customary for warrants of such nature.
The Company accounts for the Backstop Subscription Agreement in accordance with the guidance in ASC
815-40
and accounts for Tranche 2 shares as asset and Penny Warrants and Additional Shares as derivative liabilities at its fair value determined by a Monte Carlo simulation of redemptions and share price using the same calibrated price from the warrant valuation analysis. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. On March 31, 2022, the Company recorded net backstop derivative liability in the unaudited condensed balance sheets amounting to
$30,234,314.
Note 9 — Shareholders’ Deficit
Preference Shares
— The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At March 31, 2022 and December 31, 2021, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
— The Company is authorized to issue a total of 200,000,000 Class A ordinary shares with a par value of $0.0001 each. At March 31, 2022 and December 31, 2021, there were no shares issued and outstanding, excluding 40,250,000 shares subject to possible redemption.
Class
 B Ordinary Shares
— The Company is authorized to issue a total of 20,000,000 Class B ordinary shares with a par value of $0.0001 each. Holders are entitled to one vote for each Class B Ordinary Share. As of March 31, 2022 and December 31, 2021, there were 10,062,500 shares of Class B ordinary shares issued and outstanding. On April 13, 2021, the underwriters exercised their over-allotment option in full, hence, 1,312,500 Founder Shares were no longer subject to forfeiture. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as specified in the Company’s amended and restated memorandum and articles of association, or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the Company’s amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial business combination, the holders of more than 50% of the Company’s ordinary shares voted for the appointment of directors can appoint all of the directors. Only holders of Class B ordinary shares will have the right to appoint directors in any general meeting held prior to or in connection with the completion of the Company’s initial business combination. Holders of the Company’s public shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association relating to the rights of holders of Class B ordinary shares to appoint directors may be amended by a special resolution passed by a majority of at least 90% of the Company’s ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the Company’s initial business combination, except as required by law, holders of the founder shares and holders of the Company’s public shares will vote together as a single class, with each share entitling the holder to one vote. If the company seeks shareholder approval of the Company’s initial business combination, the Company will complete the Company’s initial business combination only if the Company receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, the Company’s sponsor, officers and directors have agreed to vote their founder shares and any public shares purchased during or after the public offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares on with or immediately following the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for
share sub-divisions,
share capitalization, reorganizations, recapitalization and the like and subject to further adjustments as provided in the IPO. The number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to the Company’s sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares
will never occur on a less
than one-for-one basis.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements was issued. Based upon this review, except for the items discussed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.
Promissory Note
On April 8, 2022, the Company amended its existing unsecured promissory note to the Sponsor, dated as of September 28, 2021 (the “Original Note”), to increase the aggregate principal amount from $1,000,000 to $1,500,000 (the “Amended Note”). The proceeds of the Amended Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used for general working capital purposes. On April 14, 202
2
, the Company received $500,000 in relation to the Amended Note, as discussed in Note 5.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Grove Collaborative, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Grove Collaborative, Inc. (the Company) as of December 31, 2020 and 2021, the related statements of operations, convertible preferred stock and stockholders’ deficit and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021 in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2018.
Redwood City, California
March 10, 2022

Grove Collaborative, Inc.
Balance Sheets
(In thousands, except share and per share amounts)

	December 31,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$176,523	$78,376
Inventory, net	46,580	54,453
Prepaid expenses and other current assets	4,828	8,104

Total current assets	227,931	140,933
Property and equipment, net	15,100	15,932
Operating lease right-of-use assets	24,234	21,214
Other long-term assets	2,453	4,394

Total assets	$269,718	$182,473

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$23,814	$21,346
Accrued expenses	19,810	20,651
Deferred revenue	11,119	11,267
Operating lease liabilities, current	2,955	3,550
Other current liabilities	3,522	1,650
Debt, current	1,918	10,750

Total current liabilities	63,138	69,214
Debt, noncurrent	29,782	56,183
Operating lease liabilities, noncurrent	23,579	20,029
Other long-term liabilities	4,942	5,408

Total liabilities	121,441	150,834

Commitments and contingencies (Note 8)
Convertible preferred stock, $0.0001 par value – 98,234,236 shares authorized at December 31, 2020 and 2021; 97,611,343 shares issued and outstanding at December 31, 2020 and 2021	487,918	487,918
Stockholders’ deficit:
Common stock, $0.0001 par value – 165,000,000 shares authorized at December 31, 2020 and 2021; 7,200,243 and 7,965,857 shares issued and outstanding at December 31, 2020 and December 31, 2021, respectively	1	1
Additional paid-in capital	14,605	33,863
Accumulated deficit	(354,247)	(490,143)

Total stockholders’ deficit	(339,641)	(456,279)

Total liabilities, convertible preferred stock and stockholders’ deficit	$269,718	$182,473

The accompanying notes are an integral part of these financial statements.

Grove Collaborative, Inc.
Statements of Operations
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2019	2020	2021
Revenue, net	$233,116	$364,271	$383,685
Cost of goods sold	149,681	188,267	195,181

Gross profit	83,435	176,004	188,504

Operating expenses:
Advertising	77,842	55,547	107,313
Product development	13,604	18,655	23,408
Selling, general and administrative	155,158	168,295	186,638

Operating loss	(163,169)	(66,493)	(128,855)

Interest expense	2,052	5,607	5,202
Loss on extinguishment of debt	—	—	1,027
Other expense (income), net	(3,763)	119	760

Interest and other expense (income), net	(1,711)	5,726	6,989

Loss before provision for income taxes	(161,458)	(72,219)	(135,844)
Provision for income taxes	12	41	52

Net loss	$(161,470)	$(72,260)	$(135,896)

Deemed dividend due to the exchange of Series Seed convertible preferred stock and Series A convertible preferred stock for Series D convertible preferred stock (Note 9)	(1,801)	—	—

Net loss attributable to common stockholders, basic and diluted	$(163,271)	$(72,260)	$(135,896)

Net loss per share attributable to common stockholders, basic and diluted	$(43.37)	$(15.82)	$(18.65)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,764,374	4,568,540	7,288,145

The accompanying notes are an integral part of these financial statements.

Grove Collaborative, Inc.
Statements of Convertible Preferred Stock and Stockholders’ Deficit
(In thousands)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2018	61,010	$167,675	4,657	$—	$1,585	$(120,301)	$(118,716)
Issuance of Series D convertible preferred stock, net of issuance costs of $50	5,887	48,505	—	—	—	—	—
Issuance of Series D-1 convertible preferred stock, net of issuance costs of $70	4,519	48,146	—	—	—	—	—
Exchange of common stock, Series Seed convertible preferred stock and Series A convertible preferred stock for Series D convertible preferred stock, inclusive of deemed dividend of $1,801	43	1,801	(43)	—	(1,585)	(216)	(1,801)
Exchange of common stock for Series D convertible preferred stock, inclusive of stock-based compensation of $7,285	1,226	7,285	(1,228)	—	—	—	—
Issuance of common stock for business and asset acquisitions	—	—	178	—	530	—	530
Issuance of common stock upon exercise of stock options	—	—	373	—	140	—	140
Vesting of early exercise of options	—	—	—	—	49	—	49
Stock-based compensation associated with stock options	—	—	—	—	4,716	—	4,716
Net loss	—	—	—	—	—	(161,470)	(161,470)

Balance at December 31, 2019	72,685	273,412	3,937	—	5,435	(281,987)	(276,552)
Issuance of Series D-2 convertible preferred stock, net of issuance costs of $362	12,373	89,638	—	—	—	—	—
Issuance of Series E convertible preferred stock, net of issuance costs of $132	12,553	124,868	—	—	—	—	—
Issuance of common stock for an asset acquisition	—	—	30	—	67	—	67
Issuance of common stock upon exercise of stock options, net of amount related to early exercised options of $2,080	—	—	3,233	1	1,183	—	1,184
Vesting of early exercise of options	—	—	—	—	68	—	68
Stock-based compensation	—	—	—	—	7,852	—	7,852
Net loss	—	—	—	—	—	(72,260)	(72,260)

Balance at December 31, 2020	97,611	$487,918	7,200	$1	$14,605	$(354,247)	$(339,641)
Issuance of common stock for services	—	—	8	—	49	—	49
Issuance of common stock warrants	—	—	—	—	1,622	—	1,622
Issuance of common stock upon exercise of warrants	—	—	243	—	150	—	150
Issuance of common stock upon exercise of stock options, net of amount related to early exercised options of $8	—	—	646	—	1,051	—	1,051
Vesting of early exercise of options	—	—	—	—	1,577	—	1,577
Repurchase of early exercised options	—	—	(131)	—	—	—	—
Stock-based compensation	—	—	—	—	14,809	—	14,809
Net loss	—	—	—	—	—	(135,896)	(135,896)

Balance at December 31, 2021	97,611	$487,918	7,966	$1	$33,863	$(490,143)	$(456,279)

The accompanying notes are an integral part of these financial statements.

Grove Collaborative, Inc.
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2020	2021
Cash Flows from Operating Activities
Net loss	$(161,470)	$(72,260)	$(135,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	430	964	1,234
Stock-based compensation	11,960	7,762	14,610
Depreciation and amortization	2,361	4,115	4,992
Non-cash interest expense	848	917	704
Gain on purchase of a business	(2,670)	—	—
Inventory reserve	349	1,820	4,725
Loss on extinguishment of debt	—	—	1,027
Other non-cash expenses	215	401	1,274
Changes in operating assets and liabilities:
Inventory	(1,661)	(18,611)	(12,598)
Prepaids and other assets	(194)	(1,437)	(3,294)
Accounts payable	19,286	(16,250)	(2,489)
Accrued expenses	(1,829)	5,582	(817)
Deferred revenue	4,603	2,102	148
Operating lease right-of-use assets and liabilities	—	278	65
Other liabilities	2,967	961	(774)

Net cash used in operating activities	(124,805)	(83,656)	(127,089)

Cash Flows from Investing Activities
Purchase of investments	(8,640)	—	—
Proceeds from maturities of investments	8,700	—	—
Purchase of property and equipment	(10,744)	(4,820)	(5,768)
Purchase of intangible assets	(873)	—	—
Acquisition of a business	(750)	—	—

Net cash used in investing activities	(12,307)	(4,820)	(5,768)

Cash Flows from Financing Activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	96,529	214,790	—
Payment of deferred offering and convertible preferred stock issuance costs	—	—	(1,396)
Proceeds from issuance of debt	17,172	43,513	60,000
Repayment of debt	(6,029)	(33,118)	(21,932)
Payment of debt extinguishment	—	—	(2,499)
Payment of debt issuance costs	(365)	(279)	(375)
Proceeds from exercise of stock options and warrants	140	3,264	1,209
Repurchase of common stock	—	—	(297)

Net cash provided by financing activities	107,447	228,170	34,710

Net increase (decrease) in cash and cash equivalents	(29,665)	139,694	(98,147)
Cash and cash equivalents at beginning of year	66,494	36,829	176,523

Cash and cash equivalents at end of year	$36,829	$176,523	$78,376

Grove Collaborative, Inc.
Statements of Cash Flows  (continued)
(In thousands)

	Year Ended December 31,
	2019	2020	2021
Supplemental Disclosure
Cash paid for income taxes	$1	$4	$52
Cash paid for interest	1,153	3,887	4,472
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$408	$86	$112
Issuance of common stock for business and asset acquisitions	530	67	—
Deferred offering and convertible preferred stock issuance costs included in accounts payable and accrued liabilities	—	284	1,928
Debt issuance costs recorded with an offset to convertible preferred stock warrant liability	374	323	—
Initial measurement of common stock warrants recorded as debt issuance costs	—	—	1,622
Vesting of early exercised stock options	49	68	1,577

The accompanying notes are an integral part of these financial statements.

Grove Collaborative, Inc.
Notes to Financial Statements

1.	Description of Business
Grove Collaborative, Inc. (the “Company” or “Grove”), which was incorporated in Delaware and converted to a Delaware public benefit corporation in March 2021, is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer
(“DTC”) platform at www.grove.co and the Company’s mobile applications, where the Company sells products from Grove-owned brands (“Grove Brands”) and third-parties, and the retail channel into which we sell products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in the Company’s “anti-ingredient” list and we design form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which we operate. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and we plan to become 100% plastic-free by 2025.
On December 7, 2021, the Company entered into an Agreement and Plan of Merger with Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC II”), a special purpose acquisition company and Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub”) whereby VGAC II Merger Sub will merge with and into Grove, with Grove surviving the merger as a wholly owned direct subsidiary of New Grove (the “Merger”). Upon closing of the proposed Merger, VGAC II will become a Delaware public benefit corporation, be renamed Grove Collaborative Holdings, Inc. and will be listed on the New York Stock Exchange under the ticker symbol “GROV”. The proposed transaction, which has been approved by the Boards of Directors of the Company and VGAC II, is subject to approval by VGAC II stockholders, satisfaction of the conditions stated in the merger agreement, and other customary closing conditions.

2.	Summary of Significant Accounting Policies
Basis of Presentation and Liquidity
The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. Since the Company’s inception through December 31, 2021, the Company has funded its operations principally through convertible preferred stock financings with gross proceeds totaling $478.3 million. The Company has historically incurred losses and negative cash flows from operations. As of December 31, 2021, the Company had an accumulated deficit of $490.1 million and cash and cash equivalents of $78.4 million. During the year ended December 31, 2021, the Company incurred a net loss of $135.9 million and had negative cash flows from operating activities of $127.1 million. Based on the Company’s current operating plan, including investment in advertising and other strategic incentives planned for future growth, the Company has projected continued operating losses and negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued.
To achieve profitability over the longer term, the Company will need to leverage economies of scale in sourcing their products, generating brand awareness, acquiring customers, creating operating leverage over headcount and other overhead, and fulfilling orders. Failure to secure additional funding may require the Company to modify, delay, or abandon some of its planned future expansions, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on the Company’s business, operating results, financial condition, and ability to achieve its intended business objectives.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

The Company’s plan is to seek additional funding through the completion of a reverse merger with VGAC II, per the terms of a definitive merger agreement entered into on December 7, 2021. At this time, the Company is focused on completing the reverse merger with VGAC II, which is subject to approval of the shareholders of both companies, regulatory approval from the Securities and Exchange Commission and other customary closing conditions and is limited in its efforts to raise additional capital from secondary sources. If the Company is unable to complete the reverse merger with VGAC II, the Company would have to pursue a secondary course of action to seek additional capital through other debt and equity financings.
There can be no assurances that the Company will be able complete the reverse merger or that in the event that the reverse merger does not take place, that the Company will be able to secure alternate forms of financing at terms that are acceptable to management if at all. In that event, the Company might be forced to limit many of its business plans.
Based on the factors described above, and after considering management’s plans, there is still substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued.
Comprehensive Loss
Comprehensive loss represents all changes in stockholders’ deficit. The Company’s net loss was equal to its comprehensive loss for the years ended December 31, 2019, 2020 and 2021.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. These estimates made by management include the determination of reserves amounts for the Company’s inventories on hand, useful life of intangible assets, sales returns and allowances and certain assumptions used in the valuation of equity awards, including the estimated fair value of convertible preferred stock and convertible preferred stock warrants, the estimated fair value of common stock warrants and stock-based compensation expense. Actual results could differ from those estimates, and such estimates could be material to the Company’s financial position and the results of operations.
The novel coronavirus
(“COVID-19”)
pandemic has created significant global economic uncertainty and resulted in the slowdown of economic activity. As of the date of issuance of these financial statements, the extent to which
COVID-19
may impact the future financial condition or results of operations is still uncertain. The Company is not aware of any specific event or circumstance that would require revisions to estimates, updates to judgments, or adjustments to the carrying value of assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and will be recognized in the financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to the financial statements.
Segments
The Company’s chief operating decision maker, who is its Chief Executive Officer, manages the Company’s operations as a single segment for the purposes of assessing performance and making operating decisions. All long-lived assets are located in the United States and all revenue is attributed customers based in the United States. For the years ended December 31, 2019, 2020 and 2021, no individual customer represented more than 10% of total revenue.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Net Loss Per Share Attributable to Common Stockholders
The Company follows
the two-class
method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class
method determines net loss per common share for each class of common stock and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
The Company’s participating securities include the Company’s convertible preferred stock, as the holders are entitled to receive noncumulative dividends on a pari passu basis in the event that a dividend is paid on common stock. The Company also considers any shares issued on the early exercise of stock options subject to repurchase to be participating securities because holders of such shares have non-forfeitable
dividend rights in the event a dividend is paid on common stock. The holders of convertible preferred stock, as well as the holders of early exercised shares subject to repurchase, do not have a contractual obligation to share in losses.
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.
Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted
method based on the nature of such securities. For periods in which the Company reports net losses, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Cash and Cash Equivalents
Cash consists primarily of demand deposit bank accounts including amounts in transit from banks for customer credit card transactions. The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less, or that are readily convertible into known amounts of cash, to be cash equivalents. As of December 31, 2020 and 2021, cash equivalents are comprised of money market funds.
Concentration of Risks
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains the majority of its cash and cash equivalents in accounts with one financial institution within the United States, generally in the form of demand accounts. Deposits in this institution may exceed federally insured limits. Management believes minimal credit risk exists with respect to these financial institutions and the Company has not experienced any losses on such amounts.
The Company depends on a limited number of vendors to supply products sold by the Company. For the years ended December 31, 2019, 2020 and 2021, the Company’s top five suppliers combined represented more than 50% of the Company’s total inventory purchases.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Inventory
Inventory is recorded at the lower of weighted average cost and net realizable value. The cost of inventory consists of merchandise costs, net of vendor allowances, and in-bound
freight. Inventory valuation requires the Company to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers or liquidations, and expected recoverable values of each disposition category.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives of the Company’s assets are as follows:

Computer equipment	3 - 5 years
Furniture and fixtures	5 years
Machinery and warehouse equipment	7 - 10 years
Leasehold improvements	Shorter of 10 years or lease term
Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the balance sheet and any resulting gain or loss is reflected in the statement of operations in the period realized.
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. The Company has not recorded impairments of long-lived assets for the years ended December 31, 2019, and 2020. For the year ended December 31, 2021, impairments on long-lived assets were not significant.
Capitalized Software Development Costs
The Company capitalizes qualifying internally developed software costs that are incurred during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Once an application has reached the development stage, management has authorized and committed to the funding of the software project, it is probable the project will be completed and the software will be used to perform the function intended, internal and external costs, if direct and incremental, are capitalized until the application is substantially complete and ready for its intended use. Capitalized software development costs are amortized on a straight-line basis to product development expense over the estimated useful life, which is generally three to four years.
Leases
The Company adopted the Accounting Standard Update (“ASU”)
2016-02,
Leases, and additional ASUs issued to clarify and update the guidance in ASU
2016-02
(collectively, “ASC 842”), as of January 1, 2020.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

The Company determines if an arrangement is or contains a lease at inception. An arrangement is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. If a lease is identified, classification is determined at lease commencement. Operating lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. As the implicit rate in the Company’s lease is generally unknown, the Company estimates its incremental borrowing rate to discount lease payments. The incremental borrowing rate reflects the interest rate that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term. Operating lease right-of-use
(“ROU”) assets are based on the corresponding lease liability adjusted for any lease payments made at or before commencement, initial direct costs, and lease incentives. Certain leases also include options to renew or terminate the lease at the election of the Company. The Company evaluates these options at lease inception and on an ongoing basis. Renewal and termination options that the Company is reasonably certain to exercise are included when classifying leases and measuring lease liabilities. Operating lease expense is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease
components, which are accounted for as a single lease component. Lease payments for short-term leases with a term of twelve months or less are expensed on a straight-line basis over the lease term. The Company elected to not record operating lease right-of-use
assets or operating lease liabilities for leases with an initial term of 12 months or less. Operating leases are included in operating lease right-of-use
assets, operating lease liabilities, current, and operating lease liabilities, non-current
on the Company’s balance sheet.
Prior to the adoption of ASC 842, the Company recorded rent expense for operating leases on a straight-line basis over the noncancelable lease term and recorded the difference between the rent paid and the recognition of rent expense as a deferred rent asset or liability. Rent escalation, rent abatement, or other concessions, such as rent holidays, and landlord or tenant incentives or allowances, were recorded as deferred rent and amortized over the remaining lease term.
Convertible Preferred Stock Warrant Liability
The Company issued convertible preferred stock warrants in connection with the issuance of debt. Such warrants are recorded as other long-term liabilities on the balance sheet at their estimated fair value because the underlying shares of convertible preferred stock are contingently redeemable and, therefore, may obligate the Company to transfer assets at some point in the future. The fair value of the preferred stock warrant liability is determined using the Black-Scholes option pricing model, which involve inherent uncertainties and the application of management’s judgment. The warrants are subject to remeasurement at each balance sheet date until the earlier of the expiration or exercise of the warrants, and the change in fair value, if any, is included in other expense (income), net.
Revenue Recognition
The Company primarily generates revenue from the sale of both third-party and Grove Brands products through its DTC platform. Customers purchase products through the website or mobile application through a combination of directly selecting items from the catalog, items that are suggested by the Company’s recurring shipment recommendation engine, and features that appear in marketing on-site,
in emails and on the Company’s mobile application. Most customers purchase a combination of products recommended by the Company based on previous purchases and new products discovered through marketing or catalog browsing. Customers can have orders auto-shipped to them on a specified date or shipped immediately through an option available on the website and mobile application. In order to reduce the environmental impact of each shipment, the Company has a minimum total sales order value threshold policy which is

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

required to be met before the order qualifies for shipment. Payment is collected upon finalizing the order. The products are subsequently packaged and shipped to fill the order. Customers can customize future purchases by selecting products they want to receive on a specified cadence or by selecting products for immediate shipment.
The Company also offers a VIP membership to its customers for an annual fee which includes the rights to free shipping, free gifts and early access to exclusive sales, all of which are available at the customers’ option, should they elect to make future purchases of the Company’s products within their annual VIP membership benefit period. Many customers receive a free
60-day
VIP membership for trial purposes, typically upon their first qualifying order. After the expiration of this free trial VIP membership period, customers will be charged their annual VIP membership fee, which automatically renews annually, until cancelled. The customer is alerted before any VIP membership renews.
In accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods, in an amount that reflects the consideration that it expects to receive in exchange for those goods. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration, if any, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration to which it is entitled in exchange for the goods it transfers to a customer.
A contract with a customer exists when the customer submits an order online for the Company’s products. Under this arrangement, there is one performance obligation which is the obligation for the Company to fulfill the order. Product revenue is recognized when control of the goods is transferred to the customer, which occurs upon the Company’s delivery to a third-party carrier.
The VIP membership provides customers with a suite of benefits that are only accessible to them at their option, upon making a future qualifying order of the Company’s products. The VIP membership includes free shipping, a select number of free products, and early access to exclusive sales. Under ASC 606, sales arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options; therefore the Company must assess whether these options provide a material right to the customer and if so, they are considered a performance obligation. The Company concluded that its VIP membership benefits include two material rights, one related to the future discount (i.e. free shipping) on the price of the customer’s qualifying order(s) over the membership period and the second one relating to a certain number of free products provided at pre-set
intervals within the VIP membership benefit period, that will only ship with a customer’s next qualifying order (i.e. bundled).
At inception of the VIP membership benefit period, the Company allocates the VIP membership fee to each of the two material rights using a relative standalone selling price basis. Generally, standalone selling prices are determined based on the observable price of the good or service when sold separately to non-VIP
customers and the estimated number of shipments and free products per benefit period. The Company also considers the likelihood of redemption when determining the standalone selling price for free products and then recognize these allocated amounts upon the shipment of a qualifying customer order. To date, customers buying patterns closely approximate a ratable revenue attribution method over the customers VIP Membership period.
The Company deducts discounts, sales tax, customer service credits and estimated refunds to arrive at net revenue. Sales tax collected from customers is not considered revenue and is included in accrued liabilities until remitted to the taxing authorities. The Company has made the policy election to account for

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

shipping and handling as activities to fulfill the promise to transfer the good. Shipping, handling and packaging expenses are recognized upon shipment and classified within selling, general and administrative expenses. Discounts are recorded as a reduction to revenue when revenue is recognized. The Company records a refund reserve based on historical refund patterns. As of December 31, 2020 and 2021, the refund reserve, which is included in accrued liabilities in the balance sheets, was $0.2 million and $0.1 million, respectively.
Disaggregation of Revenue
The following table sets forth revenue by product type (in thousands):

	Year Ended December 31,
	2019	2020	2021
Revenue, net:
Grove Brands	$86,717	$164,372	$187,055
Third-party products	146,399	199,899	196,630

Total revenue, net	$233,116	$364,271	$383,685

Contractual Liabilities
The Company has three types of contractual liabilities from transactions with customers: (i) cash collections for products which have not yet shipped, which are included in deferred revenue and are recognized as revenue upon the Company’s delivery to a third-party carrier, (ii) cash collections of VIP membership fees, which are included in deferred revenue and (iii) customer service credits, which are included in other current liabilities and are recognized as a reduction in revenue when provided to the customer. Contractual liabilities included in deferred revenue and other current liabilities were $11.1 million and $0.5 million, respectively, as of December 31, 2020 and $11.3 million and $0.3 million, respectively, as of December 31, 2021. The contractual liabilities included in deferred revenue are generally recognized as revenue within twelve months from the end of each reporting period.
Customer Referral Credits
The Company has a customer referral program under which credits are issued for future purchases to customers when the referral results in the generation of a new customer order. The Company records a liability at the time of issuing the credit and reduce the liability upon application of the credit to a customer’s purchase. The liability for customer referral credits was $0.1 million as of December 31, 2020 and 2021 and is included within other current liabilities in the balance sheets.
Cost of Goods Sold
Cost of goods sold consists of the product costs of merchandise, inbound freight costs, vendor allowances, costs associated with inventory shrinkage, damages and inventory write-offs and changes to the Company’s inventory reserves.
Vendor Allowances
The Company receives discounts and other product related reimbursements from certain vendors through a variety of programs intended to offset the purchase prices of inventory and for the promotion and selling of that vendor’s inventory. Discounts and other reimbursements are recorded as a reduction in the cost of the associated inventory purchased.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Advertising Expenses
Advertising expenses, other than production costs, are expensed as incurred and consist primarily of the customer acquisition costs associated with online advertising, as well as advertising on television, direct mail campaigns and other media. Costs associated with the production of advertising are expensed when the first advertisement is shown.
Product Development Expenses
Product development expenses relate to the product and packaging innovation in the Company’s Grove Brands products and costs related to the ongoing support and maintenance of the Company’s proprietary technology, including the Company’s website and mobile device application, as well as amortization of capitalized internally developed software. Product development expenses consist primarily of personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation expense. Product development costs also include allocated facilities, equipment, depreciation and overhead costs.
Selling, General and Administrative Expenses
Selling, general and administrative expenses consist primarily of compensation and benefit costs for personnel involved in general corporate functions, including stock-based compensation expense, and certain fulfillment costs, as further outlined below. Selling, general and administrative expenses also include the allocated facilities, equipment, depreciation and overhead costs, marketing costs including qualified cost of credits issued through the Company’s referral program, costs associated with the Company’s customer service operation and costs of environmental offsets.
Fulfillment Costs
Fulfillment costs represent those costs incurred in operating and staffing the Company’s fulfillment centers, including costs attributable to receiving, inspecting and warehousing inventories, picking, packaging and preparing customer orders for shipment (“Fulfillment Labor”), shipping and handling expenses, packaging materials costs and payment processing and related transaction costs. These costs are included within selling, general and administrative expenses in the statements of operations. For the years ended December 31, 2019, 2020 and 2021, the Company recorded fulfillment costs of $91.5 million, $96.9 million and $95.5 million, respectively, which included $48.7 million, $57.3 million and $56.1 million in shipping and handling expenses and $29.9 million, $24.9 million and $24.5 million in Fulfillment Labor, respectively. The Company’s gross profit may not be comparable to other retailers or distributors.
Income Taxes
The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company recognizes the benefits of tax-return
positions in the financial statements when they are more likely than not to be sustained by the taxing authority, based on the technical merits at the reporting date. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, as income tax expense.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Fair Value Measurements
The Company measures certain financial assets and liabilities at fair value on a recurring basis. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:
Level
 1
– Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level
 2
– Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level
 3
– Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
Financial instruments consist of cash equivalents, accounts payable, accrued liabilities, debt and convertible preferred stock warrant liability. Cash equivalents and convertible preferred stock warrant liability are stated at fair value on a recurring basis. Accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short period time to the expected receipt or payment. The carrying amount of the Company’s outstanding debt approximates the fair value as the debt bears interest at a rate that approximates prevailing market rate.
The Company classifies its cash equivalents within Level 1. Level 3 instruments consist of the convertible preferred stock warrant liability, which is included in other long-term liabilities in the balance sheets.
Stock-Based Compensation
The Company recognizes the cost of share-based awards granted to employees and non-employees
based on the estimated grant-date fair value of the awards.
For stock option awards with service-only vesting conditions, expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. The Company estimates the grant-date fair value of the stock option awards with service only vesting conditions using the Black-Scholes option-pricing model.
The Black-Scholes option-pricing model utilizes inputs and assumptions which involve inherent uncertainties and generally require significant judgment. As a result, if factors or expected outcomes change and significantly different assumptions or estimates are used, the Company’s stock-based compensation could be materially different. Significant inputs and assumptions include:
Fair value of Common Stock
– As there has been no public market for the Company’s common stock, the fair value of the shares of common stock underlying the stock-based awards on the grant-date has historically been determined by the Company’s Board of Directors with assistance of third-party valuation specialists. The Board of Directors exercises reasonable judgment and considers a number of objective and subjective factors to determine the best estimate of the fair market value, which include important developments in the Company’s operations, the prices at which the Company sold shares of its convertible preferred stock, the rights, preferences and privileges of the Company’s convertible preferred stock relative to those of the Company’s common stock, actual operating results, financial

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

performance, external market conditions, equity market conditions of comparable public companies, and the lack of marketability of the Company’s common stock.
Expected Term
 – The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point
between the vesting date and the end of the contractual term).
Expected Volatility
 – Because the Company is privately held and does not have an active trading market for its common stock, the expected volatility was estimated based on the average volatility for publicly traded companies that the Company considers to be comparable, over a period equal to the expected term of the stock option grants.
Risk-Free Interest Rate
 – The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.
Expected Dividend
 – The Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.
For restricted stock unit (“RSU”) awards with performance vesting conditions, the Company evaluates the probability of achieving the performance vesting condition at each reporting date. The Company begins to recognize expense for RSUs with performance vesting conditions using an accelerated attribution method when it is deemed probable that the performance condition will be met. The fair value of RSU awards is determined using the price of the Company’s common stock on the grant date, as determined by the Company’s board of directors.
For awards with both market and service vesting conditions, expense is recognized over the derived service period using an accelerated attribution method starting from when it is deemed probable that the performance condition will be met. The fair value of stock option awards with both market and performance conditions is estimated using multifactor Monte Carlo simulations. The Monte Carlo simulation model incorporates the probability of satisfying a market condition and utilizes inputs and assumptions which involve inherent uncertainties and generally require significant judgment, including the Company’s stock price, contractual terms, maturity and risk-free interest rates, as well as volatility.
The Company accounts for forfeitures as they occur.
Recently Adopted Accounting Pronouncements
In August 2018, the FASB issued ASU
2018-15
,
 Intangibles – Goodwill and Other –
Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract
, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software (and hosting arrangements that include an
internal-use
software license). The provisions may be adopted prospectively or retrospectively. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company adopted this standard as of January 1, 2021 using the prospective method and it did not have a material impact on its condensed financial statements.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

3.	Fair Value Measurements and Fair Value of Financial Instruments
The following table sets forth the Company’s financial instruments that were measured at fair value by level within the fair value hierarchy (in thousands):

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash equivalents:
Money market funds	$173,315	$—	$—	$173,315

Total	$173,315	$—	$—	$173,315

Financial Liabilities:
Convertible preferred stock warrant liability	$—	$—	$3,553	$3,553

Total	$—	$—	$3,553	$3,553

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash equivalents:
Money market funds	$77,771	$—	$—	$77,771

Total	$77,771	$—	$—	$77,771

Financial Liabilities:
Convertible preferred stock warrant liability	$—	$—	$4,787	$4,787

Total	$—	$—	$4,787	$4,787

Convertible Preferred Stock Warrant Liability
The fair value of the preferred stock warrant liability is determined using the Black-Scholes option pricing model, which involve inherent uncertainties and the application of management’s judgment. The following table provides a summary of changes in the estimated fair value of the Company’s Level 3 financial liabilities (in thousands):

Balance at December 31, 2020	$3,553
Change in fair value	1,234

Balance at December 31, 2021	$4,787

The Company recorded a loss on remeasurement of preferred stock warrant liability of $0.4 million, $1.0 million and $1.2 million for the years ended December 31, 2019, 2020 and 2021, respectively.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

The following are the assumptions used in the Black-Scholes option pricing model to determine the fair value of the convertible preferred stock warrants for the dates indicated:

	December 31, 2020
	Series A Convertible Preferred Stock Warrants	Series B Convertible Preferred Stock Warrants	Series C Convertible Preferred Stock Warrants	Series D Convertible Preferred Stock Warrants
Expected term (in years)	2.0	2.0	2.0	2.0
Fair value of underlying shares	7.43	7.63	7.97	9.82
Volatility	88.04%	88.04%	88.04%	88.04%
Risk-free interest rate	0.13%	0.13%	0.13%	0.13%
Dividend yield	—	—	—	—

	December 31, 2021
	Series A Convertible Preferred Stock Warrants	Series B Convertible Preferred Stock Warrants	Series C Convertible Preferred Stock Warrants	Series D Convertible Preferred Stock Warrants
Expected term (in years)	3.72	4.11	4.59	3.38
Fair value of underlying shares	10.00	10.08	10.23	11.11
Volatility	65.07%	64.90%	64.83%	65.29%
Risk-free interest rate	1.01%	1.04%	1.09%	0.96%
Dividend yield	—	—	—	—

4.	Other Financial Statement Information
Property and Equipment
Property and equipment, net consisted of the following (in thousands):

	December 31,
	2020	2021
Machinery and warehouse equipment	$7,133	$7,252
Internally developed software	8,044	12,593
Computer equipment	2,880	3,330
Leasehold improvements hold Improvements	1,763	2,164
Furniture and fixtures	1,241	1,184
Construction in progress	471	25

Total property and equipment	21,532	26,548
Less: accumulated depreciation	(6,432)	(10,616)

Property and equipment, net	$15,100	$15,932

Depreciation expense for the years ended December 31, 2019, 2020 and 2021 was $1.5 million, $2.1 million and $2.2 million respectively. The Company capitalized software development costs of $3.0 million and $4.8 million for the years ended December 31, 2020 and 2021, respectively. Amortization of capitalized software development costs was $0.7 million, $1.7 million and $2.5 million for the years ended December 31, 2019, 2020 and 2021, respectively.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2020	2021
Inventory purchases	$6,285	$4,659
Advertising costs	1,936	2,363
Compensation and benefits	1,545	2,072
Sales taxes	1,999	1,812
Fulfillment costs	1,156	1,120
Other accrued expenses	6,889	8,625

Total accrued expenses	$19,810	$20,651

5.	Business Combination
On August 5, 2019, the Company acquired substantially all the assets of Sustain LLC, the category leader in natural sexual wellness products for women for purchase consideration of $1.1 million, consisting of $0.8 million cash and 119,401 shares of common stock. The acquisition of Sustain LLC was accounted for as a business combination. The Company acquired identifiable assets, consisting primarily of inventory, customer relationships and trademarks, with an aggregate fair value of $4.0 million and assumed liabilities of $0.2 million for identifiable net assets acquired of $3.8 million, which resulted in a bargain purchase price of $2.7 million, which was recognized as a gain within other expense (income), net for the year ended December 31, 2019.

6.	Debt and Convertible Preferred Stock Warrants
The Company’s outstanding debt, net of debt discounts, consisted of the following (in thousands):

	December 31,
	2020	2021
Silicon Valley Bank Loan Revolver	$5,947	$5,947
Silicon Valley Bank Term Loan	2,586	—
Silicon Valley Bank and Hercules Mezzanine Term Loan	—	59,237
Triplepoint Loan Facility 4	19,933	—
Atel Loan Facility Draw 1	358	—
Atel Loan Facility Draw 2	165	—
Atel Loan Facility Draw 3	2,315	1,489
Atel Loan Facility Draw 4	396	260

Total debt	31,700	66,933
Less: debt, current	(1,918)	(10,750)

Total debt, noncurrent	$29,782	$56,183

Silicon Valley Bank Loan Facility
In December 2016, the Company entered into a loan and security agreement (the “SVB Loan Facility”) with Silicon Valley Bank (“SVB”). The terms of the SVB Loan Facility, as amended and restated, provided

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

for: (i) a revolving line of credit not to exceed $25.0 million (“Loan Revolver”), (ii) growth capital advance (“Term Loan”) of $3.9 million and (iii) a letter of credit sublimit of $6.0 million. The Term Loan had a maturity date in December 2022 and bore interest at Prime Rate per annum, payable monthly. The Loan Revolver borrowing capacity was limited to 60% of eligible inventory balances.
In April 2021, the Company entered into an amendment to the SVB Loan Facility, which incurs a facility fee of 0.20% per annum assessed on the daily average undrawn portion of revolving line of credit. In addition, the Loan Revolver letter of credit sublimit increased to $10.0 million and the Loan Revolver borrowing capacity increased to 65% of eligible inventory balances. The Loan Revolver borrowing capacity is reduced by outstanding letters of credit and credit available to the Company from certain credit card facilities, which amounted to $3.1 million and $3.5 million, respectively, as of December 31, 2021. The amended Loan Revolver bears an interest rate equal to the greater of prime rate or 3.25% per annum and matures on March 31, 2023. Interest on the Loan Revolver is payable monthly in arrears.
In April 2021, all of the Company’s outstanding amounts under the SVB Term Loan were refinanced directly through the SVB and Hercules Loan Facility (see below). The Company determined the refinance represented an extinguishment of the SVB Term Loan and recorded a loss on extinguishment of $1.0 million.
The SVB Loan Facility is collateralized by substantially all of the Company’s assets on a first priority basis and contains customary events of default. The SVB Loan Facility includes affirmative, negative, and financial covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends, or repurchase stock, subject to customary exceptions. The SVB Loan Facility contains certain financial covenants which requires the Company to maintain minimum liquidity of $45.0 million. Minimum liquidity is defined as the sum of the aggregate amount of unrestricted and unencumbered cash deposited with SVB plus amounts available to be drawn under the loan revolver, as adjusted for any outstanding standby letters of credit issued by SVB.
As of December 31, 2021, the Company was in compliance with all covenants and had $5.9 million outstanding under the revolving line of credit. The effective interest rate is 3.85% on the revolving line of credit. Based on current working capital requirements, the Company is likely to trigger the minimum liquidity covenant during 2022 and therefore the Loan Revolver is reclassified as Debt, current on the Company’s balance sheet on December 31, 2021.
Silicon Valley Bank and Hercules Loan Facility
In April 2021, the Company entered into a Mezzanine Loan and Security Agreement (“SVB and Hercules Loan Facility”) with SVB and Hercules Capital, Inc. (“Hercules”). The availability period runs from the effective date until March 31, 2022, provides for advances of up to $60.0 million. In April 2021, the Company drew $25.0 million, which it used to directly settle the amounts outstanding under the SVB Term Loan and the Triplepoint Loan Facility (see below). In September and December 2021, the Company drew down the remaining additional borrowings of $25.0 million and $10.0 million, respectively. The SVB and Hercules Loan Facility bears an annual interest at the greater of 8.75% or prime plus 5.5%, payable monthly. The principal repayment period commences on November 1, 2022 and continues for 30 monthly installments with an additional final payment equal to 6.75% of the aggregate term loan advances. SVB and Hercules have committed to fund 51.0% and 49.0%, respectively, of all draws made under the SVB and Hercules Loan Facility.
The SVB and Hercules Loan Facility is collateralized on a second priority basis, subordinate to the SVB Loan Facility, by substantially all of the Company’s assets and contains affirmative and negative covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, other

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends or repurchase stock, subject to customary exceptions. The SVB and Hercules Loan Facility does not include any financial covenants, but does contain a subjective acceleration clause in the event that lenders determine that a material adverse change has or will occur within the business, operations, or financial condition of the Company or a material impairment of the prospect of repaying any portion of this financial obligation. In accordance with the loan agreement, SVB and Hercules have been provided with the Company’s periodic financial statements and updated projections to facilitate their ongoing assessment of the Company. The Company believes the likelihood that SVB and Hercules would exercise the subjective acceleration clause is remote, and as a result the SVB and Hercules Loan Facility is classified as Debt, noncurrent on the Company’s balance sheet as of December 31, 2021.
As of December 31, 2021, the Company had an aggregate of $60.0 million outstanding under the SVB and Hercules Loan Facility with effective interest rates ranging from 11.39% to 14.44%. As of December 31, 2021, the Company was in compliance with all covenants.
Triplepoint Loan Facility
In April 2018, the Company entered into an agreement (the “Triplepoint Loan Facility”), which was subsequently amended and restated, with Triplepoint Venture Growth BDC Corp. and its affiliates (collectively, “Triplepoint”) which provided for various term loans.
The Company made two draws of $20.0 million each on the loan facility with Triplepoint in January 2020. The first draw bore annual interest at the greater of: (i) 1.25% above the Prime Rate, or (ii) 5.50% annually and was repaid in July 2020. The second draw bore annual interest at the greater of: (i) 2.25% above the Prime Rate, or (ii) 5.50% annually and was repaid in April 2021 directly by proceeds from the SVB and Hercules Loan Facility, at which time, the Triplepoint Loan Facility was terminated.
Atel Loan Facility
In July 2018, the Company entered into an equipment financing arrangement (the “Atel Loan Facility”) with Atel Ventures, Inc. (“Atel”) for funding of machinery and warehouse equipment that will become collateral. The loan agreement contains customary events of default.
As of December 31, 2021, the Company had $1.5 million outstanding on its third draw and $0.3 million outstanding on its fourth draw. Each loan has a term of 36 months and matures in April 2023, and May 2023, respectively. The effective interest rates on the loans are 19.23%. By the end of the equal monthly installments of principal and interest, the principal under each loan will be fully repaid.
A schedule of the Company’s future debt maturities is as follows (in thousands):

Year Ended December 31,
2022	$11,127
2023	24,576
2024	24,000
2025	8,000
2026	—
Thereafter	—

Total principal debt payments	67,703
Less: debt discount	(770)

Total debt	$66,933

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Convertible Preferred Stock Warrants
In connection with certain debt agreements, the Company issued to the lenders warrants to purchase shares of convertible preferred stock. All warrants issued permit a cashless exercise at the option of the holder. The Company’s outstanding convertible preferred stock warrants are as follows:

	December 31, 2021
	Lenders	Exercise Price Per Share	Number of Shares	Expiration Date
Series A warrants	SVB	$0.62	51,617	December 2026
Series B warrants	SVB	1.46	107,093	July to November 2027
Series C warrants	TriplePoint	2.84	264,140	April 2028
Series D warrants	TriplePoint	8.25	200,043	June 2026 to May 2029
Convertible preferred stock warrants issued with debt may be issued upon entering into an agreement for future funding or upon funding. Convertible preferred stock warrants issued upon entering into an agreement for future funding are capitalized as debt issuance costs and amortized over the period of loan availability. When the warrants are issued upon funding, the initial estimated fair value of the convertible preferred stock warrants is recorded as a convertible preferred stock warrant liability, with an offset to the debt discount associated with the respective loan facility. The debt discount is amortized to interest expense over the repayment period of the loan using the effective-interest method.
Common Stock Warrants
In April 2021, in connection with the SVB and Hercules Loan Facility, the Company issued warrants to purchase shares of its common stock at an exercise price of $4.43 per share. The number of shares initially issuable under the warrants is 213,328 shares. An additional 53,332 shares of common stock will become issuable upon a Term B loan advance, if any. The warrants permit a cashless exercise at the option of the holder and expire in April 2033.
The Company determined the fair value of the warrants to be $6.08 per share using the Black-Scholes option pricing model. The fair value of the 213,328 shares initially issuable under the warrants was $1.3 million and was recorded to equity with an offset to the debt discount associated with the loan facility. The debt discount is amortized to interest expense over the term of the loan using the effective-interest method.

7.	Leases
The Company has operating leases primarily for its offices and warehouses, including the lease for its office headquarters in San Francisco, CA. The lease commenced in February 2019, with an original term of approximately 8 years and an option to renew for an additional 5 years. Lease payments are made monthly and are subject to annual increases of approximately 3%.
The Company’s operating leases have remaining lease terms between 1 and 6 years. These leases require monthly lease payments that may be subject to annual increases throughout the lease term. The components of lease expense included in the Company’s statements of operations for the years ended December 31, 2020 and 2021 include operating lease expense of $6.9 million and $7.4 million respectively, and variable lease expense $0.7 million and $0.6 million respectively. Variable lease expenses are primarily related to payments made to lessors for common area maintenance, property taxes, insurance, and other operating expenses and are classified as lease expense due to the Company’s election to not separate lease and non-lease
components.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Cash paid for amounts included in the measurement of operating lease liabilities for the years ended December 31, 2020 and 2021 was $6.6 million and $6.8 million and was included in net cash used in operating activities in the Company’s statements of cash flows. There were no new operating lease right-of-use
assets obtained in exchange for new operating lease liabilities during the years ended December 31, 2020 and 2021.
Maturities of operating lease liabilities were as follows (in thousands):

Year Ended December 31,	Operating Lease
2022	$6,823
2023	6,546
2024	5,881
2025	5,371
2026	5,523
Thereafter	4,367

Total undiscounted lease payments	34,511
Less: Imputed interest	(10,932)

Present value of lease liabilities	23,579
Less: Operating lease liabilities, current	3,550

Operating lease liabilities, noncurrent	$20,029

The weighted-average remaining lease term and discount rate related to the Company’s operating lease liabilities as of December 31, 2020 and 2021 were 6.1 years and 5.3 years, respectively, and 15.3% as of December 31, 2020 and 2021.

8.	Commitments and Contingencies
Merchandise Purchase Commitments
As of December 31, 2020 and 2021, the Company had obligations to purchase $41.1 million and $36.1 million, respectively, of merchandise in the upcoming fiscal year.
Letters of Credit
The Company had irrevocable standby letters of credit in the amount of $3.1 million as of December 31, 2020 and 2021, related to the Company’s operating leases. The letters of credit have expiration dates through
January 2029
.
Contingencies
The Company records loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company also discloses material contingencies when a loss is not probable but reasonably possible. Accounting for contingencies requires the Company to use judgment related to both the likelihood of a loss and the estimate of the amount or range of loss. Although the Company cannot predict with assurance the outcome of any litigation or non-income-based
tax matters, the Company does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on the Company’s financial position, operating results or cash flows.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

9.	Convertible Preferred Stock
In January and February 2019, the Company received total gross proceeds of $48.6 million through the issuance of 5,886,737 shares of Series D convertible preferred stock at $8.2482 per share.
In January 2019, employees and investors sold an aggregate amount of 1,270,078 shares of common stock, 178,519 shares of Series Seed convertible preferred stock and 369,981 shares of Series A convertible preferred stock at $8.2482 per share, for a total of $15.0 million, to an existing investor. Upon the sale, the shares were exchanged to Series D preferred shares. As a result of the sale of shares sold by employees and a consultant, the Company recorded the excess purchase price above fair value of $7.3 million as stock-based compensation expense, with a corresponding credit to Series D preferred shares, a component of convertible preferred stock presented within the balance sheets. Additionally, the Company recognized a deemed dividend of $1.8 million for the excess purchase price above fair value for Series Seed and Series A convertible preferred shares sold by investors and then exchanged for Series D convertible preferred shares, with a corresponding credit to additional paid-in
capital, to the extent there was additional
paid-in
capital, with the remainder to accumulated deficit.
In August, September and December 2019, the Company received gross proceeds of $48.2 million through the issuance of 4,518,724 shares of Series
D-1
convertible preferred stock at $10.6703 per share.
In May and June 2020, the Company received gross proceeds of $90.0 million through the issuance of 12,373,174 shares of Series
D-2
convertible preferred stock at $7.2738 per share. The issuance of Series
D-2
convertible preferred stock was at a per share price less than the original issue prices of the Series D and
D-1
convertible preferred stock, which triggered down-round adjustments to the conversion prices of such series of convertible preferred stock. The down-round adjustments did not result in any contingent beneficial conversion feature (“BCF”) being recognized.
In November and December 2020, the Company received gross proceeds of $125.0 million through the issuance of 12,552,973 shares of Series E convertible preferred stock at $9.9578 per share. The issuance of Series E convertible preferred stock triggered further down-round adjustments to the conversion prices of the Series
D-1
convertible preferred stock. The down-round adjustment did not result in any contingent BCF being recognized.
The Company’s outstanding convertible preferred stock consisted of the following as of December 31, 2020 and 2021 (in thousands, except share data):

	Original Issue Price	Shares Authorized	Shares Outstanding	Net Carrying Value	Liquidation Preference
Series Seed	$0.6168	8,242,152	8,242,152	$3,943	$5,084
Series A	0.6168	12,015,184	11,963,567	5,240	7,379
Series B	1.4642	10,789,890	10,682,797	15,545	15,642
Series C	2.8394	13,295,062	13,030,922	36,917	37,000
Series C-1	3.7244	7,273,640	7,273,640	27,003	27,090
Series D	8.2482	17,173,437	16,973,394	136,618	140,000
Series D-1	10.6703	4,518,724	4,518,724	48,146	48,216
Series D-2	7.2738	12,373,174	12,373,174	89,638	90,000
Series E	9.9578	12,552,973	12,552,973	124,868	125,000

Total		98,234,236	97,611,343	$487,918	$495,411

Significant provisions of the convertible preferred stock are as follows:
Dividends
– The holders of convertible preferred stock are entitled to receive, on a pari passu basis, non-cumulative
dividends prior and in preference to any declaration or payment of any dividends to the

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

holders of common stock, when and if declared by the Board of Directors, at annual rates equal to 6% of the original issue price per share for each respective series, as adjusted for stock dividend, stock split, combination or the like. Holders of convertible preferred stock are also entitled to participate in dividends on the common stock on an as-converted
basis. No dividends have been declared by the Board of Directors or paid since inception.
Liquidation
– In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “liquidation event”), holders of convertible preferred stock are entitled to receive, prior and in preference to holders of common stock, an amount equal to the greater of: (i) the applicable original issue price for each series of convertible preferred, plus any declared and unpaid dividends, and (ii) the amount per share that would have been payable if all shares of convertible preferred stock were converted into common stock, subject to the applicable conversion rights. If upon occurrence of such an event, the assets and funds to be distributed among the holders of convertible preferred stock are insufficient to permit the payment to such holders, the entire assets and funds of the Company legally available for distribution will be distributed ratably among those holders. Upon completion of the distribution to the holders of the convertible preferred stock, all remaining legally available assets will be distributed ratably to the holders of common stock.
Voting
– Each share of convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such share could be converted on the record date for the vote or consent of the stockholders, except as otherwise required by law or other provisions of the Certificate of Incorporation, and generally have voting rights and powers equal to the voting rights and powers of the common stockholders. The holders of the shares of Series Seed convertible preferred stock and Series A convertible preferred stock, voting together as a single class, are entitled to elect one director of the Company, the holders of the shares of Series B convertible preferred stock, exclusively as a separate class, are entitled to elect one director of the Company, the Series C and Series
C-1
convertible preferred stock, voting together as a single class, are entitled to elect one director of the Company, and the holders of the shares of Series E preferred stock, exclusively as a separate class, are entitled to elect one director of the Company. The holders of the shares of common stock, exclusively as a separate class, are entitled to elect four directors of the Company. In addition, the holders the shares of each class of convertible preferred stock, other than the Series
D-2
Preferred Stock, and common stock, collectively, are entitled to elect one independent director of the Company.
Protective Provisions
– The holders of convertible preferred stock have certain protective provisions, whereby the Company cannot, without the written consent or affirmative vote of the holders of 63% of the outstanding shares of Preferred Stock voting together on a converted to common stock basis and not as separate series (the “Requisite Majority”): (i) liquidate, dissolve or wind-up
the business and affairs of the Company, effect any merger or consolidation or any other deemed liquidation event, or consent to any of the foregoing, (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company, (iii) alter or change the rights, preferences or privileges of any series of the convertible preferred stock, (iv) create, or authorize creation of, any additional class or series of capital stock, unless the same ranks junior to the convertible preferred stock with respect to all rights, preferences, privileges or powers, including the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, (v) increase or decrease the authorized number of shares of convertible preferred stock, common stock, or any additional class or series of capital stock, (vi) purchase or redeem or pay or declare any dividend or make any distributions on any shares of capital stock of the Company other than those expressly identified in the Company’s Certificate of Incorporation, (vii) create, authorize the creation of, issue, or authorize the issuance of any debt security if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $20.0 million or working capital

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

revolving debt in excess of $50.0 million, (viii) permit any direct or indirect subsidiary to issue any class or series of capital stock to any third party, (ix) increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan, or (x) increase or decrease the authorized number of directors constituting the Board of Directors. In addition, the Company shall not, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of a Series of convertible preferred stock, amend the provisions of the Certificate of Incorporation or Bylaws of the Company in a manner that impacts the voting or other powers, preferences or other special rights, privileges or restrictions of such Series of convertible preferred stock, or increase or decrease the total number of authorized shares of such Series of convertible preferred stock other than a reduction in the number of authorized shares equal to the number of any such shares that have been converted into common stock.
Conversion
– At the option of the holder, each share of convertible preferred stock is convertible into fully paid and non-assessable
shares of common stock as determined by dividing the applicable original issue price by the applicable conversion price (the “conversion ratio”), subject to adjustment for stock splits, stock dividends and the like. As of December 31, 2021, the applicable conversion price for each series of convertible preferred stock was the respective original issue price, with the exception of Series D and Series
D-1
convertible preferred stock, which have conversion prices of $8.1368 and $10.2486, and conversion ratios of 1.0136935 and 1.0411425, respectively. Each share of convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then applicable conversion ratio upon the closing of the sale of shares of common stock in a public offering, resulting in gross proceeds of at least $75.0 million. The converted shares may not be reissued by the Company.
Redemption—
The convertible preferred stock is not redeemable at the option of the holder. However, a liquidation event which includes a merger or consolidation or the sale, lease, transfer, exclusive license, or other disposition of substantially all of the assets of the Company or capital stock of the Company, would constitute a redemption event which may be outside of the Company’s control. Accordingly, the convertible preferred stock is considered contingently redeemable and is classified outside of stockholders’ equity on the balance sheets.

10.	Stock-Based Compensation
Equity Incentive Plan
In 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock-based awards to employees, directors and consultants under terms and provisions established by the Board of Directors. The number of shares authorized for issuance under the Plan was 31,745,219 shares as of December 31, 2020 and 2021, of which 10,719,708 shares and 910,660 shares, respectively, were available for grant.
Under the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options, as well as restricted stock units, restricted stock and stock appreciation rights. Employee stock options and RSUs generally vest either i) 25% on the first anniversary of the grant date and 75% vest quarterly over the remaining three years, or ii) 6.25% on each quarterly anniversary over the four years. Options expire after 10 years (five years for incentive stock options granted to stockholders owning greater than 10% of the outstanding voting stock) or 60 days after termination of employment. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns capital stock representing more than 10% of the outstanding voting stock, the exercise price per share of an incentive stock option granted to such individual must be at least 110% of the fair value on the date of grant and the option is not exercisable after the expiration of five years from the grant date.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Stock options
Stock option activity under the Plan is as follows (in thousands, except share and per share amounts):

	Options Outstanding
	Number of Options	Weighted– Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Balance – December 31, 2020	15,925,992	$1.74	8.15	$52,909
Granted	9,922,446	5.08
Exercised	(646,711)	1.66
Forfeited and expired	(1,492,770)	3.14

Balance – December 31, 2021	23,708,957	3.05	7.99	$125,429

Options vested and exercisable – December 31, 2021	11,372,994	$1.84	7.16	$73,885

The weighted-average grant date fair value of options granted during the years ended December 31, 2019, 2020 and 2021 was $2.12, $2.44 and $4.39 per share, respectively. The total grant date fair value of options that vested during the years ended December 31, 2019, 2020 and 2021 was $3.9 million, $5.9 million and $13.3 million, respectively. The aggregate intrinsic value of options exercised during the years ended December 31, 2019, 2020 and 2021 was $0.9 million, $9.9 million and $4.3 million, respectively. The aggregate intrinsic value is the difference between the current fair value of the underlying common stock and the exercise price for in-the-money
stock options.
Early Exercise of Employee Options
The Company allows certain employees to exercise options granted under the Plan prior to vesting in exchange for shares of restricted common stock. The unvested shares, upon termination of employment, are subject to repurchase by the Company at the original purchase price. The proceeds are recorded in other current liabilities and other long-term liabilities in the balance sheets at the time of the early exercise of stock options and reclassified to common stock and additional paid-in
capital as the Company’s repurchase right lapses (i.e., as the underlying stock options vest). The Company issued 1,170,448 shares and 9,375 shares of common stock, respectively, during the years ended December 31, 2020 and 2021 upon exercise of unvested stock options. As of December 31, 2020 and 2021, the aggregate price of the restricted common stock subject to repurchase was $2.0 million and $0.2 million, respectively. A summary of the restricted common stock is as follows:

	Number of Options	Weighted– Average Exercise Price
Outstanding and unvested as of December 31, 2020	1,049,034	$1.93
Issued	9,375	0.89
Vested	(857,077)	1.84
Repurchased	(131,819)	2.25

Outstanding and unvested as of December 31, 2021	69,513	$2.25

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Determination of Fair Value
The fair value of stock option awards granted to employees was estimated at the date of grant using the Black-Scholes option-pricing model, with the following assumptions:

Year Ended December 31,
	2019	2020	2021
Fair value of common stock	$3.41 – 3.84	$3.48 – 4.15	$5.95 – 8.56
Expected term (in years)	5.00 – 6.11	5.00 – 6.11	5.00 – 6.28
Volatility	58.49% – 59.39%	61.12% – 74.34%	62.33% – 75.19%
Risk-free interest rate	1.72% – 1.98%	0.21% – 1.66%	0.50% – 1.21%
Dividend yield	— %	— %	— %
Market-Based Stock Options
In February 2021, the Company granted 864,910 stock options with market and performance-based vesting criteria with an exercise price of $4.43 per share. 100% of awards vest upon valuation of the Company’s stock at a stated price upon occurrence of specified transactions. Fair value was determined using the probability weighted expected term method (“PWERM”), which involves the estimation of future potential outcomes as well as values and probabilities associated with each potential outcome. Two potential scenarios were used in the PWERM that utilized 1) the value of the Company’s common equity, and 2) a Monte Carlo simulation to specifically value the award. The total grant date fair value of the award was determined to be $5.5 million. As of December 31, 2021, the Company believes that the specified transactions were not deemed probable of occurring and accordingly, no expense was recognized related to this option award.
Performance-Based Restricted Stock Units
For the year ended December 31, 2021, the Company granted 1,521,711 RSUs with vesting conditions based on continuous service and the occurrence of a specified liquidity event, which is considered a performance condition. The performance condition is satisfied upon the consummation of (i) an initial underwritten public offering of the Company’s common stock; (ii) a change in control event, or (iii) a merger, consolidation or similar transaction in which the Company’s common stock outstanding immediately preceding such transaction are converted or exchanged into securities that are publicly-traded on an established exchange (the “Liquidity Event”), provided that the Liquidity Event occurs prior to the fifth anniversary of the grant date and the recipient continues to provide service to the Company on such date. As of the year ended December 31, 2021, there were 1,511,191 RSUs outstanding.
The aggregate grant-date fair value of RSUs outstanding as of December 31, 2021 was $13.0 million and the weighted average grant date fair value per share was $8.62. No compensation expense is recognized for the RSUs until the performance condition is achieved; at which time the cumulative compensation expense will be recognized using the accelerated attribution method from the grant date.
Stock-Based Compensation Expense
For the years ended December 31, 2019, 2020 and 2021, the Company recognized a total of $12.0 million, $7.8 million and $14.6 million of stock-based compensation expense. Stock-based compensation expense was predominately recorded in selling, general and administrative expenses in the statements of operations for each period presented. As of December 31, 2021, the total unrecognized compensation expense related to option awards was $42.7 million, which the Company expects to recognize over an estimated weighted average period of 2.6 years.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

Secondary Sale of Stock
As noted in Note 9. Convertible Preferred Stock, during the year ended December 31, 2019, the Company recorded $7.3 million in stock-based compensation expense related to secondary sales of shares held by employees and non-employees to
an existing investor. There were no secondary sales of stock during the years ended December 31, 2020 and 2021.

11.	Provision for Income Taxes
The Company is subject to U.S. federal, state, and local corporate income taxes.
The Company’s effective income tax rate reconciliation is composed of the following for the periods presented:

	Years Ended December 31,
	2019	2020	2021
Federal statutory rate	21.0%	21.0%	21.0%
Change in valuation allowance	(19.5)%	(19.5)%	(20.2)%
Stock-based compensation	(1.4)%	(1.7)%	(0.6)%
Other	(0.1)%	(0.2)%	(0.2)%

Provision for income taxes	—%	—%	—%

The components of net deferred tax assets are as follows (in thousands):

	December 31,
	2020	2021
Deferred tax assets:
Net operating loss carryforwards	$69,486	$95,311
Deferred revenue	2,532	2,665
Inventory reserve and uniform capitalization	2,067	2,795
Operating lease liabilities	6,042	5,576
Accruals and other reserves	1,794	1,908
Stock-based compensation	240	4,339
Other	1,637	3,103

Total deferred tax assets	83,798	115,697
Less: valuation allowance	75,061	107,300

Total deferred tax assets, net of valuation allowance	8,737	8,397

Deferred tax liabilities:
Operating lease right-of-use assets	(5,518)	(5,017)
Depreciation and amortization	(3,219)	(3,380)

Total deferred tax liabilities	(8,737)	(8,397)

Net deferred tax assets	$—	$—

Deferred tax assets are reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized.
The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible. We consider the scheduled reversal

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

of deferred tax liabilities (including the effect of available carryback and carryforward periods), as well as projected pre-tax
book income in making this assessment. To fully utilize the net operating losses and tax credits carryforwards we will need to generate sufficient future taxable income in each respective jurisdiction.
The following summarizes the activity related to valuation allowances on deferred tax assets:

	December 31,
	2020	2021
Valuation allowance, as of beginning of year	$59,634	$75,061
Valuation allowance established	15,499	32,511
Changes to existing valuation allowances	(72)	(272)

Valuation allowance, as of end of year	$75,061	$107,300

As of December 31, 2021, the Company had federal and state net operating loss carryforwards of $413.0 million and $169.2 million, respectively, of which $25.0 million expire beginning in 2036 and $388.1 million have no expiration but can only be used to offset 80% of the Company’s future taxable income. The state NOLs are presented as an apportioned amount.
Uncertain Tax Positions
The Company’s unrecognized tax benefits are as follows (in thousands):

	December 31,
	2020	2021
Balance at beginning of year	$530	$35
Decrease related to prior period tax positions	(505)	—
Increase related to current year tax positions	10	5

Balance at end of year	$35	$40

The amount of unrecognized tax benefits relating to the Company’s tax positions is subject to change based on future events including, but not limited to, the settlements of ongoing audits and/or the expiration of applicable statute of limitations. Although the outcomes and timing of such events are highly uncertain, the Company does not expect the unrecognized tax benefits to change significantly over the next 12 months.
The Company recognizes interest and penalties related to uncertain tax positions in its provision for income taxes. Accrued interest and penalties are included within the related tax liability.
The Company files U.S. federal and various state and local income tax returns, including the State of California. The Company has no ongoing tax examinations by the U.S. income tax authorities at this time. The Company is subject to U.S. federal, state or local income tax examinations for all prior years.
In response to the Coronavirus pandemic, the Coronavirus Aid, Relief, and Economic Security Act enacted by the U.S. government on March 27, 2020. Recent legislative developments did not have a material impact on the Company’s provision for (benefit from) income taxes.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

12.	Net Loss Per Share Attributable to Common Stockholders
The following potentially dilutive were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have been anti-dilutive (on an as-converted
basis):

	Year Ended December 31,
	2019	2020	2021
Convertible preferred stock	72,685,196	98,029,647	98,029,647
Common stock options	15,466,163	15,925,992	23,708,957
Restricted stock units	—	—	1,511,191
Convertible preferred stock warrants	561,851	625,629	625,629
Common stock warrants	531,965	561,851	585,321
Shares subject to repurchase	22,300	1,049,034	69,513

Total	89,267,475	116,192,153	124,530,258

13.	Subsequent Events
Subsequent events have been evaluated through March 10, 2022, for recognition and disclosure in the condensed financial statements and March 10, 2022 for the disclosure in the financial statements, which is the date the financial statements were available to be issued.
Subsequent to December 31, 2021, the Company granted 1,432,910 RSUs under the Plan.

Events	Subsequent to Original Available to be Issued Date of Financial Statements (unaudited)
On March 31, 2022, the Company entered into an Amended and Restated Agreement and Plan of Merger with VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub I”) and Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub II”) (amending and restating the Merger Agreement that was originally entered into on December 7, 2021) whereby the Company will merge with and into VGAC II Merger Sub I (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned direct subsidiary of Grove Collaborative Holdings, Inc. (“New Grove”) and, after giving effect to the Initial Merger, continuing as a wholly-owned subsidiary of New Grove (the “Initial Surviving Corporation”), and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation will merge with and into VGAC II Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with VGAC II Merger Sub II as the surviving company in the Final Merger and, after giving effect to the Final Merger, continuing as a wholly-owned subsidiary of New Grove.
On March 31, 2022, concurrent with the execution of the Amended and Restated Merger Agreement, the Company entered into a subscription agreement (the “Backstop Subscription Agreement”) with VGAC II and Corvina Holdings Limited (the “Backstop Investor”), an affiliate of VGAC II, and sold 2,350,427 shares of common stock for aggregate proceeds of $27.5 million to the Backstop Investor (the “Backstop Tranche 1 Shares”). In addition, pursuant to the Backstop Subscription Agreement, among other things, the Backstop Investor agreed to subscribe for and purchase, on the closing date of the Mergers, certain shares of New Grove class A common stock at a purchase price of $10.00 per share (“Backstop Tranche 2 Shares”) for aggregate gross proceeds in an amount equal to (x) $22.5 million minus (y) the amount of aggregate cash in VGAC II’s trust account, after deducting any amounts paid to VGAC II shareholders that exercise their redemption rights in connection with the Mergers.

Grove Collaborative, Inc.
Notes to Financial Statements  (continued)

The Backstop Subscription Agreement provides that immediately following the closing of the Mergers, New Grove will issue to the Backstop Investor a number of warrants to purchase New Grove class A common stock (each warrant exercisable to purchase one share of New Grove class A common stock for $0.01) (such warrants the “Backstop Warrants”). The number of Backstop Warrants issued shall be determined on a fully diluted basis, as of immediately following the closing of the business combination, based in part of the level of redemptions by VGAC II shareholders. The Backstop Subscription Agreement also provides that New Grove will issue additional shares of New Grove class A common stock to the Backstop Investor if the volume weighted average price of New Grove class A common stock is less than $10.00 during the 10 trading days commencing on the first trading date after New Grove’s first quarterly earnings call for a fiscal quarter that ends following the closing of the Mergers.
On June 14, 2022, VGAC II held a special meeting of stockholders and approved the Mergers with the Company. Following the Closing on June 16, 2022, VGAC II was renamed to Grove Collaborative Holdings, Inc. and its Class A common stock, par value $0.0001 per share (“Class A Common Stock”) began trading on the New York Stock Exchange under the ticker symbol “GROV” on July 17, 2022.
Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, each share of the Company’s common stock that was issued and outstanding immediately prior to the Closing, after giving effect to the conversion of all issued and outstanding shares of the Company’s redeemable convertible preferred stock to common stock, was canceled and converted into the right to receive a number of shares of New Grove class B common stock equal to the number of shares of the Company’s common stock multiplied by the exchange ratio of approximately 1.17604. In addition, all outstanding equity awards of the Company were converted into equity awards of New Grove. class B common stock with the same terms and vesting conditions, and unexercised preferred stock warrants are converted into warrants of New Grove to purchase shares of common stock, adjusted by the exchange ratio of approximately 1.17604.
In connection with the Mergers, VGAC II completed the sale and issuance of 8,607,500 shares of New Grove class A common stock in a fully committed common stock private placement (“PIPE”) at a purchase price of $10.00 per share.
Gross proceeds from the Mergers totaled approximately $97.1 million, which included funds held in VGAC II’s trust account (after giving effect to redemptions), proceeds from the PIPE investment and Backstop Tranche 2 Shares. In connection with the Mergers, the Company issued 3,875,018 Backstop Warrants.

Grove Collaborative, Inc.
Condensed Balance Sheets
(In thousands, except share and per share amounts)

	December 31,	March 31,
	2021	2022
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,376	$74,428
Inventory, net	54,453	50,559
Prepaid expenses and other current assets	8,104	11,264

Total current assets	140,933	136,251
Property and equipment, net	15,932	16,095
Operating lease right-of-use assets	21,214	20,471
Other long-term assets	4,394	5,550

Total assets	$182,473	$178,367

Liabilities, Convertible Preferred Stock, Contingently Redeemable Convertible Common Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$21,346	$31,822
Accrued expenses	20,651	24,208
Deferred revenue	11,267	11,426
Operating lease liabilities, current	3,550	3,724
Other current liabilities	1,650	894
Debt, current	10,750	16,720

Total current liabilities	69,214	88,794
Debt, noncurrent	56,183	50,034
Operating lease liabilities, noncurrent	20,029	19,090
Other long-term liabilities	5,408	3,924

Total liabilities	150,834	161,842

Commitments and contingencies (Note 6)
Convertible preferred stock, $0.0001 par value – 98,234,236 shares authorized at December 31, 2021 and March 31, 2022; 97,611,343 shares issued and outstanding at December 31, 2021 and March 31, 2022	487,918	487,918
Contingently redeemable convertible common stock – no and 2,350,427 shares issued and outstanding at December 31, 2021 and March 31, 2022, respectively	—	27,473

Stockholders’ deficit:
Common stock, $0.0001 par value – 165,000,000 shares authorized at December 31, 2021 and March 31, 2022; 7,965,857 and 8,039,777 shares issued and outstanding at December 31, 2021, and March 31, 2022, respectively	1	1
Additional paid-in capital	33,863	38,660
Accumulated deficit	(490,143)	(537,527)

Total stockholders’ deficit	(456,279)	(498,866)

Total liabilities, convertible preferred stock, contingently redeemable convertible common stock and stockholders’ deficit	$182,473	$178,367

The accompanying notes are an integral part of these condensed financial statements.

Grove Collaborative, Inc.
Condensed Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2022
Revenue, net	$102,220	$90,479
Cost of goods sold	50,028	47,742

Gross profit	52,192	42,737

Operating expenses:
Advertising	35,636	32,793
Product development	5,162	6,240
Selling, general and administrative	47,538	50,970

Operating loss	(36,144)	(47,266)
Interest expense	963	2,087
Other expense (income), net	776	(1,992)

Interest and other expense, net	1,739	95

Loss before provision for income taxes	(37,883)	(47,361)
Provision for income taxes	12	23

Net loss	$(37,895)	$(47,384)

Net loss per share attributable to common stockholders, basic and diluted	$(5.72)	$(5.94)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	6,621,414	7,981,994

The accompanying notes are an integral part of these condensed financial statements.

Grove Collaborative, Inc.
Condensed Statements of Convertible Preferred Stock, Contingently Redeemable Convertible Common Stock and Stockholders’ Deficit
(In thousands)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2020	97,611	$487,918	7,200	$1	$14,605	$(354,247)	$(339,641)
Issuance of common stock upon exercise of stock options	—	—	260	—	290	—	290
Vesting of early exercise of options	—	—	—	—	1,024	—	1,024
Repurchase of early exercised options	—	—	(131)	—	—	—	—
Stock-based compensation	—	—	—	—	3,483	—	3,483
Net loss	—	—	—	—	—	(37,895)	(37,895)

Balance at March 31, 2021 (Unaudited)	97,611	$487,918	7,329	$1	$19,402	$(392,142)	$(372,739)

	Convertible Preferred Stock		Contingently Redeemable Convertible Common Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	97,611	$487,918	—	$—	7,966	$1	$33,863	$(490,143)	$(456,279)
Issuance of common stock upon exercise of stock options	—	—	—	—	74	—	171	—	171
Issuance of contingently redeemable convertible common stock, net of issuance costs of $27	—	—	2,350	27,473	—	—	—	—	—
Vesting of early exercise of options	—	—	—	—	—	—	125	—	125
Stock-based compensation	—	—	—	—	—	—	4,501	—	4,501
Net loss	—	—	—	—	—	—	—	(47,384)	(47,384)

Balance at March 31, 2022 (Unaudited)	97,611	$487,918	2,350	$27,473	8,040	$1	$38,660	$(537,527)	$(498,866)

The accompanying notes are an integral part of these condensed financial statements.

Grove Collaborative, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2022
Cash Flows from Operating Activities
Net loss	$(37,895)	$(47,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	932	(1,886)
Stock-based compensation	3,460	4,460
Depreciation and amortization	1,128	1,410
Non-cash interest expense	97	195
Inventory reserve	383	856
Other non-cash expenses	—	8
Changes in operating assets and liabilities:
Inventory	(8,996)	3,038
Prepaids and other assets	(2,889)	(3,312)
Accounts payable	7,181	10,287
Accrued expenses	6,024	2,917
Deferred revenue	2,442	159
Operating lease right-of-use assets and liabilities	26	(22)
Other liabilities	155	(229)

Net cash used in operating activities	(27,952)	(29,503)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,262)	(1,352)

Net cash used in investing activities	(1,262)	(1,352)

Cash Flows from Financing Activities
Proceeds from issuance of contingently redeemable convertible common stock	—	27,500
Payment of deferred offering and convertible preferred stock issuance costs	(151)	(489)
Repayment of debt	(682)	(275)
Proceeds from exercise of stock options	290	171
Repurchase of common stock	(297)	—

Net cash provided (used in) by financing activities	(840)	26,907

Net decrease in cash and cash equivalents	(30,054)	(3,948)
Cash and cash equivalents at beginning of period	176,523	78,376

Cash and cash equivalents at end of period	$146,469	$74,428

Supplemental Disclosure
Cash paid for taxes	$—	$21
Cash paid for interest	673	1,461

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$50	$286
Deferred offering, convertible preferred stock and contingently redeemable convertible common stock issuance costs included in accounts payable and accrued liabilities	334	2,582
Vesting of early exercised stock options	1,024	125
The accompanying notes are an integral part of these condensed financial statements.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements
(Unaudited)

1.	Description of Business
Grove Collaborative, Inc. (the “Company” or “Grove”), which was incorporated in Delaware and converted to a Delaware public benefit corporation in March 2021, is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer
(“DTC”) platform at www.grove.co and the Company’s mobile applications, where the Company sells products from Grove-owned brands (“Grove Brands”) and third-parties, and the retail channel into which the Company sell products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in the Company’s “anti-ingredient” list and designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which the Company operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and we plan to become 100% plastic-free by 2025.
On March 31, 2022, the Company entered into an Amended and Restated Agreement and Plan of Merger with VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub I”) and Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub II”) (amending and restating the Merger Agreement that was originally entered into on December 7, 2021) whereby the Company will merge with and into VGAC II Merger Sub I (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned direct subsidiary of New Grove and, after giving effect to the Initial Merger, continuing as a wholly-owned subsidiary of New Grove (the “Initial Surviving Corporation”), and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation will merge with and into VGAC II Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with VGAC II Merger Sub II as the surviving company in the Final Merger and, after giving effect to the Final Merger, continuing as a wholly-owned subsidiary of New Grove.
On March 31, 2022, concurrent with the execution of the Amended and Restated Merger Agreement, the Company entered into a subscription agreement (the “Backstop Subscription Agreement”) with VGAC II and Corvina Holdings Limited (the “Backstop Investor”), an affiliate of VGAC II, and sold 2,350,427 shares of common stock for aggregate proceeds of $27.5 million to the Backstop Investor (the “Backstop Tranche 1 Shares”) (See Note 8, Backstop Funding Agreement and Contingently Redeemable Convertible Common Stock).

2.	Summary of Significant Accounting Policies
Basis of Presentation and Liquidity
The unaudited interim condensed financial statements (“condensed financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the requirements for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP can be condensed or omitted. These condensed financial statements have been prepared on the same basis as the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company’s financial information. These unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2021.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. Since its inception through March 31, 2022, the Company has funded its operations principally through convertible preferred stock and contingently redeemable convertible common stock financings with gross proceeds totaling $478.3 million and $27.5 million, respectively. The Company has historically incurred losses and negative cash flows from operations. As of March 31, 2022, the Company had an accumulated deficit of $537.5 million and cash and cash equivalents of $74.4 million. During the three months ended March 31, 2022, the Company incurred a net loss of $47.4 million and had negative cash flows from operating activities of $29.5 million. Although the Company raised $27.5 million pursuant to the Backstop Subscription Agreement on March 31, 2022, based on the Company’s current operating plan, including investment in advertising and other strategic incentives planned for future growth, the Company has projected continued operating losses and negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued.
To achieve profitability over the longer term, the Company will need to leverage economies of scale in sourcing their products, generating brand awareness, acquiring customers, creating operating leverage over headcount and other overhead, and fulfilling orders. Failure to secure additional funding may require the Company to modify, delay, or abandon some of its planned future expansions, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on the Company’s business, operating results, financial condition, and ability to achieve its intended business objectives.
The Company’s plan is to seek additional funding through the completion of the Mergers with VGAC II Merger Sub I and VGAC II Merger Sub II, per the terms of a definitive merger agreement entered into on March 31, 2022. At this time, the Company is focused on completing the Mergers with VGAC II Merger Sub I and VGAC II Merger Sub II, which is subject to approval of the shareholders of both companies, regulatory approval from the Securities and Exchange Commission and other customary closing conditions and is limited in its efforts to raise additional capital from secondary sources. If the Company is unable to complete the Mergers with VGAC II Merger Sub I and VGAC II Merger Sub II, the Company would have to pursue a secondary course of action to seek additional capital through other debt and equity financings.
There can be no assurances that the Company will be able complete the Mergers or that in the event that the Mergers does not take place, that the Company will be able to secure alternate forms of financing at terms that are acceptable to management if at all. In that event, the Company might be forced to limit many of its business plans.
Based on the factors described above, and after considering management’s plans, there is still substantial doubt about the Company’s ability to continue as a going concern within one year from the date that these financial statements are issued.
Comprehensive Loss
Comprehensive loss represents all changes in stockholders’ deficit. The Company’s net loss was equal to its comprehensive loss for all periods presented.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Significant Accounting Policies
There have been no significant changes in the Company’s significant accounting policies from those that were disclosed in Note 2, Summary of Significant Accounting Policies, included in the Company’s audited financial statements and the notes thereto for the year ended December 31, 2021.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, as well as the reported amounts of revenue and expenses during the reporting period. These estimates made by management include the determination of reserves amounts for the Company’s inventories on hand, useful life of intangible assets, sales returns and allowances and certain assumptions used in the valuation of equity awards, including the estimated fair value of convertible preferred stock and convertible preferred stock warrants, the estimated fair value of common stock warrants and stock-based compensation expense. Actual results could differ from those estimates, and such estimates could be material to the Company’s financial position and the results of operations.
The novel coronavirus
(“COVID-19”)
pandemic has created significant global economic uncertainty and resulted in the slowdown of economic activity. As of the date of issuance of these condensed financial statements, the extent to which
COVID-19
may impact the future financial condition or results of operations is still uncertain. The Company is not aware of any specific event or circumstance that would require revisions to estimates, updates to judgments, or adjustments to the carrying value of assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and will be recognized in the financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to the condensed financial statements.
Concentration of Risks
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains the majority of its cash and cash equivalents in accounts with one financial institution within the United States, generally in the form of demand accounts. Deposits in this institution may exceed federally insured limits. Management believes minimal credit risk exists with respect to these financial institutions and the Company has not experienced any losses on such amounts.
The Company depends on a limited number of vendors to supply products sold by the Company. For the three months ended March 31, 2021 and 2022, the Company’s top five suppliers combined represented approximately 50% of the Company’s total inventory purchases.
Revenue Recognition
The Company primarily generates revenue from the sale of both third-party and Grove Brands products through its DTC platform. Customers purchase products through the website or mobile application through a combination of directly selecting items from the catalog, items that are suggested by the Company’s recurring shipment recommendation engine, and features that appear in marketing on-site,
in emails and on the Company’s mobile application. Most customers purchase a combination of products recommended by

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

the Company based on previous purchases and new products discovered through marketing or catalog browsing. Customers can have orders auto-shipped to them on a specified date or shipped immediately through an option available on the website and mobile application. In order to reduce the environmental impact of each shipment, the Company has a minimum total sales order value threshold policy which is required to be met before the order qualifies for shipment. Payment is collected upon finalizing the order. The products are subsequently packaged and shipped to fill the order. Customers can customize future purchases by selecting products they want to receive on a specified cadence or by selecting products for immediate shipment.
The Company also offers a VIP membership to its customers for an annual fee which includes the rights to free shipping, free gifts and early access to exclusive sales, all of which are available at the customers’ option, should they elect to make future purchases of the Company’s products within their annual VIP membership benefit period. Many customers receive a free
60-day
VIP membership for trial purposes, typically upon their first qualifying order. After the expiration of this free trial VIP membership period, customers will be charged their annual VIP membership fee, which automatically renews annually, until cancelled. The customer is alerted before any VIP membership renews.
In accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods, in an amount that reflects the consideration that it expects to receive in exchange for those goods. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration, if any, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration to which it is entitled in exchange for the goods it transfers to a customer.
A contract with a customer exists when the customer submits an order online for the Company’s products. Under this arrangement, there is one performance obligation which is the obligation for the Company to fulfill the order. Product revenue is recognized when control of the goods is transferred to the customer, which occurs upon the Company’s delivery to a third-party carrier.
The VIP membership provides customers with a suite of benefits that are only accessible to them at their option, upon making a future qualifying order of the Company’s products. The VIP membership includes free shipping, a select number of free products and early access to exclusive sales. Under ASC 606, sales arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options; therefore, the Company must assess whether these options provide a material right to the customer and if so, they are considered a performance obligation. The Company concluded that its VIP membership benefits include two material rights, one related to the future discount (i.e., free shipping) on the price of the customer’s qualifying order(s) over the membership period and the second one relating to a certain number of free products provided at pre-set
intervals within the VIP membership benefit period, that will only ship with a customer’s next qualifying order (i.e., bundled).
At inception of the VIP membership benefit period, the Company allocates the VIP membership fee to each of the two material rights using a relative standalone selling price basis. Generally, standalone selling prices are determined based on the observable price of the good or service when sold separately to non-VIP
customers and the estimated number of shipments and free products per benefit period. The Company also considers the likelihood of redemption when determining the standalone selling price for free products and then recognize these allocated amounts upon the shipment of a qualifying customer order. To date,

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

customers buying patterns closely approximate a ratable revenue attribution method over the customers VIP Membership period.
The Company deducts discounts, sales tax, customer service credits and estimated refunds to arrive at net revenue. Sales tax collected from customers is not considered revenue and is included in accrued liabilities until remitted to the taxing authorities. The Company has made the policy election to account for shipping and handling as activities to fulfill the promise to transfer the good. Shipping, handling and packaging expenses are recognized upon shipment and classified within selling, general and administrative expenses. Discounts are recorded as a reduction to revenue when revenue is recognized. The Company records a refund reserve based on historical refund patterns. As of December 31, 2021 and March 31, 2022 the refund reserve, which is included in accrued liabilities in the Condensed Balance Sheets, was $0.1 million.
Disaggregation of Revenue
The following table sets forth revenue by product type (in thousands):

	Three Months Ended March 31,
	2021	2022
Revenue, net:
Grove Brands	$52,285	$46,796
Third-party products	49,935	43,683

Total revenue, net	$102,220	$90,479

Contractual Liabilities
The Company has three types of contractual liabilities from transactions with customers: (i) cash collections for products which have not yet shipped, which are included in deferred revenue and are recognized as revenue upon the Company’s delivery to a third-party carrier, (ii) cash collections of VIP membership fees, which are included in deferred revenue and (iii) customer service credits, which are included in other current liabilities and are recognized as a reduction in revenue when provided to the customer. Contractual liabilities included in deferred revenue and other current liabilities were $11.3 million and $0.3 million, respectively, as of December 31, 2021 and $11.4 million and $0.4 million, respectively, as of March 31, 2022. The contractual liabilities included in deferred revenue are generally recognized as revenue within twelve months from the end of each reporting period. Revenue recognized during the three months ended March 31, 2022 that was previously included in deferred revenue and other current liabilities as of December 31, 2021 was $6.0 million and $0.2 million, respectively.
Customer Referral Credits
The Company has a customer referral program under which credits are issued for future purchases to customers when the referral results in the generation of a new customer order. The Company records a liability at the time of issuing the credit and reduce the liability upon application of the credit to a customer’s purchase. The liability for customer referral credits was $0.1 million as of December 31, 2021 and March 31, 2022 and is included within other current liabilities in the Condensed Balance Sheets.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Fulfillment Costs
Fulfillment costs represent those costs incurred in operating and staffing the Company’s fulfillment centers, including costs attributable to receiving, inspecting and warehousing inventories, picking, packaging, and preparing customer orders for shipment (“Fulfillment Labor”), shipping and handling expenses, packaging materials costs and payment processing and related transaction costs. These costs are included within selling, general and administrative expenses in the statements of operations. For the three months ended March 31, 2021 and 2022, the Company recorded fulfillment costs of $25.4 million and $24.4 million, respectively, which included $15.1 million and $14.3 million in shipping and handling expenses, respectively, and $6.3 million and $6.6 million in Fulfillment Labor, respectively. The Company’s gross profit may not be comparable to other retailers or distributors.

3.	Fair Value Measurements and Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities at fair value on a recurring basis. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:
Level
 1
– Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level
 2
– Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level
 3
– Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
Financial instruments consist of cash equivalents, accounts payable, accrued liabilities, debt and convertible preferred stock warrant liability. Cash equivalents and convertible preferred stock warrant liability are stated at fair value on a recurring basis. Accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short period time to the expected receipt or payment. The carrying amount of the Company’s outstanding debt approximates the fair value as the debt bears interest at a rate that approximates prevailing market rate.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis as of December 31, 2021 and March 31, 2022 by level within the fair value hierarchy (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash equivalents:
Money market funds	$77,771	$—	$—	$77,771

Total	$77,771	$—	$—	$77,771

Financial Liabilities:
Convertible preferred stock warrant liability	$—	$—	$4,787	$4,787

Total	$—	$—	$4,787	$4,787

	March 31, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets:
Cash equivalents:
Money market funds	$42,728	$—	$—	$42,728

Total	$42,728	$—	$—	$42,728

Financial Liabilities:
Convertible preferred stock warrant liability	$—	$—	$2,901	$2,901

Total	$—	$—	$2,901	$2,901

There were no transfers of financial assets or liabilities into or out of Level 1, Level 2, or Level 3 during the periods presented.
Convertible Preferred Stock Warrant Liability
The fair value of the preferred stock warrant liability is determined using the Black-Scholes option pricing model, which involve inherent uncertainties and the application of management’s judgment. The following table provides a summary of changes in the estimated fair value of the Company’s Level 3 financial liabilities (in thousands):

Balance at December 31, 2021	$4,787
Change in fair value	(1,886)

Balance at March 31, 2022	$2,901

The Company recorded a loss on remeasurement of preferred stock warrant liability of $0.9 million for the three months ended March 31, 2021 and a gain on remeasurement of preferred stock warrant liability of $1.9 million for the three months ended March 31, 2022.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

The following are the assumptions used in the Black-Scholes option pricing model to determine the fair value of the convertible preferred stock warrants for the dates indicated:

	December 31, 2021
	Series A Convertible Preferred Stock Warrants	Series B Convertible Preferred Stock Warrants	Series C Convertible Preferred Stock Warrants	Series D Convertible Preferred Stock Warrants
Expected term (in years)	3.72	4.11	4.59	3.38
Fair value of underlying shares	10.00	10.08	10.23	11.11
Volatility	65.07%	64.90%	64.83%	65.29%
Risk-free interest rate	1.01%	1.04%	1.09%	0.96%
Dividend yield	—	—	—	—

	March 31, 2022
	Series A Convertible Preferred Stock Warrants	Series B Convertible Preferred Stock Warrants	Series C Convertible Preferred Stock Warrants	Series D Convertible Preferred Stock Warrants
Expected term (in years)	4.67	5.28	6.00	4.14
Fair value of underlying shares	6.59	6.59	6.59	6.59
Volatility	68.14%	67.75%	67.43%	68.75%
Risk-free interest rate	2.42%	2.42%	2.41%	2.43%
Dividend yield	—	—	—	—

4.	Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,	March 31,
	2021	2022
Inventory purchases	$4,659	$4,258
Compensation and benefits	2,072	3,759
Advertising costs	2,363	2,927
Fulfillment costs	1,120	1,900
Sales taxes	1,812	1,762
Other accrued expenses	8,625	9,602

Total accrued expenses	$20,651	$24,208

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

5.	Debt and Convertible Preferred Stock and Common Stock Warrants
The Company’s outstanding debt, net of debt discounts, consisted of the following (in thousands):

	December 31,	March 31,
	2021	2022
Silicon Valley Bank Loan Revolver	$5,947	$5,947
Silicon Valley Bank and Hercules Mezzanine Term Loan	59,237	59,331
Atel Loan Facility Draw 3	1,489	1,255
Atel Loan Facility Draw 4	260	221

Total debt	66,933	66,754
Less: debt, current	(10,750)	(16,720)

Total debt, noncurrent	$56,183	$50,034

Silicon Valley Bank Loan Facility
In December 2016, the Company entered into a loan and security agreement (the “SVB Loan Facility”) with Silicon Valley Bank (“SVB”). The terms of the SVB Loan Facility, as amended and restated, provided for: (i) a revolving line of credit not to exceed $25.0 million (“Loan Revolver”), (ii) growth capital advance (“Term Loan”) of $3.9 million and (iii) a letter of credit sublimit of $6.0 million. The Term Loan had a maturity date in December 2022 and bore interest at Prime Rate per annum, payable monthly. The Loan Revolver borrowing capacity was limited to 60% of eligible inventory balances.
In April 2021, the Company entered into an amendment to the SVB Loan Facility, which incurs a facility fee of 0.20% per annum assessed on the daily average undrawn portion of revolving line of credit. In addition, the Loan Revolver letter of credit sublimit increased to $10.0 million and the Loan Revolver borrowing capacity increased to 65% of eligible inventory balances. The Loan Revolver borrowing capacity is reduced by outstanding letters of credit and credit available to the Company from certain credit card facilities, which amounted to $3.1 million and $1.5 million, respectively as of March 31, 2022. The amended Loan Revolver bears an interest rate equal to the greater of prime rate or 3.25% per annum and matures on March 31, 2023. Interest on the Loan Revolver is payable monthly in arrears.
In April 2021, all of the Company’s outstanding amounts under the SVB Term Loan were refinanced directly through the SVB and Hercules Loan Facility (see below). The Company determined the refinance represented an extinguishment of the SVB Term Loan.
The SVB Loan Facility is collateralized by substantially all of the Company’s assets on a first priority basis and contains customary events of default. The SVB Loan Facility includes affirmative, negative, and financial covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends, or repurchase stock, subject to customary exceptions. The SVB Loan Facility contains certain financial covenants which requires the Company to maintain minimum liquidity of $45.0 million. Minimum liquidity is defined as the sum of the aggregate amount of unrestricted and unencumbered cash deposited with SVB plus amounts available to be drawn under the loan revolver, as adjusted for any outstanding standby letters of credit issued by SVB.
As of March 31, 2022, the Company was in compliance with all covenants and had $5.9 million outstanding under the revolving line of credit. The effective interest rate is 3.85% on the revolving line of credit.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Silicon Valley Bank and Hercules Loan Facility
In April 2021, the Company entered into a Mezzanine Loan and Security Agreement (“SVB and Hercules Loan Facility”) with SVB and Hercules Capital, Inc. (“Hercules”). The availability period runs from the effective date until March 31, 2022, provides for advances of up to $60.0 million. In April 2021, the Company drew $25.0 million, which it used to directly settle the amounts outstanding under the SVB Term Loan and the Triplepoint Loan Facility (see below). In September and December 2021, the Company drew down the remaining additional borrowings of $25.0 million and $10.0 million, respectively. The SVB and Hercules Loan Facility bears an annual interest at the greater of 8.75% or prime plus 5.5%, payable monthly. The principal repayment period commences on November 1, 2022 and continues for 30 monthly installments with an additional final payment equal to 6.75% of the aggregate term loan advances. SVB and Hercules have committed to fund 51.0% and 49.0%, respectively, of all draws made under the SVB and Hercules Loan Facility.
The SVB and Hercules Loan Facility is collateralized on a second priority basis, subordinate to the SVB Loan Facility, by substantially all of the Company’s assets and contains affirmative and negative covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, pay dividends or repurchase stock, subject to customary exceptions. The SVB and Hercules Loan Facility does not include any financial covenants, but does contain a subjective acceleration clause in the event that lenders determine that a material adverse change has or will occur within the business, operations, or financial condition of the Company or a material impairment of the prospect of repaying any portion of this financial obligation. In accordance with the loan agreement, SVB and Hercules have been provided with the Company’s periodic financial statements and updated projections to facilitate their ongoing assessment of the Company. The Company believes the likelihood that SVB and Hercules would exercise the subjective acceleration clause is remote, and as a result the SVB and Hercules Loan Facility is classified as Debt, noncurrent on the Company’s balance sheet as of March 31, 2022.
As of March 31, 2022, the Company had an aggregate of $60.0 million outstanding under the SVB and Hercules Loan Facility with effective interest rates ranging from 11.39% to 14.44%. As of March 31, 2022, the Company was in compliance with all covenants.
Atel Loan Facility
In July 2018, the Company entered into an equipment financing arrangement (the “Atel Loan Facility”) with Atel Ventures, Inc. (“Atel”) for funding of machinery and warehouse equipment that will become collateral. The loan agreement contains customary events of default.
As of March 31, 2022, the Company had $1.3 million outstanding on its third draw and $0.2 million outstanding on its fourth draw, which mature in April 2023 and May 2023, respectively. The effective interest rates on the loans are 19.23%. By the end of the equal monthly installments of principal and interest, the principal under each loan will be fully repaid.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Convertible Preferred Stock Warrants
In connection with certain debt agreements, the Company issued to the lenders warrants to purchase shares of convertible preferred stock. All warrants issued permit a cashless exercise at the option of the holder. The Company’s outstanding convertible preferred stock warrants are as follows:

	March 31, 2022
	Lenders	Exercise Price Per Share	Number of Shares	Expiration Date
Series A warrants	SVB	$0.62	51,617	December 2026
Series B warrants	SVB	1.46	107,093	July 2027
Series C warrants	TriplePoint	2.84	264,140	April 2028
Series D warrants	TriplePoint	8.25	200,043	May 2026
Convertible preferred stock warrants issued with debt may be issued upon entering into an agreement for future funding or upon funding. Convertible preferred stock warrants issued upon entering into an agreement for future funding are capitalized as debt issuance costs and amortized over the period of loan availability. When the warrants are issued upon funding, the initial estimated fair value of the convertible preferred stock warrants is recorded as a convertible preferred stock warrant liability, with an offset to the debt discount associated with the respective loan facility. The debt discount is amortized to interest expense over the repayment period of the loan using the effective-interest method.
Common Stock Warrants
In April 2021, in connection with the SVB and Hercules Loan Facility, the Company issued 213,328 warrants to purchase shares of its common stock at an exercise price of $4.43 per share. The warrants permit a cashless exercise at the option of the holder and expire in April 2033.
The Company determined the fair value of the warrants to be $6.08 per share using the Black-Scholes option pricing model. The fair value of the 213,328 shares initially issuable under the warrants was $1.3 million and was recorded to equity with an offset to the debt discount associated with the loan facility. The debt discount is amortized to interest expense over the term of the loan using the effective-interest method.

6.	Commitments and Contingencies
Merchandise Purchase Commitments
As of December 31, 2021 and March 31, 2022, the Company had obligations to purchase $36.1 million and $35.4 million, respectively, of merchandise.
Letters of Credit
The Company had irrevocable standby letters of credit in the amount of $3.1 million as of December 31, 2021 and March 31, 2022 related to the Company’s operating leases. The letters of credit have expiration dates through January 2029.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Contingencies
The Company records loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company also discloses material contingencies when a loss is not probable but reasonably possible. Accounting for contingencies requires the Company to use judgment related to both the likelihood of a loss and the estimate of the amount or range of loss. Although the Company cannot predict with assurance the outcome of any litigation or non-income-based
tax matters, the Company does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on the Company’s financial position, operating results or cash flows.

7.	Convertible Preferred Stock
The Company’s outstanding convertible preferred stock consisted of the following as of December 31, 2021 and March 31, 2022 (in thousands, except share and per share data):

	Original Issue Price	Shares Authorized	Shares Outstanding	Net Carrying Value	Liquidation Preference
Series Seed	$0.6168	8,242,152	8,242,152	$3,943	$5,084
Series A	0.6168	12,015,184	11,963,567	5,240	7,379
Series B	1.4642	10,789,890	10,682,797	15,545	15,642
Series C	2.8394	13,295,062	13,030,922	36,917	37,000
Series C-1	3.7244	7,273,640	7,273,640	27,003	27,090
Series D	8.2482	17,173,437	16,973,394	136,618	140,000
Series D-1	10.6703	4,518,724	4,518,724	48,146	48,216
Series D-2	7.2738	12,373,174	12,373,174	89,638	90,000
Series E	9.9578	12,552,973	12,552,973	124,868	125,000

Total		98,234,236	97,611,343	$487,918	$495,411

8.	Backstop Funding Agreement and Contingently Redeemable Convertible Common Stock
On March 31, 2022, the Company entered into the Backstop Subscription Agreement with VGAC II and the Backstop Investor pursuant to which, among other things, the Backstop Investor subscribed for and purchased, and the Company issued and sold to the Backstop Investor, on the date of the Subscription Agreement, the Backstop Tranche 1 Shares.
Immediately prior to closing of the Mergers (see Note 1, Description of Business), the Backstop Investor has the right to redeem all or a portion of the Backstop Tranche 1 Shares in cash for the original purchase price, to the extent that aggregate cash in the VGAC II trust account, after deducting any amounts paid to VGAC II shareholders that exercise their redemption rights in connection with the Merger, exceeds $22.5 million.
In addition, pursuant to the Backstop Subscription Agreement, among other things, the Backstop Investor agreed to subscribe for and purchase, on the closing date of the Mergers, certain shares of New Grove class A common stock at a purchase price of $10.00 per share (“Backstop Tranche 2 Shares”) for aggregate gross proceeds in an amount equal to (x) $22.5 million minus (y) the amount of aggregate cash in VGAC II’s trust account, after deducting any amounts paid to VGAC II shareholders that exercise their redemption rights in connection with the Mergers.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

The Backstop Subscription Agreement provides that immediately following the closing of the Mergers, New Grove will issue to the Backstop Investor a number of warrants to purchase New Grove class A common stock (each warrant exercisable to purchase one share of New Grove class A common stock for $0.01) (such warrants the “Backstop Warrants”). The number of Backstop Warrants issued shall be determined on a fully diluted basis, as of immediately following the closing of the business combination, based in part of the level of redemptions by VGAC II shareholders. No Backstop Warrants have been issued as of March 31, 2022, as the number of Backstop Warrants to be issued will be determined immediately following the closing of the Mergers.
The Backstop Subscription Agreement also provides that New Grove will issue additional shares of New Grove class A common stock to the Backstop Investor if the volume weighted average price of New Grove class A common stock is less than $10.00 during the 10 trading days commencing on the first trading date after New Grove’s first quarterly earnings call for a fiscal quarter that ends following the closing of the Mergers (“Additional Shares”). No such Additional Shares have been issued as of March 31, 2022.
In the event that the Mergers are terminated pursuant to the Agreement and Plan of Merger without the proposed transactions having been completed (“Event of Termination”), then (a) the Company has agreed to issue to the Backstop Investor certain warrants that are exercisable for shares of the Company’s common stock, (b) the Backstop Tranche 1 Shares will automatically convert, in certain circumstances, into shares of the Company’s preferred stock and (c) the Company will be subject to certain repurchase obligations with respect to the Backstop Tranche 1 Shares.
The Company determined that the Backstop Tranche 1 Shares was the only instrument issued at inception because the issuance of any Backstop Tranche 2 Shares is a commitment between VGAC II and the Backstop Investor. In addition, the future issuance of (a) Penny Warrants and (b) Additional Shares are contingent on the closing of the Merger and will be issued by VGAC II or New Grove. The Company determined that the Backstop Subscription Agreement was akin to a debt-like host and identified the following embedded features: (i) redemption feature related to the Backstop Tranche 1 Shares in cash; and (ii) the Event of Termination feature, where both features did not require bifurcation. The redemption feature was concluded to be clearly and closely related to the debt-like host. The occurrence of the Event of Termination feature was considered remote and the value associated with this feature was determined to be de-minimis.
Accordingly, the Company recorded the proceeds received of $27.5 million, net of issuance costs, within mezzanine (or temporary) equity on its balance sheet. The Company has classified the Backstop Tranche 1 Shares as mezzanine (or temporary) equity on its balance sheet because as of March 31, 2022, the Backstop Tranche 1 Shares are contingently redeemable upon the occurrence of certain events not solely within the control of the Company that allow for the effective redemption of such shares in cash at the option of the holder. The Backstop Tranche 1 Shares have been recorded at carrying value because a liquidation event was not deemed probable as of March 31, 2022.

9.	Stock-Based Compensation
Equity Incentive Plan
In 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock-based awards to employees, directors and consultants under terms and provisions established by the Board of Directors. The number of shares authorized for issuance under the Plan was 31,745,219 as of December 31, 2021 and March 31, 2022, respectively, of which 910,660 shares and 1,469,486 shares, respectively, were available for grant.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Stock option activity under the Plan is as follows (in thousands, except share and per share amounts):

	Options Outstanding
	Number of Options	Weighted– Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Balance – December 31, 2021	23,708,957	$3.05	7.99	$125,429
Exercised	(73,920)	$2.35
Forfeited and expired	(1,789,281)	$3.27

Balance – March 31, 2022	21,845,756	$3.03	7.70	$78,980

Options vested and exercisable – March 31, 2022	12,539,154	$2.00	7.03	$57,573

The weighted-average grant date fair value of options granted during the three months ended March 31, 2021 was $4.48 per share. No options were granted during the three months ended March 31, 2022. The total grant date fair value of options that vested during the three months ended March 31, 2021 and 2022 was $2.4 million and $4.4 million, respectively. The aggregate intrinsic value of options exercised during the three months ended March 31, 2021 and 2022 was $1.2 million and $0.4 million, respectively. The aggregate intrinsic value is the difference between the current fair value of the underlying common stock and the exercise price for in-the-money
stock options.
Early Exercise of Employee Options
The Company allows certain employees to exercise options granted under the Plan prior to vesting in exchange for shares of restricted common stock. The unvested shares, upon termination of employment, are subject to repurchase by the Company at the original purchase price. The proceeds are recorded in other current liabilities in the balance sheets at the time of the early exercise of stock options and reclassified to common stock and additional paid-in
capital as the Company’s repurchase right lapses (i.e., as the underlying stock options vest). No shares of common stock were issued due to early exercise of unvested stock options during the three months ended March 31, 2021 and 2022. As of December 31, 2021 and March 31, 2022, the aggregate price of the restricted common stock subject to repurchase was $0.2 million and $32 thousand, respectively. A summary of the restricted common stock is as follows:

	Number of Options	Weighted– Average Exercise Price
Outstanding and unvested as of December 31, 2021	69,513	$2.25
Vested	(55,450)	2.25

Outstanding and unvested as of March 31, 2022	14,063	$2.25

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Determination of Fair Value
The fair value of stock option awards granted to employees was estimated at the date of grant using the Black-Scholes option-pricing model, with the following assumptions:

Three Months Ended March 31,
2021
Fair value of common stock	$5.95
Expected term (in years)	5.0 – 6.10
Volatility	73.66% – 75.19%
Risk-free interest rate	0.50% – 0.69%
Dividend yield	—
Stock Option Modifications
During the three months ended March 31, 2022, the Company modified options held by former and existing employees to extend the post termination exercise period of the awards from 60 days to 2 or 10 years after termination. The modification resulted in incremental fair value of $1.1 million which was immediately recognized as stock-based compensation expense.
Market-Based Stock Options
In February 2021, the Company granted 864,910 stock options with market and performance-based vesting criteria with an exercise price of $4.43 per share. 100% of awards vest upon valuation of the Company’s stock at a stated price upon occurrence of specified transactions. Fair value was determined using the probability weighted expected term method (“PWERM”), which involves the estimation of future potential outcomes as well as values and probabilities associated with each potential outcome. Two potential scenarios were used in the PWERM that utilized 1) the value of the Company’s common equity, and 2) a Monte Carlo simulation to specifically value the award. The total grant date fair value of the award was determined to be $5.5 million. As of March 31, 2022, the Company believes that the specified transactions were not deemed probable of occurring and accordingly, no expense was recognized related to this option award.
Performance-Based Restricted Stock Units
Performance-based restricted stock units activity under the Plan is as follows (in thousands, except share and per share amounts):

	Number of shares	Weighted– Average Grant Date Fair Value Per Share
Unvested – December 31, 2021	1,511,191	$8.62
Granted	1,802,790	7.19
Forfeited	(572,335)	8.25

Unvested – March 31, 2022	2,741,646	$7.76

RSUs contain vesting conditions based on continuous service and the occurrence of a specified liquidity event, which is considered a performance condition. The performance condition is satisfied upon

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

the consummation of (i) an initial underwritten public offering of the Company’s common stock; (ii) a change in control event, or (iii) a merger, consolidation or similar transaction in which the Company’s common stock outstanding immediately preceding such transaction are converted or exchanged into securities that are publicly-traded on an established exchange (the “Liquidity Event”), provided that the Liquidity Event occurs prior to the fifth anniversary of the grant date and the recipient continues to provide service to the Company on such date. No compensation expense is recognized for the RSUs until the performance condition is achieved; at which time the cumulative compensation expense will be recognized using the accelerated attribution method from the grant date.
Stock-Based Compensation Expense
For the three months ended March 31, 2021 and 2022, the Company recognized a total of $3.5 million and $4.5 million of stock-based compensation expense, respectively. Stock-based compensation expense was predominately recorded in selling, general and administrative expenses in the statements of operations for each period presented. As of March 31, 2022, the total unrecognized compensation expense related to unvested options was $34.9 million, which the Company expects to recognize over an estimated weighted average period of 2.3 years.

10.	Net Loss Per Share Attributable to Common Stockholders
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have been anti-dilutive (on an as-converted
basis):

	Three Months Ended March 31,
	2021	2022
Convertible preferred stock	98,029,647	98,029,647
Contingently redeemable convertible common stock	—	2,350,427
Common stock options	22,273,364	21,845,756
Restricted stock units	—	2,741,646
Convertible preferred stock warrants	625,629	625,629
Common stock warrants	561,851	585,321
Shares subject to repurchase	468,764	14,063

Total	121,959,255	126,192,489

11.	Subsequent Events
Subsequent events have been evaluated through May 17, 2022 which is the date these condensed financial statements were available to be issued.
In April 2022, the Company’s Board of Directors authorized an increase in the number of shares authorized for issuance under the Plan by 3,500,000 shares.

Grove Collaborative, Inc.
Notes to Condensed Financial Statements (continued)
(Unaudited)

Events	Subsequent to Original Available to be Issued date of Financial Statements
On June 14, 2022, VGAC II held a special meeting of stockholders and approved the Mergers with the Company. Following the Closing on June 16, 2022, VGAC II was renamed to Grove Collaborative Holdings, Inc. (“New Grove”) and its class A common stock, par value $0.0001 per share (“Class A Common Stock”) began trading on the New York Stock Exchange under the ticker symbol “GROV” on July 17, 2022.
Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, each share of the Company’s common stock that was issued and outstanding immediately prior to the Closing, after giving effect to the conversion of all issued and outstanding shares of the Company’s redeemable convertible preferred stock to common stock, was canceled and converted into the right to receive a number of shares of New Grove class B common stock equal to the number of shares of the Company’s common stock multiplied by the exchange ratio of approximately 1.17604. In addition, all outstanding equity awards of the Company were converted into equity awards of New Grove. class B common stock with the same terms and vesting conditions, and unexercised preferred stock warrants are converted into warrants of New Grove to purchase shares of common stock, adjusted by the exchange ratio of approximately 1.17604.
In connection with the Mergers, VGAC II completed the sale and issuance of 8,607,500 shares of Grove Collaborative Holdings, Inc. Class A Common Stock in a fully committed common stock private placement (“PIPE”) at a purchase price of $10.00 per share.
Gross proceeds from the Mergers totaled approximately $97.1 million, which included funds held in VGAC II’s trust account (after giving effect to redemptions), proceeds from the PIPE investment and Backstop Tranche 2 Shares. In connection with the Mergers, the Company issued 3,875,018 Backstop Warrants.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$64,622.59
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 14. Indemnification of Directors and Officers.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
The Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Item 15. Recent Sales of Unregistered Securities.
In the past three years, we have made sales of the following unregistered securities:
On January 22, 2021, VGAC II issued an aggregate of 7,187,500 VGAC II Class B ordinary shares to VG Acquisition Sponsor II LLC for an aggregate gross proceeds of $25,000;
On March 25, 2021 and April 13, 2021, VGAC II issued the Private Placement Warrants for aggregate gross proceeds of $10,050,000; and
On June 16, 2022, Grove Collaborative issued Class A Common Stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate gross proceeds of $86,075,000.
The foregoing securities were issued in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.
Item 16. Exhibits.
(c) Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of December 7, 2021, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc. and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

2.2†	Amended and Restated Agreement and Plan of Merger, dated as of March 31, 2022, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc., Treehouse Merger Sub II, LLC and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

3.1	Certificate of Incorporation of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

3.2	Bylaws of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333¬253097), filed with the SEC on March 15, 2021).

4.2	Warrant Agreement, dated March 22, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39587), filed with the SEC on March 25, 2021).

4.3	Certificate of Corporate Domestication of Virgin Group Acquisition Corp. II (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

Exhibit No.	Description

4.4	Warrant Agreement, dated June 16, 2022, between Grove Collaborative Holdings, Inc. and Corvina Holdings Limited (incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.5	Specimen Warrant to Purchase Shares of Common Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.6	Specimen Warrant to Purchase Shares of Common Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.6 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.7	Specimen Warrant to Purchase Shares of Common Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.7 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.8	Specimen Warrant to Purchase Shares of Common Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.8 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.9	Specimen Warrant to Purchase Shares of Series A Preferred Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.9 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.10	Specimen Warrant to Purchase Shares of Series B Preferred Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.10 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.11	Specimen Warrant to Purchase Shares of Series C Preferred Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.11 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.12	Specimen Warrant to Purchase Shares of Series D Preferred Stock of Grove Collaborative, Inc. (incorporated by reference to Exhibit 4.12 of the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

5.1*	Opinion of Sidley Austin LLP.

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

10.2	Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

10.3	Amended and Restated Registration Rights Agreement, dated as of June 16, 2022, among the Company, Virgin Group Acquisition Sponsor II, LLC, and certain other parties (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.4	Form of Sponsor Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

10.5	Sponsor Agreement Amendment (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

10.6	Form of Support Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

10.7	Support Agreement Amendment (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

Exhibit No.	Description

10.8+	Grove Collaborative Holdings, Inc. 2022 Incentive Equity Plan and forms of agreement thereunder (incorporated by reference to Annex I to the Registration Statement on Form S-4/A (File No. 001-40263), filed with the SEC on May 13, 2022).

10.9+	Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex J to the Registration Statement on Form S-4/A (File No. 001-40263), filed with the SEC on May 13, 2022).

10.10+	Form of Indemnity Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4/A (File No. 001-40263), filed with the SEC on May 13, 2022).

10.11+	Grove Collaborative, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.12+	Form of Stock Option Grant Notice and Option Agreement under the Grove Collaborative, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.13+	Restricted Stock Unit Agreement under the Grove Collaborative, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.14+	Form of Restricted Stock Unit Grant Notice under the Grove Collaborative, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.15†	Mezzanine Loan and Security Agreement, dated as of April 30, 2021, among Silicon Valley Bank, a California corporation, in its capacity as administrative agent and collateral agent, Silicon Valley Bank, a California corporation, as a lender, Hercules Capital, Inc., a Maryland corporation, as a lender, and Grove Collaborative, Inc., a Delaware public benefit corporation, as Borrower (incorporated by reference to Exhibit 10.11 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.16	First Amendment to Mezzanine Loan and Security Agreement, dated as of May 9, 2022, among Silicon Valley Bank, a California corporation, in its capacity as administrative agent and collateral agent, Silicon Valley Bank, a California corporation, as a lender, Hercules Capital, Inc., a Maryland corporation, as a lender, and Grove Collaborative, Inc., a Delaware public benefit corporation, as Borrower (incorporated by reference to Exhibit 10.12 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.17	Second Amendment to Mezzanine Loan and Security Agreement, dated as of June 16, 2022, among Silicon Valley Bank, a California corporation, in its capacity as administrative agent and collateral agent, Silicon Valley Bank, a California corporation, as a lender, Hercules Capital, Inc., a Maryland corporation, as a lender, and Grove Collaborative, Inc., a Delaware public benefit corporation, formerly known as Treehouse Merger Sub II, LLC, as Borrower (incorporated by reference to Exhibit 10.13 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.18	Second Amended and Restated Loan and Security Agreement, dated as of July 29, 2020, between Silicon Valley Bank, a California corporation and Grove Collaborative, Inc. a Delaware corporation (incorporated by reference to Exhibit 10.14 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

Exhibit No.	Description

10.19	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of April 30, 2021, between Silicon Valley Bank, a California corporation and Grove Collaborative, Inc. a Delaware public benefit corporation (incorporated by reference to Exhibit 10.15 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.20	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 9, 2022, between Silicon Valley Bank, a California corporation and Grove Collaborative, Inc. a Delaware public benefit corporation (incorporated by reference to Exhibit 10.16 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.21	Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 16, 2022, between Silicon Valley Bank, a California corporation and Grove Collaborative, Inc. a Delaware public benefit corporation, formerly known as Treehouse Merger Sub II, LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.17 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

10.22*	Standby Equity Purchase Agreement, dated as of July 18, 2022, between Grove Collaborative, Inc. and YA II PN, Ltd.

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated June 23, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

21.1*	List of Subsidiaries.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Virgin Group Acquisition Corp. II.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Grove Collaborative Holdings, Inc.

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page hereto).

101.INS	Inline Instance Document

101.SCH	Inline Taxonomy Extension Schema Document

101.CAL	Inline Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline Taxonomy Extension Definition Linkbase Document

101.LAB	Inline Taxonomy Extension Label Linkbase Document

101.PRE	Inline Taxonomy Extension Presentation Linkbase Document

104

107*	Filing Fee Table

+	Indicates management contract or compensatory plan or arrangement.
†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
††
The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation
S-K
Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

*	Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form
S-1
to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 18, 2022.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Stuart Landesberg
Stuart Landesberg
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Stuart Landesberg, Delida Costin and Sergio Cervantes as his or her true and lawful attorney-in-fact
and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact
and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form
S-1
has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stuart Landesberg Stuart Landesberg	Chief Executive Officer and Director (principal executive officer)	July 18, 2022

/s/ Sergio Cervantes Sergio Cervantes	Chief Financial Officer (principal financial and accounting officer)	July 18, 2022

/s/ Christopher Clark Christopher Clark	Director	July 18, 2022

/s/ David Glazer David Glazer	Director	July 18, 2022

/s/ John Replogle John Replogle	Director	July 18, 2022

/s/ Kristine Miller Kristine Miller	Director	July 18, 2022

/s/ Naytri Shroff Sramek Naytri Shroff Sramek	Director	July 18, 2022

Name	Title	Date

/s/ Rayhan Arif Rayhan Arif	Director	July 18, 2022

/s/ Fumbi Chima Fumbi Chima	Director	July 18, 2022